AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1998
                                            REGISTRATION STATEMENT NO. 333-60271

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TELSCAPE INTERNATIONAL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                             2700 POST OAK BLVD.,
                                                                                  SUITE 1000
          TEXAS                    4813                  75-2433637          HOUSTON, TEXAS 77056
                                                                                (713) 968-0968
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER      (ADDRESS, INCLUDING ZIP
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)     CODE, AND TELEPHONE
    INCORPORATION OR        CLASSIFICATION CODE                             NUMBER, INCLUDING AREA
      ORGANIZATION)               NUMBER)                                    CODE, OF REGISTRANT'S
                                                                              PRINCIPAL EXECUTIVE
                                                                                   OFFICES)

                            MSN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                           230 SECOND ST., SUITE 102
                                                                             ENCINITAS, CALIFORNIA
       CALIFORNIA                  4813                  33-0707658                  92024
                                                                                (760) 635-1886
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER      (ADDRESS, INCLUDING ZIP
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)     CODE, AND TELEPHONE
    INCORPORATION OR        CLASSIFICATION CODE                             NUMBER, INCLUDING AREA
      ORGANIZATION)               NUMBER)                                    CODE, OF REGISTRANT'S
                                                                              PRINCIPAL EXECUTIVE
                                                                                   OFFICES)

                               TELSCAPE USA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                             2700 POST OAK BLVD.,
                                                                                  SUITE 1000
          TEXAS                    4813                   76-049907          HOUSTON, TEXAS 77056
                                                                                (713) 968-0968
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER      (ADDRESS, INCLUDING ZIP
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)     CODE, AND TELEPHONE
    INCORPORATION OR        CLASSIFICATION CODE                             NUMBER, INCLUDING AREA
      ORGANIZATION)               NUMBER)                                    CODE, OF REGISTRANT'S
                                                                              PRINCIPAL EXECUTIVE
                                                                                   OFFICES)

                               TELEREUNION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                             2700 POST OAK BLVD.,
                                                                                  SUITE 1000
        DELAWARE                   4813                  76-0467511          HOUSTON, TEXAS 77056
                                                                                (713) 968-0968
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER      (ADDRESS, INCLUDING ZIP
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)     CODE, AND TELEPHONE
    INCORPORATION OR        CLASSIFICATION CODE                             NUMBER, INCLUDING AREA
      ORGANIZATION)               NUMBER)                                    CODE, OF REGISTRANT'S
                                                                              PRINCIPAL EXECUTIVE
                                                                                   OFFICES)

                            TSCP INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                                                             2700 POST OAK BLVD.,
                                                                                  SUITE 1000
          TEXAS                    4813                  76-0577773          HOUSTON, TEXAS 77056
                                                                                (713) 968-0968
     (STATE OR OTHER         (PRIMARY STANDARD        (I.R.S. EMPLOYER      (ADDRESS, INCLUDING ZIP
     JURISDICTION OF            INDUSTRIAL         IDENTIFICATION NUMBER)     CODE, AND TELEPHONE
    INCORPORATION OR        CLASSIFICATION CODE                             NUMBER, INCLUDING AREA
      ORGANIZATION)               NUMBER)                                    CODE, OF REGISTRANT'S
                                                                              PRINCIPAL EXECUTIVE
                                                                                   OFFICES)

                                 TODD M. BINET
                            CHIEF FINANCIAL OFFICER
                          TELSCAPE INTERNATIONAL, INC.
                      2700 POST OAK BOULEVARD, SUITE 1000
                              HOUSTON, TEXAS 77056
                                 (713) 968-0968
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

     MORRIS F. DEFEO, JR., ESQ.                    WILLIAM B. GANNETT, ESQ.
SWIDLER BERLIN SHEREFF FRIEDMAN, LLP               CAHILL GORDON & REINDEL
   3000 K STREET, N.W., SUITE 300                       80 PINE STREET
       WASHINGTON, D.C. 20007                      NEW YORK, NEW YORK 10005
           (202) 424-7500                               (212) 701-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

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     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1998

PROSPECTUS
[LOGO]

                                  $125,000,000
                          TELSCAPE INTERNATIONAL, INC.
                              % SENIOR NOTES DUE 2008
                            ------------------------

     Telscape International, Inc., a Texas corporation ( the "Company"), is hereby offering (the "Notes Offering") $125.0 million aggregate principal
amount of its    % Senior Notes due 2008 (the "Notes"). The Notes will mature
on          , 2008 and will bear interest at the rate of   % per annum. Interest
on the Notes will be payable semi-annually on          and          of each year
commencing          , 1999.

     The Notes will be redeemable, in whole or in part, at the option of the
Company on or after        , 2003, at the redemption prices set forth herein,
plus accrued and unpaid interest to the date of redemption. In addition, at any
time prior to             , 2001, the Company may, at its option, redeem up to
35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined), at a
redemption price equal to    % of the aggregate principal amount thereof, plus
accrued and unpaid interest, if any, to the date of redemption; PROVIDED, HOWEVER, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding.

     In the event of a Change of Control (as defined), each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase in the event of certain Asset Sales (as defined). See "Description of the Notes."

     The Notes will be general unsecured obligations of the Company and will be PARI PASSU in right of payment to existing and future senior unsecured indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company and its subsidiaries to the extent of the assets securing such indebtedness. The Notes will be fully and unconditionally guaranteed (the "Guarantees") by all of the Company's wholly-owned U.S. subsidiaries (the "Guarantors"). The Guarantees will be general unsecured obligations of the Guarantors and will be PARI PASSU in right of payment to all existing and future senior unsecured indebtedness of each Guarantor. The Guarantees will be subordinated to secured indebtedness of the Guarantors to the extent of the assets securing such indebtedness. As of June 30, 1998, after giving effect to the Notes Offering, the Company would have had approximately $136.1 million of senior indebtedness outstanding, of which $5.2 million would have been secured, and the Guarantors would have had approximately $4.8 million (exclusive of the Guarantees of the Notes) of senior indebtedness outstanding, of which $1.9 million would have been secured.

     There is no existing market for the Notes, and there can be no assurance as to the liquidity of any market that may develop for the Notes, the ability of the holders of the Notes to sell such Notes or the price at which such holders would be able to sell their Notes. The Company does not intend to apply for listing of the Notes on any securities exchange. See "Risk Factors -- Absence of Public Market."
                            ------------------------

     SEE "RISK FACTORS," BEGINNING ON PAGE 7, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                   PRICE                                           PROCEEDS
                                                    TO                  UNDERWRITING                TO THE
                                                 PUBLIC(1)              DISCOUNTS(2)              COMPANY(3)
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Per Note................................             %                        %                        %
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Total...................................      $                        $                        $

(1) Plus accrued interest, if any, from the date of original issuance of the Notes.

(2) The Company and the Guarantors have agreed to idemnify the Underwriters (as defined) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(3) Before deducting expenses of the Notes Offering payable by the Company
    estimated at $         .

                            ------------------------

     The Notes are being offered, subject to prior sale, when, as and if delivered to and accepted by BT Alex. Brown Incorporated and Lehman Brothers Inc. (the "Underwriters"), and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. It is expected that
delivery of the Notes will be made in New York, New York on or about          ,
1998.

BT ALEX. BROWN                                                   LEHMAN BROTHERS
                            ------------------------

               The date of this Prospectus is             , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS NOTES OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE NOTES OFFERING, MAY BID FOR AND PURCHASE NOTES IN THE OPEN MARKET AND MAY IMPOSE PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The statements contained in this Prospectus that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995), which can be identified by the use of forward-looking terminology such as "believes," "expects," "may,"
"estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Such statements include, but are not limited to, statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus as to the Company's plans to implement its growth strategy, improve its financial performance, expand its infrastructure, develop new products and services, expand its sales force, expand its customer base and enter international markets. In addition, from time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Furthermore, such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission (the "Commission"), or press releases or oral statements made by or with the approval of an authorized executive officer of the Company. With respect to this Registration Statement, the Private Securities Litigation Reform Act of 1995 does not apply to the Company's subsidiaries that are guaranteeing the Company's obligations under the Notes.

     Management wishes to caution the reader that the forward-looking statements referred to above and contained herein in this Prospectus regarding matters that are not historical facts involve predictions. No assurance can be given that the future results will be achieved; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, changes in business conditions, changes in the telecommunications industry and the general economy, competition, changes in service offerings, and risks associated with the Company's limited operating history, entry into developing markets, managing rapid growth, international operations, dependence on effective information systems, ability to consummate acquisitions or enter into joint ventures with companies on terms acceptable to the Company, and development of its network, as well as regulatory developments that could cause actual results to vary materially from the future results indicated, expressed or implied, in such forward-looking statements. See "Risk Factors."

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS THE "COMPANY" AND "TELSCAPE" REFER TO TELSCAPE INTERNATIONAL,
INC., A TEXAS CORPORATION, AND ITS SUBSIDIARIES, COLLECTIVELY.

                                  THE COMPANY

     Telscape is a rapidly growing emerging multinational telecommunications carrier focused on Latin America. The Company provides international wholesale long distance services for calls originating in the United States and terminating in markets in Latin America. As a way to generate increased international long distance traffic to countries it serves, the Company markets long distance services principally to Hispanic consumers in the United States through the distribution of prepaid telephone calling cards ("Prepaid Cards") under the TELEFIESTA(R) brand name. In addition to these wholesale and retail international long distance services, the Company also provides a broad range of systems integration and value-added voice and data services to major public and private sector customers in Mexico.

     Telscape intends to significantly expand its facilities-based telecommunications operations over the next 18 months and to broaden its service offerings in markets where it has established, or expects to establish, a significant presence. In June 1998, Telereunion S.A. de C.V., a Mexican corporation and an affiliate of the Company ("Telereunion S. A."), received a 30-year, facilities-based carrier license from the Mexican government allowing it to construct and operate a network over which the Company can carry long distance traffic in Mexico (the "Mexican Concession"). To deliver its services, the Company, through Telereunion S.A., intends to construct a combined fiber-optic and microwave long distance network, connecting the United States, the Gulf region of Mexico and targeted Mexican cities (the "Mexican Network"). The Company's ability to construct the Mexican Network depends on its ability to raise capital, and on other factors, many of which are beyond its control.

     Telscape is a holding company, the principal assets of which are its operating subsidiaries in the United States and Mexico. As a holding company, Telscape is dependent upon dividends and distributions from its subsidiaries to meet its cash needs. MSN Communications, Inc. ("MSN"), Telscape USA, Inc. ("Telscape USA"), Telereunion, Inc. ("Telereunion") and TSCP International, Inc. ("Telscape International"), are wholly-owned subsidiaries of the Company, and INTERLINK Communications, Inc. ("INTERLINK") is 90%-owned by the Company. The Company's ownership interests in its Mexican subsidiaries are held through Telereunion. The chart on page 46 illustrates the Company's operational structure.

     The Company believes that it is well-positioned to capitalize on the opportunities presented by the large and growing international telecommunications services market. According to Global Telecommunications Traffic Statistics & Commentary 1997/98 published by TELEGEOGRAPHY in November 1997 (the "Telegeography Report"), revenues generated from the provision of international long distance services increased to $61.3 billion in 1996 from $23.9 billion in 1987, a compound annual growth rate of 11.0%. Management believes that Latin American traffic, including traffic between the United States and Latin America, will grow faster than the international telecommunications market as a whole as a result of the (i) underlying economic growth within Latin America, (ii) growth of regional trade as a result of free trade initiatives such as the North American Free Trade Agreement ("NAFTA"), Mercado Comun del Sur ("Mercosur") and the Andean Pact, (iii) deregulation and privatization of telecommunications carriers in the region, (iv) projected regional increases in telephone density, (v) growth in the Hispanic population in the United States and (vi) increasing demand for bandwidth-intensive applications. See "Business -- Industry."

     Telscape intends to capitalize on the growth in the Latin American telecommunications market by providing international long distance services to and from targeted Latin American countries. The Company also intends to position itself as an integrated telecommunications provider in Mexico by providing domestic and international long distance services over the Mexican Network. The Company believes that expanding its owned and leased transmission facilities in Latin America will allow it to increase the percentage of minutes of traffic carried over its own facilities and over transmission capacity owned or leased on a fixed cost basis ("on-net"), which will enable it to increase margins and profitability and ensure quality of service on both international and domestic long distance traffic. See "Business -- Network," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Gross Margin."

                                    STRATEGY

     The Company's objective is to become a leading provider of high quality, competitively priced international long distance services between the United States and Latin America, and a leading provider of international long distance services, domestic long distance services and integrated value-added services to customers in Mexico and other targeted countries in Latin America. The key elements of the Company's strategy are to: (i) expand its Latin American presence; (ii) expand its network facilities; (iii) provide an integrated suite of service offerings; (iv) expand the scale and scope of its retail business;
(v) pursue strategic alliances, joint ventures and acquisitions; and (vi) build brand awareness.

     For a discussion of the Company's business strategy, see
"Business --Strategy." The Company's ability to pursue its business strategy depends on many factors, including the availability of financing, economic and regulatory conditions in its markets and competition. There can be no assurance that the Company's business strategy will be successful. See "Risk Factors."
                            ------------------------

                               THE NOTES OFFERING

SECURITIES OFFERED.......................... $125.0 million in aggregate principal
                                             amount of    % Senior Notes due 2008.
ISSUER...................................... Telscape International, Inc.
GUARANTORS.................................. All of the Company's wholly-owned
                                             U.S. subsidiaries (the
                                             "Guarantors"), including, as of the
                                             Issue Date, Telscape USA,
                                             Telereunion, MSN and TSCP
                                             International.
MATURITY DATE...............................               , 2008.
INTEREST PAYMENT DATES...................... Interest on the Notes will accrue from the date of issuance and will be
                                             payable semi-annually on    and    of
                                             each year, commencing    , 1999.
GUARANTEES.................................. The Notes will be fully and unconditionally guaranteed on an
                                             unsecured senior basis (the
                                             "Guarantees") by the Guarantors.
RANKING..................................... The Notes will be general unsecured senior obligations of the Company and
                                             will be PARI PASSU in right of
                                             payment to existing and future senior
                                             unsecured indebtedness of the
                                             Company. As of June 30, 1998, all of
                                             the Company's and the Guarantors'
                                             Indebtedness would have ranked PARI
                                             PASSU with or be effectively senior
                                             to the Notes and the Guarantees,
                                             respectively. The Notes will also be
                                             effectively subordinated to all
                                             secured indebtedness of the Company
                                             and its subsidiaries to the extent of
                                             the assets securing such
                                             indebtedness. As of June 30, 1998,
                                             after giving effect to the Notes
                                             Offering, the Company would have had
                                             approximately $136.1 million of
                                             senior indebtedness outstanding, of
                                             which $5.2 million would have been
                                             secured. The Guarantees will be
                                             general unsecured obligations of the
                                             Guarantors and will be PARI PASSU in
                                             right of payment to all existing and
                                             future senior unsecured indebtedness
                                             of the Guarantors. The Guarantees
                                             will also be effectively subordinated
                                             to all secured indebtedness of the
                                             Guarantors

                                       2

                                             to the extent of the assets securing
                                             such indebtedness. As of June 30,
                                             1998, after giving effect to the
                                             Notes Offering, the Guarantors would
                                             have had approximately $4.8 million
                                             (exclusive of the Guarantees of the
                                             Notes) of senior indebtedness
                                             outstanding, of which $1.9 million
                                             would have been secured.
OPTIONAL REDEMPTION......................... The Notes will be redeemable, in whole or in part, at the option of
                                             the Company on or after    , 2003, at
                                             the redemption prices set forth
                                             herein, plus accrued and unpaid
                                             interest to the date of redemption.
                                             In addition, at any time on or prior
                                             to             , 2001, the Company
                                             may, at its option, redeem up to 35%
                                             of the aggregate principal amount of
                                             the Notes originally issued with the
                                             net cash proceeds of one or more
                                             Public Equity Offerings (as defined),
                                             at a redemption price equal to    %
                                             of the aggregate principal amount of
                                             the Notes to be redeemed plus accrued
                                             and unpaid interest to the date of
                                             redemption; PROVIDED, HOWEVER, that,
                                             after giving effect to any such
                                             redemption, at least 65% of the
                                             aggregate principal amount of the
                                             Notes originally issued remains
                                             outstanding.
CHANGE OF CONTROL........................... Upon a Change of Control (as
                                             defined), each holder will have the
                                             right, subject to certain conditions,
                                             to require the Company to repurchase
                                             such holder's Notes at a price equal
                                             to 101% of the aggregate principal
                                             amount thereof plus accrued and
                                             unpaid interest to the date of
                                             repurchase.
CERTAIN COVENANTS........................... The Indenture governing the Notes
                                             (the "Indenture") will contain
                                             certain covenants that limit the
                                             ability of the Company and its
                                             subsidiaries to, among other things,
                                             incur additional indebtedness, pay
                                             dividends or make investments and
                                             certain other restricted payments,
                                             consummate certain asset sales, enter
                                             into certain transactions with af-
                                             filiates, incur liens, impose
                                             restrictions on the ability of a
                                             subsidiary to pay dividends or make
                                             certain payments to the Company and
                                             its subsidiaries, merge or
                                             consolidate with any other person or
                                             sell, assign, transfer, lease, convey
                                             or otherwise dispose of all or
                                             substantially all of the assets of
                                             the Company. In addition, under
                                             certain circumstances, the Company
                                             will be required to offer to purchase
                                             the Notes, in whole or in part, at a
                                             purchase price equal to 100% of the
                                             aggregate principal amount thereof
                                             plus accrued and unpaid interest, if
                                             any, to the date of repurchase, with
                                             the proceeds of certain Asset Sales
                                             (as defined). All of such covenants
                                             are subject to significant
                                             qualifications and exceptions.

For additional information regarding the Notes, see "Description of the Notes."

                              RECENT DEVELOPMENTS

     In July 1998, the Company filed a registration statement with the Commission to offer 3.64 million shares of its Common Stock (the "Equity Offering"). Due to recent market developments, on September 15, 1998, the Company withdrew the Equity Offering from the Commission.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the Notes Offering as follows: (i) approximately $98.0 million to complete the Mexican Network; (ii) approximately $15.0 million to acquire international switching and transmission facilities; and (iii) the balance to pursue joint ventures, strategic alliances or acquisitions and for working capital and other general corporate purposes. See "Use of Proceeds."

                                  RISK FACTORS

     An investment in the Notes is subject to certain risks, including the following:

         o FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING. The development and expansion of the Company's network facilities, together with acquisitions and joint ventures to enter into new markets or expand in existing markets, funding of working capital needs and investment in the Company's management information systems will require significant investments. There can be no assurance that the Company will consummate the Notes Offering. The Company may seek to raise additional capital from public or private equity or debt sources. If the Company is unable to raise funds through the Notes Offfering or through alternative sources on acceptable terms, there can be no assurance that the Company's business strategy will be successful which could materially adversely affect the Company's business, results of operations and financial condition and its ability to compete.

         o HOLDING COMPANY STRUCTURE; RELIANCE ON SUBSIDARIES FOR DISTRIBUTIONS TO REPAY NOTES. As a holding company, the Company relies on distributions and dividends from its operating subsidiaries to meet its cash needs, including interest payments on the Notes.

         o FUTURE NET LOSSES. The Company could incur significant net losses in the next few years as it incurs additional costs associated with the development and expansion of its network, including the construction of the Mexican Network, and debt repayment obligations, including interest on the Notes. The construction of the Mexican Network could be delayed due to factors beyond the Company's control. The Company may experience negative cash flows in new markets it enters until an adequate customer base and related revenues can be established.

         o CONSTRUCTION OF MEXICAN NETWORK; CONSTRUCTION COSTS. Construction of the Mexican Network will require the Company to commit significant amounts of capital. The failure to complete, delays in the construction of, or significant cost overruns incurred in the construction of the Mexican Network could adversely affect the Company's ability to increase its on-net traffic, generate cash flows and make interest payments on the Notes.

         o COMPETITION. The telecommunications industry is and will continue to be highly competitive. Existing telecommunications providers, many with significantly greater resources and brand name recognition than the Company, and new entrants will continue to compete with the Company for customers, which will likely result in continued downward pricing pressure for the Company's services.

         o SUBSTANTIAL GOVERNMENT REGULATION. In each country in which it operates, the Company is subject to substantial government regulation. Enforcement and interpretation of the telecommunications laws in these countries are often unclear, unpredictable or subject to influence by the incumbent telephone carrier. The Company may, from time to time, be subject to fines, penalties, confiscation of facilities and equipment and/or other sanctions, including being denied the ability to offer its products and services.

         o SUBSTANTIAL INDEBTEDNESS. The Company will have substantial indebtedness and will be highly leveraged upon consummation of the Notes Offering. The Company's high degree of indebtedness could affect the Company's ability to obtain financing in the future, could limit its flexibility in planning for changes in its business, and will require a significant portion of its cash flow to be used for the payment of principal and interest on the Notes, limiting its availability for use in the Company's business.

     For a more complete discussion of these and other risk factors that should be considered in evaluating an investment in the Notes, see "Risk Factors."

     The Company's principal executive offices are located at 2700 Post Oak Boulevard, Suite 1000, Houston, Texas 77056, and its telephone number is (713) 968-0968.

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

     The summary financial and other data set forth below is qualified in its entirety by, and should be read together with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Pro Forma Condensed Consolidated Financial Statements, including the Notes thereto, and the other financial information included elsewhere in this Prospectus.

                                                                          PRO FORMA      SIX MONTHS
                                           YEAR ENDED DECEMBER 31,        YEAR ENDED       ENDED
                                       -------------------------------   DECEMBER 31,     JUNE 30,
                                         1995       1996       1997        1997(1)          1998
                                       ---------  ---------  ---------   ------------    ----------
                                                                         (UNAUDITED)     (UNAUDITED)
                                          (IN THOUSANDS, EXCEPT RATIOS AND OTHER OPERATING DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(2):
  Revenues...........................  $   1,108  $   5,705  $  36,154    $   65,368     $  65,777
  Cost of revenues...................        619      3,041     24,396        52,018        57,056
                                       ---------  ---------  ---------   ------------    ----------
  Gross profit.......................        489      2,664     11,758        13,350         8,721
  Selling, general and administrative
   expenses..........................      1,349      4,159      8,154         9,500         5,705
  Depreciation and amortization......         48        264        622         1,157         1,258
                                       ---------  ---------  ---------   ------------    ----------
  Operating income (loss)............       (908)    (1,759)     2,982         2,693         1,758
  Interest income (expense), net.....        230         15        (95)         (223)         (251)
  Other income (expense), net........         (2)        99       (137)         (123)          (91)
                                       ---------  ---------  ---------   ------------    ----------
  Income (loss) before income taxes
   and minority interests............       (680)    (1,645)     2,750         2,347         1,416
  Income tax benefit (expense).......     --             53        (84)           11          (895)
                                       ---------  ---------  ---------   ------------    ----------
  Income (loss) before minority
   interests.........................       (680)    (1,592)     2,666         2,358           521
  Minority interests.................          7         (6)         6             6           (29)
                                       ---------  ---------  ---------   ------------    ----------
  Net income (loss)..................  $    (673) $  (1,598) $   2,672    $    2,364     $     492
                                       =========  =========  =========   ============    ==========
EARNINGS (LOSS) PER SHARE:
  Basic..............................  $   (0.36) $   (0.52) $    0.68    $     0.59     $    0.11
  Weighted average shares
   outstanding.......................  1,890,442  3,046,594  3,903,470     4,003,470     4,534,568
  Diluted(3).........................     N/A        N/A     $    0.53    $     0.45     $    0.06
  Weighted average shares outstanding
   for diluted calculation...........     N/A        N/A     5,152,211     5,418,711     7,778,072

                                                DECEMBER 31,                         AS ADJUSTED(6)
                                       -------------------------------   JUNE 30,       JUNE 30,
                                         1995       1996       1997        1998           1998
                                       ---------  ---------  ---------   --------    --------------
CONSOLIDATED BALANCE SHEET DATA(2):
  Cash, cash equivalents and short
   term investments..................  $   3,645  $     495  $   4,734   $ 4,939        $118,350
  Working capital....................      4,081      1,813      3,669    (2,552)        110,859
  Property and equipment, net........        154        983      2,679    13,084          13,084
  Goodwill and other intangibles,
   net...............................     --          3,246     17,674    26,332          26,332
  Total assets.......................      4,498      9,371     39,635    68,880         193,880
  Total long-term debt...............     --         --          2,676     9,385         134,385
  Total stockholders' equity.........      3,590      5,765     22,088    28,592          28,592
                                                                          PRO FORMA      SIX MONTHS
                                           YEAR ENDED DECEMBER 31,        YEAR ENDED       ENDED
                                       -------------------------------   DECEMBER 31,     JUNE 30,
                                         1995       1996       1997        1997(1)          1998
                                       ---------  ---------  ---------   ------------    ----------
                                                                         (UNAUDITED)     (UNAUDITED)
OTHER OPERATING DATA(2):
  EBITDA(4)..........................  $    (860) $  (1,495) $   3,604    $    3,850     $   3,016
  Ratio of debt to EBITDA............     --         --           0.88          0.83          5.12
  Capital expenditures...............         46        441      1,682                       5,696
  Ratio of earnings to fixed
   charges(5)........................     --         --           7.07          4.93          2.51
  Fixed charges in excess of
   earnings(5).......................        717      1,770        N/A           N/A           N/A
  Cash flows provided by (used in)
   operating activities..............       (817)    (2,731)     4,588         5,516           441
  Cash flows provided by (used in)
   investing activities..............        444      2,489     (1,799)       (2,007)      (16,721)
  Cash flows provided by (used in)
   financing activities..............     --            564      1,450           (56)       16,035

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) Adjusted to give effect to the Company's acquisitions of MSN and Integracion de Redes, S.A. de C.V. ("Integracion"), as if such transactions and events had been consummated on January 1, 1997.

(2) The Company's historical financial statements include the operations of its subsidiaries from their respective dates of acquisition, or inception in the case of poolings, as follows: Telscape USA -- April 10, 1996;
    Telereunion -- May 10, 1996; Integracion -- July 1, 1997; N.S.I., S.A. de C.V. ("NSI") -- October 1, 1997; and MSN -- January 1, 1998. INTERLINK's operations will be included beginning June 1, 1998.

(3) Diluted earnings per share for the years ended December 31, 1995 and 1996 were not provided, as inclusion of additional shares under a diluted analysis for loss periods is inappropriate due to the anti-dilutive effect. For purposes of diluted earnings per share, interest expense on convertible notes assumed to have been converted into common shares was added back to net income as follows: $42 and $84 for the historical year ended December 31, 1997 and pro forma year ended December 31, 1997, respectively.

(4) EBITDA as used in this Prospectus represents net earnings (loss) before interest, income taxes, depreciation and amortization. The Company has included EBITDA data because it is a measure commonly used in the telecommunications industry and is included herein to provide additional information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements. In addition, the Company believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. EBITDA is not a measure of financial performance determined under generally accepted accounting principles, should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity, and is not necessarily comparable to similarly titled measures presented by other companies. Funds depicted by EBITDA may not be available for management's discretionary use due to functional and debt covenant requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties.

(5) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of the Company and its subsidiaries. Fixed charges consist of the Company's and subsidiaries' interest expense and the portion of rent expense representative of an interest factor. Where the ratio indicates less than a 1-to-1 coverage, the dollar amount of the coverage deficiency is presented.

(6) As adjusted to give effect to the Notes Offering.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE NOTES.

SUBSTANTIAL INDEBTEDNESS

     The Company will have substantial indebtedness upon consummation of the Notes Offering. As of June 30, 1998, after giving effect to the Notes Offering and the application of the net proceeds therefrom, the Company's total indebtedness would have been approximately $140.5 million, including $7.1 million of secured indebtedness, its stockholders' equity would have been approximately $28.6 million and it would have had total assets of approximately $194.0 million. For the six months ended June 30, 1998, after giving effect to the Notes Offering and the application of the net proceeds therefrom, the Company's earnings (as defined in Footnote 5 to Summary Historical and Pro Forma Financial and Other Data) would have been insufficient to cover fixed charges (including interest on the Notes) by approximately $7.3 million. This indicates that the Company must substantially increase its net cash flow in order to meet its debt service obligations, including interest payments on the Notes. The Indenture limits the incurrence of certain additional indebtedness by the Company and certain of its subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such secured indebtedness and such collateral will not be available for satisfaction of any amounts owed under the Notes. The Company anticipates that it and its subsidiaries will incur substantial additional indebtedness in the future. See the Company's Consolidated Financial Statements elsewhere in the Prospectus, "Selected Consolidated Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of the Notes."

     The level of the Company's indebtedness could have important consequences to holders of the Notes, including the following: (i) the debt service requirements of any additional indebtedness could make it more difficult for the Company to make payments of interest on the Notes; (ii) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (iii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal and interest on the Notes and its other indebtedness and will not be available for use in its business;
(iv) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business; (v) the Company may become more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (vi) the Company's high degree of indebtedness will make it more vulnerable in the event of a downturn in its business. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of the Notes -- Change of Control."

     The Company must substantially increase its net cash flow in order to meet its debt service obligations, and there can be no assurance that the Company will be able to meet such obligations, including its obligations under the Notes. If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if it otherwise fails to comply with the various covenants governing its indebtedness, it would be in default under the terms thereof, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company. Such defaults could result in a default on the Notes and could delay or preclude payments of interest or principal thereon.

HOLDING COMPANY STRUCTURE; RELIANCE ON SUBSIDIARIES FOR DISTRIBUTIONS TO REPAY NOTES

     Telscape is a holding company, the principal assets of which are its operating subsidiaries in the United States and Mexico. As a holding company, the Company's internal sources of funds to meet its cash needs, including payment of expenses and principal and interest on the Notes, are dividends, intercompany loans and other permitted payments from its direct and indirect subsidiaries, as well as its own credit arrangements. Additionally, several of the Company's subsidiaries are organized in jurisdictions outside the United

States, and the Company may not have direct control over such subsidiaries. The ability of the Company's operating subsidiaries to pay dividends, repay intercompany loans or make other distributions to Telscape may be restricted by, among other things, the availability of funds, the terms of various credit arrangements entered into by such operating subsidiaries, the terms of any agreements the Company enters into with owners of minority interests in certain subsidiaries, joint venture partners or entities selling assets or businesses to the Company, as well as statutory and other legal restrictions including restrictions on the repatriation of money from foreign jurisdictions, and any such payments may have adverse tax consequences. The failure to pay any such dividends, make intercompany loans or make any such other distributions would restrict Telscape's ability to make principal and/or interest payments on the Notes, utilize cash flow from one subsidiary to cover shortfalls in working capital at another subsidiary, and could otherwise have a material adverse effect upon the Company's business, financial condition and results of operations.

     Holders of secured indebtedness will have a claim on the assets of the Company and its subsidiaries securing such indebtedness that is prior to the claims of the holders of the Notes and will have a claim that is PARI PASSU with the claims of the holders of the Notes to the extent such security does not satisfy such indebtedness. As of June 30, 1998, the Company (excluding its subsidiaries) had approximately $5.2 million of secured indebtedness, and the Guarantors had approximately $1.9 million of secured indebtedness. The Company has no significant assets other than the ownership interests in its subsidiaries and it is expected that such ownership interests may be pledged in the future to secure one or more credit facilities.

FUTURE NET LOSSES

     The Company could incur significant net losses over the next few years as it incurs additional costs associated with the development and expansion of its network, the expansion of its marketing and sales organization and the introduction of new telecommunications services. Furthermore, the Company's operations in new target markets could experience negative cash flows until an adequate customer base and related revenues have been established. In addition, the generation of revenues from the development of the Mexican Network may be delayed due to factors outside of the Company's control, including, but not limited to, delays in negotiating acceptable interconnection agreements with Telefonos de Mexico, S.A. de C.V. ("Telmex"), delays in negotiating rights-of-way for completion of the Mexican Network and delays in construction of the Mexican Network, any of which could have the result of decreasing the Company's operating cash flow. The Company must substantially increase its net cash flow in order to meet its debt service obligations, including its obligations on the Notes, and there can be no assurance that the Company will achieve or, if achieved, will sustain profitability or positive cash flow from operating activities in the future. If the Company cannot achieve and sustain operating profitability or positive cash flow from operations, it may not be able to meet its debt service or working capital requirements (including its obligations with respect to the Notes), which could have a material adverse effect on the business, operations and financial condition of the Company. The Company's ability to grow and generate revenues will depend, among other things, on its ability to expand the capacity of its network. The continued expansion, operation and development of the Company's network will depend on, among other factors, the Company's ability to (i) attract and retain customers and (ii) attract and retain experienced and qualified personnel. See " -- Future Capital Needs; Uncertainty of Additional Funding," " -- Construction of the Mexican Network; Construction Costs" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

     Through September 1999, the Company intends to invest approximately $113.0 million for infrastructure, including approximately $98.0 million towards construction of the Mexican Network and approximately $15.0 million to acquire switching and transmission facilities and enhanced service platforms. This development and expansion of the Company's network facilities, together with acquisitions and joint ventures to enter into new markets or expand in existing markets, funding of working capital needs and investment in the Company's management information systems will require significant investments. The

Company expects that the net proceeds from the Notes Offering and cash flow from operations will provide the Company with sufficient capital to fund planned capital expenditures and anticipated losses. There can be no assurance, however, that the Company will consummate the Notes Offering. If the Company is unable to raise funds through the Notes Offering, there can be no assurance that the Company's business strategy will be successful. There can be no assurance that the Company will not need additional financing sooner than anticipated. If the Company consummates the Notes Offering, the Company may be required to obtain additional financing in order to repay the Notes at maturity. The need for additional financing will depend on factors such as the rate and extent of the Company's international expansion, increased investment in ownership rights in fiber optic cable, increased acquisitions of new businesses, and increased sales and marketing expenses. In addition, the amount of the Company's actual future capital requirements also will depend upon many factors that are not within the Company's control, including competitive conditions (particularly with respect to the Company's ability to attract incremental traffic or acquire new operations at favorable prices) and regulatory or other government actions. In the event that the Company's plans or assumptions change or prove to be inaccurate or the net proceeds of the Notes Offering, together with internally generated funds, prove to be insufficient to fund the Company's growth and operations, then some or all of the Company's development and expansion plans, including with respect to the Mexican Network, could be delayed or abandoned, or the Company could be required to seek additional financing.

     The Company may seek to raise such additional capital from public or private equity or debt sources. There can be no assurance that the Company will be able to obtain the additional financing or, if obtained, that it will be able to do so on a timely basis or on terms favorable to the Company. The Indenture contains certain restrictive covenants that will affect, and in many respects will significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness and to create liens on its assets. If the Company is able to raise additional funds through the incurrence of debt, and it does so, it would likely become subject to additional restrictive financial covenants. In the event that the Company is unable to obtain such additional capital or is unable to obtain such additional capital on acceptable terms, the Company may be required to reduce the scope of its expansion, which could materially adversely affect the Company's business, results of operations and financial condition and its ability to compete.

EXPANSION AND OPERATION OF THE NETWORK

     The success of the Company is largely dependent on its ability to deliver low-cost, uninterrupted international and domestic long distance telephone services. Any system or network failure that causes interruptions in the Company's operations could have a material adverse effect on its business, financial condition or results of operations. At times, the Company's switching equipment has experienced failures, which temporarily prevented customers from using its services. The Company's operations are dependent on its ability to expand successfully its network and integrate new and emerging technologies and equipment into its network, which are likely to increase the risk of system failure and to cause strain upon the network. The Company's ability to expand successfully into new markets is dependent on its ability to integrate its equipment into the existing networks in those markets. The Company's ability to enter a new market has in the past, and could in the future, be delayed by technical specifications and other barriers to entry that exist in the market. The Company's operations also are dependent on the Company's protection of its hardware and other equipment from damage from natural disasters such as fires, floods, hurricanes and earthquakes, or other sources of power loss, telecommunications failures or similar occurrences. Significant or prolonged network failures, or difficulties for customers in completing long distance telephone calls, could damage the reputation of the Company and result in the loss of customers. Such damage or losses could have a material adverse effect on the Company's ability to obtain new subscribers and customers and retain its existing customers, and on the Company's business, financial condition or results of operations.

     The Company's ability to increase revenues will be dependent on its ability to expand the capacity of, and eliminate bottlenecks that may develop from time to time on, the Company's network. The continued expansion, operation and development of the Company's network will depend on, among other factors, the Company's ability to: (i) obtain one or more switch sites in its targeted markets; (ii) obtain interconnectivity to the local Public Switched Telephone Network ("PSTN") and/or other carriers;
(iii) obtain necessary licenses permitting termination and origination of traffic; (iv) obtain access to or ownership of transmission facilities linking a switch to other network switches; and (v) open new offices in target markets. By expanding its network, the Company will incur additional fixed operating costs that typically exceed, particularly with respect to international transmission lines, the revenues attributable to the transmission capacity funded by such costs until the Company generates additional traffic volume for such expanded capacity. There can be no assurance that the Company will be able to expand its network in a cost effective manner or to operate the network efficiently.

     Although the Company has not experienced significant quality problems to date, the Company may from time to time experience general problems affecting the quality of the voice and data transmission of some calls transmitted over its network due to its anticipated expansion, which could result in poor quality transmission and interruptions in service. To provide redundancy in the event of technical difficulties with its network and to the extent the Company purchases transit and termination capacity from other carriers, the Company relies upon other carriers' networks. Whenever the Company is required to route traffic over a non-primary choice carrier due to technical difficulties or capacity shortages with its network or its primary choice carrier, those calls are more costly to the Company and could result in lower transmission quality. Any failure by the Company to operate, expand, manage or maintain its network properly could result in customers diverting all or a portion of their calls to other carriers, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

     As part of its plan to provide coverage from the United States to Mexico and other targeted Latin American markets where fiber optic capacity cannot be acquired or cannot be acquired on terms acceptable to the Company, Telscape acquired satellite transmission equipment by purchasing INTERLINK. Prior to this acquisition, the Company did not have significant experience in operating satellite transmission facilities, and any problems that arise from the operation or maintenance of these facilities could materially adversely affect the Company's ability to provide telecommunications services to regions served by such facilities. If the Company is not able to restore service quickly or to secure redundant capacity on acceptable terms, the failure to maintain or operate such facilities could have a material adverse effect on the Company's business, financial condition or results of operations.

CONSTRUCTION OF THE MEXICAN NETWORK; CONSTRUCTION COSTS

     The Company's ability to build the Mexican Network is essential to its future success. The Company has targeted the Gulf region of Mexico for the development of the Mexican Network, including the states of Tamaulipas and Veracruz on the eastern coast of Mexico extending into the central region via the state of Puebla. The Company expects to complete the Mexican Network over the course of approximately twenty-four months. There are certain risks associated with the Mexican Network, including, among other things, (i) the potential for cost overruns, (ii) the potential for an untimely completion of the Mexican Network, (iii) the Company's lack of experience in developing such a network, (iv) obtaining necessary rights of way, (v) managing effectively the construction of the new fiber routes and (vi) the potential that a competitor may develop a comparable network prior to the completion of the Mexican Network, thus greatly diminishing the demand for the Company's services. In addition, the successful construction of the Mexican Network will depend to a significant extent on third party contractors retained by the Company. Although the Company does not anticipate undue difficulty in acquiring the necessary rights-of-way or in managing the network construction, no assurance can be given that such rights will be acquired or that the construction will be completed without significant delays, within its budget or at all. Difficulties or delays with respect to any of the foregoing may significantly delay or prevent the completion of the Mexican Network, which would have a material adverse effect on the Company. See "Use of Proceeds," "Business -- Network -- Network Strategy" and
"Business -- Network -- Network Expansion."

PRICING PRESSURES AND RISKS OF INDUSTRY OVER-CAPACITY

     Since the AT&T Corp. ("AT&T") divestiture in 1984, the long distance transmission industry has generally been characterized by over-capacity and declining prices. The Company believes that demand has increased over the last several years, ameliorating the over-capacity and reducing pricing pressures. However, the Company anticipates that prices for its services will continue to decline. There can be no assurance that the Company's competitors, as well as potential new entrants to the industry, will not construct new fiber optic and other long distance transmission networks where the Company intends to construct its Mexican Network. Because the cost of the actual fiber is a relatively small portion of building new transmission lines, persons building such lines are likely to install fiber that provides substantially more transmission capacity than will be needed over the next several years. Further, recent technological advances have also shown the potential to greatly expand the capacity of existing and new fiber optic cable. The Company's cost-saving arrangements with other carriers, which may involve the sale or lease of capacity or fibers on the Company's Mexican Network, may result in competitors having capacity on the Company's routes along the Mexican Network, which may in turn result in pricing pressures with respect to traffic carried along these routes. If capacity expansion in the industry results in capacity that exceeds overall demand in general, or along any of the Company's routes, severe additional pricing pressure could develop. Such pricing pressure could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH ACQUISITIONS, INVESTMENTS AND STRATEGIC ALLIANCES

     As part of its business strategy, the Company has entered into, and in the future may enter into, strategic alliances with, has acquired and in the future may acquire assets or businesses from and has made and in the future may make investments in, companies that are complementary to its current operations. Any such future strategic alliances, investments or acquisitions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the companies, the potential disruption of the Company's ongoing business, costs associated with the development and integration of such operations, the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of licensed or acquired technology into the Company's service offerings, the maintenance of uniform standards, controls, procedures and policies, the impairment of relationships with employees and customers as a result of changes in management and higher customer attrition with respect to customers obtained through acquisitions. Financial risks involved in acquisitions include the incurrence of indebtedness by the Company in order to finance such acquisitions and the consequent need to service such indebtedness.

     In many Latin American countries, including Mexico, the jurisdiction of organization of Telereunion S.A., foreign investors such as the Company may be prohibited from owning a majority interest in any local entity providing certain telecommunications services. The result of any such laws or regulations is that the Company may not have a controlling interest in an entity through which substantial investments and operations of the Company are made and conducted. Expansion through joint ventures entails similar potential risks for the Company. The Company may not have a majority interest in or control of the board of directors of any such local operating entity or its operations or assets. There is also a risk that a minority or majority interest owner or the Company's joint venture partner or partners may not have economic, business or legal interests or goals that are consistent with those of the joint venture or the Company. In addition, there is a risk that a minority or majority interest owner or a joint venture partner may be unable to meet its economic or other obligations and that the Company may be required to fulfill those obligations.

     Depending on the value and nature of the consideration paid by the Company for acquisitions, such acquisitions may materially adversely affect the Company's liquidity. In making acquisitions in the future, the Company anticipates that it may compete for acquisitions with other companies, some of which are larger and have greater financial resources than the Company. There can be no assurance that the Company will be successful in consummating acquisitions, thereby limiting the Company's ability to grow. The Indenture limits the ability of the Company and its subsidiaries to incur indebtedness to finance acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of the Notes -- Certain Covenants."

CERTAIN FACTORS RELATING TO MEXICO

     ADVERSE MEXICAN ECONOMIC CONDITIONS AND GOVERNMENT POLICIES. A significant portion of the Company's assets and revenues are and will be located in Mexico. In addition, substantially all of the proceeds from the Notes Offering are to be invested in the development of the Mexican Network. The Company's business is affected by prevailing conditions in the Mexican economy and is, to a significant extent, vulnerable to economic downturns and changes in government policies. The Mexican government has exercised and continues to exercise significant influence over many aspects of the Mexican economy. Accordingly, actions taken or policies established by legislative, executive or judicial authorities in Mexico that affect the economy of Mexico could have material adverse effects on private sector entities in general and on the Company in particular. There can be no assurance that future economic, political or diplomatic developments in or affecting Mexico will not impair the Company's business, results of operations, financial condition, liquidity (including the ability to obtain financing) or prospects, or materially adversely affect the market price of the Company's securities (including the Notes) or the ability of the Company to meet its obligations. See " -- Risks Associated with International Operations; Currency Fluctuations."

     EXCHANGE RATES. From December 1994 through December 1996, Mexico experienced an economic crisis characterized by exchange rate instability, a devaluation of the peso, high inflation, high domestic interest rates, negative economic growth (on a cumulative basis), a reduction of international capital flows to both the private and public sectors, reduced consumer purchasing power and high unemployment. This crisis or any future crisis of a similar nature, including the devaluation of the peso, could have a material adverse effect on the Company's financial position and results of operations. Additionally, any future devaluation of the peso against the U.S. dollar could materially adversely affect the ability of the Company to service its dollar-denominated liabilities, including the Notes.

     The value of the peso has been subject to significant fluctuations with respect to the U.S. dollar in the past and may be subject to significant fluctuations in the future. The following table summarizes the value of the peso against the U.S. dollar at the beginning and end of the periods indicated.

TIME PERIOD                  PESOS PER U.S. DOLLAR        % CHANGE DURING PERIOD
--------------------------   ---------------------        ----------------------
1/1/94 - 12/31/94                 3.11 - 4.94                      58.8%
1/1/95 - 12/31/95                 4.94 - 7.68                      55.5
1/1/96 - 12/31/96                 7.68 - 7.85                       2.2
1/1/97 - 12/31/97                 7.85 - 8.08                       2.9
1/1/98 - 8/31/98                  8.08 - 9.96                      23.3

     Exchange rate fluctuations could have a material adverse effect on the Company's business and its ability to service its dollar-denominated liabilities, including the Notes.

     Substantially all of the Company's indebtedness is denominated in U.S. dollars. In addition, the Company generally purchases equipment for capital improvements in U.S. dollars. The Company believes that less than 10% of the Company's revenues are currently transacted in pesos. Declines in the value of the peso relative to other currencies will increase the costs in pesos to the Company of this indebtedness and will result in foreign exchange losses and increases in the peso cost of the Company's capital expenditures. In 1993, 1994, 1995, 1996 and 1997 and the six months ended June 30, 1998, the Company experienced net foreign exchange losses (gains) of $(14,000), $(18,000), $2,000, ($161,000), $126,000 and $187,000, respectively, as a result of the effect of the peso devaluation.

     The Company may in the future incur additional non-peso-denominated indebtedness. As a result of its plan to construct the Mexican Network, the Company anticipates that it will generate additional peso-denominated receivables in the future from the provision of domestic and international long distance services originating in Mexico. As the Company's peso-denominated revenues increase, the Company's foreign exchange risk will also increase. The Company does not currently hedge against the risk of exchange rate fluctuations.

     EXCHANGE CONTROLS. In recent years, the Mexican economy has suffered balance of payment deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert pesos to dollars or to transfer dollars outside Mexico, no assurance can be given that the Mexican government will not institute a restrictive exchange control policy in the future. Any such restrictive exchange control policy would materially adversely affect the Company's ability to convert pesos into dollars for purposes of making payments to holders of the Notes, and could also have a material adverse effect on the Company's business and financial condition and its ability to service its dollar denominated liabilities.

     DEVELOPMENTS IN OTHER EMERGING MARKET COUNTRIES. Prices of securities of companies with significant Mexican operations may be, to varying degrees, influenced by economic and market conditions in other emerging market countries. Although economic conditions are different in each country, investors' reactions to developments in one country may have effects on the prices of securities of issuers in other countries, including Mexico. There can be no assurance that the Company's securities (including the Notes) would not be materially adversely affected by events in emerging market countries or that such events would not affect the price of the Notes.

MANAGEMENT OF GROWTH

     The Company's strategy of continuing its growth and expansion has placed, and is expected to continue to place, a significant strain on the Company's management, operational and financial resources and increased demands on its systems and controls. The Company is continuing to develop its network by adding switches, cable and satellite facilities and expanding its operations within Latin America when business and regulatory conditions warrant. In order to manage its growth effectively, the Company must continue to implement and improve its operational and financial systems and controls, purchase and utilize other transmission facilities, and expand, train and manage its employee base. Inaccuracies in the Company's forecasts of traffic could result in insufficient or excessive transmission facilities and disproportionate fixed expenses. There can be no assurance that the Company will be able to develop a facilities-based network or expand within its target markets at the rate presently planned by the Company, or that the existing regulatory barriers to such expansion will be reduced or eliminated. As the Company proceeds with its development, there will be additional demands on the Company's customer support, billings systems and support, sales and marketing and administrative resources and network infrastructure. There can be no assurance that the Company's operating and financial control systems and infrastructure will be adequate to maintain and effectively manage future growth. The failure to continue to upgrade the administrative, operating and financial control systems or the emergence of unexpected expansion difficulties could materially adversely affect the Company's business, results of operations and financial condition. See " -- Dependence on Effective Management Information Systems."

DEPENDENCE ON EFFECTIVE MANAGEMENT INFORMATION SYSTEMS

     The Company is dependent upon its information systems and switching equipment to provide service to its customers, manage its network, collect billing information and perform other vital functions. The Company is particularly dependent upon its maintenance of an effective billing and collection system, especially with respect to its Prepaid Card and wholesale long distance businesses because of the high transaction volumes associated with such businesses. The Company may experience technical difficulties with its hardware or software which could materially adversely affect the Company's business, financial condition or results of operations. See " -- Impact of the Year 2000 Issue" and "Business -- Network."

COMPETITION

     COMPETITION WITH PROVIDERS THAT HAVE GREATER RESOURCES THAN THE
COMPANY. The international and national telecommunications industry is highly competitive and subject to rapid change precipitated by advances in technology and regulation. Many of the Company's competitors are significantly larger, have substantially greater financial, technical and marketing resources, larger networks and a broader portfolio of services than the Company. Additionally, many competitors have strong name recognition and "brand" loyalty, long-standing relationships with the Company's target customers, and economies of scale which can result in a lower relative cost structure for transmission and related costs. These competitors include, among others, AT&T, MCI WorldCom, Inc. ("MCI WorldCom") and Sprint Communications, Inc. ("Sprint"), which provide long distance services in the United States; Telmex, Concessionaires, and other registered value-added services providers in Mexico; as well as Post Telegraph & Telephone operators ("PTTs") and emerging competitors in other Latin American markets where the Company seeks to compete.

     The Company anticipates that it will encounter additional competition as a result of the formation of global alliances among large telecommunications providers. Recent examples of such alliances include AT&T's alliance with Unisource, known as "Uniworld;" Cable & Wireless Plc's recent alliance with Italy's STET/Telecom Italia to serve international customers with a primary focus on the Latin American and European regions; WorldCom, Inc.'s
("WorldCom") recent merger with MCI Communications, Inc. ("MCI"), and subsequent alliance with Telefonica de Espana; and Sprint's alliance with Deutsche Telekom and France Telecom, known as "Global One," and the joint venture between Sprint and Telmex. Consolidation in the telecommunications industry may create even larger competitors with greater financial and other resources. The effect of the aforementioned or other similar mergers and alliances could create increased competition in the telecommunications services market and potentially reduce the number of customers that purchase wholesale international long distance services from the Company.

     COMPETITION WITH PREPAID CARD PROVIDERS. In the Prepaid Card business, the Company currently competes with all of the first tier telecommunications carriers as well as emerging multinational carriers such as PT-1 Communications, Inc. ("PT-1"), SmarTalk Teleservices, Inc. ("SmarTalk"), RSL Communications, Ltd. ("RSL") and IDT Corporation ("IDT"), many of which have greater financial resources than the Company. Because certain of the Company's current competitors also are or could be the Company's customers, the Company's business would be materially adversely affected to the extent that a significant number of such customers limit or cease doing business with the Company for competitive or other reasons.

     COMPETITION FROM PRICE SENSITIVITY AND FROM DEREGULATION. International telecommunications providers such as the Company compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services, and the Company's carrier and Prepaid Card customers are especially price sensitive. Many of the Company's larger competitors enjoy economies of scale that can result in a lower cost structure for termination and network costs, which could cause significant pricing pressures within the international communications industry. Many of the Company's smaller competitors have the flexibility to change pricing strategies and introduce new service offerings quickly. In recent years, prices for international and other telecommunications services have decreased substantially, and are expected to continue to decrease, in most of the markets in which the Company currently competes or intends to compete. The intensity of such competition has recently increased, and the Company expects that such competition will continue to intensify as the number of new entrants increases as a result of the new competitive opportunities created by the U.S. Telecommunications Act of 1996 (the "1996 Telecommunications Act"), implementation by the Federal Communications Commission ("FCC") of the U.S. commitment to the World Trade Organization ("WTO"), and privatization, deregulation and changes in legislation and regulation in various of the Company's foreign target markets.

     The Company believes that competition in all of its markets is likely to increase and that competition in non-U.S. markets is likely to become more similar to competition in the U.S. market over time as such non-U.S. markets continue to experience deregulatory influences. In each of the countries where the Company markets or intends to market its services, the Company competes primarily on the basis of price (particularly with respect to its sales to other carriers), and also on the basis of customer service and its ability to provide a variety of telecommunications products and services. There can be no assurance that the Company will be able to compete successfully in the future. The Company anticipates that deregulation and increased competition will result in decreasing customer prices for telecommunications services. The Company believes that the effects of such decreases will be at least partially offset by increased telecommunications usage and decreased costs, but there can be no assurance that this will be the case. To the extent this is not the case, there could be a material adverse effect on the Company's margins and profits, and the Company's business, financial condition and results of operations could be materially and adversely affected. There can be no assurance that the Company will be able to compete successfully in the future, or that such intense competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

     COMPETITION IN MEXICO. In Mexico, the regulatory authorities have granted concessions to 15 companies, including Telmex and Telereunion S.A., to construct and operate public, long distance telecommunications networks in Mexico ("Concessionaires"). Some of these new competitive entrants have as their partners major U.S. telecommunications providers including AT&T (Alestra, S.A. de C.V. ("Alestra")), MCI (Avantel, S.A. de C.V. ("Avantel")) and Bell
Atlantic Corp. (Iusatel, S.A. de C.V. ("Iusatel")). In addition, the regulatory authorities in Mexico have granted national concessions to provide local exchange services to several telecommunications providers, including Telmex and Telinor, S.A. de C.V. ("Telinor"), Megacable Comunicaciones de Mexico, S.A. de C.V. ("Megacable"), Amaritel, S.A. de C.V. ("Amaritel"),
Union Telefonica Nacional, S.A. de C.V. ("Unitel"), MetroNet, S.A. de C.V. ("MetroNet") and Red de Servicios de Telecomunicaciones S.A. de C.V. ("Red de Servicios") and several of Mexico's long distance Concessionaires. With regard to the provision of services in Mexico, the Company competes or will compete in Mexico with numerous other systems integration, value-added services, and voice and data services providers, some of which focus their efforts on the same customers targeted by the Company. In addition to these competitors, recent and pending deregulation in Mexico may encourage new entrants.

     Moreover, while the recently completed WTO Agreement (as defined) could create opportunities for the Company to enter new foreign markets, implementation of the WTO Agreement by the United States and other countries could result in new competition from PTTs previously banned or limited from providing services in the United States. For example, the joint venture between Sprint and Telmex has applied to the FCC to enter the United States market and to provide resold international switched services between the United States and Mexico. Such application was approved subject to various conditions. Although certain parties requested that the FCC reconsider its decision, the request was denied. Increased competition in the United States, Mexico, and other Latin American countries as a result of the foregoing, and other competitive developments, including entry by Internet service providers into the long-distance market, could have a material adverse effect on the Company's business, financial condition and results of operations.

     COMPETITION WITH PTTS; FOREIGN REGULATORY HURDLES. The Company's success depends upon its ability to compete with a variety of other telecommunications providers in each of its markets, including the respective PTT in each country in which the Company operates. The Company believes that PTTs generally have certain competitive advantages due to their control over local connectivity and close ties with national regulatory authorities. The Company also believes that, in certain instances, some regulators have shown a reluctance to adopt policies and grant regulatory approvals that would result in increased competition for the local PTT. If a PTT were to successfully pressure national regulators to prevent the Company from providing its services, the Company could be denied regulatory approval in certain jurisdictions in which its services would otherwise be permitted, thereby requiring the Company to seek judicial or other legal enforcement of its right to provide services or to abandon its proposed operations. Any delay in obtaining approval, or failure to obtain approval, could have a material adverse effect on the Company's business, financial condition and results of operations. If the Company encounters anti-competitive behavior or if national regulatory authorities fail to adopt or implement procompetitive policies or safeguards in countries in which the Company operates or intends to operate or if the PTT in any country in which the Company operates uses its competitive advantages to the fullest extent, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business -- Competition" and "Business -- Regulation."

RISKS RELATED TO THE MEXICAN CONCESSION

     The terms of the Mexican Concession are subject to regulation by the Mexican government. There can be no assurance that additional concessions to provide services similar to those expected to be provided by the Company will not be granted to additional competitors, or that the value of the Mexican Concession will not otherwise be affected by government action. The Mexican government also has authority to temporarily seize all assets related to the Mexican Concession in the event of natural disaster, war, significant public disturbance or threats to internal peace and for other reasons of economic or public order. In addition, the Mexican government has the statutory right to expropriate any concession and claim all assets related thereto for reasons of public interest. Mexican law provides for compensation in connection with losses and damages related to temporary seizure or expropriation. However, there can be no assurance as to the adequacy or timing of compensation obtained in any such case.

     Under the terms of the Mexican Concession, the Company must satisfy several conditions, including limitations on the scope and location of the Mexican Network and minimum capital requirements with respect to Telereunion S.A. The minimum capital requirements state that Telereunion S.A. must have approximately $1.0 million in contributed capital upon commencement of operations and approximately $40.0 million of invested capital upon completion of the first 12 months of operations. The Company intends to raise the funds necessary to meet this requirement through the Notes Offering. If the Company is unable to consumate the Notes Offering, it intends to raise the funds necessary to satisfy the capital requirements from public or private equity or debt sources. There can be no assurance that the Company will be able to obtain additional financing or, if obtained, that it will be able to do so on a timely basis or on terms favorable to the Company. There also can be no assurance that the Company will be able to comply with the conditions of the Mexican Concession. Moreover, the failure of the Company to comply with such terms could cause a termination of the Mexican Concession, and the Mexican government would not be required to compensate the Company for such a termination. Such a termination would prevent the Company from engaging in its proposed business and would likely prevent the Company from having the ability to repay the Notes.

SUBSTANTIAL GOVERNMENT REGULATION

     GENERAL. The global telecommunications industry is subject to substantial government regulation, which may frequently change and which varies from country to country, with enforcement and interpretation often unpredictable and/or subject to influence by the local PTT. The Company has pursued and expects to continue to pursue an aggressive strategy of providing its services to the maximum extent it believes to be permissible under applicable laws and regulations, which may result in the Company (i) providing services or using transmission methods that are found to violate the laws or regulations of those countries where it operates or plans to operate, (ii) losing, failing or being unable to obtain necessary approvals or make filings subsequently found to be required under such laws or regulations or (iii) being subject to fines, penalties, the confiscation of facilities and equipment, or other sanctions, including being denied the ability to offer its products and services.

     If the Company's interpretation of applicable laws and regulations proves incorrect, if the Company is subject to fines, penalties or other sanctions as a result, or if the Company is unable to provide services or utilize transmission methods which it presently provides or utilizes or intends to provide or utilize, these events may have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, there can be no assurance that future regulatory, judicial or legislative changes in any or all of the markets in which the Company operates or intends to operate will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Regulation."

DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL

     The Company's success depends in significant part upon the continued service of its senior management personnel and certain other employees with longstanding industry relationships and technical knowledge of the Company's operations including, in particular, E. Scott Crist, the Company's President and Chief Executive Officer, and Manuel Landa, the Company's Chairman of the Board. The Company does not maintain any "key person" life insurance. The Company has entered into employment agreements with all of its key members of management.

     The Company's future success also depends on its ability to attract, train, retain and motivate highly skilled personnel. Competition for qualified, high-level telecommunications personnel is intense and there can be no assurance that the Company will be successful in attracting and retaining such personnel. In particular, the Company is seeking to expand its middle-management personnel in certain target markets, where the number of available qualified managers is extremely limited. The loss of the services of one or more of the Company's key personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on the Company's business, operating results and financial condition. See "Management."

DEPENDENCE ON DISTRIBUTORS

     The Company is dependent on distributors, particularly with respect to sales of its TELEFIESTA(R) Prepaid Cards for international long distance telecommunications services in the United States. Most of the Company's distributors also sell services or products of other companies. Accordingly, there can be no assurance that these distributors will devote sufficient efforts to promoting and selling the Company's services, or that the Company will be able to find capable distributors in the new markets into which it is entering. The failure of these distributors to effectively distribute the Company's TELEFIESTA(R) Prepaid Cards would substantially impair the Company's ability to generate revenues from the sales of these cards, which could have a material adverse effect on the Company's business, financial condition or results of operations.

RISKS ASSOCIATED WITH COLLECTION OF RECEIVABLES; FRAUD

     The Company expends considerable resources to collect receivables from customers who fail to make payments in a timely manner. While the Company continually seeks to minimize bad debt, and at times requires collateral to support accounts receivable from certain customers, the Company's experience indicates that a certain portion of past due accounts receivable will never be collected and that such bad debt is a necessary cost of conducting business. As of June 30, 1998, the Company reserved approximately $370,000 for accounts receivable that are estimated to be uncollectible. In June 1998, one of the Company's significant wholesale customers filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. As a result, the Company has reserved approximately $540,000 for accounts receivable that are expected to be uncollectible from this customer. There can be no assurance that, with regard to any particular time period or periods or any particular geographic location or locations, uncollectible receivables will not rise significantly above historical or anticipated levels. Any significant increase in uncollectible receivables could have a material adverse effect on the Company's business, financial condition or results of operations. See "-- Dependence on Service Providers for Prepaid Card Services."

     The telecommunications industry has historically incurred losses due to fraud. Although the Company has implemented anti-fraud measures in order to control losses relating to fraudulent practices, there can be no assurance that the Company will be able to control fraud effectively when operating in the international or domestic telecommunications arena. The Company's failure to control fraud effectively could have a material adverse effect on its business, financial condition or results of operations. See "Business -- Customers," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Revenues" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

     Through September 1999, the Company intends to invest approximately $113.0 million for infrastructure, including approximately $98.0 million towards construction of the Mexican Network and approximately $15.0 million to acquire switching and transmission facilities and enhanced service platforms. This development and expansion of the Company's network facilities, together with acquisitions and joint ventures to enter into new markets or expand in existing markets, funding of working capital needs and investment in the Company's management information systems will require significant investments. The Company expects that the net proceeds from the Notes Offering and cash flow from operations will provide the Company with sufficient capital to fund planned capital expenditures and anticipated losses. There can be no assurance, however, that the Company will not need additional financing sooner than anticipated. In addition, the Company may be required to obtain additional financing in order to repay the Notes at maturity. The need for additional financing will depend on factors such as the rate and extent of the Company's international expansion, increased investment in ownership rights in fiber optic cable, increased acquisitions of new businesses, and increased sales and marketing expenses. In addition, the amount of the Company's actual future capital requirements also will depend upon many factors that are not within the Company's control, including competitive conditions (particularly with respect to the Company's ability to attract incremental traffic or acquire new operations at favorable prices) and regulatory or other government actions. In the event that the Company's plans or assumptions change or prove to be inaccurate or the net proceeds of the Notes Offering, together with internally generated funds, prove to be insufficient to fund the Company's growth and operations, then some or all of the Company's development and expansion plans, including with respect to the Mexican Network, could be delayed or abandoned, or the Company could be required to seek additional financing.

     The Company may seek to raise such additional capital from public or private equity or debt sources. There can be no assurance that the Company will be able to obtain the additional financing or, if obtained, that it will be able to do so on a timely basis or on terms favorable to the Company. The Indenture contains certain restrictive covenants that will affect, and in many respects will significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness and to create liens on its assets. If the Company is able to raise additional funds through the incurrence of debt, and it does so, it would likely become subject to additional restrictive financial covenants. In the event that the Company is unable to obtain such additional capital or is unable to obtain such additional capital on acceptable terms, the Company may be required to reduce the scope of its expansion, which could materially adversely affect the Company's business, results of operations and financial condition, its ability to compete and its ability to meet its obligations on the Notes.

DEPENDENCE ON OPERATING AGREEMENTS WITH FOREIGN OPERATORS

     The Company's wholesale long distance business is substantially dependent on its ability to enter into: (i) operating agreements with PTTs in countries that have yet to become deregulated so the Company can terminate traffic in, and receive return traffic from, such countries; (ii) operating agreements with PTTs and emerging carriers in foreign countries whose telecommunications markets have deregulated so it can terminate traffic in such countries; and (iii) interconnection agreements with the PTT in each of the countries where the Company has operating facilities so it can terminate traffic in such countries. The Company believes that it would not be able to serve its customers at competitive prices without such operating or interconnection agreements. Termination of such operating agreements by certain of the Company's foreign carriers or PTTs would have a material adverse effect on the Company's business. Moreover, there can be no assurance that the Company will be able to enter into additional operating or interconnection agreements in the future. The failure to enter into additional agreements could limit the Company's ability to increase its revenues on a profitable basis. See "Business -- Network."

     In many Latin American countries, including Mexico, the jurisdiction of organization of Telereunion S.A., foreign investors such as the Company may be prohibited from owning a majority interest in any local entity providing certain telecommunications services. The result of any such laws or regulations is that the Company may not have a controlling interest in an entity through which substantial investments and operations of the Company are made and conducted.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS; CURRENCY FLUCTUATIONS

     A significant portion of the Company's operations, employees and assets are located in Mexico. Additionally, expansion into international markets, particularly in Latin America, is a key component of the Company's growth strategy.

     In many international markets, the PTT controls access to the local networks, enjoys better brand name recognition and customer loyalty and possesses significant operational economies, including a larger backbone network and operating agreements with other PTTs. Moreover, PTTs generally have certain competitive advantages due to their close ties with national regulatory authorities, which have, in certain instances, shown reluctance to adopt policies and grant regulatory approvals that would result in increased competition for the local PTT. Pursuit of international growth opportunities may require significant investments for extended periods of time before returns, if any, on such investments are realized. Obtaining licenses in certain target countries may require the Company to commit significant financial resources, which investments may not yield positive net returns in such markets for extended periods of time or ever. In addition, there can be no assurance that the Company will be able to obtain the permits and licenses required for it to operate, obtain access to local transmission facilities or markets or sell and deliver competitive services in these markets.

     In addition to the uncertainty as to the Company's ability to expand its international presence, there are certain risks associated with conducting business internationally that could have a material adverse effect on the Company's international operations, including its strategy to open additional offices in foreign countries and its ability to repatriate net income from foreign markets. Such risks may include unexpected changes in regulatory requirements, value-added tax, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, problems in collecting accounts receivable, political risks, fluctuations in currency exchange rates, foreign exchange controls which restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, delays from customs brokers or government agencies, seasonal reductions in business activity during the summer months in certain parts of the world and potentially adverse tax consequences resulting from operating in multiple jurisdictions with different tax laws. Although the Company's sales to date have generally been denominated in U.S. dollars, some of the Company's recent contracts are denominated in foreign currencies, and the value of the U.S. dollar in relation to foreign currencies may also materially adversely affect the Company's sales to international customers as well as the cost of procuring, installing and maintaining equipment abroad. To the extent the Company expands its international operations or begins to denominate prices in foreign currencies, the Company will be exposed to increased risks of currency fluctuation. The Company does not currently hedge against the risk of exchange rate fluctuation, but may in the future choose to limit its exposure to foreign currency risk through the purchase of forward foreign exchange contracts or similar hedging strategies. However, there can be no assurance that any foreign currency hedging strategy would be successful in avoiding exchange-related losses. In addition, the Company's business could be materially adversely affected by a reversal in the current trend toward deregulation of telecommunications carriers. In certain countries, into which the Company may choose to expand in the future, the Company may need to enter into a joint venture or other strategic relationship with one or more third parties (possibly with a PTT or other dominant carrier) in order to enter the market and/or conduct its operations successfully. There can be no assurance that such factors will not have a material adverse effect on the Company's future operations and, consequently, on the Company's business, results of operations and financial condition, or that the Company will not have to modify its current business practices. In addition, there can be no assurance that laws or administrative practices relating to taxation, foreign exchange or other matters of countries within which the Company operates will not change. Any such change could have a material adverse effect on the Company's business, financial condition and results of operations. See "-- Certain Factors Relating to Mexico."

DEPENDENCE ON FACILITIES-BASED CARRIERS

     Telephone calls made by the Company's customers are transmitted primarily over lines that the Company leases from facilities-based long distance carriers, many of which are, or may become, competitors of the Company. The Company's ability to maintain and expand its business is dependent upon whether the Company continues to maintain favorable relationships with the facilities-based carriers from which the Company leases transmission lines. Although the Company believes that its relationships with carriers generally are satisfactory, the deterioration or termination of the Company's relationships with one or more of these carriers could have a material adverse effect upon the Company's cost structure, service quality, network diversity, results of operations and financial condition.

     At present, a significant amount of the transmission capacity used by the Company is obtained on a per-call (or usage) basis, subjecting the Company to the possibility of unanticipated price increases and service cancellations. Currently, usage rates generally are less than the rates the Company charges its customers for connecting calls through these lines. Due to increased competition, the Company may be forced to reduce the rates it charges to its customers, which may result in the Company experiencing reduced or, in certain circumstances, negative margins for some services. As its traffic volume increases between particular international markets, the Company expects to cease using variable usage arrangements and enter into fixed monthly or longer-term leasing arrangements, subject to regulatory constraints. If the Company enters into fixed-cost lease arrangements and incorrectly projects traffic volume in a particular geographic area, the Company may not generate sufficient additional revenue to offset the higher fixed costs. Moreover, certain vendors from which the Company leases transmission lines, including Regional Bell Operating Companies ("RBOCs") and other Local Exchange Carriers ("LECs") in the United States, currently are subject to tariff controls and other price constraints which in the future may be changed. Regulatory proposals are pending that may affect the prices charged by the RBOCs and other LECs to the Company, which could have a material adverse effect on the Company's margins, business, financial condition and results of operations. If the tariff controls are lifted as a result of the Detariffing Order (as defined), the Company will need to negotiate contracts with these vendors, which could result in substantial legal and administrative expense and a different cost structure for the Company's services. See "-- Substantial Government Regulation" and
"Business -- Regulation."

DEPENDENCE ON SERVICE PROVIDERS FOR PREPAID CARD SERVICES

     The Company has entered into service agreements with certain providers to provide the Prepaid Card switching platform and the telecommunications services related to the Prepaid Cards it markets and sells under the TELEFIESTA(R) brand name. The Company intends to install its own Prepaid Card switching platform in Houston, Texas, utilizing a Nortel DMS-250 switching platform. In addition, the Company intends to use a portion of the net proceeds from the Notes Offering to expand the Company's network facilities, including approximately $6.0 million towards the deployment or purchase of Prepaid Card switching platforms in high volume gateway cities such as Houston, New York, Chicago, San Francisco and Los Angeles. There can be no assurance that the Prepaid Card switching platforms will be completed on a timely basis, if at all. Until it installs platforms sufficient to service its Prepaid Card business, the Company will continue to utilize third parties to provide platforms for its Prepaid Card services. The deterioration or termination of the Company's relationships with its platform service providers could have a material adverse effect upon the Company's revenue growth, cost structure, service quality, brand name recognition, network diversity, results of operations and financial condition.

     In May 1998, one of the Company's wholesale long distance customers filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. For the five months ended May 31, 1998, this customer accounted for approximately 26% of the Company's wholesale revenues and 7% of the Company's overall revenues. Additionally, an affiliate of this customer provided switching services and the Prepaid Card platform and arranged for other carriers to provide telecommunications services for the Prepaid Cards. The Company had paid the affiliate of the customer for the telecommunications services at the time the Prepaid Cards were activated. Because the Company continued to provide service to its Prepaid Card customers by working directly with the underlying service providers, this resulted in the Company paying for certain of the telecommunications services a second time. The overall impact of the bankruptcy filing to the Company's earnings, including additional Prepaid Card services costs, the write-off of uncollectible receivables and the lost margin contribution from the loss of a wholesale customer, resulted in a reduction of operating income by approximately $2.0 million in the second quarter of 1998. This bankruptcy is not expected to have a material impact on the Company's operating results for the third quarter of 1998. The lost revenues from this customer have been replaced by replacing the minutes previously purchased by this customer with minutes from existing or new customers at market rates.

RAPID TECHNOLOGICAL DEVELOPMENT

     The markets that the Company services are characterized by rapidly changing technology, evolving industry standards, emerging competition and the frequent introduction of new services, software and other products. The Company's success is dependent in part upon its ability to enhance existing products, software and services and to develop new products, software and services that meet changing customer requirements on a timely and cost-effective basis. There can be no assurance that the Company can successfully identify new opportunities and develop and bring new products, software and services to market in a timely and cost effective manner, or that products, software, services or technologies developed by others will not render the Company's products, software, services or technologies non-competitive or obsolete. In addition, there can be no assurance that products, software or service developments or enhancements introduced by the Company will achieve or sustain market acceptance or that they will effectively address the compatibility and interoperability issues raised by technological changes or new industry standards.

NEW AND UNCERTAIN MARKETS

     Many of the overseas markets in which the Company currently markets or intends to market telecommunications services are undergoing dramatic changes as a result of privatization and deregulation. As a result of privatization and deregulation, a new competitive environment is emerging in which major telephone companies, media companies and utilities are entering the telecommunications market and forming new alliances which are radically changing the landscape of international and domestic telephone services. Open markets for telecommunications services are expected to evolve in other parts of the world as well. While the Company is focused on exploiting the imbalances brought about by deregulation, the Company frequently enters new markets and is unable to predict how the regulatory environments of such markets will evolve. There can be no assurance that changes in the marketplace and new strategic alliances among companies with greater resources than the Company will not materially adversely affect the Company's ability to continue its efforts to increase its overseas telecommunications customer base and its traffic volume, or its ability to recover the cost of building out its international telecommunications switching and transmission infrastructure.

CUSTOMER CONCENTRATION

     The Company is dependent upon several key customers with respect to its international wholesale business. One of the Company's customers accounted for approximately 28% of its overall revenues for the year ended December 31, 1997. For the six months ended June 30, 1998, no single customer accounted for over 10% of the Company's overall revenues. The Company could lose a significant customer for many reasons, including the entrance into the market of significant new competitors with lower rates than the Company, downward pressure on the overall costs of transmitting international calls, transmission quality problems, changes in U.S. or foreign regulations or unexpected increases in the Company's cost structure as a result of expenses related to installing a global network or otherwise. Recently, a wholesale customer of the Company that accounted for approximately 26% of the Company's wholesale long distance revenues for the five months ended May 31, 1998, filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code. The Company has reserved approximately $540,000 for accounts receivable that are expected to be uncollectible from this customer. An affiliate of such customer provided services for the Company's Prepaid Cards. See "-- Dependence on Service Providers for Prepaid Card Services." Reserving for these receivables and the loss of wholesale carrier revenues and gross margin contribution from this customer negatively impacted the Company's earnings and EBITDA for the quarter ended June 30, 1998 and will negatively impact the Company's earnings and EBITDA for the fiscal year ending December 31, 1998. The Company seeks to mitigate the risk of customer concentration by expanding its wholesale customer base. However, there can be no assurance that the Company will be able to attract and retain new wholesale customers or that such customers will not experience similar financial difficulties, default on their payment obligations or choose to route their traffic through a carrier other than Telscape, any of which would have a material adverse effect on the Company's business and results of operations. See "-- Risks Associated with Collection of Receivables; Fraud."

RISK OF DEFAULT UNDER EXISTING AGREEMENTS

     Certain of the Company's subsidiaries have entered into financing agreements with an equipment lessor. These agreements permit the lessor, upon the occurrence of certain events of default, to accelerate the entire unpaid balance of amounts loaned to those subsidiaries for the purchase of switching equipment and to foreclose on the equipment securing such obligations. Accordingly, any failure by these subsidiaries to make payments when due on such loans or to comply with certain affirmative and negative covenants set forth in the agreements could materially adversely affect the Company's business, financial condition and results of operation as well as its ability to provide services through the use of these switches. For a more detailed discussion of these agreements, see "Summary of Other Indebtedness -- Equipment Leases."

     On July 27, 1998, the Company obtained a waiver from Southwest Bank of Texas, N.A. under the Company's Revolving Credit Facility (as defined) to (i) permit the Guarantee of the Notes by Telscape USA and MSN and (ii) waive defaults under the minimum current ratio, minimum tangible net worth and prohibition on quarterly loss covenants. If the Company remains in default under the Revolving Credit Facility or defaults on covenants provided for in future financing arrangements, and the Company is unable to obtain a waiver for such defaults, the lenders could terminate such financing arrangements. The termination of one or more of the Company's financing arrangements could have a material adverse effect on the Company's working capital, ability to expand its business or ability to execute its business plan. In addition, it is an event of default under the Notes if the Company defaults on a financing obligation that causes the acceleration of an amount in excess of $5.0 million.

COVENANTS

     The Indenture will contain numerous financial and operating covenants that will limit the discretion of the Company's management with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. See "Description of the Notes -- Certain Covenants." A failure to comply with the obligations contained in the Indenture could result in an event of default under the Indenture, which could result in acceleration of the Notes and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

PROPRIETARY RIGHTS

     The Company relies on a combination of patent, copyright, trademark and trade secret laws and contractual restrictions to establish and protect its technology and trade names. The Company believes that "Telscape" and the "TELEFIESTA" Prepaid Cards, as well as the names and logos associated with other of its services and products have achieved significant brand awareness among its targeted markets, and the Company intends to protect and defend its name, servicemarks and trademarks in the United States and internationally. The Company has achieved registration for the "TELEFIESTA" mark and has filed for protection of the "Telscape" name and logo, and Telereunion S.A. has a national trademark registration in Mexico for "TELEREUNION." There can be no assurance that the Company's trademark applications will result in any trademark registrations. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology or other proprietary rights, or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology.

     The Company is not aware of any third party challenges to the validity of its trademarks, trademark applications, or of any claim by a third party of trademark infringement with respect to its products, marks, registrations or applications for registration. There can be no assurance that the Company's efforts to protect its proprietary rights in the United States or other countries will be successful. There can be no assurance that challenges or claims will not be asserted in the future, or that the Company will have sufficient funds to withstand such challenges or claims, regardless of their merit. There can be no assurance that, if registered, any trademark will be held valid and enforceable if challenged. The Company's inability to protect its proprietary rights or continue to use its marks could have a material adverse effect on the Company's operations. In addition, there can be no assurance that licenses for any intellectual property that might be required in connection with the Company's development of its services or products would be available on reasonable terms if at all.

     Although the Company does not believe that its products infringe the proprietary rights of any third parties, and no third parties have asserted patent infringement or other such claims against the Company, there can be no assurance that third parties will not assert such claims against the Company in the future or that any such claims will not be successful. The Company is aware that patents have been recently granted to others based on fundamental technologies in the communications, multimedia and Internet telephony areas and patents may be issued which relate to fundamental technologies incorporated in the Company's services and products. Because patent applications in the United States are not publicly disclosed until the relevant patent is issued, applications may have been filed which, if issued as patents, could relate to the Company's services and products. The Company could incur substantial costs and diversion of management resources in defending or pursuing any claims relating to proprietary rights, which could have a material adverse effect on the Company's business, financial condition or results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief which could effectively block the Company's ability to provide services or products in the United States or other countries. Such a judgment could have a material adverse effect on the Company's business, financial condition or results of operations.

CONTROL BY PRINCIPAL STOCKHOLDERS

     As of October 8, 1998, the officers and directors of the Company beneficially owned approximately 57.5% of the Company's Common Stock on a fully diluted basis. The Company's officers and directors are likely to continue to exercise control or substantial influence over the Company's affairs, business and election of members of the Company's Board of Directors. See"Principal Stockholders."

RISKS RELATING TO A CHANGE OF CONTROL

     Upon a Change of Control (as defined) holders of the Notes will have the right to require the Company to repurchase all or any part of such holders' Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase. Restrictions in the Indenture may make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. There can be no assurance that the Company would have sufficient financial resources available to satisfy all of its obligations under the Notes (including its obligation to repurchase the Notes at 101% of the aggregate principal amount thereof) in the event of a Change of Control. The Company's failure to purchase the Notes would result in a default under the Indenture, which could have material adverse consequences for the Company and the holders of the Notes. See "Description of the Notes -- Change of Control." The definition of "Change of Control" in the Indenture includes a sale, lease, exchange or other transfer of "all or substantially all" of the assets of the Company and its subsidiaries taken as a whole to a person or a group of persons. There is no clearly established meaning for the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Company to repurchase such Notes as a result of a sale, lease, exchange or other transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain.

FRAUDULENT CONVEYANCE CONSIDERATIONS; AVOIDANCE OF GUARANTEES

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes or any Guarantee in favor of other existing or future creditors of the Company or a Guarantor.

     The incurrence by the Company of the Notes is subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of the Company or a representative of such creditors, such as a trustee or the Company as debtor-in-possession. Under such laws, if a court were to find that, at the time the Notes were issued, either (i) the Company issued the Notes with the intent of hindering, delaying or defrauding creditors, or (ii) the Company received less than a reasonably equivalent value or fair consideration for issuing the Notes and the Company (a) was insolvent or rendered insolvent by reason of the issuance of the Notes, (b) was engaged in business or a transaction, or was about to engage in business or a transaction for which any property remaining with the Company after issuance of the Notes constituted an unreasonably small amount of capital,
(c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured or (d) was a defendant in an action for money damages or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could void the Company's obligations under the Notes and direct the repayment of any amounts paid thereunder by the Company to a fund for the benefit of the Company's creditors, or take other action detrimental to the holders of the Notes. Such other action could include subordinating the Notes to claims of existing or future creditors of the Company.

     Similarly, indebtedness under the Guarantees of the Notes also may be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy of a Guarantor or in a lawsuit brought by or on behalf of creditors of a Guarantor under the same standards described above. Pursuant to the terms of the Guarantees, the liability of each Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

     To the extent any Guarantee was avoided as a fraudulent conveyance, limited as described above or held unenforceable for any other reason, holders of the Notes would, to such extent, cease to have a claim in respect of such Guarantee and, to such extent, would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided, limited or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an avoided, limited or unenforceable Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes.

ABSENCE OF PUBLIC MARKET

     The Notes are a new issue of securities which have no established trading market. The Underwriters have advised the Company that they intend to make a market in the Notes after the consummation of the Notes Offering; however, the Underwriters are not obligated to do so, and any such market-making, if commenced, may be terminated at any time without notice. No assurances can be given as to the liquidity of the trading market, if any, that may develop for the Notes. The Company does not intend to apply for listing of the Notes on any securities exchange.

IMPACT OF THE YEAR 2000 ISSUE

     The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define the applicable year, resulting in date-sensitive software having the potential to recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. In anticipation of the year 2000, management has developed a plan to review software that was internally developed or externally purchased or licensed, and also to review with its key vendors and service providers their software, for compliance with Year 2000 processing requirements. If the systems of other companies on whose services the Company depends or with whom the Company's systems interface are not Year 2000 compliant, there could be a material adverse effect on the Company.

                                USE OF PROCEEDS

     The net proceeds from the Notes Offering are estimated to be approximately $118.4 million after deducting discounts, commissions and expenses payable by the Company. The Company intends to use the net proceeds from the Notes Offering as follows: (i) approximately $98.0 million to complete the Mexican Network;
(ii) approximately $15.0 million to acquire international switching and transmission facilities; and (iii) the balance to pursue joint ventures, strategic alliances or acquisitions and for working capital and other general corporate purposes.

     Prior to the application of the net proceeds of the Notes Offering as described above, the Company may use such proceeds to reduce short-term borrowings, including borrowings under the Company's Revolving Credit Facility (as defined). As of September 22, 1998 approximately $1.9 million of borrowings were outstanding under the Revolving Credit Facility (see "Summary of Other Indebtedness -- Revolving Line of Credit"). Such borrowings bear interest at a rate equal to the prime rate plus 1%. The Revolving Credit Facility expires July, 1999. To the extent proceeds from the Notes Offering are not used to reduce borrowings under the Revolving Credit Facility, the Company will invest such funds in high quality, liquid short-term obligations.

                                 CAPITALIZATION

     The following table sets forth Telscape's capitalization as of June 30, 1998 (i) on an actual basis and (ii) on an as adjusted basis giving effect to the sale of the Notes offered hereby and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                           AS OF JUNE 30, 1998
                                        -------------------------
                                                    AS ADJUSTED
                                        ACTUAL     NOTES OFFERING
                                        -------    --------------
                                         (DOLLARS IN THOUSANDS)
Cash and cash equivalents............   $ 4,939       $118,350
Short-term debt and current
  maturities of long-term
  obligations........................     5,906          5,906
Long-term debt (less current
  portion):
          % Senior Notes due 2008....     --           125,000
     Notes payable and capital lease
       obligations, net of current
       portion.......................     4,463          4,463
     Deere Park Convertible
       Debentures....................     4,922          4,922
               Total long-term
                  debt...............     9,385        134,385
Series B non-voting,
  non-participating preferred stock,
  par value $.001 per share, 380,000
  shares authorized, no shares issued
  and outstanding....................     --           --
Stockholders' equity:
     Preferred stock, par value $.001
       per share, 5,000,000 shares
       authorized; without defined
       preference rights.............     --           --
     Series A preferred stock, par
       value $.001 per share,
       1,000,000 shares authorized...     --           --
     Common stock, par value $.001
       per share, 25,000,000 shares
       authorized, 5,248,636 and
       8,067,548 shares issued and
       outstanding...................         5              5
     Additional paid-in capital......    31,575         31,575
     Accumulated deficit.............    (2,359)        (2,359)
     Treasury Stock..................      (629)          (629)
                                        -------    --------------
          Total stockholders'
             equity..................    28,592         28,592
                                        -------    --------------
          Total capitalization.......   $37,977       $162,977
                                        =======    ==============

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Statements of Operations set forth the historical statements of operations of the Company for the year ended December 31, 1997, as adjusted for the acquisitions of MSN and Integracion, and the related transactions and events described in the notes thereto, as if such transactions and events had been consummated on January 1, 1997.

     Management believes that the assumptions used provide a reasonable basis on which to present such Unaudited Pro Forma Condensed Consolidated Financial Statements. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical Financial Statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Unaudited Pro Forma Consolidated Financial Statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations or financial condition had the acquisitions of MSN and Integracion and the transactions and events described above been consummated on the dates assumed, may not reflect the results of operations or financial condition which would have resulted had MSN and Integracion been operated as an integrated part of the Company during such period, and are not necessarily indicative of the Company's future results of operations or financial condition.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                         INTEGRACION
                                                            MSN          (SIX MONTHS      PRO FORMA
                                                        (YEAR ENDED         ENDED        ADJUSTMENTS
                                          TELSCAPE      DECEMBER 31,      JUNE 30,        (SEE NOTE
                                        (HISTORICAL)       1997)            1997)            2)         PRO FORMA
                                        ------------    ------------    -------------    -----------    ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Revenues.............................     $ 36,154        $ 24,568         $ 4,646         $--           $65,368
Cost of revenues.....................       24,396          24,241           3,381          --            52,018
                                        ------------    ------------    -------------    -----------    ---------
Gross profit.........................       11,758             327           1,265          --            13,350
Selling, general and administrative
  expenses...........................        8,154           1,246             524           (424)(2a)     9,500
Depreciation and amortization........          622              35              22            478 (2b)     1,157
                                        ------------    ------------    -------------    -----------    ---------
    Operating income (loss)..........        2,982            (954)            719            (54)         2,693
Interest income (expense), net.......          (95)         --                  33           (161)(2c)      (223)
Other income (expense)...............         (137)             (3)             17          --              (123)
                                        ------------    ------------    -------------    -----------    ---------
    Income (loss) before income
      taxes..........................        2,750            (957)            769           (215)         2,347
Provision for income taxes...........          (84)         --                (290)           385 (2d)        11
                                        ------------    ------------    -------------    -----------    ---------
    Income (loss) before minority
      interests......................        2,666            (957)            479            170          2,358
Minority interests...................            6          --              --              --                 6
                                        ------------    ------------    -------------    -----------    ---------
    Net income (loss)................     $  2,672        $   (957)        $   479          $ 170        $ 2,364
                                        ============    ============    =============    ===========    =========
Earnings per share (note 2e):
    Basic............................     $   0.68                                                       $  0.59
    Diluted..........................     $   0.53                                                       $  0.44

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

1)  GENERAL:

     The unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1997 reflect the Company's historical statement of operations adjusted to include the operations of: (i) Integracion, acquired effective July 1, 1997 and (ii) MSN, acquired effective January 1, 1998, as if each of those acquisitions were consummated effective January 1, 1997.

     The pro forma financial information is not necessarily indicative of the results that would have occurred had such transactions actually taken place at the beginning of the periods specified nor does such information purport to project the Company's financial position or results of operations for any future date or period.

     Effective July 1, 1997, pursuant to a stock purchase agreement, the Company acquired all of the outstanding shares of Integracion. Integracion is a systems integrator engaged in the distribution and sale of data and network equipment and also provides value-added services in network integration in Mexico.

     Under the terms of the transaction, the Company paid the following aggregate consideration to the selling shareholders of Integracion: i) $130,000 in cash, ii) $2,201,000 in non-interest bearing promissory notes maturing at various dates through January 1, 2001, iii) $999,000 in non-interest bearing convertible notes maturing on September 1, 1999, which are convertible into 333,000 shares of common stock of the Company at a price of $3.00 per share, representing the quoted market price of the Company's common stock on the date of the transaction; iv) warrants for the purchase of up to 100,000 shares of common stock of the Company based on Integracion meeting certain performance requirements and v) a covenant by the Purchasers to pay $280,000 in the event that Integracion meets certain performance requirements over the cumulative period beginning January 1, 1997 and ending December 31, 2000. The acquisition was accounted for under the purchase method of accounting.

     The consideration paid for Integracion measured at the acquisition date was $2,745,000 and consisted of cash of $130,000, promissory notes with a discounted value of $2,555,000 and transaction costs of $60,000. The purchase price was allocated to the acquired company's assets and liabilities based upon an estimate of fair values at the date of acquisition and resulted in $1,756,000 of goodwill, which is being amortized over 15 years. The purchase price of the acquisition has been allocated as follows:

                                               FAIR
                                              VALUE
                                          --------------
Cash....................................  $      130,000
Promissory Notes (discounted value).....       1,759,000
Convertible Notes (discounted value)....         796,000
Transaction Costs.......................          60,000
                                          --------------
     Total consideration................       2,745,000
Cash....................................         307,000
Accounts receivable.....................       1,996,000
Inventories.............................         330,000
Other assets............................         165,000
Accounts payable and accrued
  liabilities...........................      (1,686,000)
Other liabilities.......................        (123,000)
                                          --------------
     Fair value of net assets
      acquired..........................         989,000
                                          --------------
Goodwill................................  $    1,756,000
                                          ==============

     During the year ended December 31, 1997, certain of the operating performance measures were met resulting in 80,000 warrants vesting. The remaining 20,000 warrants were forfeited. As a result, $422,000 in additional contingent consideration and the related goodwill was recognized on the acquisition of Integracion at December 31, 1997.

     Effective January 1, 1998, the Company acquired all of the outstanding common stock of MSN. MSN, through its TELEFIESTA brand, markets Prepaid Cards across the United States primarily to the Hispanic community. Under the terms of the transaction, the Company paid the following aggregate consideration to the shareholders of MSN: i) $3,250,000 in cash, ii) $750,000 in non-interest bearing promissory notes payable in eight equal quarterly installments, and iii) 100,000 shares of the Company's common stock. In addition, the two selling shareholders of MSN were each granted 50,000 options to purchase the Company's common stock at $11.00 per share. The acquisition was accounted for under the purchase method of accounting.

     The consideration paid for MSN measured at the acquisition date was $4,880,000 and consisted of cash of $3,250,000, $750,000 aggregate principal amount of non-interest bearing promissory notes with a discounted value of $672,000, common stock valued at $880,000 and transaction costs of $78,000. The purchase price was allocated to the acquired company's assets and liabilities based upon an estimate of fair values at the date of acquisition and resulted in $6,091,000 of goodwill, which is being amortized over 15 years. The purchase price of the acquisition has been allocated as follows:

                                               FAIR
                                              VALUE
                                          --------------
Cash....................................  $    3,250,000
Promissory Notes (discounted value).....         672,000
Common Stock............................         880,000
Transaction Costs.......................          78,000
                                          --------------
     Purchase consideration.............  $    4,880,000
Cash....................................         977,000
Accounts receivable.....................       1,042,000
Other assets............................          90,000
Accounts payable and accrued
  liabilities...........................      (1,323,000)
Deferred revenue........................      (1,997,000)
                                          --------------
     Excess of liabilities assumed over
      fair value of net assets
      acquired..........................      (1,211,000)
                                          --------------
Goodwill................................       6,091,000
                                          ==============

     The amounts recorded on the MSN acquisition are based on preliminary information and are subject to change when additional information concerning final asset and liability valuations are obtained. Management expects that this final determination will be completed by the end of the calendar year and does not expect that such adjustments will be material.

2) PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 1997

     a) Reflects the reduction in salaries and bonuses earned by officers of MSN which exceeds the amounts to which they have agreed prospectively.

     b) Reflects the amortization of goodwill and depreciation expense, resulting from the step-up in assets and recognition of goodwill on the MSN and Integracion acquisitions, for the period from January 1, 1997 to the effective date of the respective acquisition.

     c) Reflects interest expense on the promissory notes issued to the sellers in connection with the acquisition of Integracion and MSN, for the period from January 1, 1997 to the effective date of the respective acquisition.

     d) Reflects the income tax benefit on MSN as if MSN were a C-corporation from January 1, 1997. MSN was an S-corporation when it was acquired by the Company. Additionally, reflects the income tax effect of the pro forma adjustments described in items a) through c) above.

     e) Reflects the 100,000 shares of Common Stock issued as part of the consideration paid for MSN and reflects an adjustment to net income for common stockholders relating to interest expense on convertible notes issued as part of the consideration paid for Integracion, as if such Common Stock and convertible notes were issued on January 1, 1997.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The following table sets forth certain consolidated financial information for the Company for (i) the years ended December 31, 1993, 1994, 1995, 1996 and 1997, which have been derived from the Company's audited consolidated financial statements and notes thereto, which in the case of the Consolidated Statement of Operations and Consolidated Statement of Cash Flows for each of the three years ended December 31, 1995, 1996 and 1997 and the Consolidated Balance Sheet Data for each of the two years ended December 31, 1996 and 1997 are included elsewhere in this Prospectus and (ii) for the six months ended June 30, 1997 and 1998. The selected consolidated financial data for the six months ended June 30, 1997 and 1998 have been derived from the unaudited consolidated financial statements of the Company that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods presented. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Company's consolidated financial statements and notes thereto appearing elsewhere herein and in the Company's Form 10-K for the year ended December 31, 1994 and is qualified in its entirety by the other financial information appearing elsewhere in this Prospectus.

                                                                                                SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                       JUNE 30,
                                       -----------------------------------------------------  --------------------
                                         1993       1994       1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)

                                                 (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE INFORMATION)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA(1):
  Revenues...........................  $   1,722  $     972  $   1,108  $   5,705  $  36,154  $   9,941  $  65,777
  Cost of revenues...................        887        439        619      3,041     24,396      5,994     57,056
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.......................        835        533        489      2,664     11,758      3,947      8,721
  Selling, general and administrative
   expenses..........................      1,470      1,032      1,349      4,159      8,154      3,399      5,705
  Depreciation and amortization......         23         36         48        264        622        239      1,258
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss)............       (658)      (535)      (908)    (1,759)     2,982        309      1,758
  Interest income (expense), net.....        (84)        23        230         15        (95)    --           (251)
  Other income (expense), net........        (14)       (18)        (2)        99       (137)      (266)       (91)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes
   and minority interests............       (756)      (530)      (680)    (1,645)     2,750         43      1,416
  Income tax benefit (expense).......     --         --         --             53        (84)       167       (895)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before minority
   interests.........................       (756)      (530)      (680)    (1,592)     2,666        210        521
  Minority interests.................        360        (18)         7         (6)         6          4        (29)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss)..................  $    (396) $    (548) $    (673) $  (1,598) $   2,672  $     214  $     492
                                       =========  =========  =========  =========  =========  =========  =========
EARNINGS (LOSS) PER SHARE:
  Basic..............................  $   (0.81) $   (0.44) $   (0.36) $   (0.52) $    0.68  $    0.05  $    0.11
  Weighted average shares
   outstanding.......................    491,303  1,254,689  1,890,442  3,046,594  3,903,470  3,921,878  4,534,568
  Diluted(2).........................     N/A        N/A        N/A        N/A     $    0.53  $    0.05  $    0.06
  Weighted average shares outstanding
   for diluted calculation...........     N/A        N/A        N/A        N/A     5,152,211  3,998,660  7,778,072

                                                   (FOOTNOTES ON FOLLOWING PAGE)

                                                          DECEMBER 31,
                                       -----------------------------------------------------   JUNE 30,
                                         1993       1994       1995       1996       1997        1998
                                       ---------  ---------  ---------  ---------  ---------   --------
CONSOLIDATED BALANCE SHEET DATA(1):
Cash, cash equivalents and short term
  investments........................  $      98  $   4,509  $   3,645  $     495  $   4,734   $ 4,939
Working capital......................       (777)     4,817      4,081      1,813      3,669    (2,552)
Property and equipment, net..........        168        156        154        983      2,679    13,084
Goodwill and other intangibles,
  net................................     --         --         --          3,246     17,674    26,332
Total assets.........................        521      5,335      4,498      9,371     39,635    68,880
Total long-term debt.................        445     --         --         --          2,676     9,385
Total stockholders' equity
  (deficit)..........................       (812)     4,446      3,590      5,765     22,088    28,592
                                                                                                SIX MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                       JUNE 30,
                                       -----------------------------------------------------  --------------------
                                         1993       1994       1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                                  (UNAUDITED)
OTHER OPERATING DATA(1):
  EBITDA(3)..........................  $    (635) $    (499) $    (860) $  (1,495) $   3,604  $     548  $   3,016
  Ratio of debt to EBITDA............     --         --         --         --           0.88     --           5.12
  Capital expenditures...............         22         24         46        441      1,682        667      5,696
  Ratio of earnings to fixed
   charges(4)........................     --         --         --         --           7.07       1.22       2.51
  Fixed charges in excess of
   earnings(4).......................        534        649        717      1,770     N/A        N/A        N/A
  Cash flows provided by (used in)
   operating activities..............        (44)    (1,035)      (817)    (2,731)     4,588      3,395        441
  Cash flows provided by (used in)
   investing activities..............        (22)    (3,971)       444      2,489     (1,799)      (667)   (16,721)
  Cash flows provided by (used in)
   financing activities..............       (244)      (670)    --            564      1,450        (43)    16,035

------------

(1) The Company's historical financial statements include the operations of its subsidiaries from their respective effective dates of acquisition, or inception in the case of poolings, as follows: Telscape USA, -- April 10, 1996, Telereunion S.A. -- May 10, 1996; Integracion -- July 1, 1997;
    N.S.I. -- October 1, 1997; and MSN -- January 1, 1998. INTERLINK's operations will be included beginning June 1, 1998.

(2) Diluted earnings per share for the years ended December 31, 1993, 1994, 1995, and 1996 were not provided as inclusion of additional shares under a diluted analysis for loss periods is inappropriate due to the anti-dilutive effect. For purposes of diluted earnings per share, interest expense of $42 on convertible notes assumed to have been converted into common shares was added back to net income for the historical year ended December 31, 1997.

(3) EBITDA as used in this Prospectus represents net earnings (loss) before interest, income taxes, depreciation and amortization. The Company has included EBITDA data because it is a measure commonly used in the telecommunications industry and is included herein to provide additional information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements. In addition, the Company believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. EBITDA is not a measure of financial performance determined under generally accepted accounting principles, should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity, and is not necessarily comparable to similarly titled measures presented by other companies. Funds depicted by EBITDA may not be available for management's discretionary use due to functional and debt covenant requirements to conserve funds for capital replacement and expansion, debt service and other commitments and uncertainties.

(4) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations, before income taxes and fixed charges of the Company and its subsidiaries. Fixed charges consist of the Company's and subsidiaries' interest expense and the portion of rent expense representative of an interest factor. Where the ratio indicates less than 1-to-1 coverage, the dollar amount of the coverage deficiency is presented.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED ELSEWHERE IN THIS PROSPECTUS. CERTAIN INFORMATION CONTAINED BELOW AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION WITH RESPECT TO THE COMPANY'S PLANS AND STRATEGY FOR ITS BUSINESS, ARE FORWARD-LOOKING STATEMENTS. SEE "NOTE REGARDING FORWARD-LOOKING STATEMENTS."

OVERVIEW

     Telscape is a rapidly growing emerging multinational telecommunications carrier focused on Latin America. The Company provides international wholesale long distance services for calls originating in the United States and terminating in markets in Latin America. As a way to generate increased international long distance traffic to countries it serves, the Company markets long distance services principally to Hispanic consumers in the United States through the distribution of Prepaid Cards under the TELEFIESTA (Registered Trademark) brand name. In addition to these wholesale and retail international long distance services, the Company also provides a broad range of systems integration and value-added voice and data services to major public and private sector customers in Mexico.

     Telscape intends to significantly expand its facilities-based telecommunications operations over the next 18 months and to broaden its service offerings in markets where it has established, or expects to establish, a significant presence. In June 1998, Telereunion S.A. received the Mexican Concession, a 30-year, facilities-based carrier license from the Mexican government allowing it to construct and operate a network over which the Company can carry long distance traffic in Mexico. To deliver its services, the Company, through Telereunion S.A., intends to construct the Mexican Network, a combined fiber-optic and microwave long distance network, connecting the United States, the Gulf region of Mexico and targeted Mexican cities. See "Risk
Factors -- Construction of the Mexican Network; Construction Costs,"
"Business -- Services" and "Business -- Network."

     The Company's objectives in constructing the Mexican Network are to: (i) provide on-net capacity to allow growth in its long distance services business;
(ii) increase profitability and lower its costs for switched services by reducing its off-net capacity expenses; and (iii) use the expanded network as a platform to support advanced, bandwidth-intensive data and media applications. The Company estimates that the aggregate cost of constructing the Mexican Network will be approximately $98.0 million. The principal components of such cost are expected to be: (i) fiber optic cable and microwave, between 25% and 30% of total construction costs; (ii) engineering and construction, between 58% and 63% of total construction costs; (iii) electronics, approximately 8% of total construction costs; and (iv) acquiring rights-of-way, approximately 4% of total construction costs. The Company will seek to acquire rights-of-way from railroads, highway commissions, pipeline owners, utility companies and others. See "Risk Factors -- Construction of the Mexican Network; Construction Costs," "Business -- Services" and "Business -- Network."

     In May 1996, Telscape began to focus on providing telecommunication services to and in Latin America. The Company acquired all of the stock of Telereunion, the owner of 97.0% of Vextro de Mexico S.A. de C.V. ("Vextro"). Vextro is a Mexico-based systems integration company, with an emphasis on voice solutions. In September 1996, the Company expanded its operations to include international long distance by acquiring Orion Communications, Inc., a U.S.-based reseller of long distance services ("Orion"). In 1997, the Company expanded its systems integration service offerings by acquiring Integracion and N.S.I., both focused on data services and based in Mexico City, Mexico.

     In January 1998, Telscape acquired MSN, a leading provider of Prepaid Cards that are marketed under the TELEFIESTA(R) brand name to Hispanic consumers residing in the United States. The MSN acquisition enhances Telscape's international long distance business by providing a retail platform, enhancing its ability to market additional products and services to Hispanic customers and increasing its ability to generate significant returns of U.S.-outbound traffic to Latin America. The Company plans to leverage the TELEFIESTA(R) brand recognition in Mexico, El Salvador and other Latin American countries after obtaining the required licenses.

     In May 1998, the Company acquired CMSD for $8.2 million in cash, subject to post-closing adjustments. The CMSD Acquisition provides the Company with a teleport facility in California, thereby enhancing the Company's position as an integrated telecommunications provider and assuring the Company's ability to provide satellite capacity to its targeted markets in Latin America.

     In June 1998, Telereunion S.A. received the Mexican Concession from the SCT. The Company believes that the Mexican Concession will enhance its service offerings to business customers in Mexico while allowing it to reduce its cost of international termination in Mexico.

     Telscape intends to capitalize on the deregulating markets of Latin America by providing international long distance services to and from targeted Latin American countries. The Company also intends to position itself as an integrated telecommunications provider in Mexico through the construction of the Mexican Network under its recently granted Mexican Concession. The Company believes that owning a long distance network in Mexico, combined with an expanding international telecommunications network, will increase the percentage of minutes of traffic carried on-net, enable it to increase margins and profitability and ensure quality of service on both international and domestic long distance traffic. See "Business -- Network."

REVENUES

     During 1997, the Company derived its revenues principally from the provision of systems integration and value-added services in Mexico and from the sale of U.S. outbound international long distance services to Latin America. In the first two quarters of 1998, with the addition of Prepaid Card revenues generated by recently acquired MSN, the Company's revenue mix changed.

     The Company provides systems integration services to private and public sector customers in Mexico. Revenues are derived from the sale of equipment and value-added services. Revenues from this business have grown significantly through both internal growth and strategic acquisitions in 1996 and 1997.

     The Company provides international long distance services to wholesale customers. Revenues are derived from the number of minutes of use (or fraction thereof) billed by the Company and are recorded upon completion of calls. For the year ended December 31, 1997, one wholesale customer, Communications Distributors, Inc., accounted for approximately 28% of the Company's overall revenues. For the six months ended June 30, 1998, no single customer represented greater than 10% of the Company's overall revenues.

     The Company also provides domestic and international long distance services through the sale of Prepaid Cards. The Company has in the past entered into, and may in the future enter into, arrangements with third parties whereby these parties provide, at a fixed cost to the Company, the long distance telecommunications services for the Prepaid Cards that the Company sells. The Company recognizes revenues from the sale of Prepaid Cards under these agreements at the time of shipment. In other cases, third parties provide telecommunications services for the Prepaid Cards based on customer usage. The Company recognizes revenues from the sale of Prepaid Cards under these agreements at the time of customer usage.

     In May 1998, one of the Company's wholesale long distance customers filed a petition for relief under Chapter 11 of the Bankruptcy Code. For the five months ended May 31, 1998, this customer accounted for approximately 26% of the Company's wholesale long distance revenues and 7% of the Company's overall revenues. Additionally an affiliate of this customer provided switching services and the Prepaid Card platform and arranged for other carriers to provide telecommunications services for the Prepaid Cards. The Company had paid the affiliate of this customer for these services at the time the Prepaid Cards were activated. Because the Company continued to provide services to its Prepaid Card customers by working directly with the underlying service providers, this resulted in the Company paying for certain of the telecommunication services on the Prepaid Cards a second time. The overall impact of the bankruptcy filing to the Company's earnings, including additional Prepaid Card services costs, the write-off of uncollectible receivables and the lost margin contribution from the loss of a wholesale customer, resulted in a reduction of operating income of approximately $2.0 million in the second quarter of 1998. This bankruptcy is not expected to have a material impact to the operating results for the third quarter of 1998. The lost revenues from this customer have been replaced by replacing the minutes previously purchased by this customer with existing or new customers at market rates.

GROSS MARGIN

     The Company has enjoyed strong gross profits from its international long distance and systems integration services to date; however, as these markets become more competitive, the Company may experience a decline in gross profit percentage. The effects of this potential decline are expected to be mitigated by the Company's strategy of focusing on providing long distance services in deregulating markets, particularly in Latin America, and on providing value-added services, where it can enjoy higher gross profit percentages. Gross profits as a percentage of revenues from the Company's newly-acquired Prepaid Card business are significantly lower than those of the wholesale international long distance and systems integration businesses. As such, overall gross profit as a percentage of revenues has declined in the first quarter of 1998 and may continue to decline to the extent that Prepaid Card revenues increase as a percentage of overall revenues.

     The following table sets forth for the periods indicated certain financial data as a percentage of revenues:

                             PERCENTAGE OF REVENUES

                                                 YEAR ENDED                  SIX MONTHS
                                                DECEMBER 31,               ENDED JUNE 30,
                                       -------------------------------  --------------------
                                         1995       1996       1997       1997       1998
                                       ---------  ---------  ---------  ---------  ---------
Revenues.............................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of revenues.....................       55.9       53.3       67.5       60.3       86.7
Gross profit.........................       44.1       46.7       32.5       39.7       13.3
Selling, general and administrative
  expenses...........................      121.7       72.9       22.6       34.2        8.7
Depreciation and amortization........        4.3        4.6        1.7        2.4        1.9
Operating income (loss)..............      (81.9)     (30.8)       8.2       (3.1)       2.7
Other income (expense)...............       20.6        2.0       (0.6)      (2.7)      (0.5)
Income (loss) before income taxes and
  minority interest..................      (61.3)     (28.8)       7.6        0.4        2.2
Income tax benefit (expense).........        0.0        0.9       (0.2)       1.7       (1.4)
Income (loss) before minority
  interests..........................      (61.3)     (27.9)       7.4        2.1        0.8
Minority interests in subsidiaries...        0.6       (0.1)       0.0        0.0        0.0
Net income (loss)....................      (60.7)     (28.0)       7.4        2.1        0.8

RESULTS OF OPERATIONS

     FOR THE SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     REVENUES increased from $9.9 million in 1997 to $65.8 million in 1998. This increase of $55.8 million, or 562%, was due principally to the acquisition of MSN completed in the first quarter of 1998, which provided total revenues of $32.4 million. Wholesale international long distance revenues increased $11.1 million from $5.7 million for the six months ended June 30, 1997 to $16.8 million for the six months ended June 30, 1998. In addition, revenues from systems integration services increased $11.1 million from $4.3 million for the six months ended June 30, 1997 to $15.4 million for the six months ended June 30, 1998. This increase in systems integration services revenues is due to the acquisitions of Integracion, and N.S.I., completed during 1997 and to the overall growth in revenues from these services. The acquisition of INTERLINK provided an additional $1.2 million in revenues.

     COST OF REVENUES increased from $6.0 million in 1997 to $57.1 million in 1998, or $51.1 million. The 852% increase in cost of revenues was due principally to the incremental cost of revenues associated with the acquisition of MSN, the increase in the sale of international long distance services and, to a lesser extent, the incremental cost of revenues attributable to the acquisitions of Integracion, N.S.I. and INTERLINK. The cost of revenues as a percentage of revenues increased from 60.3% to 86.7%, or 26.4%, due principally to the higher cost of revenues as a percentage of revenues associated with the sale of Prepaid

Cards. In addition, cost of revenues was negatively impacted by the additional costs, estimated at $766,000, incurred on the Company's Prepaid Card services as a result of the bankruptcy of a customer as discussed above.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ("SG&A") increased from $3.4 million in 1997 to $5.7 million in 1998, or $2.3 million. The 67.8% increase in SG&A was due principally to the incremental SG&A related to the operations of Integracion, N.S.I., MSN and INTERLINK and, to a lesser extent, increased staffing at existing operations of the systems integration business and the wholesale long distance business to meet the additional resource requirements from the growth of these operations. In addition, SG&A was negatively impacted by the write off of receivables, approximately $541,000, due from the customer which filed for bankruptcy as discussed above.

     Overall SG&A as a percentage of revenues decreased from 34.2% to 8.7%, or 25.5%. This decrease was due principally to the lower SG&A expenses as a percentage of revenue associated with MSN and to the growth in overall revenues rapidly outpacing the growth in SG&A expenses. This improvement was partially offset by the write off of receivables due from the customer which filed for bankruptcy as discussed above.

     DEPRECIATION AND AMORTIZATION increased from $239,000 in 1997 to $1.3 million in 1998, or $1.0 million. This increase is due to an increase in goodwill amortization primarily due to the vesting of performance based warrants issued in connection with the Telereunion acquisition, which resulted in additional goodwill being recognized on December 31, 1997, and goodwill recognized on the INTERLINK, MSN, Integracion and N.S.I. acquisitions. Depreciation increased as a result of the Company's continuing expansion of its international wholesale long distance network, which includes purchases of switches and other telecommunications equipment and facilities. The Company expects depreciation expense to increase as it continues to expand its telecommunications network.

     INTEREST INCOME (EXPENSE) decreased from ($0) in 1997 to ($251,000) in 1998, or ($251,000). This decrease was mainly due to an increase in the Company's level of borrowings, including notes issued in connection with the Integracion and MSN acquisitions, and the Deere Park Convertible Debentures and Gordon Brothers Convertible Debentures issued in connection with the INTERLINK acquisition.

     OTHER INCOME (EXPENSE), NET decreased from ($266,000) in 1997 to ($91,000), or ($175,000). In 1997 the Company wrote off its $196,000 investment in Elterix, an operating joint venture, and incurred a litigation settlement expense of $128,000. In addition, the Company incurred a foreign exchange translation loss of $187,000 for the six months ended June 30, 1998 as compared to a gain of $27,000 for the six months ended June 30, 1997. The loss in 1998 was primarily due to translation of financial statements of the Company's Mexican operations.

     INCOME TAX BENEFIT (EXPENSE) changed from an income tax benefit of $167,000 in 1997 to an income tax expense of ($895,000) in 1998. The tax benefit realized in 1997 is a result of the Company's utilization of its loss carryforwards to offset taxable income and the recognition of a portion of the deferred tax benefits related to the Company's tax loss carryforward. The effective tax rate for the six months ended June 30, 1998, is higher than the U.S. and Mexico statutory rates of 34% due to permanent differences, the most significant of which is the nondeductible nature of goodwill amortization.

     NET INCOME (LOSS) increased from $214,000 for the six months ended June 30, 1997 to $492,000 for the six months ended June 30, 1998 due to a combination of the factors dicsussed above.

     FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31,
     1996

     REVENUES increased from $5.7 million in 1996 to $36.2 million in 1997. This increase of $30.5 million, or 535%, was due principally to the significant growth in the Company's international long distance business and, to a lesser extent, the acquisitions of Telereunion, Integracion and NSI. The Company's revenues from international long distance services grew $16.8 million from $640,000 in 1996 to $17.4 million, or 2,625%. Revenues from systems integration services and equipment sales increased $13.7 million from $5.1 million to $18.8 million, or 269%. Although some of the growth is attributable to the effect of including Telereunion for a full year in 1997, Telereunion also experienced growth in revenues in 1997.

     COST OF REVENUES increased from $3.0 million in 1996 to $24.4 million in 1997, or $21.4 million. The increase in cost of revenues was due principally to the incremental cost of revenues associated with the significant growth in the international long distance business and, to a lesser extent, the incremental cost of revenues associated with the acquisitions of Telereunion, Integracion and NSI. The cost of revenues as a percentage of revenues increased from 53.3% to 67.5%, or 14.2%. The increase in cost of revenues as a percentage of revenues was due principally to a significant change in the Company's product mix. During 1997, the Company's decline in the margins earned in the systems integration businesses in Mexico and Poland were offset by higher margins earned in the international long distance services business.

     SG&A increased from $4.2 million in 1996 to $8.2 million in 1997. The increase in SG&A was due principally to the incremental SG&A associated with the acquisitions of Telereunion, Integracion and NSI. and, to a lesser extent, the additional administrative staff added to handle the significant growth in the international long distance business. In 1996, the Company also incurred certain non-recurring expenses of approximately $350,000 relating to non-cash compensation expense that was recorded in 1996 in compliance with "FAS 123:
Accounting for Stock-Based Compensation," approximately $100,000 in fees associated with the Company's merger with Orion (which, upon consummation of the merger, was renamed Telscape USA) (the "Telscape USA Acquisition"), and approximately $146,000 in consulting fees. These consulting fees were paid under agreements which have been terminated.

     Overall SG&A as a percentage of revenues decreased from 72.9% to 22.6%, or 50.3%. This decrease was due principally to the significant growth in revenues in each of the Company's core businesses while containing costs.

     DEPRECIATION AND AMORTIZATION increased from $264,000 in 1996 to $622,000 in 1997, or $358,000. This increase was due to an increase in goodwill amortization primarily due to the Integracion and N.S.I. acquisitions completed during 1997 and a full year's amortization of goodwill in 1997 associated with the Telereunion acquisition.

     INTEREST INCOME (EXPENSE), NET decreased from $15,000 in 1996 to ($95,000) in 1997, or ($110,000). This decrease was mainly attributable to interest expense relating to notes issued in connection with the Integracion acquisition.

     OTHER INCOME (EXPENSE), NET decreased from $99,000 in 1996 to ($137,000) in 1997, or $236,000. The decrease in other income was due principally to the Company recognizing a foreign exchange loss of ($126,000), primarily as a result of translation of the financial statements of the Polish operations as compared to a foreign exchange gain of $161,000, primarily as a result of translation of the financial statements of the Mexican operations, in 1996. The Company also wrote off its investment in a joint venture in Poland, realizing a loss of $196,000 and incurring certain litigation settlement expenses of $128,000.

     INCOME TAX BENEFIT (EXPENSE) decreased from a benefit of $53,000 in 1996 to ($84,000) in 1997. This decrease is primarily due to tax expense from the Company's Mexican operations offset by a benefit realized from a reversal of valuation allowances on U.S. Federal net operating losses.

     NET INCOME (LOSS) increased from ($1.6) million in 1996 to $2.7 million in 1997. The change in net income was due to a combination of the factors discussed above.

     FOR YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     REVENUES increased from $1.1 million in 1995 to $5.7 million in 1996. This increase of $4.6 million, or 418%, was due principally to the acquisition of Telereunion and, to a lesser extent, the Telscape USA Acquisition. Revenues for the Polish operations increased only slightly from $1.11 million in 1995 to $1.14 million in 1996.

     COST OF REVENUES increased from $619,000 in 1995 to $3.0 million in 1996, or $2.4 million. The increase in cost of revenues was due principally to the incremental cost of revenues attributable to the acquisition of Telereunion and, to a lesser extent, the Telscape USA Acquisition. This increase was offset partially by a decrease of $121,000 in the Polish operations. The cost of revenues as a percentage of revenues decreased from 55.9% to 53.3%, or 2.6%. The decrease in cost of revenues as a percentage of revenues was due principally to the improvements in the Polish operations and the addition of higher margin sales from the Telscape USA Acquisition.

     SG&A increased from $1.4 million in 1995 to $4.2 million in 1996, or $2.8 million. The increase in SG&A was due principally to the incremental SG&A attributable to the acquisition of Telereunion and, to a lesser extent, the Telscape USA Acquisition. The Company also incurred certain non-recurring expenses of approximately $596,000. These expenses included approximately $350,000 of non-cash compensation expense that was recorded in 1996 in compliance with "FAS 123: Accounting for Stock-Based Compensation," approximately $100,000 in fees associated with the Telscape USA Acquisition, and approximately $146,000 in consulting fees. These consulting fees were paid under agreements which have been terminated. In addition, the Company had an increase in certain recurring non-cash expenses, such as approximately $77,000 in depreciation and approximately $140,000 for the amortization of goodwill associated with the Telereunion acquisition.

     On approximately the same revenues, SG&A for the Polish operations decreased by $84,000 due principally to a reduction in work force. Overall SG&A as a percentage of revenues decreased from 121.7% to 72.9%, or 48.8%. This decrease was due principally to the lower SG&A as a percentage of revenues associated with Telereunion and, to a lesser extent, efficiency improvements in the Polish operations. These improvements were offset by the non-recurring expenses and additional recurring expenses described above.

     DEPRECIATION AND AMORTIZATION increased from $48,000 in 1995 to $264,000 in 1996, or $216,000. This increase was due to an increase in goodwill amortization related to the Telereunion acquisition and the incremental depreciation expense associated with those operations.

     INTEREST INCOME (EXPENSE), NET decreased from $230,000 in 1995 to $15,000 in 1996, or $215,000. This decrease was mainly due to a reduction in cash and cash equivalent balances in 1996 as compared to 1995.

     OTHER INCOME (EXPENSE), NET increased from ($2,000) in 1995 to $99,000 in 1996, or $101,000. The increase in other income was due principally to the recognition of a $63,000 loss in connection with the forfeiture of an earnest money deposit for an aborted acquisition attempt. This loss was offset by an increase in the Company's foreign exchange gain of approximately $160,000 primarily from translation of the financial statements of the Company's Polish operations.

     INCOME TAX BENEFIT (EXPENSE) increased from no provision in 1995 to a tax benefit of $53,000 in 1996, resulting primarily from the increase in deferred tax assets in Vextro.

     NET INCOME (LOSS) decreased from ($673,000) in 1995 to ($1.6) million in 1996. The decrease in net income was due to a combination of the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $3,395,000 and $441,000 for the six months ended June 30, 1997 and June 30, 1998, respectively. The decrease in net cash provided by operations in 1998 as compared to 1997 was due primarily to an increase of value added tax receivables of approximately $2.1 million, additional costs associated with the Company's Prepaid Card services and the write off of receivables associated with the bankruptcy of a customer.

     Net cash used in investing activities was ($667,000) and ($16,271,000) for the six months ended June 30, 1997 and June 30, 1998, respectively. In the six months ended June 30, 1998, the Company expended approximately $5.7 million on purchases of, or deposits on, property and equipment as part of the Company's network expansion strategy. In addition, the Company acquired MSN for $2.3 million, net of cash acquired, and INTERLINK for $8.3 million, net of cash acquired.

     Net cash provided by (used in) financing activities was ($43,000) and $16,035,000 for the six months ended June 30, 1997 and June 30, 1998, respectively. In December 1997, the Company announced its intention to redeem publicly traded warrants to purchase an aggregate of 525,000 shares of Common Stock. This announcement resulted in 475,535 warrants being exercised prior to the redemption date. The Company realized net proceeds from these exercises of $3.7 million, of which $2.7 million was received subsequent to year-end. The Company raised $10.0 million from the issuance of Deere Park Convertible Debentures (as defined) and Gordon Brothers Convertible Debentures (as defined). In addition, the Company realized $2.2 million in proceeds from the exercise of options and warrants.

     As of June 30, 1998, the Company had cash and cash equivalents of $4,939,000 and negative working capital of $2,522,000. Included in current liabilities is $5.0 million in Gordon Brothers Convertible Debentures which mature on May 29, 1999.

     In the first and second quarter of 1998, the Company continued its strategic plans to significantly expand the Company's facilities and capacity related to its long distance services and Prepaid Card business lines. Through June 30, 1998, the Company has expended or placed purchase orders for equipment for a total in excess of $9.0 million. Management does not expect that cash generated from operations will be adequate to fund these capital investments.

  RECENT FINANCINGS AND SOURCES OF CAPITAL

     From January 1, 1998 through July 15, 1998 the Company raised a total of approximately $15.0 million, through various financing, and capital raising transactions, as described below:

     On May 1, 1998 the Company issued $3,000,000 in 8% Convertible Subordinated Debentures (the "Deere Park Convertible Debentures") maturing three years from closing (the "First Draw") to Deere Park Capital Management, LLC, an Illinois limited liability company ("Deere Park"). On May 28, 1998, the Company issued an additional $1,000,000 of the Deere Park Convertible Debentures (the "Second Draw"). On June 30, 1998, the Company issued an additional $1,000,000 of the Deere Park Convertible Debentures (the "Third Draw"). The Deere Park
Convertible Debentures are convertible by the holder into shares of Common Stock at a price equal to $26 per share for the First Draw, $29 per share for the Second Draw and $26 per share for the Third Draw, until November 1, 1998, and thereafter, at the lesser of (i) $26 per share for the First Draw, $29 per share for the Second Draw and $26 per share for the Third Draw or (ii) a price equal to the average of the three highest of the five lowest closing prices of the Common Stock for the 20 trading days preceding the conversion date. If the Common Stock trades below $15 per share for the First Draw, $16.66 per share for the Second Draw and $15 for the Third Draw for three consecutive trading days, the Company may redeem all or part of such Deere Park Convertible Debentures at 107% of face value plus any accrued interest in the event the holder elects to convert. The Company's obligation to make interest payments on the Deere Park Convertible Debentures terminates if the price of Common Stock closes for twenty consecutive trading days at or above $30 per share for the First Draw, at or above $33.50 per share for the Second Draw and at or above $30 per share for the Third Draw, adjusted, without limitation, for any stock splits or combinations. In connection with the Deere Park Convertible Debentures, Deere Park also received warrants to purchase an aggregate of 8,952 shares of Common Stock at an exercise price of $16.76 per share (subject to adjustment for stock splits and other share adjustments) for the First Draw, warrants to purchase an aggregate of 2,427 shares of Common Stock at $20.60 per share (subject to adjustment for stock splits and other share adjustments) for the Second Draw and warrants to purchase an aggregate of 6,382 shares of Common Stock at $15.67 per share (subject to adjustment for stock splits and other share adjustments) for the Third Draw. The warrants have a term of three years from the effectiveness of a registration statement covering such warrants. The Deere Park Convertible Debentures are PARI PASSU in right of payment to the Notes.

     The Company is required to pay an exit fee in connection with any prepayment of principal to be made under the Deere Park Convertible Debentures (the "Deere Park Exit Fee"). The Deere Park Exit Fee varies depending upon the date of payment, and is equal to (i) 6.6% if the payment is made within 90 days after the closing of each respective draw, (ii) 7.2% if payment is made after 90 days and up to 180 days after the closing of each respective draw, (iii) 8.8% if payment is made after 180 days and up to 270 days after the closing of each respective draw and (iv) 10.0% if payment is made after 270 days after the closing of each respective draw. The Deere Park Exit Fee is adjusted on a pro rata basis to the extent that the prepayment is made between periods except that a minimum Deere Park Exit Fee of 6.6% is required if the prepayment is made prior to 90 days after closing.

     On May 29, 1998, the Company issued $5,000,000 in 8% Convertible Debentures (the "Gordon Brothers Convertible Debentures") maturing one year from closing to Gordon Brothers Capital, LLC, a Delaware limited liability company ("Gordon Brothers"). The Gordon Brothers Convertible Debentures are convertible by
Gordon Brothers into shares of Common Stock at a price equal to $29.00 per share until November 1, 1998, and thereafter, at the lesser of (i) $29.00 per share or
(ii) a price equal to the average of
the three highest of the five lowest closing prices of the Common Stock for the 20 trading days preceding the conversion date. If the Common Stock trades below $16.66 for three consecutive trading days, the Company may redeem all or part of such Gordon Brothers Convertible Debentures at 107% of face value plus any accrued interest in the event the holder elects to convert. The Company's obligation to make interest payments on the Gordon Brothers Convertible Debentures terminates (i) in the event the Common Stock closes, for twenty consecutive trading days, at or above $33.50 per share, adjusted, without limitation, for any stock splits or combinations, (ii) when a registration statement covering the Gordon Brothers Convertible Debentures is effective and
(iii) if there exists no event of default under the Gordon Brothers Convertible Debentures. The Gordon Brothers Convertible Debentures are secured by a pledge of the Company's stock in Telereunion and the Company's preferred stock in INTERLINK. In addition, the Gordon Brothers Convertible Debentures are guaranteed by INTERLINK and such guaranty is collateralized by a security agreement covering all of INTERLINK's assets. In connection with the Gordon Brothers Convertible Debentures, Gordon Brothers also received warrants to purchase an aggregate of 12,136 shares of Common Stock at an exercise price of $20.60 per share. The warrants have a term of three years from the effectiveness of the registration statement covering such warrants. The Gordon Brothers Convertible Debentures are senior secured indebtedness of the Company to the extent of the assets securing such indebtedness.

     The Company is required to pay an exit fee in connection with any prepayment of principal to be made under the Gordon Brothers Convertible Debentures (the "Gordon Brothers Exit Fee"). The Gordon Brothers Exit Fee varies depending upon the date of payment, and is equal to (i) 6.5% if the payment is made within 90 days after May 29, 1998, (ii) 13.0% if payment is made after 90 days and up to 180 days after May 29, 1998, (iii) 19.0% if payment is made after 180 days and up to 270 days after May 29, 1998 and (iv) 25.0% if payment is made after 270 days and up to 365 days after May 29, 1998. The Gordon Brothers Exit Fee with respect to any payment made after May 28, 1999 shall be equal to (a) 25.0% plus (b) 25.0% multiplied by the number of days elapsed from May 28, 1999 divided by 365. The Gordon Brothers Exit Fee is adjusted on a pro rata basis to the extent that a prepayment is made between periods during the first twelve months except that a minimum Gordon Brothers Exit Fee of 6.5% is required if the prepayment is made prior to 90 days after closing.

     Approximately $8.2 million of the proceeds from the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures were used to finance the CMSD Acquisition and the remainder was utilized for capital investments and general working capital purposes.

     On October 26, 1998, the Company entered into agreements with the holders of the Gordon Brothers Convertible Debentures and the Deere Park Convertible Debentures to restructure these debentures.

     Under the terms of the restructuring, Gordon Brothers agreed to fix the conversion price at $15 per share for the term of the debenture. In return, the Company agreed to reduce the strike price on 12,136 warrants issued in connection with the original funding from $20.60 to $15 per share.

     Under the terms of the restructuring, Deere Park agreed to fix the conversion price at $15 per share until May 1, 1999. Beyond this date, the conversion price will revert to a "floating" price for the term of the debentures unless it is further restructured. In return, the Company agreed to issue an additional 8,000 warrants to Deere Park at current market prices. In addition, the Company agreed to repay $1,000,000 of the Deere Park Convertible Debentures at 107% plus accrued interest.

     On March 12, 1998, the Company entered into the Revolving Credit Facility with a commercial bank which provided for borrowings up to $1.3 million subject to adequate levels of eligible accounts receivable. Borrowings are secured by the accounts receivable of Telscape USA and MSN. This facility provides that borrowings will bear interest at floating rates of prime plus 1% and expires in six months. On May 19, 1998, the Company renegotiated the terms of the Revolving Credit Facility to provide for borrowings of up to $2.5 million and extended the term of the facility to June 30, 1999. As of June 30, 1998, the Company had drawn $1.9 million on this facility. The Company has also negotiated terms with certain of its equipment vendors which call for extended payment terms and increased credit lines, including two lines of credit each of up to $2.0 million, with 60 day and 90 day payment terms, respectively.

     Telscape USA and MSN have obtained a waiver under the Revolving Credit Facility to (i) permit the Guarantee of the Notes by Telscape USA and MSN and
(ii) waive the defaults under the minimum current ratio, minimize tangible net worth and prohibition on quarterly loss covenants.

     In June 1998, members of the management team of the Company exercised certain options and warrants resulting in approximately $1.2 million in proceeds to the Company.

     In June 1998, the Company financed the purchase of $1.4 million of equipment by entering into an equipment lease arrangement with a financing company which provides for monthly lease payments of $27,500, including principal and interest, through May 31, 2003. The lease obligation is secured by the financed equipment.

     On July 6, 1998, the Company financed the purchase of $972,000 of equipment by entering into two equipment lease arrangements with a financing company which provide for monthly lease payments of $22,100, including principal and interest through July 6, 2003. The lease obligations are secured by the financed equipment.

     On July 14, 1998, the Company financed the purchase of $243,000 of equipment by entering into an equipment lease arrangement with a financing company which provides for monthly lease payments of $6,600 including principal and interest through July 14, 2002. The lease obligation is secured by the financed equipment.

     In July 1998, the Company received a commitment from a financing company to fund equipment purchases of up to $6.0 million dollars through May 1999. The financing is structured as loans maturing three years from funding at interest rates 550 basis points above the Federal Reserve Treasury Constant Maturity Rate. The Company expects to close this transaction in September 1998.

     Under the terms of the Mexican Concession, the Company must satisfy several conditions, including limitations on the scope and location of the Mexican Network and minimum capital requirements with respect to Telereunion S.A. The minimum capital requirements state that Telereunion S.A. must have approximately $1.0 million in contributed capital upon commencement of operations and approximately $40.0 million of invested capital upon completion of the first 12 months of operations. The Company intends to raise the funds necessary to meet this requirement through the Notes Offering. If the Company is unable to consumate the Notes Offering, it intends to raise the funds necessary to satisfy the capital requirements from public or private equity or debt sources. There can be no assurance that the Company will be able to obtain additional financing or, if obtained, that it will be able to do so on a timely basis or on terms favorable to the Company. There also can be no assurance that the Company will be able to comply with the conditions of the Mexican Concession. Moreover, the failure of the Company to comply with such terms could cause a termination of the Mexican Concession, and the Mexican government would not be required to compensate the Company for such a termination. Such a termination would prevent the Company from engaging in its proposed business and would likely prevent the Company from having the ability to repay the Notes.

     The Company intends to finance its growth and additional capital investments required for its planned facility expansions through cash generated from operations, additional financing through commercial lenders, additional lease financing and the sale of debt and equity securities (or a combination of both). There can be no assurance that the cash generated from operations will be sufficient or that the Company will be able to obtain additional financing on commercially reasonable terms, if at all. Additional funding through the incurrence of debt or sale of additional equity (or a combination of both) may be required to meet the Company's growth plans, although there can be no assurance that such additional funds can be obtained on acceptable terms, if at all. If necessary funds are not available, the Company's business and results of operations and the future expansion of its business could be materially adversely affected.

ESCROW AGREEMENT

     Pursuant to the Texas Securities Act of 1957, the Texas State Securities Commissioner has the discretion to require that an issuer offering and selling securities to the residents of Texas in a public offering deposit certain outstanding securities in escrow. In that regard, certain former officers and directors of the Company, as well as two other individuals (collectively, the "Escrow Shareholders"), are parties to a Stock Escrow Agreement (the "Escrow Agreement") dated August 8, 1994. The Escrow Agreement was required by the Texas State Securities Commissioner as a condition to the registration of securities in Texas in connection with the Company's initial public offering. The Escrow Agreement provides that a total of 415,503 shares of Common Stock ("Escrow Shares") and 55,779 shares of Common Stock issuable upon the exercise of options ("Escrow Options") be held in escrow for a period of not less than two years and not more than ten years. The terms of the Escrow Agreement provide further that Escrow Shares and Escrow Options may be released from escrow provided certain performance requirements of the Company ("Performance Requirements") are met. For instance, if the Common Stock trades at a price per share of at least $11.81 for at least ninety (90) consecutive trading days then the Escrow Shares and Escrow Options are automatically released from escrow.

     During the first quarter of 1998, the Company and the Escrow Shareholders entered into agreements, which resulted in (i) the early termination of the Escrow Agreement in July 1998, (ii) the repurchase by the Company of certain of the Escrow Shares at a significant discount to market and (iii) the resolution of a disagreement with certain of the Escrow Shareholders concerning the validity of the Escrow Options. The agreements called for the Escrow Shareholders to sell a total of 101,417 Escrow Shares to the Company for $985,580, or $9.72 per share, of which 25% was paid by the Company upon execution of the agreements and 75% was scheduled to be paid on July 6, 1998. In addition, the Escrow Shareholders signed a lock-up agreement (the "Escrow Lock-Up"), ending on July 6, 1998, for any Escrow Shares which were not sold to the Company; provided, however, that if any of the Performance Requirements were met during the Escrow Lock-Up, the Escrow Lock-Up would terminate automatically. Finally, certain of the Escrow Shareholders agreed to the termination of approximately 40,000 of the Escrow Options, which had an exercise price of $0.80 per share. On May 1, 1998, the Company agreed to reduce the number of Escrow Shares required to be sold to the Company, resulting in a reduction in the total number of Escrow Shares being repurchased to 86,417 Escrow Shares for total consideration of $873,000, or $10.10 per share.

     On July 6, 1998, the Company assigned the rights to purchase 80,257 of the Escrow Shares to Preferred Capital Markets, Inc. ("Preferred"). In return for the assignment, Preferred reimbursed the Company for the 25% down payment in an amount of $276,000 and paid the Company $449,000 for the assignment. The Company has no further obligations in connection with the Escrow Shares.

FOREIGN CURRENCY RISK

     The general economic conditions of Mexico are greatly affected by the fluctuations in exchange rates and inflation. The Company's foreign currency risk is mitigated in Mexico due to the fact that many of the Company's customers are multinational firms that pay in United States dollars. In addition, most of the customers that do pay in pesos pay at the spot exchange rate in effect at the time of payment as opposed to the exchange rate at the time the receivable is created. The Company's functional currency in Mexico is the United States dollar because the majority of its transactions are in such currency. However, from time to time the Company transacts in the local currency and thus faces foreign currency risk with respect to these transactions. United States-originated calls will be paid in United States dollars; however, the Company also expects to derive a certain portion of its revenues from calls originated outside of the United States, thus exposing the Company to additional exchange rate risk. The Company may choose to limit its exposure to foreign currency risk through the purchase of forward foreign exchange contracts or similar hedging strategies. There can be no assurance that any foreign currency hedging strategy would be successful in avoiding exchange-related losses.

     The Company does not currently hedge against the risk of foreign exchange rate fluctuations.

YEAR 2000 PLANS

     The year 2000 issue exists because many computer systems and applications, including those embedded in telecommunications equipment and facilities, use two digit rather than four digit date fields to designate the applicable year. As a result, the systems and applications may not properly recognize the year 2000 or process data which includes it, potentially causing data miscalculations or inaccuracies or operations malfunctions or failures. The year 2000 is also a leap year, which may also lead to incorrect calculations, functions or system failure. This issue exists for many kinds of software, including software for mainframes, PCs and embedded systems. The Company has initiated the process of gathering, testing, and producing information about the Company's technologies impacted by the year 2000 transition. As part of this effort, the Company is reviewing its network and supporting infrastructure for the telecommunications services it provides, its operational and financial information technology systems, and the year 2000 compliance of the Company's key vendors.

     Though the year 2000 could affect the Company's internal systems, management believes the impact will be minimal because the Company has purchased the majority of its hardware and software systems within the last year or will be replacing existing systems as part of a Company wide information systems upgrade. The newer hardware and software systems generally have been engineered to be year 2000 compliant. In addition, the Company is in the process of building and expanding its telecommunications network, and in doing so is ensuring that these new systems are year 2000 compliant.

     In accordance with Emerging Issues Task Force Consensus No. 96-14, "Accounting for the Costs Associated with Modifying Computer Software for the Year 2000," the Company will expense all costs as incurred. The extent of the costs to ready the Company for the year 2000 transition have not been fully determined; however, the Company does not believe that such costs will have a material adverse impact on the Company's financial position or its results of operations. However, if the Company is unable to ready its network and systems for the year 2000 transition, or if its key suppliers or other companies upon which the Company depends or with whom the Company's systems interface are not year 2000 compliant, there could be a material adverse effect on the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     SFAS No. 131, "DISCLOSURE ABOUT SEGMENTS OF A BUSINESS ENTERPRISE," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

     SFAS No. 130 and No. 131 are effective for financial statements for the periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The Company does not believe this statement will have a material impact on its financial statements.

     SFAS No. 132, "EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS." The new standard standardizes the disclosure requirements for pensions and other post-retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets. The statement is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Adoption of SFAS No. 132 is expected to have a material effect on the Company's financial statement disclosures.

     SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on its financial statements.

                                    BUSINESS

OVERVIEW

     Telscape is a rapidly growing emerging multinational telecommunications carrier focused on Latin America. The Company provides international wholesale long distance services for calls originating in the United States and terminating in markets in Latin America. As a way to generate increased international long distance traffic to countries it serves, the Company markets long distance services principally to Hispanic consumers in the United States through the distribution of Prepaid Cards under the TELEFIESTA (Registered Trademark) brand name. In addition to these wholesale and retail international long distance services, the Company also provides a broad range of systems integration and value-added voice and data services to major public and private sector customers in Mexico.

     Telscape intends to significantly expand its facilities-based telecommunications operations over the next 18 months and to broaden its service offerings in markets where it has established, or expects to establish, a significant presence. In June 1998, Telereunion S.A. received the Mexican Concession, a 30-year, facilities-based carrier license from the Mexican government allowing it to construct and operate a network over which the Company can carry long distance traffic in Mexico. To deliver its services, the Company, through Telereunion S.A., intends to construct the Mexican Network, a combined fiber-optic and microwave long distance network, connecting the United States, the Gulf region of Mexico and targeted Mexican cities.

     The Company believes that it is well-positioned to capitalize on the opportunities presented by the large and growing international telecommunications services market. According to the Telegeography Report, revenues generated from the provision of international long distance services increased to $61.3 billion in 1996 from $23.9 billion in 1987, a compound annual growth rate of 11.0%. Management believes that Latin American traffic, including traffic between the United States and Latin America, will grow faster than the international telecommunications market as a whole as a result of the (i) underlying economic growth within Latin America, (ii) growth of regional trade as a result of free trade initiatives such as NAFTA, Mercosur and the Andean Pact, (iii) deregulation and privatization of telecommunications carriers in the region, (iv) projected regional increases in telephone density, (v) growth in the Hispanic population in the United States and (vi) increasing demand for bandwidth-intensive applications. See "-- Industry."

     Telscape intends to capitalize on the growth in the Latin American telecommunications market by providing international long distance services to and from targeted Latin American countries. The Company also intends to position itself as an integrated telecommunications provider in Mexico by providing domestic and international long distance services over the Mexican Network. The Company believes that expanding its owned and leased transmission facilities in Latin America will allow it to increase the percentage of minutes of traffic carried on-net, which will enable it to increase margins and profitability and ensure quality of service on both international and domestic long distance traffic. See "Risk Factors -- Construction of the Mexican Network; Construction Costs," "Management's Discussion and Analysis of Financial Condition and
Results of Operations -- Overview" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Gross Margin."

HISTORY

     The Company was founded in 1992 with the objective of becoming a significant participant in the emerging Eastern European telecommunications equipment market through its 90% interest in Digital Telecommunications Systems/ZWUT, a Polish limited liability company. In May 1996 the Company began shifting its strategic focus to the provision of telecommunications services in Latin America. Revenues from the Company's operations in Poland during 1997 represented less than 5% of the Company's revenues. In November 1996, the Company's name was changed from "Polish Telephones and Microwave Corporation" to "Telscape International, Inc." to more accurately reflect the Company's overall strategy. This shift in strategic focus was completed in December 1997 with the sale of the Company's Polish subsidiary.

     In May 1996, the Company acquired all of the stock of Telereunion, a 97% owner of Vextro de Mexico S. A. de C.V. ("Vextro"). Vextro is a systems integration company, with an emphasis on voice solutions, based in Mexico. In September 1996, Orion Communications, Inc., a U.S.-based reseller of long distance services ("Orion"), was merged into Telscape USA, a subsidiary of the Company. The management capabilities that came with the Orion merger enabled the Company to expand its strategy to include international long distance.

     In July 1997, the Company acquired Integracion of Mexico City, Mexico, a data and network integrator. The acquisition of Integracion marked the Company's entry into the fast growing data and network market. In October 1997, the Company acquired N.S.I. also of Mexico City, Mexico, also a data and network integrator. Management of the Company believes that these acquisitions, coupled with Vextro, strategically position the Company in Mexico to address the technological convergence of data, voice and video transmission. The Company is one of the three largest systems integrators in Mexico.

     In January 1998, the Company added to its international long distance operations the business of MSN, a leading provider of Prepaid Cards targeted at Hispanic communities in the United States. The transaction adds a well-known brand name, TELEFIESTA(R), and a retail distribution platform to the Company's business mix, and the Company intends to utilize that brand name in certain Latin American countries as regulations and licenses permit.

     In June 1998, the Company, through its newly-formed subsidiary INTERLINK, acquired California Microwave Services Division, Inc. INTERLINK provides the Company with a teleport facility in California, thereby enhancing the Company's position as an integrated telecommunications provider and contributing to the Company's ability to provide satellite capacity to its targeted markets in Latin America.

     In June 1998, Telereunion S.A. received the Mexican Concession. The Company believes that the Mexican Concession will enhance its service offerings to business customers in Mexico while allowing it to reduce its cost of international termination in Mexico.

     The following chart illustrates the operational structure of the Company.

                                                   ------------------------------
                                                  | Telscape International, Inc. |
                                                  |      Texas Corporation       |
                                                   ------------------------------
                                                                 |
               ---------------------------------------------------------------------------------------------
               |                               |                         |               |                 |
               |                               |                         |               |                 |
  -----------------------------     ------------------------   -----------------------   |    ------------------------------
 |   MSN Communications, Inc.  |   |  Telscape USA, Inc.    | |   Telereunion, Inc.   |  |   |INTERLINK Communications, Inc.|
 |   California Corporation    |   |  Texas Corporation     | |  Delaware Corporation |  |   |     Delaware Corporation     |
 |      (Prepaid Cards)        |   | (U.S. Domestic Long    |  -----------------------   |   |   (U.S. Satellite Teleport)  |
  -----------------------------    |  Distance Wholesaler)  |       |                    |    ------------------------------
                                    ------------------------        |                    |
                                                                    |                    |
                                                                    |                    |
                                                                    |            ------------------------------
                                                                    |           |    TSCP International, Inc.  |
                                                                    |           |        Texas Corporation     |
                                                                    |           | (International Long Distance |
                                                                    |           |           Wholesaler)        |
                                                                    |            ------------------------------
                                                                    |
               --------------------------------------------------------------------------------------------------
               |                                    |                                |                          |
               |                                    |                                |                          |
 -------------------------------    -----------------------------------    ----------------------               |
| Vextro de Mexico, S.A. de C.V.|  | Integracion de Redes, S.A. de C.V.|  | N.S.I.,S.A. de C.V.  |   ---------------------------
|      Mexican Corporation      |  |        Mexican Corporation        |  | Mexican Corporation  |  | Telereunion International,|
|     (Systems Integration)     |  |       (Systems Integration)       |  | (Systems Integration)|  |      S.A. de C.V.         |
 -------------------------------    -----------------------------------    ----------------------   |    Mexican Corporation    |
                                                                                                    |     (Mexico Concession    |
                                                                                                    |        Operations)        |
                                                                                                     ---------------------------
                                                                                                                 |
                                                                                                                 |
                                                                                                                 |
                                                                                                                 |
                                                                                                     --------------------------
                                                                                                    | Telereunion, S.A. de C.V.|
                                                                                                    |    Mexican Corporation   |
                                                                                                    |      (Concessionaire)    |
                                                                                                     --------------------------

INDUSTRY

  OVERVIEW

     The international telecommunications industry is undergoing a period of fundamental change that has resulted, and is expected to continue to result, in significant growth in international telecommunications traffic and revenues. According to the World Telecommunication Development Report 1996/97 published by the ITU on February 20, 1997 (the "ITU Report"), the 1998 revenue of the global telecommunications industry is projected to exceed $1 trillion. According to the Telegeography Report, revenues generated from the provision of international long distance services increased to $61.3 billion in 1996 from $23.9 billion in 1987, a compound annual growth rate of 11.0%. Management believes that Latin American traffic, including traffic between the United States and Latin America, will continue to grow faster than the international telecommunications market as a whole as a result of (i) underlying economic growth within Latin America, (ii) growth of regional trade as a result of free trade initiatives such as NAFTA, Mercosur and the Andean Pact, (iii) deregulation and privatization of telecommunications carriers in the region,
(iv) projected regional increases in telephone density and (v) increasing demand for bandwidth-intensive applications.

     The Company believes that numerous factors have driven the growth in demand for international telecommunications products and services. Those factors include: (i) the globalization of the world's economies and the worldwide trend toward deregulation of the telecommunications sector, (ii) declining prices and a wider selection of products and services driven by greater competition resulting from deregulation, (iii) increased telephone accessibility resulting from technological advances and greater investment in telecommunications infrastructure, including deployment of wireless networks, (iv) increased international business and leisure travel and (v) growth of computerized transmission of voice and data information. These trends have sharply increased the use of, and reliance upon, telecommunications products and services throughout the world. The Company expects these trends to continue for the foreseeable future.

     The growth in the use of telecommunications services and the rapidly changing international telecommunications market have created a significant opportunity for carriers such as the Company, that can offer high quality, low cost comprehensive telecommunications products, systems and services. The Company believes that a high percentage of the world's businesses and residential consumers continue to be subject to high prices with poor quality and lack of availability of service which have been characteristic of many PTTs. Demand for improved service and lower prices has created opportunities for private companies to compete in the international telecommunications market and has spurred a broadening of products and services. New technologies have contributed to improved quality and increased transmission capacity and speed. The Company therefore believes that recent and on-going deregulation and increasing access to telecommunications facilities in emerging markets will bring a high level of growth in the demand for telecommunications services outside the United States, particularly in Latin America.

     By eroding the traditional monopolies held by PTTs, many of which are or were wholly or partially government owned, deregulation is providing U.S.-based providers the opportunity to negotiate more favorable agreements with both the traditional PTTs and emerging foreign providers. In addition, deregulation in certain foreign countries is enabling U.S.-based providers to establish local switching and transmission facilities in order to terminate their own traffic and begin to carry international long distance traffic originating in those countries. Deregulation, privatization, the expansion of the resale market and other trends influencing the international telecommunications market are resulting in decreased termination costs, a proliferation of routing options and increased competition.

     Advances in technology have created multiple ways for telecommunications carriers to provide customer access to their networks and services. Overall, these changes have resulted in a trend towards bypassing traditional international long distance operating agreements as international long distance companies seek to operate more efficiently. In markets that have not deregulated or are in the process of implementing deregulation, international long distance carriers have used advances in technology to develop innovative alternative methods to meet customer demand.

     Recent legislation and an agreement among numerous countries are expected to lead to increased liberalization of the majority of the world's telecommunication markets. Specifically, the WTO Agreement created a framework under which 69 countries committed to liberalize their telecommunications laws to permit increased competition and, in most cases, foreign ownership in their telecommunications markets, beginning in 1998; the 1996 Telecommunications Act established a framework for increasing competition in the U.S. telecommunications services market; and the European Union's Services Directive abolished exclusive rights for the provision of voice telephony services throughout the European Union ("EU") and the local PSTN of any member country of the EU by January 1, 1998.

     The Company believes that these initiatives, as well as other proposed legislation and agreements, will provide increased opportunities for emerging competitive carriers such as Telscape to provide telecommunications services in targeted markets. Deregulation has encouraged competition, which in turn has prompted carriers to offer a wider selection of services and reduce prices. The Company's projections for substantially increased international minutes of use and revenue are based in part on its belief that reduced pricing as a result of deregulation and competition will result in a substantial increase in the demand for telecommunications services in most markets.

     LATIN AMERICA. The telecommunications market in Latin America is undergoing a period of deregulation, privatization, increased competition and rapid growth. According to the Telegeography Report, growth in the demand for telecommunications services across Latin America in 1995-1996 increased at a rate of 13.6%, which has been faster than the global average and substantially faster than the increased demand in Europe and Africa.

     The Company seeks to focus on the opportunities created by deregulation and market growth in the rapidly changing international telecommunications markets in Latin America. Countries in the Latin American region generally are experiencing a solid period of economic, business and infrastructure growth, reduced inflation, and economic and political stability. Substantial opportunities exist for providers of telecommunications equipment, system integration, value-added services, and voice and data services as Latin American countries move toward privatization and greater liberalization of their telecommunications markets.

     The Company believes that the small- to medium-sized business segment is the target market in many countries in Latin America for value-added services such as teleconferencing, advanced facsimile, advanced phone, unified messaging, frame relay and Asynchronous Transfer Mode ("ATM"). Unlike larger businesses which have the resources and traffic volume to support the internal development of a wide range of value-added services, developing and maintaining such services is not economical for smaller businesses. Accordingly, to meet these needs smaller businesses may either purchase such services or outsource their telecommunications services to third parties specializing in such services, such as the Company. The Company believes that its experience and expertise in providing these services will enable it to compete in this market.

     The Company believes that it is well-positioned to capitalize on these opportunities by providing high quality, low-cost comprehensive telecommunications services. As a rule, Latin American countries have extremely low telephone density, and the markets have been subject to characteristically inefficient, poor-quality service, as well as the unavailability of new and innovative systems and services. In addition, the Latin American markets in which the Company is offering services or in which it seeks to compete generally are characterized by a lack of fiber optic cable capacity. Existing satellite-based capacity offers limited capability to meet the increasing demand for bandwidth-intensive applications in the Company's targeted countries in the region. There exists a critical and growing demand for the type of high-quality, innovative systems, products and services that the Company is currently providing and seeks to provide in expanding in its current markets and exploiting the opportunities in new markets throughout Latin America.

     The Company believes that the Latin American region is poised for growth in telecommunications usage based on the political and economic changes in many Latin American countries that have modernized their economies, increased transparency in business and governmental practice and sustained strong economic growth. In addition, telecommunications growth will be spurred as a result of the recent and ongoing privatizations by many Latin American governments of their previously state-owned telecommunications monopolies, as well as ongoing liberalization of the regulatory frameworks in many countries in the region to promote competition in telecommunications services.

     MEXICO. The market for telecommunications services in Mexico is undergoing rapid expansion. According to the TeleGeography Report, the volume of telecommunication traffic to Mexico increased 14.6% in 1995 and 16.2% in 1996. The 1996 traffic along the U.S.-Mexico route accounted for 12.5% of the U.S. international market and 86.6% of the Mexican international telecommunications market. According to a report issued by the FCC's Common Carrier Bureau in June 1997, revenues for sales on the U.S.-Mexico route exceeded $1.7 billion in 1995.

     As a result of legislation enacted in 1995, Mexico began the process of opening its telecommunications market to competition. National and international long distance services were opened to competition in August 1996, subject to the issuance of individual concessions. Pure switched international resale is not allowed in Mexico to date. Value-added services are fully open to competition and subject to a simple registration process.

     The Company believes that it is well-positioned to take advantage of the growing demand for telecommunications services between the United States and Mexico. The Company currently provides a full range of systems integration and value-added services to major public and private customers. Additionally, in June 1998, Telereunion S.A. received the Mexican Concession from the SCT, allowing it to originate and terminate domestic and international long distance services in Mexico.

     OTHER LATIN AMERICAN MARKETS. The Company seeks to focus on the opportunities created by deregulation of telecommunications services in other telecommunications markets in Latin America. Latin American markets have undergone rapid expansion as a result of regional and global deregulation.

     Countries within Latin America have different national regulatory schemes and are in varying stages of deregulation. The requirements for the Company to obtain the necessary approvals to offer value-added services and various other telecommunications services, including voice telephony, vary from country to country. Specifically, the Company has recently obtained the authority to provide inbound and outbound international long distance as well as certain other telecommunications services in El Salvador.

STRATEGY

     The Company's objective is to become a leading provider of high quality, competitively priced international long distance services between the United States and Latin America, and a leading provider of international long distance services, domestic long distance services and of integrated value-added services to customers in Mexico and other targeted countries in Latin America. The key elements of the Company's strategy are to:

      o EXPAND LATIN AMERICAN PRESENCE. The Company seeks to expand its Latin American presence in order to capitalize on the relatively high growth of traffic between the United States and Latin America. The Company believes that management's international telecommunications expertise, combined with Telscape's established reputation and extensive operations in Mexico, will enable the Company to identify and capitalize on the increasing deregulation in targeted Latin American markets.

      o EXPAND NETWORK FACILITIES. The Company intends to expand its network by acquiring switching and transmission facilities, state-of-the-art ATM technologies and additional fiber optic and satellite transmission capacity for the provision of international and domestic voice, video and data services. In the next 18 months, Telscape intends to invest approximately $113.0 million for infrastructure, including approximately $98.0 million towards construction of the Mexican Network and approximately $15.0 million to acquire switching and transmission facilities and enhanced service platforms. The Company's objectives in making these investments are to: (i) provide on-net capacity to allow growth in its long distance services business; (ii) increase profitability for switched services by reducing the amount of the Company's traffic terminated by other long distance carriers pursuant to resale arrangements; and (iii) use the expanded network as a platform to support advanced, bandwidth-intensive data and media applications.

      o PROVIDE AN INTEGRATED SUITE OF SERVICE OFFERINGS. The Company seeks to provide its commercial customers in Mexico with a comprehensive suite of telecommunications services, including international and domestic long distance services, systems integration, call centers, conference calling, Internet access and other broadband data services. The Company believes that providing multiple service offerings improves customer retention and the profitability of individual customer relationships. Management believes that Telscape is one of the few companies to offer a wide array of high quality and competitively priced telecommunications services to commercial customers in Mexico, and expects to pursue opportunities to provide similar services as it expands into other Latin American markets.

      o EXPAND SCALE AND SCOPE OF RETAIL BUSINESS. Management believes that the acquisition of MSN, a leading provider of Prepaid Cards, positions the Company for expanded growth in the retail sector of the international telecommunications market. The Company intends to expand its retail business through the deployment or purchase of switching platforms in high-volume gateway cities such as Houston, New York, Chicago, San Francisco and Los Angeles, which will be capable of managing local and 800 Prepaid Card traffic. The Company believes that these state-of-the-art programmable switches will provide the Company with the advanced technology necessary to handle the anticipated growth in this rapidly expanding market.

      o PURSUE STRATEGIC ALLIANCES, JOINT VENTURES AND ACQUISITIONS. The Company continues to pursue strategic alliances, joint ventures and acquisitions to expand its business, increase its customer base, add network and circuit capacity, enter additional markets and develop new products and services. The Company seeks to acquire interests in companies that have network facilities, service offerings or technologies that complement those of the Company. Since 1996, the Company has completed six acquisitions, including a U.S.-based provider of satellite telecommunications services with access to satellites covering Central and South America, a U.S.-based Prepaid Card provider focused on Hispanic consumers in the United States and Latin American markets, three data and systems integration businesses in Mexico and a U.S.-based reseller of long distance services. See "Risk Factors -- Risks Associated with Acquisitions, Investments and Strategic Alliances."

      o BUILD BRAND AWARENESS. The Company seeks to build brand awareness of its TELEFIESTA(R) and TELEREUNION brands. Management believes that it will be able to continue building customer awareness of its TELEFIESTA(R) brand name through sales of its TELEFIESTA(R) Prepaid Cards to its U.S. customers as it opens new international long distance markets throughout Latin America. In addition, the Company intends to distribute its TELEFIESTA(R) Prepaid Cards in targeted Latin American countries as continued deregulation and market conditions permit. Management also intends to continue building customer awareness of its systems integration and value-added services through the TELEREUNION brand name, which it plans to leverage as it commences international and domestic long distance services in Mexico.

SERVICES

     Telscape provides its customers with long distance services and systems integration solutions, including value-added voice and data services. Financial information about the Company's business segments for each of the three years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998 are disclosed in the Notes to the Consolidated Financial
Statements -- Footnote 9. Segment Information.

  LONG DISTANCE SERVICES

     INTERNATIONAL WHOLESALE SERVICES. The Company provides its wholesale carrier services to other carriers in the United States. In offering these services, the Company leverages the rates that it is able to obtain through (i) its extensive relationships in the long distance telecommunications industry;
(ii) its ability to generate a high volume of long distance traffic to targeted Latin American countries; and (iii) the advantageous rates negotiated with competitive carriers in targeted Latin American countries. The Company believes that its understanding of the rapidly changing conditions of the telecommunications industry in many Latin American markets distinguishes it from many U.S.-based emerging international carriers and allows the Company to compete in Latin American markets with first tier carriers. By developing the Mexican Network, the Company expects to increase the amount of wholesale international traffic it carries on-net. For the six months ended June 30, 1998, the Company generated revenues from its wholesale carrier services business of $16.8 million, representing 26% of the Company's consolidated revenues.

     PREPAID CARDS. The Company sells Prepaid Cards under the TELEFIESTA(R) brand name, providing access to more than 200 countries and territories. The Company's Prepaid Cards are marketed primarily to Hispanic communities in the United States that generate high levels of international traffic to targeted Latin American countries where the Company has favorable termination agreements. The Company's TELEFIESTA(R) Prepaid Cards are sold through distributors to over 20,000 independent retail outlets in 100 cities throughout the United States. The Company believes that the TELEFIESTA(R) Prepaid Cards offer competitive rates to selected Latin American and other international markets. For the six months ended June 30, 1998, the Company generated revenues from its Prepaid Card business of $32.4 million, representing 49% of the Company's consolidated revenues.

  SYSTEMS INTEGRATION

     The Company provides a full range of voice, video and data systems integration solutions, and audio, data and video conferencing services and enhanced facsimile services to business customers in Mexico, including multi-national Fortune 500 companies. The Company has also provided call center services to the U.S. Embassy in Mexico since the fourth quarter of 1997.

     Systems integration involves the identification of customer needs, the development of customized solutions, the installation of telecommunications equipment and the integration of such equipment with the client's telecommunications and information systems, post-sales services such as maintenance contracts, outsourcing and network management and monitoring services. Although the Company expects that systems integration revenues will not increase as rapidly as those from the Company's other lines of business, it will remain an important part of the Company's strategy to introduce commercial customers to the Company's other telecommunications services. For the six months ended June 30, 1998, the Company generated revenues of $15.4 million from systems integration services, representing 23% of the Company's consolidated revenues.

     Since 1992, the Company has been one of five distributors in Mexico of Nortel telecommunications equipment. The Company also distributes voice and teleconferencing products manufactured by Polycom, Centigram and VTEL, and distributes, installs and maintains data and networking equipment manufactured by 3Com Corporation, Nortel and Newbridge Networks, ADC Kentrox and Cisco.

     As traditional telecommunications services become more of a commodity, Telscape believes that value-added services will become an increasingly important component of the Company's service offerings. The Company believes it can leverage its systems integration expertise to provide outsourced network management services, allowing the Company to offer a single-source, turn-key solution to its private and public commercial customers. For the six months ended June 30, 1998, the Company generated revenues from its value-added services of less than 5% of the Company's consolidated revenues.

     The Company anticipates that traditional long distance and local exchange services will increasingly involve sophisticated, application-oriented services such as audio, data and video conferencing, enhanced facsimile, telemarketing, interactive voice response ("IVR"), help-desk, advanced Internet and other content and service intensive value-added services. The Company has provided value-added services in Mexico since 1995, giving it both technical and marketing experience needed to compete in the value-added services market.

     The Company's expanding presence in value-added telecommunications services resulted in an outsourcing contract, signed in the third quarter of 1997, with the U.S. Embassy in Mexico City. The contract term is through the fourth quarter of 1998 when the U.S. government has the option to renew the contract for up to four additional one-year terms. The system is designed to automate the delivery of visa applications and enables callers to request visa information from either a live operator or from an automated touch-tone system. The Company began implementing the system in December 1997 and management believes the early results are very positive. The number of calls the Company handles has increased from an average of approximately 1,000 calls per day during December 1997 to an average of approximately 4,300 calls per day during June 1998. In connection with this contract, the Company established a call center in Mexico City, which the Company believes will serve as a platform for additional growth.

NETWORK

     The Company currently manages its own telecommunications network and also utilizes the transmission capacity of several carriers. The Company believes that increasing the percentage of traffic it carries on-net will enable it to increase margins and profitability and ensure quality. In addition, the Company's use of multiple carriers increases cost efficiencies by establishing additional routing capability and enabling the Company to obtain sufficient capacity to support its rapid growth.

  NETWORK STRATEGY

     The Company's network is comprised of leased, partitioned and owned switches, fixed cost point-to-point fiber optic cable leases and leased satellite capacity to provide connectivity for many Central and South American cities. The Company intends to expand its network primarily by using traditional circuit-based technology, acquiring additional satellite and fiber optic transmission capacity and installing switching equipment in targeted U.S. and Latin American markets. In countries in which the Company currently operates without a switch and in each new market the Company enters, the Company intends to install switching facilities and integrate them into its network to improve the Company's overall cost structure. The Company expects that it will be able to realize significant cost savings by routing an increasing portion of its Mexican domestic long distance and international traffic on-net.

     In the near future, the Company intends, to the extent technically possible, to further develop its network by employing state-of-the-art ATM technologies, giving it the flexibility to transmit packetized voice, data and video signals over its network. The Company believes that using ATM technology in its network construction gives it a competitive advantage over carriers using the traditional, time division multiplexing technology that will eventually need to be replaced to accommodate the increased demands for data and video transmission capacity.

     The Company intends to market certain domestic long distance services directly to customers in the Gulf region of Mexico primarily through the development of the Mexican Network. The Company's Mexican Network will support multiple lines of international and domestic national telephone services in Mexico, as well as provide Telscape with an essential element for its plan to become a significant market force in Mexico by securing for the Company control over its bandwidth and quality transmission requirements. The Company has targeted the Gulf region of Mexico for these services because (i) the region currently lacks extensive telecommunications infrastructure, (ii) other major competitors of the Company have not targeted the region for development, (iii) there is a developed business community with a high potential for long distance usage in the region, (iv) the region is sufficiently populated to permit the efficient use of new infrastructure and (v) the region is in close proximity to the United States. The Company believes that this focused approach to building a network is superior to constructing a nationwide network.

  INTERNATIONAL ORIGINATION AND TERMINATION FACILITIES

     SWITCHING FACILITIES. The Company owns and operates a Nortel DMS-250, state-of-the-art digital switch consisting of approximately 9,000 ports in Houston, Texas. The Company has selected Nortel as its primary switch vendor and has installed public switched network architecture to manage one of its Prepaid Card platforms. The Company currently operates additional switching platforms in Houston, Texas, and six Latin American countries and anticipates installing switches in four other Latin American countries during 1998. The Company also currently partitions a switch in New York.

     As part of the Company's strategy to expand its Prepaid Card operations, it plans to install or purchase additional Prepaid Card switching platforms in selected cities in North America. These switches will be capable of managing local and 800 Prepaid Card traffic in high-volume gateway cities such as Houston, New York, Chicago, San Francisco and Los Angeles.

     SATELLITE FACILITIES. The Company operates, or will operate in the near term, earth stations in several markets in Central and South America. In connection with the CMSD Acquisition, the Company acquired a teleport facility in Mountain View, California. The Company believes that this acquisition enhances its position as an integrated telecommunications provider. INTERLINK has agreements with satellite providers to its targeted markets in Latin America which generally provide for cancellation upon 30 days notice by either party. By the end of 1998, the Company anticipates operating earth stations in several other major cities of Central and South America.

     The earth stations are either owned by Telscape or the Company has access to the earth stations pursuant to contractual arrangements with local operators. Telscape's strategy is to create a platform that enables the near-term implementation of value added services such as Internet access, data transmission, fax and video and call centers, where market and regulatory conditions permit.

     NETWORK CAPACITY. The Company purchases transmission services on a per minute basis and leases transmission capacity on a fixed cost basis from a variety of local and long distance carriers. The Company is currently expanding its leased on-net capacity in an attempt to lower costs in its largest distribution areas. The Company obtains private line capacity from approximately six local, domestic and international carriers, including MCI, WorldCom and IXC. The Company's agreements with these carriers fix the private line cost for a minimum of one year. The Company's agreements with its carriers provide that some international per minute rates may fluctuate with rate change notice periods varying from five days to one month. The variable nature of the cost of services and many of the Company's contracts and agreements subject the Company to the possibility of unanticipated cost increases and the loss of cost-effective routing alternatives.

     TELECOMMUNICATIONS NETWORK MANAGEMENT AND INFORMATION SYSTEMS. The Company's network management and information systems enable it to (i) economically and efficiently route traffic over the Company's network and the networks of other carriers, (ii) offer reliable services with high call completion rates and voice quality and (iii) manage an advanced voice, data and video multi-service platform. The Company believes that these systems, particularly their ability to provide flexible, high quality service to international destinations, provide it with a competitive advantage relative to many other providers of telecommunications services. The Company monitors its network and initiates changes to its overall switch network and traffic routing where appropriate to optimize routing and minimize costs. Because a substantial portion of the traffic carried by the Company terminates internationally and call completions vary by carrier, the Company monitors the call completion efficiencies of its suppliers. The Company intends to continue configuring large portions of its network with Common Channel Signaling System 7 ("SS7"). SS7 reduces voice call setup and connect time delays and provides additional technical capabilities and efficiencies for call routing and network engineering.

     NETWORK OPERATIONS CENTER. The Company is developing a network operations center ("NOC") in Mexico City, Mexico which will be used to monitor and control all switches and other transmission equipment used in its network. The NOC is expected to operate seven days a week, 24 hours per day, 365 days a year. The Company plans to use a portion of the net proceeds of the Offerings to install a new NOC in Houston, Texas, and to upgrade the existing Mexico City NOC. See "Use of Proceeds." Each of the NOCs will be capable of monitoring and controlling the network in most regions.

  NETWORK EXPANSION

     MEXICAN NETWORK. The Company plans to develop the Mexican Network consisting of a fiber optic cable and microwave transmission facilities network in the Gulf region of Mexico. The Mexican Network will provide connectivity from Reynosa to Coatzacoalcos and Minatitlan, and through Puebla to Mexico City. The Company will seek to acquire rights-of-way from railroads, highway commissions, pipeline owners, utility companies and others. The Company intends to lease from, and exchange capacity with, other long distance providers to connect with the central (Mexico City, Guanajuato and Guadalajara) and northeast (Monterrey) regions of Mexico, and to install a switching facility in Mexico City and at the U.S./Mexico border. The Gulf region of Mexico contains approximately 38.0% of the population of Mexico. The Company believes that more than half of the domestic business long distance traffic and nearly half of the domestic residential long distance traffic originates in the region that will be serviced by the Mexican Network. Portions of the Mexican Network will be located near Petroleos Mexicanos ("Pemex") operations, the largest user of telecommunications services in Mexico. Pemex is a systems integration customer of the Company.

     The Mexican Network has been designed to accommodate the increasing demand of bandwidth. The fiber optic component constitutes two cables of twenty-four optical strands each. The Company anticipates that two strands will be used in the first five years of operation, leaving a considerable reserve for future expansions or dark fiber capacity available for lease to other carriers. The bandwidth of the fiber optic multiplexors to be utilized during the first five years is 155Mbps, equal to 2,268 high quality (64 kbps) voice channels or 76 E1s. The Company believes that the additional fiber capacity will be used to support emerging bandwidth-intensive data and multimedia applications.

     The optical transmission capacity can be expanded on an as-needed basis, by several methods which include the utilization of compression techniques, ATM technology, higher capacity multiplexor substitution and Dense Wavelength Division Multiplexing ("DWDM") technologies. The bandwidth considerations for the microwave section of the long haul transmission media have been limited by the actual mid-term projected demand in each specific city; however, this transmission capacity can be grown gradually by increasing bandwidth in radio equipment or by substituting radios with fiber optic facilities on a case-by-case basis.

     The Company believes that owning a network will enable the Company to significantly reduce expenditures for leasing off-net capacity because the new fiber routes: (i) could carry much of the traffic that would otherwise be transmitted off-net; and (ii) may enable the Company to exchange its fiber capacity for other carriers' network capacity.

     OBJECTIVES. The Company's objectives in constructing the Mexican Network are to: (i) provide on-net capacity to allow growth in its long distance services business; (ii) increase profitability for switched services by reducing its off-net, capacity expenses; and (iii) use the expanded network as a platform to support advanced, bandwidth-intensive data and media applications.

     CONSTRUCTION AND COST. The Company plans to complete the Mexican Network in two phases along the following routes (which are subject to change depending on the availability of certain cost-saving arrangements and the ability to minimize construction costs and maximize the benefits from the routes to be constructed):

          (i) PHASE I. The Company anticipates that the first phase of construction will involve the installation of a central node with an international teleport in Mexico City and fiber optic cable up the eastern Mexican coast to connect with the Company's U.S. network. During Phase I, the Company intends to lease from other carriers transmission capacity connecting the Company's network to Monterrey and Guadalajara. The Company estimates that this phase will cost approximately $95.0 million to complete.

          (ii) PHASE II. The Company anticipates that the second phase of construction will involve connecting its network, primarily by means of microwave, to medium and smaller sized cities in the Gulf of Mexico region. The Company estimates that this phase will cost approximately $3.0 million to complete.

     The Company anticipates that Phase I will begin in the first quarter of 1999 and will be completed in approximately 12-14 months and Phase II will be completed approximately six to eight months thereafter.

     The Company estimates the aggregate cost of the Mexican Network will be $98.0 million. The principal components of such cost are expected to be: (i) fiber optic cable and microwave, between 25% and 30% of total construction costs; (ii) engineering and construction, between 52% and 58% of total construction costs; (iii) electronics, approximately 8% of total construction costs; and (iv) rights-of-way, approximately 4% of total construction costs. The Company will seek to acquire rights-of-way from railroads, highway commissions, pipeline owners, utility companies and others.

     FUNDING THE NETWORK EXPANSION. Although the Company estimates the aggregate cost of the Mexican Network to be approximately $98.0 million, it will seek to realize significant cost savings and/or lower the aggregate cost by: (i) adding additional fibers to the network and selling such fibers to other carriers; (ii) exchanging excess fibers or capacity on the Company's expanded network for excess fibers or capacity on the other carriers' networks; and (iii) obtaining the right to install Company-owned fibers in new fiber optic routes being constructed by other carriers along the proposed network routes in exchange for the Company sharing construction costs with the other carrier, allowing the other carrier to use excess Company fiber elsewhere in the Company's network or allowing the other carriers to add its own fibers to segments of the network.

     For a discussion of the risks associated with the Mexican Network, see "Risk Factors -- Expansion and Operation of the Network," "Risk
Factors -- Construction of the Mexican Network; Construction Costs" and "Risk Factors -- Substantial Indebtedness."

SALES, MARKETING AND DISTRIBUTION

  LONG DISTANCE SERVICES

     INTERNATIONAL WHOLESALE SERVICES. The Company's carrier resale department markets its international outbound switched and dedicated services on a wholesale basis to other telecommunications companies through a direct sales effort. At September 25, 1998, the Company had approximately 19 wholesale carrier agreements in place. To provide a more complete package of international rates to its customers, the Company intends to establish strategic relationships with entities that have gateways to international destinations. When appropriate, the Company will establish in-country relationships for the termination of international long distance. For a discussion of the risks associated with customer concentration in the Company's wholesale services, see "Risk Factors -- Customer Concentration" and "Summary -- Recent
Developments."

     PREPAID CARDS. The Company markets its Prepaid Cards under the TELEFIESTA(R) brand name. The Company's TELEFIESTA(R) Prepaid Cards are sold through distributors to over 20,000 independent retail outlets in 100 cities throughout the United States. The Company has focused on building a substantial network of wholesale distributors that sell to sub-distributors and directly to retail outlets. The sub-distributors generally sell only to retail outlets.

     The Company targets heavily populated metropolitan areas in the United States with substantial Hispanic populations that generate significant international calling volume. Many of the Company's distributors are members of such ethnic communities or otherwise have personal or business relationships in such communities. In developing relationships with distributors, the Company also focuses on expansion into new geographic and metropolitan areas with substantial Hispanic populations. The Company believes that the success of its Prepaid Cards has created significant brand loyalty and encourages distributors and retail outlets to actively market the Company's products. The Company regularly provides distributors and retail outlets with point of purchase advertising and explanatory materials. The Company frequently adds new Prepaid Card products to its service offerings, and adjusts its pricing for particular traffic segments in order to target certain customer groups, respond to competitive pressures and otherwise increase market share.

     For a discussion of the risks associated with the Company's Prepaid Cards, see "Risk Factors -- Dependence on Service Providers for Prepaid Card
Services" and "Summary -- Recent Developments."

  SYSTEMS INTEGRATION

     To serve the complex needs of its customers, the Company has formed a team of sales and technical personnel that combines strong sales capabilities with specialized technical expertise in product-specific areas such as PBX, voice processing, Internet, video conferencing and ATM and frame relay networks. Management believes that this sales approach allows the Company to provide innovative solutions to complex systems integration projects.

     In Mexico, the Company promotes its systems integration sales through a combination of advertising, trade shows, direct mail and telemarketing. The Company has historically utilized its own direct sales force but has recently developed a dealer network to broaden its distribution channel. The Company's product managers focus on cultivating relationships with one or more vendors and with coordinating sales efforts for their specific product lines.

     The Company markets its value-added telecommunications services through advertising in trade magazines, telemarketing, direct mail and attending trade shows. The Company believes that its systems integration service base provides an excellent platform for the follow-up sales of advanced telecommunications services, since many of the Company's customers have developed confidence in the Company's ability to implement complex projects.

     The Company's direct sales effort begins with understanding the customer's business. Sales personnel then identify potential areas where the Company's value-added services could improve the customer's business, suggesting specific services, customizing those services to meet the customer's specific needs, implementing value-added solutions and monitoring the results and potential changes in the customer's needs.

CUSTOMERS

  LONG DISTANCE SERVICES

     INTERNATIONAL WHOLESALE SERVICES. The Company's wholesale customers are primarily other international carriers that seek termination services in one or more Latin American countries. During the six months ended June 30, 1998, no single customer represented more than 10% of the Company's overall revenues. See "Risk Factors -- Customer Concentration."

     PREPAID CARDS. The Company markets its Prepaid Cards primarily to Hispanic communities in the United States that generate high levels of international traffic to targeted Latin American countries where the Company has favorable termination agreements. The Company sells its Prepaid Cards through a network of distributors, who distribute the Prepaid Cards to over 20,000 independent retail outlets in 100 cities throughout the United States. During the six months ended June 30, 1998, no single distributor represented more than 10% of the Company's overall revenues. See "Risk Factors -- Dependence on Distributors."

  SYSTEMS INTEGRATION

     The Company performs substantially all of its systems integration services for customers located in Mexico. During the six months ended June 30, 1998, no single customer represented more than 10% of the Company's overall revenues.

CUSTOMER SUPPORT AND BILLING

     Telscape believes that reliable, sophisticated and flexible billing and information systems are essential to its ability to remain competitive in the global telecommunications market. Accordingly, the Company has invested substantial resources in an IBM AS-400 platform for rating and billing services. The Company is also developing and implementing proprietary management information systems, as well as other commercially available software packages.

     The Company's billing system enables the Company to (i) accurately analyze its network traffic, revenues and margins by customer and by route on a daily basis; (ii) validate carrier settlements; and (iii) monitor least cost routing of customer traffic. These reports produce efficiencies by reducing the need for monitoring by the Company's employees. The Company believes that the accuracy and efficiency of its management information systems provide it with a significant strategic advantage over other emerging carriers.

COMPETITION

     The international and national telecommunications industry is highly competitive, is subject to rapid change precipitated by advances in technology and deregulation and is significantly influenced by the pricing and marketing decisions of larger industry participants. The Company's success depends upon its ability to compete with a variety of other telecommunications providers in each of its markets, including the respective PTT in each country in which the Company operates. Other competitors of the Company include large, facilities-based, multinational carriers and smaller facilities-based wholesale long distance service providers in the United States and overseas that have emerged as a result of deregulation, switched-based resellers of international long distance services, providers of systems integration and/or value-added services, Prepaid Card providers and global alliances among some of the world's largest telecommunications carriers. The Company anticipates that it will encounter additional competition as a result of the formation of global alliances among large telecommunications providers. Recent examples of such alliances include AT&T's alliance with Unisource, known as "Uniworld;" Cable & Wireless Plc's recent alliance with Italy's STET/Telecom Italia to serve international customers with a primary focus on the Latin American and European regions; WorldCom's recent merger with MCI, and subsequent alliance with Telefonica de Espana; and Sprint's alliance with Deutsche Telekom and France Telecom, known as "Global One", and the joint venture between Sprint and Telmex. Consolidation in the telecommunications industry may create even larger competitors with greater financial and other resources. The effect of the aforementioned or other similar mergers and alliances could create increased competition in the telecommunications services market and potentially reduce the number of customers that purchase wholesale international long distance services from the Company. In the Prepaid Card business, the Company currently competes with all of the first tier telecommunications carriers as well as emerging multinational carriers such as SmarTalk, RSL and IDT, many of which have greater financial resources than the Company. Because certain of the Company's current competitors also are or could be the Company's customers, the Company's business would be materially adversely affected to the extent that a significant number of such customers limit or cease doing business with the Company for competitive or other reasons.

     International telecommunications providers such as the Company compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services, and the Company's carrier and Prepaid Card customers are especially price sensitive. In addition, many of the Company's competitors enjoy economies of scale that can result in a lower cost structure for termination and network costs, which could cause significant pricing pressures within the international communications industry. In recent years, prices for international and other telecommunications services have decreased substantially, and are expected to continue to decrease, in most of the markets in which the Company currently competes or intends to compete. The intensity of such competition has recently increased, and the Company expects that such competition will continue to intensify as the number of new entrants increases as a result of the new competitive opportunities created by the 1996 Telecommunications, implementation by the FCC of the U.S. commitment to the WTO, and privatization, deregulation and changes in legislation and regulation in various of the Company's foreign target markets. There can be no assurance that the Company will be able to compete successfully in the future, or that such intense competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

     Many of the Company's competitors are significantly larger, have substantially greater financial, technical and marketing resources, larger networks and a broader portfolio of services than the Company. Additionally, many competitors have strong name recognition and "brand" loyalty, long-standing relationships with the Company's target customers, and economies of scale which can result in a lower relative cost structure for transmission and related costs. These competitors include, among others, AT&T, Sprint, and MCI WorldCom, which provide long distance services in the U.S.; Telmex, Concessionaries, and other registered value-added services providers in Mexico; as well as PTTs and emerging competitors in other Latin American markets where the Company seeks to compete. In Mexico, the regulatory authorities have granted concessions to 15 companies, including Telmex and Telereunion S.A., to construct and operate public, long distance telecomunications networks in Mexico. Some of these new competitive entrants have as their partners, major U.S. telecommunications providers including AT&T (Alestra), MCI WorldCom (Avantel), Bell Atlantic (Iusatel). In addition, the regulatory authorities in Mexico have granted concessions to several competitive local exchange providers, such as Telinor, Megacable, Amaritel, Unitel, MetroNet and Red de Servicios and several of Mexico's long distance Concessionaires. With regard to the provision of services in Mexico, the Company competes or will compete in Mexico with numerous other systems integration, value-added services, and voice and data services providers, some of which focus their efforts on the same customers targeted by the Company. In addition to these competitors, recent and pending deregulation in Mexico and various other Latin American countries may encourage new entrants. Moreover, while the recently completed WTO Agreement could create opportunities for the Company to enter new foreign markets, implementation of the accord by the United States and other countries could result in new competition from PTTs previously banned or limited from providing services in the United States. For example, the joint venture between Sprint and Telmex has applied to the FCC for authority to enter the U.S. market and to provide resold international switched services between the United States and Mexico. Such application was approved subject to various conditions, but certain parties requested that the FCC reconsider its decision. The FCC's decision on reconsideration is currently pending. Increased competition in such countries as a result of the foregoing, and other competitive developments, including entry by Internet service providers into the long-distance market, could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company believes that PTTs generally have certain competitive advantages due to their control over local connectivity and close ties with national regulatory authorities. The Company also believes that, in certain instances, some regulators have shown a reluctance to adopt policies and grant regulatory approvals that would result in increased competition for the local PTT. If a PTT were to successfully pressure national regulators to prevent the Company from providing its services, the Company could be denied regulatory approval in certain jurisdictions in which its services would otherwise be permitted, thereby requiring the Company to seek judicial or other legal enforcement of its right to provide services or to abandon its proposed market entry. Any delay in obtaining approval, or failure to obtain approval, could have a material adverse effect on the Company's business, financial condition and results of operations. If the Company encounters anti-competitive behavior in countries in which it operates or intends to operate or if the PTT in any country in which the Company operates uses its competitive advantages to the fullest extent, the Company's business, financial condition and results of operations could be materially adversely affected.

REGULATION

     GENERAL. The global telecommunications industry is subject to international treaties and agreements, and to laws and regulations which vary from country to country. Enforcement and interpretation of these treaties, agreements, laws and regulations can be unpredictable and are often subject to informal views of government officials and ministries that regulate telecommunications in each country. In certain countries, including certain of the Company's target Latin American markets, such government officials and ministries may be subject to influence by the local PTT. To the best of the knowledge of management, the Company is in compliance with all rules, regulation and laws applicable to the Company except where non compliance will not have a material adverse effect on the Company.

     The Company has pursued and expects to continue to pursue a strategy of providing its services to the maximum extent it believes to be permissible under applicable laws and regulations. To the extent that the interpretation or enforcement of applicable laws and regulations is uncertain or unclear, the Company's aggressive strategy may result in the Company (i) providing services or using transmission methods that are found to violate the laws or regulations of those countries where it operates or plans to operate or (ii) failing to obtain approvals or make filings subsequently found to be required under such laws or regulations. If the Company's interpretation of applicable laws and regulations proves incorrect, it could lose, or be unable to obtain, regulatory approvals necessary to provide certain of its services or to use certain of its transmission methods, or to lose its investments in that country. There can be no assurance that the Company will not be subject to fines, penalties or other sanctions, including being denied the ability to offer its products and services, as a result of violations regardless of whether such violations are knowing or willful and regardless of whether such violations are corrected. To the Company's knowledge, it is not currently subject to any material regulatory inquiry or investigation.

     In numerous countries where the Company operates or plans to operate, local laws or regulations limit the ability of telecommunication companies to provide telecommunications services in competition with state-owned or state-sanctioned monopoly carriers. There can be no assurance that future regulatory, judicial, legislative or political considerations will permit the Company to offer all or any of its products and services in such countries, that regulators or third parties will not raise material issues regarding the Company's compliance with applicable laws or regulations, or that such regulatory, judicial, legislative or political decisions will not have a material adverse effect on the Company. If the Company is unable to provide the services which it presently provides or intends to provide or to use its existing or contemplated transmission methods due to its inability to obtain or retain the requisite governmental approvals for such services or transmission methods or because it is subjected to adverse regulatory inquiry, investigation or action, or for any other reason related to regulatory compliance or lack thereof, such developments could have a material adverse effect on the Company's business, financial condition and results of operations.

     On February 15, 1997, the United States and 68 other countries signed the WTO Agreement, agreeing to open their respective telecommunications markets to competition and foreign ownership and to adopt regulatory measures to protect market entrants against anticompetitive behavior by dominant telephone companies. Although the Company believes that the WTO Agreement could provide the Company with significant opportunities to compete in markets that were not previously accessible, reduce its costs and provide more reliable services, it could also provide similar opportunities to the Company's competitors. There can be no assurance that the pro-competitive effects of the WTO Agreement will not have a material adverse effect on the Company's business, financial condition and results of operations or that members of the WTO will implement the terms of the WTO Agreement.

     UNITED STATES. In the United States, to the extent that the Company offers services as a carrier, the provision of the Company's services is subject to the provisions of the Communications Act, the 1996 Telecommunications Act and the regulations of the FCC thereunder. There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, to the extent that the interpretation or enforcement of applicable laws and regulations is uncertain or unclear, the Company's aggressive strategy may result in the Company (i) providing services or using transmission methods that are found to violate the Communications Act or FCC regulations or (ii) failing to obtain approvals or make filings subsequently found to be required under such laws or regulations. If the Company's interpretation of applicable laws and regulations proves incorrect, it could lose, or be unable to obtain, regulatory approvals necessary to provide certain of its services or to use certain of its transmission methods. There can be no assurance that the Company will not be subject to fines, penalties or other sanctions as a result of violations regardless of whether such violations are knowing or willful and regardless of whether such violations are corrected. There can be no assurance that if the Company's interpretation of applicable laws and regulations proves incorrect and/or if the Company is subject to fines, penalties or other sanctions as a result, that these events will not have a material adverse effect on the Company's business, financial condition and results of operations.

     U.S. INTERNATIONAL LONG DISTANCE SERVICES. To the extent the Company offers services as a carrier, it is subject to FCC rules requiring authorization from the FCC prior to leasing international capacity, acquiring international facilities, and/or purchasing switched minutes, and initiating international service between the United States and foreign points, as well as to FCC rules which also regulate the manner in which the Company's international services may be provided, including the circumstances under which the Company may provide international switched services by using private lines or routing traffic through third countries. FCC rules also require prior authorization before transferring control of or assigning FCC authorizations, and impose various reporting and filing requirements on companies providing international services under an FCC authorization. In order to offer international long distance services, the Company is also required to file and has filed with the FCC a tariff containing the rates, terms and conditions applicable to its international telecommunications services. MSN has filed a tariff with respect to international services. The Company has a continuing obligation to ensure that the tariffs accurately reflect the terms and conditions associated with its service offerings. The Company is also required to file certain carrier to carrier agreements with the FCC. The FCC also requires carriers such as the Company to report any affiliations, as defined by the FCC, with foreign carriers. The FCC may also impose restrictions on affiliations with certain foreign telecommunications companies. Failure to comply with the FCC's rules could result in fines, penalties or forfeiture of the Company's FCC authorizations, each of which could have a material adverse effect on the Company business, financial condition and results of operations.

     THE FCC'S PRIVATE LINE RESALE POLICY. The FCC's private line resale policy currently prohibits a carrier from reselling international private leased circuits to provide switched services (known as "ISR") to or from a country unless the FCC has designated that country as one that affords U.S. carriers equivalent opportunities to engage in similar activities in that country or that the country is a member of the WTO and the local PTT offers U.S. carriers settlement rates at or below the FCC-prescribed benchmark for terminating the U.S. carriers' traffic. Thus far, the FCC has found that Australia, Austria, Belgium, Canada, Denmark, France, Germany, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Sweden, Switzerland and the United Kingdom meet this standard. In separate proceedings, the FCC issued, on August 6, 1998, a proposed rulemaking that could provide opportunities to allow ISR on additional routes. There can be no assurance, however, that the FCC or any other country's regulatory authority will change their policies in a way that would have a beneficial impact on the Company or that would not have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, it is possible, although not likely, that the FCC could take the view that certain arrangements by which the Company provides international services do not comply with the existing Private Line Resale Policy. If the FCC, on its own motion or in response to a challenge filed by a third party, determines that such arrangements do not comply with FCC rules, among other measures, it may issue a cease and desist order, impose fines on the Company or, in extreme circumstances, revoke or suspend its FCC authorizations.

     THE FCC'S POLICIES ON TRANSIT AND REFILE. The FCC is currently considering the 1995 Request to limit or prohibit the practice whereby a carrier routes, through its facilities in a third country, traffic originating from one country and destined for another country. The FCC has permitted transiting. Under certain arrangements referred to as "refiling," the carrier in the destination country does not consent to receiving traffic from the originating country and does not realize the traffic it receives from the third country is actually originating from a different country. The FCC to date has made no pronouncement as to whether refiling arrangements are inconsistent with U.S. or ITU regulations, although it is considering these issues in connection with the 1995 Request. The Company believes that it is possible, although not likely, that the FCC will determine that refiling violates U.S. and/or international law, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     INTERNATIONAL SETTLEMENTS POLICY. The ISP establishes the framework governing U.S. carriers' relationships with their foreign correspondents. Specifically, the ISP governs the settlements between U.S. carriers and their foreign correspondents of the cost of terminating traffic over each other's networks and prevents foreign carriers from discriminating among U.S. carriers in bilateral accounting rate negotiations. The ISP requires: (1) the equal division of accounting rates; (2) non-discriminatory treatment of U.S. carriers; and (3) proportionate return of inbound traffic. The FCC recently enacted certain changes in its rules designed to permit alternative arrangements outside of its ISP as a means of encouraging competition and achieving lower, cost-based accounting rates as foreign markets deregulate. Specifically, the FCC has decided to allow U.S. carriers, subject to certain competitive safeguards, to propose methods to pay for international call termination that deviate from traditional bilateral accounting rates and the ISP. The FCC has also established lower ceilings ("benchmarks") for the rates that U.S. carriers can pay foreign carriers for the termination of international services. Moreover, the FCC recently changed its rules to implement the WTO Agreement, in part by allowing U.S. carriers, under certain circumstances, to accept special concessions from foreign carriers. Furthermore, on August 6, 1998, the FCC released a proposed order that could substantially eliminate the necessity of compliance with the ISP for arrangements with non dominant carriers in WTO member countries. While these rule changes provide the Company with more flexibility to respond more rapidly to changes in the global telecommunications market, they also provide similar flexibility to the Company's competitors.

     U.S. DOMESTIC LONG DISTANCE SERVICES. The Company's ability to provide domestic long distance service in the United States is subject to regulation by the FCC and relevant state PSCs that regulate the offering of interstate and intrastate telecommunications services, respectively. No formal authority is required for the offering of interstate services. The Company, however, is required by the FCC to file tariffs listing the rates, terms and conditions of domestic long distance services provided. MSN has a tariff with respect to domestic long distance services on file. The FCC adopted the October 29, 1996 Order (the "Detariffing Order") eliminating the requirement that non-dominant interstate carriers, such as the Company, maintain FCC tariffs. However, on February 13, 1997, the U.S. Court of Appeals for the DC Circuit stayed the Detariffing Order, pending judicial review of the order. No final decision has been rendered on the appeal.

     Prior to the initiation of intrastate service, depending on the state, the Company generally must obtain certification from or register with the relevant state PSC. Providers of intrastate services may also be required to file tariffs or rate schedules, and may be subject to certain reporting obligations with the relevant PSC. Telscape USA has obtained the authorizations or has registered with state regulatory authorities in 40 states. MSN has certification in eight states, plus pending applications in two additional states. The Company has not yet filed tariffs in the states that require tariffs to be filed, because the Company is not currently offering intrastate interexchange service in any state. For the same reason, the Company has not filed any reports with state PSCs. Failure to comply with state law and/or the rules, regulations and policies of the PSCs may result in challenges by third parties, and/or actions by the PSCs including conditioning, modifying or revoking state authorization to provide telecommunications services within the respective state and/or subject the provider to fines and penalties.

     In addition, the FCC has adopted certain measures to implement the 1996 Telecommunications Act that will impose new regulatory requirements, including the requirement that the Company contribute some portion of its telecommunications revenues to a "universal service fund" designated to fund affordable telephone service for consumers, schools, libraries and rural health care providers. These contributions became payable beginning in 1998 for all interexchange carriers. The quarterly contribution percentages for 1998 equal approximately 3.15% of interstate and international gross end user telecommunications revenues for the high cost and low income fund, and approximately 0.75% of intrastate, interstate and international gross end user telecommunications revenues for the schools, libraries and healthcare fund. The Company cannot predict the amount of universal service fund contributions for 1999, or thereafter, until the FCC issues contribution factors for such periods. To date, the Company has not made any contributions to the universal service fund because it provides its wholesale long distance services to other carriers who are responsible for these contributions. In the future, the Company may be required to make such contributions as it establishes its own platform for its Prepaid Card services.

     MEXICO. In June 1998, Telereunion S.A. received a 30-year facilities-based carrier license from the SCT, allowing it to originate and terminate long distance services and to provide data and other value-added services in Mexico. The FTL opened the local and long distance telecommunications service markets to competition and imposed varying levels of regulation on Mexican telecommunications providers. Pursuant to the FTL, the SCT and the COFETEL implemented the provisions of the FTL. The FTL imposes regulations on public carriers. Facilities-based public carriers, those that use the radio spectrum, satellite links or any form of land-based cables to provide telecommunications services, must obtain concessions prior to providing service. Concessionaires may also resell the facilities and services of other Concessionaires. Vendors (resellers) of telecommunications services may not own their own facilities but need only obtain a permit to provide service. Although the FTL provides for the existence of resellers, the Mexican government has not issued the implementing rules and regulations to allow their entry into the market. Consequently, Mexican law does not currently permit pure switched international resale. Carriers wishing to offer value-added services need only register with the COFETEL's Telecommunications Registry.

     In addition to the FTL, the Mexican Long Distance International Rules (the "International Rules") establish the specific regulatory framework that governs international long distance services. Among other matters, the International Rules (i) mandate uniform accounting rate and proportionate return for three years for all international traffic; (ii) require Concessionaires to obtain additional specific authorization to install and operate international gateways; (iii) implicitly prohibit ISR for three years; and (iv) regulate international correspondent agreements, which must reflect the uniform accounting rate and proportionate return rules. The International Rules prohibit all telecommunications operators, except those Concessionaires that have obtained the specific authorization from the COFETEL, to install and operate international gateway switches. Those Concessionaires that have not received such specific authorization, as well as any other companies that provide telecommunications services, such as providers of value-added services, cellular concessionaires and paging service providers cannot directly transmit international switched traffic. To date, the SCT and the COFETEL have granted 15 companies, including Telmex and Telereunion S.A., concessions for the installation, operation and exploitation of long distance public telecommunications networks, of which eight have received authorization to install and operate international gateway facilities. In addition, the SCT and the COFETEL have granted eight concessions for local switched services as well as numerous registrations for value added services.

     Pursuant to the Foreign Investment Law and the Telecom Law, concessions for public telecommunication networks may only be granted to Mexican citizens or Mexican companies. Foreign investors may own minority interests in Concessionaires, but may not own more than 49% of the voting ownership interest of the company except for companies that provide cellular service. NAFTA removed certain Mexican restrictions on foreign investment and U.S. companies may now maintain 100% ownership interests in companies that provide value-added services in Mexico. Pursuant to Mexican law, only Mexican citizens or companies incorporated and domiciled in Mexico can register as providers of value-added services.

     The Company, through its Mexican subsidiaries, is currently registered with the COFETEL as a value-added services provider. In June 1998, Telereunion S.A. received the Mexican Concession, a 30-year facilities-based carrier license from the SCT, allowing it to construct and operate a network on which the Company can carry long distance traffic in Mexico.

     TELMEX CHARGES. In connection with the liberalization of the Mexican telecommunications market, the Mexican government, through the Secretaria de Comunicaciones y Transportes (the "SCT") and the Comision Federal de Telecommunicaciones (the "COFETEL"), has granted concessions to 15 Concessionaires, including Telmex and Telereunion, S.A., to construct and operate public, long distance telecommunications networks in Mexico. The SCT authorized Telmex to charge each of the Concessionaires, upon interconnection with the Telmex system, a portion of the infrastructure cost incurred by Telmex to upgrade its system to allow interconnection (the "Common Cost Charges"), as well as interconnection and access costs (the "Additional Charges"). The
Mexican regulatory authorities were requiring the Concessionaires to pay Telmex an interconnection rate equal to $.057 cents per minute and an additional access fee equivalent to 58% of the settlement rate on every incoming international call, in addition to other high access fees for routing calls through Telmex's network. An independent third-party had estimated the aggregate amount of the Common Cost Charges to be approximately $422.0 million, which excluded the cost of administering and operating such upgrades, which remained subject to determination by another independent third party. The Mexican regulatory authorities accepted such estimate in a ruling dated May 28, 1997, which was challenged by Telmex and three of the Concessionaires already interconnected with Telmex (Alestra, Avantel and Miditel) in administrative proceedings before the SCT and the courts. Specifically, Telmex requested an increase in the Common Cost Charges and full payment in a single installment, and the three Concessionaires were seeking a reduction in the Common Cost Charges and payment on an installation, as well as a reduction in the Additional Charges.

     On August 24, 1998, the SCT announced that Telmex and four of the six Concessionaires interconnected to Telmex (Alestra, Protel, Iusatel, and Marcatel) reached an agreement regarding the Common Cost Charges and the Additional Charges. The new agreement reduces the interconnection rate charged by Telmex by 52% to $.027 cents per minute, eliminates the 58% access fee on incoming international calls and reduces other access fees charged by Telmex for routing calls over its network. The agreement also provides that the Concessionaires must pay Telmex $703.4 million as Common Cost Charges, which includes the cost of administering and operating the upgrades done by Telmex to its network, which had not been determined in the May 28, 1997 ruling by the SCT, plus 12% annual interest. The $703.4 million will be paid in two manners:
(i) a first lump sum payment by the Concessionaires (excluding Telmex and Telnor) equal to 15% of the Common Cost Charges on December 31, 1998, and (ii) recurring payments by each Concessionaire based on their pro rata use of Telmex's network, which will be charged at an interconnection rate of $.053 cents per minute. The total Common Cost Charges must be paid by the year 2004. Any additional Concessionaires that interconnect with Telmex in the future, such as the Company, will have to pay their proportionate share of the 15% initial payment to those Concessionaires that have already paid it, plus the $.053 cents per minute to Telmex. Two Concessionaires (Avantel and Miditel) refused to form part of the agreement and therefore are continuing their legal challenge against Telmex. These two Concessionaires will have to individually negotiate the terms of interconnection with Telmex, provided that if they cannot reach an agreement with Telmex within 60 days, the COFETEL may intervene and mandate the applicable terms of interconnection. Should the Company decide not to form part of the agreement, it will also have to individually negotiate interconnection terms with Telmex.

     OTHER LATIN AMERICAN MARKETS. The Company's provision of services elsewhere in Latin America is subject to the developing laws and regulations governing the competitive provision of telecommunications services in each Latin American country in which it provides or seeks to provide services. Each such Latin American country in which the Company currently conducts or intends to conduct business has a different national regulatory scheme. Historically, Latin American countries have prohibited Voice Telephony except by the PTT. The available opportunities and the requirements for the Company to obtain necessary approvals to offer value-added services, systems integration, or the full range of telecommunications services, including Voice Telephony, vary considerably from country to country. The Company currently plans to provide a limited range of services in certain Latin American countries, as permitted by regulatory conditions in those markets, and to expand its operations as these markets implement liberalization to permit competition in the full range of telecommunications services. The nature, extent and timing of the opportunity for the Company to compete in these markets will be determined, in part, by the actions taken by the governments in these countries to implement competition and the response of incumbent carriers to these efforts. There can be no assurance that any of these countries will implement competition in the near future or at all, that the Company will be able to take advantage of any such liberalization in a timely manner, or that the Company's operations in any such country will be successful. There can be no assurance that the Company has received all necessary approvals, filed applications for such approvals, received comfort letters or obtained all necessary licenses from the applicable regulatory authorities to offer telecommunications services in the Latin American countries where it currently provides services or those in which it seeks to provide services in the future, or that it will do so in the future. The Company's failure to obtain, or retain necessary approvals could have a material adverse effect on the Company's business, financial condition and results of operations.

     Liberalization in Latin America is proceeding rapidly and the Company seeks to keep pace with competition even where PTTs retain a legally mandated monopoly on Voice Telephony. The Company is currently offering or plans to offer certain systems integration, enhanced services, or value-added services in a number of Latin America countries where the PTT retains the legally mandated monopoly on Voice Telephony. While the Company believes that it will not be found to be offering Voice Telephony in these countries prior to the expiration of the PTT's monopoly on such services, the Company has received no assurance from the respective PTTs or from the respective regulating authorities that this will be the case. It is possible that the Company could be fined, or that the Company's facilities or equipment could be confiscated, or that the Company would not be allowed to provide specific services in these countries, among other sanctions, if the Company were found to be providing Voice Telephony before the date in which the PTT's monopoly on Voice Telephony ceases. Such actions could have a material adverse impact on the Company's business, financial condition and results of operations.

     Moreover, the Company may be incorrect in its assumption that (i) each Latin American country will abolish, on a timely basis, the respective PTT's monopoly to provide Voice Telephony within and between other countries, (ii) deregulation will continue to occur and (iii) the Company will be allowed to continue to provide and to expand its services in the Latin American countries. There can be no assurance that any or all of the Latin American countries will not adopt laws or regulatory requirements that will adversely affect the Company. Additionally, there can be no assurance that future regulatory, judicial or legislative changes in any or all of the Latin American will not have a material adverse effect on the Company or that regulators or third parties will not raise material issues with regard to the Company's compliance with applicable laws or regulations. If the Company is unable to provide the services it is presently providing or intends to provide or to use its existing or contemplated transmission methods due to its inability to receive or retain formal or informal approvals for such services or transmission methods, or for any other reason related to regulatory compliance or the lack thereof, such events could have a material adverse effect on the Company's business, financial condition and results of operations.

INTELLECTUAL PROPERTY

     The Company uses the names "Telscape International" and "Telscape" as its primary business names, and has filed for federal trademark protection for the "Telscape" name and distinctive logo. These filings are pending, and the Company has no assurance that they will be granted. The Company owns a federal trademark registration for the "TELEFIESTA"(R) Prepaid Cards. Telereunion S.A. has a national trademark registration in Mexico for "Telereunion." The Company's affiliate that recently received the Mexican Concession. The Company regards its trademarks, servicemarks, tradenames and logos as valuable assets and believes they have value in the marketing of its products and services. The Company intends to protect and defend its name, servicemarks and trademarks in the United States and internationally. See "Risk Factors -- Proprietary Rights."

EMPLOYEES

     As of September 22, 1998, the Company had 387 full-time employees, with 314 residing in Mexico and 73 residing in the United States. Of the total employees, there are six in product development, 58 in sales and marketing, 52 in general and administrative and 271 in operations, engineering and manufacturing and assembly. None of the Company's employees are subject to a collective bargaining agreement, and the Company has not experienced any work stoppage. The Company believes that its relations with its employees are good.

PROPERTIES

     The Company's international headquarters are located in Houston, Texas, where the Company leases approximately 5,700 square feet of an office building. The Company also leases additional facilities in Houston, Texas totaling 9,800 square feet relating to its Prepaid Card operations and to house telecommunications equipment relating to its long distance services operations. The Company leases facilities in Mexico City, Guadalajara and Tijuana, totaling approximately 34,000 square feet and consisting of office and warehousing facilities. The Company leases facilities in Sunnyvale and Mountain View, California totalling 69,524 square feet.

                                   MANAGEMENT

OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

     The officers, directors and other key employees of the Company, and their ages, as of October 20, 1998, are as follows:

                NAME                    AGE                           POSITION
-------------------------------------   ---   ---------------------------------------------------------
E. Scott Crist.......................   34    Director; President; Chief Executive Officer
Manuel Landa.........................   37    Director; Chairman of the Board; Executive Vice President
                                              of Operations; Chief Executive Officer of Telereunion;
                                              President of Vextro
Todd M. Binet(1).....................   34    Director; Executive Vice President; Secretary; Treasurer;
                                              Chief Financial Officer
Oscar Garcia.........................   37    Director; Vice President of Telereunion; Vice President
                                              of Operations of Vextro
Ricardo Orea.........................   37    Director; Vice President of Telereunion; Vice President
                                              of Sales and Marketing of Vextro
Stuart Newman........................   42    President of MSN
Bryan T. Emerson.....................   37    Vice President of International Business
Jose Luis Apan.......................   36    Director of Marketing of Telereunion
Carlos de Lara.......................   38    Chief Technology Officer
E. Russell Hardy.....................   58    Chief Executive Officer of INTERLINK
Marco A. Castilla....................   32    Vice President of International Affairs and Corporate
                                              Counsel
Jesse E. Morris......................   30    Corporate Controller; Assistant Treasurer
Darrel O. Kirkland(1)(2).............   57    Director
Enrique Orihuela(1)(2)...............   51    Director
Jack M. Fields, Jr...................   46    Director

------------

(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

     E. SCOTT CRIST has served as President and Chief Executive Officer of the Company since July 1996. Prior to joining the Company, Mr. Crist was a founder of Orion Communications, Inc., a reseller of long distance and Internet access services, where he served as President from June 1996 to July 1996. He was also President and Chief Executive Officer for Matrix Telecom, a long-distance company which ranked #7 on THE INC. MAGAZINE list of the 500 fastest growing private companies, from September 1995 through June 1996. He also founded in May 1993, DNS Communications ("DNS"), a long-distance reseller. He served as DNS's Chief Executive Officer from its inception until DNS's merger with Matrix Telecom. From March 1991 to January 1993 he served as Vice President of Acquisitions for Trammell Crow Group, where he specialized in U.S. capital market transactions. Mr. Crist has an M.B.A. from the J.L. Kellogg School at Northwestern University, and received a B.S. MAGNA CUM LAUDE in Electrical Engineering with an emphasis on telecommunications design from North Carolina State University.

     MANUEL LANDA has served as the Company's Chairman of the Board and as a member of the Board of Directors since May 1996. Mr. Landa co-founded Telereunion, has served as President of Vextro since 1989, and has served as Chief Executive Officer and a Director of Telereunion since August 1995. From 1986 until he joined Telereunion, Mr. Landa served as Export Sales Manager for Condumex, the largest Mexican manufacturer of electrical products with exports to the United States, Canada, Latin America and Europe. While at Condumex, Mr. Landa also served as Plant Manager, in which capacity he directed the Insulating Materials Division. Prior to joining Condumex, Mr. Landa worked in the consumer and industrial electronics business of Philips, a Dutch company, where he served as Design Engineer for its Industrial Audio-Video Division. Mr. Landa also worked for IPESA, a Mexican construction and engineering firm, on projects in the petrochemical, industrial and touristic sectors of Mexico. Mr. Landa received a degree in

Electronic and Communications Engineering from La Salle University in Mexico City, where he graduated MAGNA CUM LAUDE. He also has a diploma in Total Quality Management from the Instituto Tecnologico de Estudios Superiores Monterrey.

     TODD M. BINET has served as the Company's Executive Vice President and Chief Financial Officer since January 1997, and as a member of the Board of Directors since March 1997. Mr. Binet has over 10 years of business and management experience. Prior to joining the Company, he served as an officer and director of St. James Capital Corp., the general partner to St. James Capital Partners, a merchant banking fund, from January 1996 to December 1996. Prior to his service with St. James, from July 1992 to December 1995, Mr. Binet served as Treasurer and Corporate Counsel for Alamo Group Inc., an international company listed on the New York Stock Exchange ("NYSE"). Mr. Binet received a B.B.A. in finance from Southern Methodist University and graduated CUM LAUDE. He also received an M.B.A. from the Wharton School of Business and holds a J.D. from the University of Pennsylvania. Mr. Binet also holds a license to practice law in the state of Texas, although the license is currently inactive.

     OSCAR GARCIA has served as a member of the Board of Directors of the Company since May 1996. Mr. Garcia co-founded Vextro and Telereunion, has served as Vextro's Vice President of Operations since 1988 and as a Vice President of Telereunion since August 1995. From 1987 until he co-founded Vextro, Mr. Garcia served as Engineering Manager for Infosistemas, which at that time was the exclusive AT&T telephone equipment distributor in Mexico. Prior to that, Mr. Garcia was Sales Support Manager for Macrotel de Mexico S.A. de C.V., a subsidiary of Macrotel, Inc., a Florida telephone key systems company with exports to Mexico and Latin America. Before that, Mr. Garcia held the position of design engineer for the R&D department of GTE, at that time the leading U.S. telecommunications company involved in PBX and KSU manufacturing in Mexico. Mr. Garcia holds an undergraduate degree in Electronic and Communications Engineering from La Salle University in Mexico City, a diploma in Marketing from La Salle University and a degree in Business Administration from Berkley University in Mexico City.

     RICARDO OREA has served as a member of the Board of Directors of the Company since May 1996. Mr. Orea co-founded Vextro and Telereunion, has served as Vextro's Vice President of Sales and Marketing since 1988 and as a Vice President of Telereunion since August 1995. Prior to joining Vextro, Mr. Orea was Electronic Control Systems Plant Manager for Asea Brown Boveri, a Swedish electrical control and switchgear equipment manufacturer. Before that, Mr. Orea worked for GTE in its Purchasing and Logistics Department as System Integrator and Supplier Development Manager. Earlier, he was Technical Service Manager for MISA, a Mexican computer mainframes and telecommunications maintenance service company which served major financial accounts and universities. Mr. Orea received an undergraduate degree in Electronic and Communications Engineering from La Salle University in Mexico City and has a diploma in Business Administration from Berkley University in Mexico City.

     STUART NEWMAN has served as President of MSN since it was founded in 1996. Mr. Newman first entered the telecommunications industry in 1979 at Amtel Consulting, where he was responsible for certain Fortune 500 customers in Texas. He helped corporate clients establish networks and was involved in auditing billing systems. From 1994 to 1996, Mr. Newman served as Executive Vice President for Carribbean Telephone & Telegraph, Inc., a switch based provider of long distance services. In 1992 Mr. Newman founded New West Telecom, Inc., one of the nation's first Prepaid Card companies.

     BRYAN T. EMERSON has served as the Company's Vice President of International Business since joining the Company in August 1996. From December 1993 to March 1995, Mr. Emerson served as International Sales Manager for C & L Communications, Inc., a NYSE company, where he was responsible for distributing telecommunications equipment in Mexico, Spain and Japan. From May 1992 to December 1993, Mr. Emerson served as Vice President of Marketing for ISDN de Mexico, S.A. de C.V. He also served as a Product Manager for WilTel, where he specialized in developing such products as original switched, 800, conference calling, voice mail, and travel and domestic card services for domestic and international services. Mr. Emerson was also responsible for identifying and signing distributor contracts between WilTel and companies in Mexico and Guatemala. Mr. Emerson received a B.A. from Hamilton College and graduated CUM LAUDE. He also received an M.B.A. from Rice University.

     JOSE LUIS APAN has served as the Company's Director of Marketing since July 1, 1996. Prior to joining the Company, he was co founder and Chief Executive Officer of Integracion from 1992 to 1997. From 1986 until he founded Integracion, Mr. Apan served as Regional Telecommunications Manager for Hewlett-Packard Latin America where he was responsible for the installation and operation of the Voice, Data and Video Digital Network for the Latin America Region. Mr. Apan has an MBA from the Instituto Tecnologico Autonomo de Mexico and holds an undergraduate degree in Chemical Engineering from the Universidad Iberoamericana in Mexico City. Mr. Apan is also a Registered Communications Distribution Designer from the Building Institute of Construction Industry in Tampa, Florida.

     CARLOS DE LARA has served as the Company's Technology Officer since October, 1997. Prior to joining the Company, he was Chief Operating Officer of NSI which he cofounded in 1994. While at NSI he was instrumental in obtaining several large systems integration contracts with Pemex, Elektra, Banco Mexicano, Banco Union and obtained recognition for the Company as Best Integrator from 3Com and the Best New Integrator in Latin America from Newbridge Networks, Inc., both in 1996. Prior to founding NSI, he served from June, 1992 as Division Vice-President with Serpcco where he developd Serpcco's network integration business unit. Mr. De Lara was also academic coordinator from 1992 to 1993 at the Universidad Anahuac, where he founded the postgraduate program for computer networking and telecommunications, believed to be the first such program in Mexico and which received official recognition from the Ministry of Education of Mexico. From 1995 to 1996, Mr. De Lara served as a specialist in data and packet networks at the Mexican Institute for Communications serving under Dr. Enrique Melrose, then Research Director, who is now Technical Commissioner at the COFETEL. Mr. De Lara holds an undergraduate degree in Industrial Engineering from Universidad Anahuac in Mexico City.

     E. RUSSELL HARDY has served as Chief Executive Officer of Interlink Communications, Inc. since it was founded in May 1998. Prior to joining the Company, Mr. Hardy worked for 28 years in various capacities at California Microwave, Inc, serving as President of its Services Division for the last 13 years. While serving at California Microwave, Inc., Mr. Hardy served in various capacities in the Satellite Communications Division, Defense Products Division and the Telecommunications Division. Mr. Hardy has a Bachelor of Science in Electrical Engineering from the University of California at Berkeley and a Master of Science in Electrical Engineering from San Jose State University.

     MARCO A. CASTILLA has served as Vice President of International Affairs and Corporate Counsel since July 1998. Prior to joining the Company, Mr. Castilla worked as Foreign Legal Advisor at Swidler Berlin Shereff Friedman, LLP ("Swidler"). At Swidler, Mr. Castilla practiced in the telecommunications group, representing and advising U.S. and international telecommunications companies in their entry into newly competitive markets, including with respect to regulatory and transactional matters, and in structuring their foreign operations. From December 1995 to September 1996, Mr. Castilla worked as a Foreign Associate at the international law firm Rogers & Wells in Washington D.C. From June 1995 to early December 1995, Mr. Castilla worked as Research Assistant at Harvard Law School. From January 1992 to June 1994, Mr. Castilla served as Regional Legal Advisor for the United Nations High Commissioner for Refugees (UNHCR) Regional Office in Mexico. Mr. Castilla received an L.L.M.from Harvard Law School and a J.D. with honors from the Universidad Iberoamericana in Mexico City.

     JESSE E. MORRIS has served as Corporate Controller since joining the Company in October 1997. Prior to joining the Company Mr. Morris worked from January 1992 until October 1997 with Arthur Andersen LLP, a multi-national accounting and consulting professional services firm, where he last served as Experienced Audit Manager. Mr. Morris received his B.B.A. in Accounting and Finance and his Masters in Professional Accountancy from the University of Texas. Mr. Morris is a Certified Public Accountant with the State of Texas.

     DARREL O. KIRKLAND has served as a member of the Board of Directors of the Company since March 1996. Mr. Kirkland has served as a principal consultant with Kirkland & Associates, a management consulting firm specializing in telecommunications since 1992. A registered Professional Engineer, Mr. Kirkland has many years of experience in long distance, microwave, wireless, fiber and local transmission services. He has held general management and marketing positions with MCI Air Signal, CPI Microwave, and Discovery Communications. Current and recent clients include MCI, Skytel, IXC Communications, Prime Cable and Winstar Wireless. Mr. Kirkland received a B.B.A. from the University of Texas and an M.S. in Industrial Engineering from the University of Houston.

     ENRIQUE ORIHUELA has served as a member of the Board of Directors of the Company since March 1998. Mr. Orihuela is a founder and an owner of the Andean Satellite System ("ANDESAT"). Since 1997, he has served as a member of the Board of Directors of ANDESAT. ANDESAT is a multinational corporation constituted by members of the five Andean countries: Venezuela, Colombia, Ecuador, Peru and Bolivia. Mr. Orihuela has been responsible for negotiations with Satmex, the Mexican satellite operator, for the space in C Band to be used by ANDESAT until its planned year 2000 satellite launch. He has also conducted negotiations with Nahuelsat, the Argentinian satellite operator, for the Ku Band to be used by ANDESAT for the same purpose. In 1991, Mr. Orihuela founded Vector Communication Network Corp., a Florida-based satellite services provider, and has served as its President since that time. Mr. Orihuela studied at the University La Molina in the field of computers and communications.

     JACK M. FIELDS, JR. will serve as director upon the completion of the Notes Offering. Mr. Fields served as a U.S. Congressman representing Texas' 8th Congressional District in the United States House of Representatives from 1981 to 1997, retiring as chairman of the House Telecommunications and Finance subcommittee. Under his leadership, Congress enacted the 1996 Telecommunications Act. Mr. Fields served on the Telecommunications and Finance Subcommittee from 1985 until his retirement. During his years of service, the subcommittee maintained jurisdiction over interstate and international telecommunications, the Federal Communications Commission, as well as the telephone, cellular, cable and broadcast industries. In addition, the subcommittee maintained jurisdiction over the Securities and Exchange Commission, including the activities of investment bankers, stock brokers, investment advisors, stock exchanges and the mutual fund industry. After retiring in 1997, Mr. Fields founded two companies:
Texana Global, Inc. an international trading corporation, and Twenty-First Century Group, Inc., a Washington, D.C.-based governmental affairs and strategic planning company. Mr. Fields earned his B.A. and his J.D. degrees from Baylor University in Waco, Texas. Mr. Fields currently serves on the boards of AIM Management Group, Inc. and Administaff, Inc., as well as the Houston Metropolitan Study Group.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Crist, effective August 1, 1996, pursuant to which Mr. Crist serves as President and Chief Executive Officer of the Company. The agreement expires on August 1, 1999, unless the Company terminates Mr. Crist for cause prior to that time. The agreement provides for Mr. Crist to receive annual compensation of $95,000 and options to purchase 350,000 shares of Common Stock at $4.50 per share. One-third of the options vest each year commencing August 1, 1997, and all options automatically vest if the price of the Company's Common Stock exceeds $13.00 per share for 20 consecutive trading days. In addition, Mr. Crist is entitled to a bonus, which will be determined by the Board of Directors based on his and the Company's performance.

     In connection with its acquisition of Telereunion, the Company entered into employment agreements with Messrs. Landa, Garcia and Orea, effective as of May 14, 1996. The employment agreements provide that Mr. Landa will serve as President and Chief Executive Officer of Telereunion and that Messrs. Garcia and Orea will each serve as a vice president of Telereunion. Each employment agreement terminates on May 14, 1999, unless Telereunion terminates the officer for cause prior to that time. Each of Messrs. Landa, Garcia and Orea are entitled to receive annual compensation equal to $80,000.

     On January 13, 1997, the Company entered into an employment agreement with Mr. Binet pursuant to which Mr. Binet serves as Executive Vice President and Chief Financial Officer of the Company. The agreement terminates on January 13, 2000, unless the Company terminates Mr. Binet for cause prior to that time. Mr. Binet is entitled to a minimum annual compensation of $70,000 and a bonus based on his and the Company's performance. Mr. Binet's minimum annual compensation is adjusted to the extent that Mr. Binet receives a raise in annual salary. In addition, Mr. Binet was granted an option in January 1997 to purchase 250,000 shares of Common Stock, consisting of 166,667 at $4.00 per share and 83,333 at $3.25 per share. The options vest over a three year period, on a quarterly basis, after the first year. The options are immediately exercisable in the event there is a change in control of the Company that results in Mr. Binet no longer serving as Executive Vice President and Chief Financial Officer of the surviving company.

STOCK OPTION PLANS

  1993 STOCK OPTION PLAN

     Under the terms of its 1993 Stock Option Plan, the Company may grant to employees, directors and consultants of the Company and its subsidiaries, incentive and non-qualified stock options to purchase up to 218,145 shares of Common Stock. Options must be granted at not less than the fair market value of the Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Common Stock) for incentive stock options and at not less than 85% of the fair market value for non-qualified stock options. Options granted under this plan may be for a term of up to 10 years (5 years for options granted to stockholders owning 10% or more of the Company's Common Stock), as determined by the Board of Directors.

  1994 DIRECTORS' STOCK OPTION PLAN

     Under the terms of its 1994 Directors Stock Option Plan, the Company may grant non-qualified options to purchase up to 31,163 shares of Common Stock to directors of the Company or directors of any majority-owned subsidiary of the Company who are not salaried employees. Options may be granted under the plan until June 1, 2004, at prices not less than the fair market value of the Company's Common Stock at the date of grant, and must be exercisable within 10 years of the date of grant. Upon a change of control of the Company, all granted but unvested options under the plan will vest immediately.

  TELEREUNION 1995 STOCK OPTION PLAN

     The Company assumed Telereunion's Stock Option Plan in connection with the acquisition of Telereunion. Under the terms of this plan, the Company may grant non-qualified options to employees, directors and consultants of the Company. Options must be granted at not less than the fair market value of the Company's Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's Common Stock) for incentive stock options, and at not less than 85% of the fair market value for non-qualified stock options. The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within 10 years of the date of grant.

  1996 STOCK OPTION AND APPRECIATION RIGHTS PLAN

     Pursuant to the Company's 1996 Stock Option and Appreciation Rights Plan, the Company may grant the Company's employees, directors and consultants non-qualified options to purchase up to 1,200,000 shares of Common Stock. The plan also provides for grants of stock appreciation rights ("SARs") in connection with the grant of options under the plan. Options must be granted at not less than the fair market value of the Company's Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's Common Stock) for incentive stock options. The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant or within five years from the date of grant for options granted to stockholders owning 10% or more of the Company's Common Stock. Unexercised vested options and unvested options terminate immediately if the employment or service of an option holder is terminated for cause. Unvested options terminate if the employment or service of an option holder is terminated without cause, or for disability.

     The Company may also grant SARs in connection with any option which permits cashless exercises of the options. SARs allow an option holder to surrender an option and in return, receive the difference between the exercise price of the option and the then fair market value of the Common Stock. The Company may also make loans to any option holder in order to permit the option holder to pay the purchase price upon exercise of the option.

  1998 STOCK OPTION AND APPRECIATION RIGHTS PLAN

     Pursuant to the Company's 1998 Stock Option and Appreciation Rights Plan, the Company may grant the Company's employees, directors and consultants non-qualified options to purchase up to 800,000 shares of Common Stock. The maximum number of shares of Common Stock that may be granted to any individual under this plan may not exceed 250,000 shares. Incentive stock options must be granted at not less than the fair market value of the Company's Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's Common Stock). The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant or within five years from the date of grant for options granted to stockholders owning 10% or more of the Company's Common Stock. Unexercised vested and unvested options terminate immediately if the employment or service of an option holder is terminated for cause. Unvested options terminate if the employment or service of an option holder is terminated without cause or for disability. The Company may also grant SARs in connection with any option, which permits cashless exercises of the options. SARs allow an option holder to surrender an option and to receive the difference between the exercise price of the option and the then fair market value of the Common Stock. The Company may also make loans to any option holder in order to permit the option holder to pay the purchase price upon exercise of the option.

  1998 MSN STOCK OPTION AND APPRECIATION RIGHTS PLAN

     Pursuant to the Company's 1998 MSN Stock Option and Appreciation Rights Plan, the Company may grant the Company's employees, directors and consultants non-qualified options to purchase up to 100,000 shares of Common Stock. The maximum number of shares of Common Stock that may be granted to any individual under this plan may not exceed 50,000 shares. The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant or within five years from the date of grant for options granted to stockholders owning 10% or more of the Company's Common Stock. Unexercised vested and unvested options terminate immediately if the employment or service of an option holder is terminated for cause. Unvested options terminate if the employment or service of an option holder is terminated without cause or for disability. The Company may also grant SARs in connection with any option, which permits cashless exercises of the options. SARs allow an option holder to surrender an option and to receive the difference between the exercise price of the option and the then fair market value of the Common Stock. The Company may also make loans to any option holder in order to permit the option holder to pay the purchase price upon exercise of the option.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (collectively, the "Named Officers"), with respect to the fiscal year ended December 31, 1997.

                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                         -------------
                                                                            PAYOUTS
                                                                         -------------
                                           ANNUAL COMPENSATION(1)         SECURITIES
              NAME AND                  -----------------------------     UNDERLYING
              PRINCIPAL                                        BONUS       OPTIONS/
             POSITION(2)                YEAR    SALARY($)     ($)(3)        SARS(#)
-------------------------------------   ----    ----------    -------    -------------
E. Scott Crist                          1997     $ 87,308     $75,000         --
President and Chief Executive Officer   1996     $ 14,423       --          350,000

Manuel Landa                            1997     $ 80,000     $75,000         --
Chairman, Executive Vice President of   1996     $ 33,000       --           75,000
Operations and Chief Executive
Officer of Telereunion and President
of Vextro

Oscar Garcia                            1997     $ 80,000     $50,000         --
Vice President of Telereunion, Vice     1996     $ 33,000       --           75,000
President of Operations of Vextro

Ricardo Orea                            1997     $ 80,000     $50,000         --
Vice President of Telereunion, Vice     1996     $ 33,000       --           75,000
President of Sales and Marketing of
Vextro

Todd M. Binet                           1997     $ 74,346     $50,000       250,000
Executive Vice President, Secretary,    1996       --           --            --
Treasurer and Chief Financial Officer

------------

(1) Each of the Company's officers received perquisites and other personal benefits in addition to salary and bonuses. The aggregate amount of such perquisites and other personal benefits, however, does not exceed the lesser of $50,000 or 10 percent of the total of the annual salary and bonus reported for any of the Named Officers for each of the reported years.

(2) The following summarizes each executive's employment commencement dates: Mr. Crist, August, 1996; Mr. Landa, May, 1996; Mr. Garcia, May, 1996; Mr. Orea, May, 1996; Mr. Binet, January, 1997. Compensation information is provided for each Named Officer from the employment commencement date.

(3) Represents annual bonus award earned for the fiscal year noted, even though such bonus was paid in the following fiscal year.

EXECUTIVE COMPENSATION

     The following is the report of the Compensation Committee of the Board of Directors for compensation paid to executive officers of the Company during fiscal year 1997.

                        REPORT ON EXECUTIVE COMPENSATION

     During 1997, the compensation of the executive officers was administered and determined directly by the Board of Directors. In March 1997, the Company established a Compensation Committee of the Board which is comprised of Mr. Kirkland, a non-employee director, and Mr. Crist and Mr. Landa, two employee directors, and it is responsible for administering the Company's executive compensation programs and policies. As of April 24, 1998, the Compensation Committee consists of Mr. Kirkland and Mr. Orihuela, two non-employee directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company.

     The following is the Board of Directors' report addressing the compensation of the Company's executive officers for fiscal 1997.

  COMPENSATION POLICY AND PHILOSOPHY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers. The Company's policy is based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Board attempts to achieve these goals by integrating annual base salaries with (i) annual incentive bonuses based on corporate performance, based on the achievement of specified performance objectives set forth in the Company's financial plan for such fiscal year, and based on individual performance, and (ii) stock options through the Company's stock option plans. The Board's philosophy is to review salaries paid to executive officers with comparable responsibilities in comparable businesses and offer salaries to its executives which are in the lower range of those offered by such comparable businesses. In addition, the components of each executive officer's compensation is weighted to the bonus and option components. This results in a meaningful portion of each executive's compensation being placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term performance and long term success of the Company. The Board considers all elements of compensation and the compensation policy when determining individual components of pay.

     The Board believes that leadership and motivation of the Company's employees are critical to achieving the objectives of the Company. The Board is responsible for ensuring that its executive officers are compensated in a way that furthers the Company's business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for executive compensation: (i) offer compensation opportunities that attract the best talent to the Company; (ii) motivate individuals to perform at their highest levels; (iii) reward outstanding achievement; (iv) retain those with leadership abilities and skills necessary for building long-term stockholder value; (v) maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of incremental stockholder value; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

  EXECUTIVE COMPENSATION COMPONENTS

     As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

     BASE SALARY. For fiscal 1997, the Board approved the base salaries of the Named Officers based on (i) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, (ii) performance and accomplishment of the Company in fiscal 1997 which is the most important factor, and (iii) individual performance reviews for fiscal 1997 for most executive officers. The Board's philosophy is to review salaries paid to executive officers with comparable responsibilities in comparable businesses and offer salaries to its executives which are in the lower range of those offered by such comparable businesses. In addition, the components of each executive officer's compensation is weighted to the bonus and option components. This results in a meaningful portion of each executive's compensation being placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term performance and long term success of the Company. The Board reviews executive officer salaries annually and exercises its judgement based on all the factors described above in making its decision, subject to the terms of such officer's employment agreement. No specific formula is applied to determine the weight of each criteria.

     ANNUAL INCENTIVE BONUSES. Annual incentive bonuses for the Named Officers are based upon the following criteria: (i) the Company's financial performance for the current fiscal year, (ii) the furthering of the Company's strategic position in the marketplace, and (iii) individual merit. The Company paid incentive bonuses to the Named Officers as depicted in the Summary Compensation Table.

     LONG TERM INCENTIVE COMPENSATION. Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. The Board believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the Company's stock option plans are designed to encourage longevity of employment with the Company and generally extend over a three year period.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Board believes that E. Scott Crist, the Company's Chief Executive Officer, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Board believes that an important component of his compensation should be based on Company performance. Mr. Crist's annual base salary for fiscal 1997 was $95,000. The factors which the Board considered in setting his annual base salary were his individual performance and pay practices of peer companies relating to executives of similar responsibility. Additionally, Mr. Crist received an annual incentive bonus of $75,000 which was determined by the Board after considering the Company's performance in fiscal year 1997 in relation to the Company's financial plans for 1997 as well as Mr. Crist's individual performance.

  INTERNAL REVENUE CODE SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually, if certain requirements of section 162(m) are not met. It is the current policy of the Board to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                          The Compensation Committee
                                          Darrel O. Kirkland
                                          E. Scott Crist
                                          Manuel Landa

OPTION GRANTS

     The following table sets forth certain information with respect to options granted during the last fiscal year to the Named Officers.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (1997)

                                         NUMBER OF       % OF TOTAL
                                         SECURITIES     OPTIONS/SARS
                                         UNDERLYING      GRANTED TO                                         FAIR MARKET
                                        OPTIONS/SARS    EMPLOYEES IN     EXERCISE                          VALUE AT DATE
                NAME                     GRANTED(#)     FISCAL YEAR     PRICE($/SH)     EXPIRATION DATE     OF GRANT(1)
-------------------------------------   ------------    ------------    -----------    -----------------   -------------
E. Scott Crist.......................       --             --              --                 --               --
Manuel Landa.........................       --             --              --                 --               --
Oscar Garcia.........................       --             --              --                 --               --
Ricardo Orea.........................       --             --              --                 --               --
Todd M. Binet........................       83,333            15%          $3.25       January 13, 2007      $  89,264
                                           166,667            30%          $4.00       January 13, 2007      $ 219,730

------------

(1) The calculation of fair market value was performed utilizing the Black-Scholes model utilizing the following assumptions: expected volatility of 75%, risk-free rate of return of 5.6%, dividend yield of 0%, and expected life of 10 years.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth certain information with respect to options exercised during fiscal 1997 by the Named Officers and with respect to unexercised options held by such persons at the end of fiscal 1997.

                                                                                                       VALUE OF
                                                                                                      UNEXERCISED
                                                                                                        IN-THE-
                                                                                                         MONEY
                                                                                                      OPTIONS/SARS
                                                                        NUMBER OF SECURITIES           AT FISCAL
                                                                      UNDERLYING UNEXERCISED AT           YEAR
                                         SHARES                          FISCAL YEAR END(#)            END($)(1)
                                       ACQUIRED ON      VALUE       -----------------------------     ------------
                NAME                   EXERCISE(#)     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE
-------------------------------------  -----------     --------     -----------     -------------     ------------
E. Scott Crist.......................     --              --          116,667          233,333          $393,750
Manuel Landa.........................     --              --          100,000           --              $388,125
Oscar Garcia.........................     --              --          100,000           --              $388,125
Ricardo Orea.........................     --              --          100,000           --              $388,125
Todd M. Binet........................     --              --           --              250,000            --

                NAME                   UNEXERCISABLE
-------------------------------------  --------------
E. Scott Crist.......................    $  787,500
Manuel Landa.........................       --
Oscar Garcia.........................       --
Ricardo Orea.........................       --
Todd M. Binet........................    $1,031,250

------------

(1) The calculations of the value of unexercised options are based on the difference between the closing price of $7.875 per share of Common Stock on NASDAQ Small Cap Market on December 31, 1997, and the exercise price of each option, multiplied by the number of shares covered by the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, E. Scott Crist and Manuel Landa, each an executive officer of the Company, served as members of the Company's Board of Directors Compensation Committee. The Compensation Committee establishes compensation and incentives for the Company's executive officers and administers the Company's incentive compensation and benefit plans, including Mr. Crist's and Mr. Landa's compensation. Darrell Kirkland, a non-employee director, also served on the Compensation Committee.

DIRECTOR COMPENSATION

     The Company reimburses all directors for the ordinary and necessary expenses that they incur in attending meetings of the Board of Directors or a committee of the Board of Directors on which they serve. Directors who are not also employees of the Company receive $500 for each meeting of the Board of Directors that they attend. Directors of the Company are eligible to participate in the Company's 1998 Stock Option and Appreciation Rights Plan, 1996 Stock Option and Appreciation Rights Plan and 1994 Directors Stock Option Plan.

     Non-employee directors may receive an annual grant of options to purchase up to 10,000 shares of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Vector Communications Network Corp ("Vector"), of which Enrique Orihuela, a director of the Company, is President, provides the Company with satellite communication services under various one year contracts through April 1999. The Company paid Vector a total of $215,000 for these services in fiscal year 1997 and $568,000 through June of 1998.

     Manuel Landa, Oscar Garcid and Ricardo Orea, each a director of the Company, together own 3% of the voting shares of Vextro and 18% of the voting interests and 2% of the economic interests of Telereunion S.A.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of October 8, 1998, by (i) each person known by the Company to beneficially own five percent or more of any class of the Company's capital stock, (ii) each director of the Company, (iii) each Named Officer and (iv) all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to such shares.

                                                                  PERCENTAGE
                                         NUMBER OF SHARES        BENEFICIALLY
          NAME AND ADDRESS              BENEFICIALLY OWNED          OWNED
-------------------------------------   -------------------      ------------
E. Scott Crist.......................        1,311,450(1)            14.6%
2700 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

Manuel Landa.........................        1,149,091(3)(4)         12.8%
Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Ricardo Orea.........................        1,148,022(2)(3)         12.8%
Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Oscar Garcia.........................        1,142,022(3)(5)         12.7%
Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Todd M. Binet........................          389,207(6)             4.3%
2700 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

Darrel Kirkland......................         *       (7)           *
803 Forest View
Austin, TX 78746

Enrique Orihuela.....................         --      (8)           --
13000 S.W. 133rd Court
Miami, FL 33186

All directors and executive
  officers as a group (7 persons)....        5,155,532(9)            57.5%

                                                        (FOOTNOTES ON NEXT PAGE)

------------

  *  Less than 1%

 (1) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and are exercisable with respect to rights to purchase 300,000 shares of Common Stock held by Delaware Guaranteed Trust Co. F/B/O Mr. Crist. The Series A Common Stock Warrant lapses on May 16, 2003. Also, included are the shares of Common Stock issuable upon exercise of a Series B Common Stock Warrant representing the right to purchase 49,000 shares of Common Stock at $2.19 per share held by Delaware Guarantee & Trust Co. F/B/O Mr. Crist. The Series B Common Stock Warrant is currently exercisable and expires on May 16, 2003. Includes options to purchase 327,778 shares of Common Stock at $4.50 per share which are presently exercisable. Excludes options to purchase 40,000 shares of Common Stock at $19.66 per share as such options are not exercisable within 60 days of this table. Reference is also made to the Schedule 13D filed with the Commission by Mr. Crist on July 17, 1998, as amended.

 (2) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and become exercisable with respect to rights to purchase 247,208 shares of Common Stock at $2.19 per share owned by Mr. Orea, as well as rights to purchase 326,883 shares of Common Stock held by Cloud International, L.L.C. ("Cloud"). Mr. Orea is the beneficial owner of Cloud. The Series A Common Stock Warrant lapses on May 16, 2003. Reference is also made to the Schedule 13D filed with the Commission by Mr. Orea on July 30, 1998, as amended.

 (3) Includes options to purchase 25,000 and 75,000 shares of Common Stock at $1.35 and $4.875 per share, respectively, all of which options are presently exercisable. Excludes options to purchase 40,000 shares of Common Stock at $17.88 as such options are not exercisable within 60 days of this table.

 (4) Includes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant which have vested and become exercisable with respect to rights to purchase 247,208 shares of Common Stock at $2.19 per share owned by Mr. Landa, as well as rights to purchase 325,814 shares of Common Stock held by Forest International, L.L.C. ("Forest"). Mr. Landa is the beneficial owner of Forest. The Series A Common Stock Warrant lapses on May 16, 2003. Reference is also made to the Schedule 13D filed with the Commission by Mr. Landa on July 30, 1998, as amended.

 (5) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and become exercisable with respect to rights to purchase 241,208 shares of Common Stock at $2.19 per share owned by Mr. Garcia, as well as rights to purchase 325,814 shares of Common Stock held by Sky International, L.L.C. ("Sky"). Mr. Garcia is the beneficial owner of Sky. The Series A Common Stock Warrant lapses on May 16, 2003. Reference is also made to the Schedule 13D filed with the Commission by Mr. Garcia on July 27, 1998, as amended.

 (6) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and become exercisable with respect for rights to purchase 59,000 shares of Common Stock at $2.19 per share. Also, included are shares of Common Stock issuable upon exercise of a Series B Common Stock Warrant representing the right to purchase 25,000 shares of Common Stock at $2.19 per share. The Series A Common Stock Warrant and the Series B Common Stock Warrant both expire on May 16, 2003. Includes options to purchase 48,610 shares of Common Stock at $3.25 per share and options to purchase 97,222 shares of Common Stock at $4.00 per share, all of which are presently exercisable. Excludes options to purchase 34,723 shares of Common Stock at $3.25 per share and 69,445 shares of Common Stock at $4.00 per share as such options are not exercisable within sixty (60) days of this table. Excludes 10,000 Series A Warrants and 10,000 Series B Warrants which are held in trust for the benefit of Mr. Binet's two minor children. Mr. Binet disclaims beneficial ownership of these shares. Excludes options to purchase 50,000 shares of Common Stock at $17.88 per share as such options are not exercisable within 60 days of this table. The options to purchase 50,000 shares of Common Stock vest immediately upon the successful consummation of one of the Offerings.

 (7) Includes options to purchase 10,000 shares of Common Stock at $3.75 per share, all of which options are presently exercisable. Excludes options to purchase 10,000 shares of Common Stock at $9.00 per share as such options are not exercisable within 60 days of this table.

 (8) Excludes options to purchase 10,000 shares of Common Stock at $13.50 per share as such options are not exercisable within 60 days of this table.

 (9) Includes options and warrants to purchase 2,232,135 shares of Common Stock, all of which are exercisable within sixty (60) days of the date of this table.

                         SUMMARY OF OTHER INDEBTEDNESS

CONVERTIBLE DEBENTURES

     On May 1, 1998, the Company issued $3,000,000 in Deere Park Convertible Debentures maturing three years from closing (the "First Draw"). On May 28, 1998, the Company issued an additional $1,000,000 of the Deere Park Convertible Debentures (the "Second Draw"). On June 30, 1998, the Company issued an additional $1,000,000 of the Deere Park Convertible Debentures (the "Third Draw"). The Deere Park Convertible Debentures are convertible by the holder into shares of Common Stock at a price equal to $26 per share for the First Draw, $29 per share for the Second Draw and $26 per share for the Third Draw, until November 1, 1998, and thereafter, at the lesser of (i) $26 per share for the First Draw, $29 per share for the Second Draw and $26 for the Third Draw or
(ii) a price equal to the average of the three highest of the five lowest closing prices of the Common Stock for the 20 trading days preceding the conversion date. If the Common Stock trades below $15.00 per share for the First Draw, $16.66 per share for the Second Draw and $15 per share for the Third Draw for three consecutive trading days, the Company may redeem all or part of such Deere Park Convertible Debentures at 107% of face value plus any accrued interest in the event the holder elects to convert. The Company's obligations to make interest payments on the Deere Park Convertible Debentures terminates if the price of Common Stock closes for twenty consecutive trading days at or above $30 per share for the First Draw, at or above $33.50 per share for the Second Draw and at or above $30 per share for the Third Draw, adjusted, without limitation, for any stock splits or combinations. In connection with the Deere Park Convertible Debentures, Deere Park also received warrants to purchase (i) an aggregate of 8,952 shares of Common Stock at an exercise price of $16.76 per share (subject to adjustment for stock splits and other share adjustments) for the First Draw, (ii) an aggregate of 2,427 shares of Common Stock at $20.60 per share (subject to adjustment for stock splits and other share adjustments) for the Second Draw and (iii) an aggregate of 6,382 shares of Common Stock at $15.67 per share (subject to adjustment for stock splits and other share adjustments) for the Third Draw. The warrants have a term of three years from the effectiveness of a registration statement covering such warrants. The Deere Park Convertible Debentures will be PARI PASSUin right of payment to the Notes.

     The Company is required to pay an exit fee in connection with any prepayment of principal to be made under the Deere Park Convertible Debentures. The Deere Park Exit Fee varies depending upon the date of payment, and is equal to (i) 6.6% if the payment is made within 90 days after the closing of each respective draw, (ii) 7.2% if payment is made after 90 days and up to 180 days after the closing of each respective draw, (iii) 8.8% if payment is made after 180 days and up to 270 days after the closing of each respective draw and (iv) 10.0% if payment is made after 270 days after the closing of each respective draw. The Deere Park Exit Fee is adjusted on a pro rata basis to the extent that the prepayment is made between periods, except that a minimum Deere Park Exit Fee of 6.6% is required if the prepayment is made prior to 90 days after closing.

     On May 29, 1998, the Company issued $5,000,000 in Gordon Brothers Convertible Debentures maturing one year from closing. The Gordon Brothers Convertible Debentures are convertible by the holders into shares of the Company's common stock at a price equal to $29 per share for the first six months following closing, and thereafter, at the lesser of (i) $29 per share or
(ii) a price equal to the average of the three highest of the five lowest closing prices of the Company's common stock for the 20 trading days preceding the conversion date. However, should the common stock trade below $16.66 for three consecutive trading days, the Company may elect to redeem all or part of such Gordon Brothers Convertible Debentures at 107% of face value plus accrued interest in the event the holder elects to convert. In the event that the Company's common stock closes above $33.50 per share, adjusted, without limitation, for any stock splits or combinations, the Company's obligation to make interest payments on the Gordon Brothers Convertible Debentures are terminated. In connection with the Gordon Brothers Convertible Debentures, the holders also received warrants to purchase an aggregate of 12,136 shares of the Company's common stock at an exercise price of $20.60 per share. The warrants have a term of three years. In addition, the Company is required to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issuable upon the conversion of the Gordon Brothers Convertible Debentures or the exercise of the warrants.

     The Company is required to pay an exit fee in connection with any principal payment to be made under the Gordon Brothers Convertible Debenture. The Gordon Brothers Exit Fee varies depending upon the date of payment, and is equal to (i) 6.5% if the payment is made within 90 days after May 29, 1998, (ii) 13.0% if payment is made after 90 days and up to 180 days after May 29, 1998, (iii) 19.0% if payment is made after 180 days and up to 270 days after May 29, 1998 and (iv) 25.0% if payment is made after 270 days and up to 365 days after May 29, 1998. The Gordon Brothers Exit Fee with respect to any payment made after May 28, 1999 shall be equal to (a) 25.0% plus (b) 25.0% multiplied by the number of days elapsed from May 28, 1999 divided by 365. The majority of the proceeds from the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures were utilized to fund the CMSD Acquisition.

     On October 26, 1998, the Company entered into agreements with the holders of the Gordon Brothers Convertible Debentures and the Deere Park Convertible Debentures to restructure these debentures.

     Under the terms of the restructuring, Gordon Brothers agreed to fix the conversion price at $15 per share for the term of the debenture. In return, the Company agreed to reduce the strike price on 12,136 warrants issued in connection with the original funding from $20.60 to $15 per share.

     Under the terms of the restructuring, Deere Park agreed to fix the conversion price at $15 per share until May 1, 1999. Beyond this date, the conversion price will revert to a "floating" price for the term of the debenture unless it is further restructured. In return, the Company agreed to issue an additional 8,000 warrants to Deere Park at current market prices. In addition, the Company agreed to repay $1,000,000 of the Deere Park Convertible Debentures at 107% plus accrued interest.

REVOLVING LINE OF CREDIT

     On March 12, 1998, the Company guaranteed a revolving credit facility with Southwest Bank of Texas N.A. which permits Telscape USA to borrow up to $1,250,000 subject to adequate levels of eligible accounts receivable (the "Revolving Credit Facility"). Borrowings under the credit facility are secured by the accounts receivable of Telscape USA and MSN (collectively the "Borrowers"). This facility provides that borrowings will bear interest at
floating rates of prime plus 1% and expires in                1998. On May 19,
1998, the Company renegotiated the terms of the revolving credit facility to provide for borrowings of up to $2,500,000 and extended the term of the facility to thirteen months. As of June 30, 1998, the Company had $1.9 million in borrowings outstanding under this facility. The credit facility requires Telscape USA to comply with certain financial covenants and to maintain certain financial ratios. The credit facility also restricts Telscape USA's ability, without the prior written consent of the lender, to incur additional indebtedness or any obligation as surety or guarantor. The credit facility contains typical event of default provisions, including provisions which provide for default upon (i) the Borrowers defaulting on any other agreements with the lender (cross-default), (ii) the Borrowers failing to provide a perfected security interest (defective collateralization) and (iii) the Borrowers becoming insolvent.

     Telscape USA and MSN have obtained a waiver under the Revolving Credit Facility to (i) permit Telscape USA and MSN to Guarantee of the Notes by and
(ii) waive the defaults under the minimum current ratio, minimum tangible net worth and prohibition on quarterly loss covenants. Because the Revolving Credit Facility prohibits Telscape USA and MSN from guaranteeing any indebtedness, the Company obtained the waiver for the Guarantee of the Notes in anticipation of filing the Registration Statement relating to the Notes. As a result of one of the Company's wholesale long distance customers filing a petition for bankruptcy in May 1998, which resulted in the Company losing wholesale long distance revenues and incurring increased Prepaid Card service costs, the Company obtained the waiver relating to its default under the various financial convenants.

EQUIPMENT LEASES

     On February 28, 1997, Telscape USA entered into an equipment financing agreement at a rate of 10.75% per annum in connection with its acquisition of switching equipment, which agreement provided for monthly lease payments of principal and interest totaling $11,200, through February 28, 2000. On June 1, 1998, the Company entered into a second equipment financing agreement with the same financing company for the purchase of a Nortel DMS-250 switching platform and related equipment at a total cost of $1.4 million, which provides for monthly lease payments of principal and interest totalling $27,500, through June 1, 2003. In connection with the signing of the second agreement, the first agreement was refinanced to provide for monthly lease payments of $5,400, through June 1, 2003. The lease obligations are secured by equipment.

     On July 6, 1998, the Company financed the purchase of $972,000 in equipment by entering into two equipment lease arrangements with a financing company which provide for monthly lease payments of $22,100, including principal and interest through July 6, 2003. The lease obligations are secured by the financed equipment.

     On July 14, 1998, the Company financed the purchase of $243,000 in equipment by entering into an equipment lease arrangement with a financing company which provide for monthly lease payments of $6,600, including principal and interest through July 14, 2002. The lease obligations are secured by the financed equipment.

INTEGRACION NOTES

     In connection with the Company's acquisition of Integracion, the Company issued to the selling shareholders: (i) an aggregate of $2,201,000 in non-interest bearing promissory notes maturing at various dates through January 1, 2001, and (ii) an aggregate of $999,000 in non-interest bearing convertible notes maturing on September 1, 1999, which are convertible into 333,000 shares of common stock of the Company at a price of $3.00 per share, representing the quoted market price of the Company's common stock on the date of the transaction. As of July 27, 1998, $1,901,000 of the non-interest bearing promissory notes were outstanding. On July 23, 1998, the non-interest bearing convertible notes were converted into 333,000 shares of Common Stock.

MSN NOTES

     In connection with the MSN acquisition, the Company issued to selling shareholders an aggregate of $750,000 in non-interest bearing promissory notes payable in eight equal quarterly installments, beginning March 23, 1998.

COMMON STOCK REPURCHASE NOTE

     In connection with a suit filed by the estate of a former shareholder, in May 1997 the Company entered into a compromise and settlement agreement. Pursuant to the agreement, the Company agreed to repurchase all of the 83,359 shares of Company common stock owned by the plaintiffs for total consideration of $425,000, which was comprised of $125,000 and a three year $300,000 promissory note bearing interest at 6%, payable in six semi-annual installments through May 20, 2000.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued under an indenture (the "Indenture"), to be
dated as of                , 1998 by and among the Company, the Guarantors and
[NAME OF TRUSTEE], as Trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part), including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this section, references to "the Company" include only the Company and not its Subsidiaries.

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

RANKING

     The Notes and the Guarantees will be general unsecured obligations of the Company and the Guarantors, respectively, and will rank senior in right of payment to all future unsecured Indebtedness of the Company and the Guarantors, respectively, that is, by its terms or by the terms of the agreement or instrument governing such Indebtedness, expressly subordinated in right of payment to the Notes and the Guarantees and PARI PASSU in right of payment with all existing and future unsecured liabilities of the Company and the Guarantors that are not so subordinated. As of June 30, 1998, all of the Company's and the Guarantors' Indebtedness will rank PARI PASSU with or effectively senior to the Notes and the Guarantees, respectively. The Notes will be effectively subordinated to all secured Indebtedness of the Company, including Indebtedness under the Credit Facilities, to the extent of the assets securing such Indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $125.0 million and
will mature on                , 2008. Interest on the Notes will accrue at the
rate of    % per annum and will be payable semi-annually in arrears on each
         and          commencing          , 1999, to the persons who are
registered Holders at the close of business on the          and          ,
respectively, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after
         , 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount at maturity thereof) if redeemed during the twelve-month period commencing on of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                  YEAR                     PERCENTAGE
----------------------------------------   ----------
2003....................................            %
2004....................................            %
2005....................................            %
2006 and thereafter.....................     100.000%

     OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS.  At any time, or from
time to time, on or prior to                , 2001, the Company may, at its
option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the
Notes originally issued at a redemption price equal to    % of the principal
amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

GUARANTEES

     Each Guarantor fully and unconditionally guarantees, on a senior basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, in the case of domestic Guarantors, or any applicable foreign law, in the case of foreign Guarantors. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or to another Guarantor that is a Wholly Owned Restricted Subsidiary without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event that either all of the Capital Stock of a Guarantor is sold by the Company or one of the Restricted Subsidiaries (whether by merger, stock purchase or otherwise) or all or substantially all of the assets of a Guarantor are sold by such Guarantor and such sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales" and "-- Change of Control" and any other applicable provisions in the Indenture, the Guarantor's Guarantee will be released.

CHANGE OF CONTROL

     The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest to the date of purchase.

     Within 30 days following the date upon which any Change of Control occurs, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Group Members to incur additional Indebtedness, to grant Liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Group Members by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Group Members to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no

Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Group Members may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Leverage Ratio of the Company would be less than or equal to 5.5 to 1.0. For purposes of determining any particular amount of Indebtedness under this "Limitation on Incurrence of Additional Indebtedness" covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; PROVIDED, HOWEVER, that the foregoing shall not in any way be deemed to limit the provision of " -- Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries."

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Group Members to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or any Restricted Group Member or in options, warrants or other rights to acquire Qualified Capital Stock) on or in respect of shares of the Company's or any Restricted Group Member's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any of the Restricted Group Members that is subordinate or junior in right of payment to the Notes or the Guarantees, as the case may be, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), unless, at the time of such Restricted Payment or immediately after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) if the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Leverage Ratio under the "Limitation on Incurrence of Additional Indebtedness" covenant, the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall not exceed the sum of: (1) 100% of the Cumulative Operating Cash Flow less 150% of cumulative Adjusted Fixed Charges determined for the period (treated as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment; plus (2) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Group Member) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company minus the aggregate amount of Restricted Payments made pursuant to clause (iii) below; plus (3) without duplication of any amounts included in clause (ii)(2) above, 100% of the aggregate net cash proceeds from the issuance and sale (other than to a Restricted Group Member) of debt securities of the Company that have been converted into or exchanged for Qualified Capital Stock (excluding, in the case of clauses (ii)(2) and (3), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "Redemption -- Optional Redemption Upon Public Equity Offerings"); plus (4) in the case of the disposition or repayment of any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of: (x) the return in cash of capital with respect to such Investment and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes; plus (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Group Member that has been redesignated as a Restricted Group Member after the Issue Date in accordance with " -- Designation of Unrestricted Group Members," the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Restricted Group Member, valued on an aggregate basis at fair market value, over (y) the total liabilities of such Restricted Group Member, determined in each case in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Group Member upon its Designation); minus (6) with respect to each Restricted Group Member which has been designated as an Unrestricted Group Member after the Issue Date in accordance with "-- Designation of Unrestricted Group Members," the greater of (x) $0 and
(y) the Designation Amount thereof (measured as of the date of Designation).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent (x) sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (y) capital contribution to the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) in exchange for or through the application of net proceeds of a substantially concurrent capital contribution or sale for cash (other than to a Restricted Group Member) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from directors, officers or employees of the Company or any of its Restricted Group Members or their authorized representatives upon the death, disability or termination of employment of such directors, officers or employees, in an aggregate amount not to exceed $1.0 million in any fiscal year; PROVIDED, HOWEVER, that any unused amount may be used only in the next succeeding fiscal year; and (5) payments or distributions to dissenting stockholders in accordance with applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (ii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii) and (4) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Group Members to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Group Member, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 80% of the consideration received by the Company or the Restricted Group Member, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED, that any notes or other obligations received by the Company or any Restricted Group Member from the transferee thereof that are converted by the Company or such Restricted Group Member into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 90 days following the closing of such Asset Sale, will be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Group Member to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any indebtedness under the Credit Facilities (with a permanent reduction of commitments thereunder), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Group Members as existing on the Issue Date or in businesses reasonably related thereto or, in either such case, in a company having property and assets of a nature or type, or engaged in a Telecommunications Business ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses
(iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Group Member determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Group Member to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Group Member, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million shall be applied as required pursuant to this paragraph). To the extent that any Net Proceeds Offer Amount remains after consummation of a Net Proceeds Offer, the Company may use such Net Proceeds Offer Amount for any purpose not otherwise prohibited by the Indenture. Upon completion of such offer to purchase, the amount of the Net Proceeds Offer Amount shall be reset at zero.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Group Members as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Group Members not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Group Members deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset
Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED GROUP MEMBERS. The Company will not, and will not cause or permit any of its Restricted Group Members to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Group Member to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Group Member; or (c) transfer any of its property or assets to the Company or any other Restricted Group Member, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Group Member; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the

Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) in the case of clause (c) of this covenant, (A) customary restrictions regarding the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Group Member not otherwise prohibited by the Indenture or (C) encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Group Member in any manner material to the Company or any Restricted Group Member; (7) with respect to a Restricted Group Member and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Group Member; or (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5). Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Group Members" covenant shall prevent the Company or any Restricted Group Member from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant.

     DESIGNATION OF UNRESTRICTED GROUP MEMBERS. (a) The Company may designate any Restricted Group Member as an "Unrestricted Group Member" under the Indenture (a "Designation") only if:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness under the first paragraph of "-- Limitation on Incurrence of Indebtedness"; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "-- Limitation on Restricted Payments" in an amount (the "Designation Amount") equal to the fair market value of the Company's proportionate interest in the net worth of such Restricted Group Member on such date.

     All Subsidiaries of Unrestricted Group Members shall be Unrestricted Group Members.

     The Company shall not, and shall not cause or permit any Restricted Group Member to, directly or indirectly, at any time (x) provide credit support for, subject any of its properties or assets (other than the Capital Stock of any Unrestricted Group Member) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Group Member (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be liable for any Indebtedness of any Unrestricted Group Member or (z) be liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Group Member.

          (b) The Company may revoke any Designation of a Restricted Group Member as an Unrestricted Group Member (a "Revocation") only if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Group Member outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     ADDITIONAL GUARANTEES. (a) If the Company or any of the domestic Wholly Owned Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Wholly Owned Restricted Subsidiary that is not a Guarantor, or if the Company or any of the domestic Wholly Owned Restricted Subsidiaries shall organize, acquire or otherwise invest in another Wholly Owned Restricted Subsidiary that is not a Guarantor, or

     (b) if the Company permits any Restricted Group Member, other than any Guarantor on the Issue Date or any Person who becomes a Guarantor pursuant to clause (a) above, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Group Member;

then such transferee or acquired or other Restricted Group Member shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Group Member shall fully and unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Group Member and constitutes a legal, valid, binding and enforceable obligation of such Restricted Group Member. Thereafter, such Restricted Group Member shall be a Guarantor for all purposes of the Indenture.

     LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED GROUP MEMBERS. The Company shall not sell, and shall not cause or permit any Restricted Group Member, directly or indirectly, to issue or sell, any Capital Stock of a Restricted Group Member, except (i) to the Company or a Restricted Group Member; (ii) for directors' qualifying shares or shares of Capital Stock to foreign nationals mandated by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Group Member would no longer constitute a Restricted Group Member; (iv) in the case of issuance of Capital Stock by a non-Wholly Owned Restricted Subsidiary if, after giving effect to such issuance, the Company maintains its direct or indirect percentage of beneficial and economic ownership of such non-Wholly Owned Restricted Subsidiary or (v) up to a 10.5% beneficial ownership interest in INTERLINK Communications, Inc. to Russell Hardy, Stephen Strohman, Salvador Giblas and/or Monty J. Moore.

     LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Group Members to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Group Members whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Indebtedness under the Credit Facilities; (C) Liens securing the Notes;
(D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Group Member; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Group Members not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

     MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Group Member to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the assets of the Company and the Company's Restricted Group Members whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the

Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Group Members substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Leverage Ratio of the Company or such Surviving Entity, as the case may be, would be less than the Leverage Ratio of the Company immediately prior to such transaction; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Group Members of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "-- Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person (other than a merger of the Company with any Guarantor or a merger of Guarantors) unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or an entity organized and validly existing under the laws of the foreign jurisdiction in which such Guarantor is organized; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor under such Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with the foregoing, in which the Company or such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under the Indenture, the Notes or the Guarantee, as the case may be, with the same effect as if such surviving entity had been named as such.

     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Group Members to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the

Company or such Restricted Group Member. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2.0 million shall be approved by the Board of Directors of the Company or such Restricted Group Member, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Group Member enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Group Member, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Group Member, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Group Member as determined in good faith by the Company's Board of Directors or senior management; (ii) loans and advances to officers and employees of the Company and its Restricted Group Members not exceeding $1.0 million outstanding at any time; (iii) transactions exclusively between or among the Company and any of its Restricted Group Members or exclusively between or among such Restricted Group Members, provided such transactions are not otherwise prohibited by the Indenture; (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (v) Restricted Payments permitted by the Indenture.

     CONDUCT OF BUSINESS. The Company and its Restricted Group Members will not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Group Members are engaged on the Issue Date.

     REPORTS TO HOLDERS. The Indenture will provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (ii) the failure to pay the principal of any Notes, when the same becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Group

     Member, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time; PROVIDED that such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled;

          (v) one or more judgments representing obligations in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Group Members and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Restricted Group Members.

     If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Group Members is a party or by which the Company or any of its Restricted Group Members is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due an payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or (vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture will provide that it and the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Group Member or at the time it merges or consolidates with the Company or any of its Restricted Group Members or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Group Member or such acquisition, merger or consolidation; PROVIDED that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transactions by which such Person becomes a Restricted Group Member or such Acquisition shall not be considered as Indebtedness.

     "ACQUISITION" means (a) an Investment by the Company or any Restricted Group Member in any other Person pursuant to which such Person shall become a Restricted Group Member or any Restricted Group Member, or shall be merged with or into the Company or any Restricted Group Member, or (b) the acquisition by the Company or any Restricted Group Member of the assets of any Person (other than a Restricted Group Member) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ADJUSTED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

     "ADJUSTED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Group Members for such period determined in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Group Members during such period as determined on a consolidated basis in accordance with GAAP, excluding, however, with respect to any Restricted Group Member, that proportion thereof that corresponds to the percentage ownership interest in the outstanding Capital Stock of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

     "ADJUSTED INCOME TAX EXPENSE" means, with respect to any period, the provision for federal, state, local and foreign income taxes payable by the Company and its Restricted Group Members for such period as determined on a consolidated basis in accordance with GAAP, excluding, however, with respect to any Restricted Group Member, that proportion thereof that corresponds to the percentage ownership interest in the outstanding Capital Stock of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

     "ADJUSTED NET INCOME" means, with respect to any period, the net income of the Company and the Restricted Group Members for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses for such period, (b) all gains or losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period; (c) that portion of such net income derived from or in respect of investments in Persons other than Restricted Group Members, except to the extent actually received in cash by the Company or any Restricted Group Member (subject, in the case of any Restricted Group Member, to the provisions of clause (f) of this definition);
(d) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Group Member) for such period, except to the extent the Company's allocation portion of such Person's net income for such period is actually received in cash by the Company or any Restricted Group Member (subject, in the case of any Restricted Subsidiary, to the provisions of clause (f) of this definition); (e) the net income (or loss) of any other Person combined with the Company or any Restricted Group Member on a "pooling of interests" basis attributable to any period prior to the date of combination; (f) the net income of any Restricted Group Member to the extent that the declaration of dividends or similar distributions by that Restricted Group Member of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Group Member or the holders of its Capital Stock; and (g) to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any Restricted Group Member in an amount that corresponds to the percentage ownership interest in the income of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

     "ADJUSTED OPERATING CASH FLOW" means, with respect to any period, Adjusted Net Income for such period increased (without duplication), to the extent deducted in calculating such Adjusted Net Income, by (a) Adjusted Income Tax Expense for such period; (b) Adjusted Fixed Charges for such period; and (c) depreciation, amortization and any other non-cash items for such period (other than any non-cash item to the extent that it requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Group Members, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined in accordance with GAAP minus non-cash items to the extent they increase Adjusted Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period. In calculating Adjusted Operating Cash Flow, for each Restricted Group Member, the addition to Adjusted Net Income for such Restricted Group Member of the items set forth in clause (c) of the previous sentence shall exclude that proportion thereof that corresponds to the percentage ownership interest in the outstanding Capital Stock of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by the Company.

     "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Group Members (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Group Member of (a) any Capital Stock of any Restricted Group Member (other than in respect of any directors' qualifying shares or investments by foreign nationals mandated by applicable law); or (b) any other property or assets of the Company or any Restricted Group Member other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Group Members receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets."

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors (or the equivalent thereof) of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, as the case may be (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than the Permitted Holders), together with any Affiliate thereof, shall become the record owner or the beneficial owner (other than any Person described in clause (d)(2) of Rule 13d-3 of the Exchange Act) of more than 50% of the aggregate voting power or economic interest of the Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (x) Disqualified Capital Stock of such Person and its Subsidiaries or (y) Unrestricted Subsidiaries.

     "CREDIT FACILITIES" means one or more credit facilities evidenced by one or more credit agreements, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDEDthat such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Group Member of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreements or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "CUMULATIVE OPERATING CASH FLOW" means, as at any date of determination, the positive cumulative Adjusted Operating Cash Flow realized during the period commencing on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Adjusted Operating Cash Flow for such period is negative, the negative amount by which cumulative Adjusted Operating Cash Flow is less than zero.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Group Member against fluctuations in currency (or currency units) values.

     "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "DESIGNATION" has the meaning set forth in "-- Certain
Covenants -- Designation of Unrestricted Group Members."

     "DESIGNATION AMOUNT" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Group Members."

     "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes.

     "EXISTING JOINT VENTURE" means each of Telereunion S.A. [any others] and [its/their] respective successor(s) thereto.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "GUARANTOR" means each of the Company's U.S. Wholly Owned Restricted Subsidiaries as of the Issue Date and each of the Company's Restricted Group Members that in the future executes a supplemental indenture in which such Restricted Group Member agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED, HOWEVER, that any Person constituting a Guarantor shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

     "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person as lessee, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,
(viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes of the covenant described above under the caption "Limitation on Incurrence of Additional Indebtedness," in determining the principal amount of any Indebtedness to be incurred by the Company or any Restricted Group Member or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination.

     "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or any of its Restricted Group Members) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. For the purposes of the "Limitation on Restricted Payments" covenant, (i)
"Investment" shall include and be valued at the fair market value of the net assets of any Restricted Group Member at the time that such Restricted Group Member is designated an Unrestricted Group Member and shall exclude the fair market value of the net assets of any Unrestricted Group Member at the time that such Unrestricted Group Member is designated a Restricted Group Member and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Group Members, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Adjusted Net Income. If the Company or any Restricted Group Member sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Group Member such that, after giving effect to any such sale or disposition, the Company's Board of Directors deems that such Person is no longer a Restricted Affiliate, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Group Member not sold or disposed of.

     "ISSUE DATE" means the date of original issuance of the Notes.

     "LEVERAGE RATIO" means the ratio of (a) the Total Indebtedness as of the date of calculation (the "Determination Date") to (b) two times the Adjusted Operating Cash Flow for the latest two fiscal quarters for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Adjusted Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Group Member on the Determination Date (or would become a Restricted Group Member on such Determination Date in connection with the transaction that requires the determination of such Adjusted Operating Cash Flow) will be deemed to have been a Restricted Group Member at all times during such Measurement Period, (II) any Person that is not a Restricted Group Member on such Determination Date (or would cease to be a Restricted Group Member on such Determination Date in connection with the transaction that requires the determination of such Adjusted Operating Cash Flow) will be deemed not to have been a Restricted Group Member at any time during such Measurement Period, and (III) if the Company or any Restricted Group Member shall have in any manner (x) acquired (through an Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a PRO FORMA basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Adjusted Operating Cash Flow the exclusions set forth in clauses (a) through (f) of the definition of Adjusted Net Income shall apply to an acquired Person as if it were a Restricted Group Member).

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "MEXICAN NETWORK" means the approximately 4,025 kilometer combined fiber optic and microwave long distance network connecting the United States, the Gulf region of Mexico and certain Mexican cities to be constructed by Telereunion S.A.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents received by the Company or any of its Restricted Group Members from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Group Members, taken as a whole, after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) appropriate amounts to be provided by the Company or any Restricted Group Member, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Group Member, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) with respect to Asset Sales by any Restricted Group Members, the portion of such cash payments attributable to persons holding a minority interest in such Restricted Group Member.

     "NON-SUBSIDIARY AFFILIATE," of any specified Person, means any other Person in which an Investment in the Capital Stock of such Person has been made by such specified Person other than a direct or indirect Subsidiary of such specified Person.

     "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PERMITTED HOLDERS" means E. Scott Crist, Manuel Landa, Todd M. Binet, Oscar Garcia, Ricardo Orea, Bryan T. Emerson and Jose Luis Apan.

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

          (i)  Indebtedness under the Notes, the Guarantees and the Indenture;

          (ii) Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $ 20.0 million (as permanently reduced from time to time in accordance with the terms thereof) or (B) 80% of accounts receivable (net of reserves for uncollectible accounts receivable) reflected on the Company's balance sheet at such time;

          (iii) other Indebtedness of the Company and its Restricted Group Members outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Indebtedness (other than Acquired Indebtedness) of the Company and its Restricted Group Members incurred to finance the cost (including the cost of design, construction, development acquisition, installation or integration) of equipment used in the Telecommunications Business or ownership rights with respect to indefeasible rights of use, minimum assignable ownership units or minimum investment units (or similar ownership interests) in transnational fiber optic cable or other transmission facilities, in each case purchased or leased by the Company or any Restricted Group Member after the Issue Date, and Refinancings thereof;

          (v) (x) Indebtedness of the Company in an aggregate amount outstanding at any time not to exceed 2.00 times the net cash proceeds received after the Issue Date by the Company from the issuance and sale of its Qualified Capital Stock (other than to a Restricted Group Member) less the amount of any net cash proceeds used to make Restricted Payments in accordance with the "Limitation on Restricted Payments" covenant and (y) Indebtedness of the Company or Acquired Indebtedness of a Restricted Group Member in an aggregate amount outstanding at any one time not to exceed
     1.50 times the fair market value of Common Stock of the Company issued as consideration in a Telecommunications Acquisition; PROVIDED, HOWEVER, that any Indebtedness Incurred under this clause (v) shall have a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes and shall not require repayment or redemption (including pursuant to any required offer to purchase) prior to the maturity date of the Notes (other than a redemption upon a Change of Control of the Company pursuant to provisions similar to those under " -- Change of Control");

          (vi) Indebtedness of the Company and its Restricted Group Members under Currency Agreements to the extent relating to (x) Indebtedness of the Company or any Restricted Group Member and/or (y) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Group Member and/or (z) accounts receivable denominated in currencies other than U.S. dollars; PROVIDED, HOWEVER, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Group Members outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

          (vii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Group Members and Interest Swap Obligations of any Restricted Group Member covering Indebtedness of such Restricted Group Member; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Group Members from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (viii)  Indebtedness of the Company and/or any Restricted Group Member
     (a) in respect of performance bonds of the Company or any Restricted Group Member or surety or appeal bonds or letters of credit supporting trade payables provided by the Company or any Restricted Group Member incurred in the ordinary course of business and on ordinary business terms in connection with the construction, ownership, maintenance or operation of a Telecommunications Business; and (b) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of the aforementioned obligations of the Company or any of its Restricted Group Members pursuant to such agreements, in each case incurred in connection with the disposition of any business, assets or Restricted Group Member (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Group Member for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Group Member in connection with such disposition;

          (ix) Indebtedness of a Restricted Group Member to the Company or to a Restricted Group Member for so long as such Indebtedness is held by the Company or a Restricted Group Member, in each case subject to no Lien held by a Person other than the Company or a Restricted Group Member; PROVIDED that if as of any date any Person other than the Company or a Restricted Group Member owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (ix) by the issuer of such Indebtedness;

          (x) Indebtedness of the Company to a Restricted Group Member for so long as such Indebtedness is held by a Restricted Group Member, in each case subject to no Lien; PROVIDED that (a) any such Indebtedness of the Company to any Restricted Group Member is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Group Member owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (x) by the Company;

          (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

          (xii) Indebtedness of the Company or any of its Restricted Group Members represented by letters of credit for the account of the Company or such Restricted Group Member, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (xiii) Indebtedness represented by Capitalized Lease Obligations of the Company and its Restricted Group Members incurred in the ordinary course of business not to exceed $ 2.5 million at any one time outstanding;

          (xiv) Indebtedness of the Company, to the extent that the net proceeds thereof are promptly used to repurchase the Notes tendered in a Change of Control Offer;

          (xv)  Refinancing Indebtedness; and

          (xvi) additional Indebtedness of the Company and its Restricted Group Members in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     For purposes of determining compliance with the "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion may, at the time of such incurrence, (i) classify such item of Indebtedness under and comply with the foregoing clauses of this covenant (or any of such definitions), as applicable,
(ii) classify and divide such item of Indebtedness into more than one of such clauses (or definitions), as applicable, and (iii) elect to comply with such clauses (or definitions), as applicable, in any order.

     "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Group Member in any Person that is or will become immediately after such Investment a Restricted Group Member or that will merge or consolidate into the Company or a Restricted Group Member, (ii) Investments in the Company by any Restricted Group Member; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Group Members in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Group Members' businesses and otherwise in compliance with the Indenture; (vi) Investments in any Person up to $20.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Group Members as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (ix) payroll, travel and similar advances in the ordinary course of business to cover matters that will be at the time of such advances, ultimately treated as expenses in accordance with GAAP; (x) Investments in evidences of Indebtedness, securities or other property of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (xi) repurchases or redemptions by the Company of Capital Stock from officers and other employees of the Company or any of its Restricted Group Members or their authorized representatives upon the death, disability or termination of employment of such individuals, in an aggregate amount not exceeding $1.0 million in any calendar year and $3.0 million from the Issue Date and (xii) Investments by the Company or any Restricted Group Member in any Restricted Group Member in connection with the construction, operation and maintenance of the Mexican Network up to $155.0 million.

     "PERMITTED LIENS" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Group Members shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, municipal and zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Group Members;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets of the Company or any Restricted Group Member acquired in the ordinary course of business; PROVIDED, HOWEVER, that (A) the related purchase money indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Group Member other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall (x) exist at the time of such acquisition or (y) be created within 180 days of such acquisition;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Group Members, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xii) Liens securing Capitalized Lease Obligations permitted pursuant to clause (xiii) of the definition of "Permitted Indebtedness";

          (xiii)  Liens securing Indebtedness under Currency Agreements;

          (xiv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Group Member and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Group Member and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Group Members other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Group Member and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Group Member;

          (xv)  Liens in favor of the Company or any Restricted Group Member;

          (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xvii) Liens existing on the Issue Date or securing the Notes or any Guarantee of the Notes; and

          (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Group Members in the ordinary course of business in accordance with the past practices of the Company and its Restricted Group Members prior to the Issue Date.

     "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "REFINANCE" means, in respect of any security or Indebtedness, to refinance, modify, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Group Member of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),
(xiii) or (xvi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness, accrued interest and the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average

Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "RESTRICTED AFFILIATE" means any direct or indirect Non-Subsidiary Affiliate of the Company or a Restricted Subsidiary of the Company that has been designated by the Board of Directors of the Company as a Restricted Affiliate based on a determination by the Board of Directors that the Company has, directly or indirectly, the requisite control over such Non-Subsidiary Affiliate to prevent it from incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of the Indenture that are applicable to Restricted Affiliates; PROVIDED, HOWEVER, that immediately after giving effect to such designation (i) the Liens and Indebtedness of such Non-Subsidiary Affiliate outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and (ii) a Default or Event of Default shall not have occurred and be continuing. The Company shall deliver an officers' certificate to the Trustee upon designating any Non-Subsidiary Affiliate as a Restricted Affiliate. As of the Issue Date, every Exisiting Joint Venture is a Restricted Affiliate.

     "RESTRICTED GROUP MEMBERS" means collectively, each Restricted Subsidiary of the Company, each Restricted Affiliate and each Restricted Subsidiary of a Restricted Affiliate.

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Group Member any property, whether owned by the Company or any Restricted Group Member at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Group Member to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SIGNIFICANT RESTRICTED GROUP MEMBER", with respect to any Person, means any Restricted Group Member of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "TELECOMMUNICATIONS ACQUISITION" means an Acquisition of properties or assets to be used in a Telecommunications Business or of the Capital Stock of any Person that becomes a Restricted Group Member; PROVIDED, HOWEVER, that such Person's properties and assets shall consist principally of properties or assets that will be used in a Telecommunications Business.

     "TELECOMMUNICATIONS BUSINESS" means any business of owning, constructing, financing or operating a voice, data or other communications services system, including any business conducted by the Company or any Restricted Group Member on the Issue Date.

     "TELEREUNION S.A." means Telereunion S.A. de C.V., a company organized under the laws of Mexico.

     "TOTAL INDEBTEDNESS" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Group Members outstanding as of such date of determination, after giving effect to any incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries."

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Group Member of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Group Member, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary, and proposed Treasury regulations promulgated thereunder, administrative pronouncements and rulings, and judicial decisions, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect.

     This summary discusses only Notes held as capital assets within the meaning of Code section 1221. It does not discuss all of the tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules, such as certain financial institutions, banks, insurance companies, regulated investment companies, dealers in securities or foreign currencies, persons holding Notes as part of a straddle or hedging transaction, or U.S. Holders whose functional currency (as defined in Code section 985) is not the U.S. dollar. Persons considering purchasing Notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used in this summary, the term "U.S. Holder" means the beneficial owner of a Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States (including certain former citizens and former long-term residents); (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; or a partnership treated as a U.S. person under applicable Treasury regulations; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

TAX CONSEQUENCES TO U.S. HOLDERS

     PAYMENTS OF INTEREST. Interest paid or accrued on the Notes will be taxable to U.S. Holders as ordinary interest income. Interest will be included in U.S. Holders' income at the time such payments are accrued or are received in accordance with the U.S. Holder's method of accounting for U.S. federal income taxes.

     MARKET DISCOUNT. If a Holder purchases a Note at a market discount (as described below), the Holder will be required to treat any principal payments on, or any gain realized on the sale, exchange, retirement or maturity of, such Note as ordinary income to the extent of the accrued market discount (not previously included in income) at the time of such payment or disposition. In addition, a U.S. Holder who purchases a Note with market discount may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.

     In general, market discount is the amount by which the Note's "adjusted issue price" exceeds the U.S. Holder's tax basis in the Note immediately after the Note is acquired, unless such difference is less than a specified de minimis amount. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID, if any, for each prior accrual period (determined without regard to the amortization of any acquisition premium) and reduced by any payments made on such Note on or before the first day of the accrual period other than qualified stated interest (as defined in Code section 1273). Market discount is considered to accrue ratably, unless the U.S. Holder elects to accrue market discount under the "constant interest method" described under the original issue discount rules contained in the Code and Treasury Regulations. This election, once made, is irrevocable and applies only to the Notes for which it is made. A U.S. Holder also may elect to include market discount in income currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply. This election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Generally, if a Note with market discount is transferred in certain non-taxable transactions, the market discount will be transferred to the property received in exchange for the Note; however, under certain limited circumstances, the market discount will be includible as ordinary income as if such Note had been sold at its fair market value.

     AMORTIZABLE BOND PREMIUM. In general, if a U.S. Holder of a Note purchases the Note at a premium (I.E., an amount in excess of the amount payable upon the maturity thereof), such excess will be treated as "amortizable bond premium."
In such case, a U.S. Holder may elect, under Code section 171, to offset interest income with the amortizable bond premium as it is amortized under a constant-yield method (as defined in the Code). The U.S. Holder's tax basis in the Note then decreases by the amount of the amortizable bond premium used to offset interest income. An election under Code section 171 is available only if a Note is held as a capital asset. U.S. Holders should consult their own tax advisors regarding special rules that apply for determining the amount and method of amortizing bond premium with respect to the Notes that may be redeemed prior to maturity.

     SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. Holder's adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note which has not previously been included in income. Such amounts are treated as payments of interest. See "-- Payments of Interest" above. A U.S. Holder's adjusted tax basis in a Note generally will equal the U.S. Holder's cost of acquiring the Note increased by the amount of any market discount previously included in the U.S. Holder's income with respect to the Note, and reduced by any amortized bond premium, principal payments, and the amount of any other payments except payments of qualified stated interest.

     Gain or loss realized on the sale, retirement or other disposition (including redemption) of a Note will be capital gain or loss if the Note is a capital asset in the hands of the U.S. Holder (except that any portion of such gain attributable to market discount will be ordinary income). For certain non-corporate U.S. Holders (including individuals), the maximum rate of tax on net capital gains is 20 percent for capital assets held for more than 12 months. Gain on the sale of capital assets held for one year or less is subject to U.S. federal income tax at ordinary income tax rates. Certain limitations exist on the deductibility of capital losses by both corporations and individual taxpayers. U.S. Holders should consult their own tax advisors with respect to applicable rates and holding periods and netting rules for capital losses.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     INCOME AND WITHHOLDING TAX. Under present U.S. federal tax law, and subject to the discussion below concerning backup withholding:

          (a) under the so-called portfolio interest exemption, payments of interest on the Notes by the Company or any paying agent to any Non-U.S. Holder will not be subject to the 30 percent U.S. federal withholding tax otherwise applicable, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, and is not a bank receiving interest described in Code section 881(c)(3)(A); and (ii) the requirements set forth in Code section 871(h) or Code section 881(c) have been fulfilled with respect to the beneficial owner, as discussed below; and

          (b) a Non-U.S. Holder of a Note will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and either (A) such individual has a "tax home" (as defined in Code section 911(d)(3)) in the U.S. (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10 percent) or (B) the gain is attributable to an office or other fixed place of business maintained by such individual in the U.S. or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S., and, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

     Code section 871(h) and Code section 881(c) require that, in order to obtain the portfolio interest exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify to the Company or its agent, under penalties of perjury, that it is a Non-U.S. Holder and provide a completed IRS Form W-8 ("Certificate of Foreign Status") or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the Note on behalf of such beneficial owner certifies to the Company or its agent, under penalties of perjury, that it has received a Certificate of Foreign Status from the beneficial owner (or from another Financial Institution) and furnishes the Company/agent with a copy thereof. For payments made after December 31, 1999, the payment must be "reliably associated" (within the meaning of Treasury regulations) with a Certificate of Foreign Status.

     If a Non-U.S. Holder of a Note is engaged in a trade or business in the U.S., and if interest on the Note or gain realized on its sale, exchange or other disposition is effectively connected with the conduct of such trade or business, such Non-U.S. Holder will be able to claim an exemption from U.S. withholding taxes by providing the Company with a properly executed IRS Form 4224 (after December 31, 1999, subject to certain transition rules, IRS Form W-8). Such Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular U.S. income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See TAX CONSEQUENCES TO U.S. HOLDERS above. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     Even if the portfolio interest exemption described above is inapplicable to a particular Non-U.S. Holder, such holder may be eligible for an exemption from or reduced rate of withholding tax under an applicable income tax treaty. In order to obtain such an exemption or rate reduction, such Non-U.S. Holder must provide the Company or its agent with a properly completed IRS Form 1001 (after December 31, 1999, subject to certain transition rules, IRS Form W-8) in the year in which payment occurs or in either of the two proceeding years, describing such exemption or reduced rate.

     A Non-U.S. Holder that is required to submit a certification on Form 1001, 4224 or W-8 to avoid the imposition of U.S. withholding taxes or to obtain a reduced rate with respect to a payment on a Note is required to submit such certification to the Company or its agent as soon as practicable after the Non-U.S. Holder acquires such Note (or a beneficial interest therein) and to update such forms as required by the IRS. If the Company or its agent does not physically receive such certification by the date that is 10 days prior to a payment date on the Note, then the Company and/or its agent may treat such certification as ineffective with respect to any payment to such Non-U.S. Holder on such payment date and may withhold tax from such payment.

     Under Code section 2105(b), a Note held by an individual who is not a citizen or resident of the U.S. at the time of his death will not be subject to U.S. federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual's death, payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the U.S.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     U.S. HOLDERS. In general, under current U.S. federal tax law, payments to a U.S. Holder of (a) principal, premium (if any) and interest on a Note and (b) the proceeds of sales or other dispositions of Notes before maturity will be subject to U.S. information reporting requirements. Such payments to noncorporate U.S. Holders may be subject to backup withholding at a rate of 31 percent if such U.S. Holder fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his Social Security Number, and/or certain other information in the required manner. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

     NON-U.S. HOLDERS. In general, there is no U.S. information reporting requirement or backup withholding tax on payments to Non-U.S. Holders who provide the appropriate certification described above regarding qualification for the portfolio interest exemption from U.S. federal income tax for payments of interest on the Notes.

     Payment by the Company of principal on the Notes or payment by a U.S. office of a broker of the proceeds of a sale of Notes is subject to both backup withholding and information reporting unless the beneficial owner provides a completed IRS Form W-8 which certifies under penalties of perjury that such owner is a Non-U.S. Holder who meets all the requirements for exemption from U.S. federal income tax on any gain from the sale, exchange or retirement of the Notes.

     In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of the Notes effected at a foreign office of a broker. If, however, such a broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person 50 percent or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the U.S., such payments will not be subject to backup withholding, but will be subject to information reporting unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other considerations are met; or (ii) the beneficial owner otherwise establishes an exemption, provided such broker does not have actual knowledge that the payee is a U.S. person. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against Non-U.S. Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided the required information is furnished to the IRS.

     On October 6, 1997, the Treasury Department issued final rules with respect to withholding tax on income paid to Non-U.S. Holders and related matters (the "New Withholding Regulations"). The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. The New Withholding Regulations modify the requirements imposed on a Non-U.S. Holder and certain intermediaries for establishing the recipient's status as a Non-U.S. Holder eligible for exemption from withholding and backup withholding. In particular, the New Withholding Regulations impose more stringent conditions on the ability of financial intermediaries acting for a Non-U.S. Holder to provide certifications on behalf of the Non-U.S. Holder, which may include entering into an agreement with the IRS to audit certain documentation with respect to such certifications. Non-U.S. Holders that are subject to withholding are urged to consult their own tax advisors with respect to the New Withholding Regulations.

     THE FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PRECISE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between the Company, the Guarantors and the Underwriters, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed, severally, to purchase from the Company, all of the Notes.

     The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Notes is subject to the approval of certain legal matters by counsel and to various other conditions, including the conditions that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission, that there has been no material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and that the Underwriters have received certain certificates, opinions and letters from the Company and its counsel and independent auditors. The nature of each Underwriter's obligation is such that each is committed to purchase the aggregate principal amount of Notes set forth opposite its name if any are purchased.

                                        PRINCIPAL AMOUNT
            UNDERWRITERS                    OF NOTES
-------------------------------------   -----------------
BT Alex. Brown Incorporated..........     $
Lehman Brothers Inc..................
                                        -----------------
     Total...........................     $ 125,000,000
                                        =================

     The Underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of % of the principal amount of the Notes offered hereby. After the public offering of the Notes offered hereby, the public offering price and other selling terms may be changed.

     The Underwriting Agreement provides that the Company and the Guarantors will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act regarding any untrue statement of material fact or omission of a material fact or omissions that render any statements misleading, and will contribute to payments that the Underwriters may be required to make in respect thereof.

     The Company does not intend to apply for listing of the Notes on a national securities exchange. The Company has been advised by the Underwriters that they presently intend to make a market in the Notes, and any such market making may be discontinued at any time in the sole discretion of the Underwriters. After the public offering of the Notes offered hereby, there can be no assurances that an active public market for the Notes will develop.

     Upon consummation of the Notes Offering, the Company will pay $1.0 million and will issue 155,000 warrants to a financial advisor.

     In connection with the Notes Offering, certain persons participating in the Notes Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may bid for and purchase Notes in the open markets to stabilize the price of the Notes. The Underwriters may also over-allot the Notes Offering, creating a syndicate short position, and may bid for and purchase Notes in the open market to cover the syndicate short position. In addition, the Underwriters may bid for and purchase the Notes in market making transactions and impose penalty bids. These activities may stabilize or maintain the market price of the Notes above market levels that may otherwise prevail. The Underwriters are not required to engage in these activities, and may end these activities at any time.

                                 LEGAL MATTERS

     The validity of the Notes offered hereby are being passed upon for the Company by Swidler Berlin Shereff Friedman, LLP, Washington, D.C. Certain legal matters relating to the Notes are being passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1996 and 1997 and for each of the two years ended December 31, 1997, included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting. The consolidated financial statements of the Company for the year ended December 31, 1995, appearing in this Prospectus have been audited by Hoffman, McBryde & Co., P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of MSN as of and for the year ended December 31, 1997, appearing in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Integracion for the year ended December 31, 1996, appearing in this Prospectus have been audited by De Las Fuentes, De La Mora Y Valdivia, S.C, independent certified public accountants in Mexico as set forth in their report thereon appearing elswhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act, with respect to the Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits and schedules thereto. With respect to any contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. Reports, proxy and information statements and other information filed by the Company with the Commission may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission: CitiCorp Center, 500 West Madision Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, reports, proxy and information statements and other information filed by the Company with the Commission may be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

     The Company is subject to the periodic reporting and informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Company files reports and other information as required thereby with the Commission. The Company intends to furnish its stockholders with annual reports containing audited annual financial statements and related notes thereto and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial statements.

                         INDEX TO FINANCIAL STATEMENTS

                                         PAGE
                                       ---------

CONSOLIDATED FINANCIAL STATEMENTS OF
  TELSCAPE INTERNATIONAL, INC.:

     Reports of Independent Certified
      Public Accountants.............        F-2

     Consolidated Balance
      Sheets -- As of December 31,
      1996 and 1997 and
       June 30, 1998 (unaudited).....        F-4

     Consolidated Statements of
      Operations -- For the years
      ended December 31, 1995, 1996
      and 1997 and the Six Months
      Ended June 30, 1997 and 1998
      (unaudited)....................        F-5

     Consolidated Statements of
      Stockholders' Equity -- For the
      years ended December 31, 1995,
      1996 and 1997 and the Six
      Months Ended June 30, 1998
      (unaudited)....................        F-6

     Consolidated Statements of Cash
      Flows -- For the years ended
      December 31, 1995, 1996 and
      1997 and the Six Months Ended
      June 30, 1997 and 1998
      (unaudited)....................        F-7

     Notes to Consolidated Financial
      Statements.....................        F-9

FINANCIAL STATEMENTS OF INTEGRACION
  DE REDES, S.A. de C.V.

     Report of Independent
      Auditors.......................       F-48

     Statements of Operations -- For
      the year ended December 31,
      1996 and Six Months Ended June
      30, 1997 (unaudited)...........       F-49

     Statements of Changes in
      Financial Position -- For the
      year ended December 31, 1996
      and the Six Months Ended June
      30, 1997 (unaudited)...........       F-50

     Notes to the Financial
      Statements.....................       F-51

FINANCIAL STATEMENTS OF MSN
  COMMUNICATIONS, INC.

     Report of Independent Certified
      Public Accountants.............       F-54

     Balance Sheet -- As of December
      31, 1997.......................       F-55

     Statement of Operations and
      Accumulated Deficit -- For the
      year ended December 31, 1997...       F-56

     Statement of Cash Flows -- For
      the year ended December 31,
      1997...........................       F-57

     Notes to the Financial
      Statements.....................       F-58

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Telscape International, Inc.
Houston, Texas

     We have audited the accompanying consolidated balance sheets of Telscape International, Inc. and subsidiaries (formerly Polish Telephones and Microwave Corporation) as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telscape International, Inc. and subsidiaries at December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Houston, Texas
March 9, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Polish Telephones and Microwave Corporation

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Polish Telephones and Microwave Corporation and subsidiaries for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Polish Telephones and Microwave Corporation and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Hoffman, McBryde & Co., P.C.

Dallas, Texas
March 27, 1996

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                DECEMBER 31,
                                       ------------------------------    JUNE 30,
                                            1996            1997           1998
                                       --------------  --------------   -----------
                                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      495,000  $    4,734,000   $ 4,939,000
     Accounts receivable, less
       allowance for doubtful
       accounts of $57,000, $200,000,
       and $215,000 (unaudited),
       respectively..................       2,035,000       6,276,000    12,841,000
     Inventories.....................       2,045,000       4,305,000     3,803,000
     Prepaid expenses and other......          90,000       2,674,000     6,458,000
     Deferred income taxes...........        --               517,000       334,000
                                       --------------  --------------   -----------
          Total current assets.......       4,665,000      18,506,000    28,375,000
Property and equipment, net of
  accumulated depreciation...........         983,000       2,679,000    13,084,000
Goodwill and other intangibles, net
  of accumulated amortization........       3,246,000      17,674,000    26,332,000
Deferred income taxes................         192,000          77,000       --
Investment in affiliates.............        --               295,000       --
Other assets.........................         285,000         404,000     1,089,000
                                       --------------  --------------   -----------
          Total assets...............  $    9,371,000  $   39,635,000   $68,880,000
                                       ==============  ==============   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable................  $    1,756,000  $   10,756,000   $17,694,000
     Accrued expenses................         724,000       3,303,000     6,799,000
     Current portion of notes payable
       and capital lease
       obligations...................        --               508,000       993,000
     Convertible debentures..........        --              --           4,913,000
     Deferred income taxes...........         372,000         270,000       441,000
                                       --------------  --------------   -----------
          Total current
             liabilities.............       2,852,000      14,837,000    30,840,000
Notes payable and capital lease
  obligations........................        --             2,676,000     4,463,000
Convertible subordinated
  debentures.........................        --              --           4,922,000
Minority interests...................         754,000          34,000        63,000
Commitments and contingencies (Note
  7)
Series B Non-voting preferred stock,
  $.001 par value, 380,000 shares
  authorized and no shares issued and
  outstanding, mandatorily redeemable
  upon achievement of certain
  performance measures...............        --              --             --
STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par
       value, 5,000,000 shares
       authorized; without defined
       preference rights.............        --              --             --
     Series A preferred stock, $.001
       par value, 1,000,000 shares
       authorized....................        --              --             --
     Common stock, $.001 par value,
       25,000,000 shares authorized;
       3,935,969, 4,104,027 and
       4,667,548, respectively issued
       and outstanding,
       respectively..................           4,000           4,000         5,000
     Additional paid-in capital......      11,884,000      25,232,000    31,575,000
     Capital subscriptions
       receivable....................        (600,000)       --             --
     Accumulated deficit.............      (5,523,000)     (2,851,000)   (2,359,000)
     Treasury stock..................        --              (297,000)     (629,000)
                                       --------------  --------------   -----------
          Total stockholders'
             equity..................       5,765,000      22,088,000    28,592,000
                                       --------------  --------------   -----------
          Total liabilities and
             stockholders' equity....  $    9,371,000  $   39,635,000   $68,880,000
                                       ==============  ==============   ===========

   The accompanying notes are an integral part of these financial statements.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                        JUNE 30,
                                       --------------------------------------------  ------------------------------
                                           1995           1996            1997            1997            1998
                                       ------------  --------------  --------------  --------------  --------------
                                                                                              (UNAUDITED)
Revenues.............................  $  1,108,000  $    5,705,000  $   36,154,000  $    9,941,000  $   65,777,000
Cost of revenues.....................       619,000       3,041,000      24,396,000       5,994,000      57,056,000
                                       ------------  --------------  --------------  --------------  --------------
Gross profit.........................       489,000       2,664,000      11,758,000       3,947,000       8,721,000
Selling, general and administrative
  expenses...........................     1,349,000       4,159,000       8,154,000       3,399,000       5,705,000
Depreciation and amortization........        48,000         264,000         622,000         239,000       1,258,000
                                       ------------  --------------  --------------  --------------  --------------
Operating income (loss)..............      (908,000)     (1,759,000)      2,982,000         309,000       1,758,000
Other income (expense):
     Interest income.................       232,000         143,000         171,000          26,000          91,000
     Interest expense................        (2,000)       (128,000)       (266,000)        (26,000)       (342,000)
     Foreign exchange gain (loss)....        (2,000)        161,000        (126,000)         27,000        (187,000)
     Other, net......................       --              (62,000)        (11,000)       (293,000)         96,000
                                       ------------  --------------  --------------  --------------  --------------
          Total other income
             (expense), net..........       228,000         114,000        (232,000)       (266,000)       (342,000)
                                       ------------  --------------  --------------  --------------  --------------
Income (loss) before income taxes and
  minority interests.................      (680,000)     (1,645,000)      2,750,000          43,000       1,416,000
Income tax benefit (expense).........       --               53,000         (84,000)        167,000        (895,000)
                                       ------------  --------------  --------------  --------------  --------------
Income (loss) before minority
  interests..........................      (680,000)     (1,592,000)      2,666,000         210,000         521,000
Minority interests in subsidiaries...         7,000          (6,000)          6,000           4,000         (29,000)
                                       ------------  --------------  --------------  --------------  --------------
Net income (loss)....................  $   (673,000) $   (1,598,000) $    2,672,000  $      214,000  $      492,000
                                       ============  ==============  ==============  ==============  ==============
Earnings (loss) per share:
     Basic...........................  $      (0.36) $        (0.52) $         0.68  $         0.05  $         0.11
     Diluted(1)......................           n/a             n/a  $         0.53            0.05  $         0.06
Weighted average shares outstanding:
     Basic...........................     1,890,442       3,046,594       3,903,470       3,921,878       4,534,568
     Diluted(1)......................           n/a             n/a       5,152,211       3,998,660       7,778,072

------------

(1) Inclusion of additional shares under a diluted analysis is inappropriate due to the anti-dilutive effect

   The accompanying notes are an integral part of these financial statements.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK                            CAPITAL
                                       ------------------      ADDITIONAL      SUBSCRIPTIONS    ACCUMULATED    TREASURY
                                        SHARES    AMOUNT    PAID-IN CAPITAL      RECEIVABLE       DEFICIT        STOCK
                                       --------   -------   ----------------   --------------   ------------   ---------
Balance, December 31, 1994...........  1,890,442  $2,000       $8,113,000        $ (600,000)     $(3,069,000)  $  --
Reclassification of accumulated
  losses acquired from minority
  interest in subsidiary.............     --        --           --                 --             (183,000)      --
Net loss.............................     --        --           --                 --             (673,000)      --
                                       ---------  -------   ----------------   --------------   ------------   ---------
Balance, December 31, 1995...........  1,890,442   2,000        8,113,000          (600,000)     (3,925,000)      --
Issuance of stock in acquisition of
  subsidiary.........................  1,605,000   1,000        2,856,000           --              --            --
Issuance of stock in connection with
  merger.............................    400,000   1,000          525,000           --              --            --
Issuance of stock in connection with
  stock options exercised............     40,527    --             38,000           --              --            --
Compensation related to warrants
  granted............................     --        --            352,000           --              --            --
Net loss.............................     --        --           --                 --           (1,598,000)      --
                                       ---------  -------   ----------------   --------------   ------------   ---------
Balance, December 31, 1996...........  3,935,969   4,000       11,884,000          (600,000)     (5,523,000)      --
Issuance of stock in connection with
  warrants and options exercised.....    148,058    --          1,004,000           --              --            --
Compensation related to common stock
  and warrants granted...............     20,000    --            188,000           --              --            --
Repurchase of treasury shares........     --        --           --                 --              --          (297,000)
Release of stock in escrow...........     --        --           --                 600,000         --            --
Additional consideration recognized
  upon vesting of warrants...........     --        --         12,156,000           --              --            --
Net income...........................     --        --           --                 --            2,672,000       --
                                       ---------  -------   ----------------   --------------   ------------   ---------
Balance, December, 1997..............  4,104,027   4,000       25,232,000           --           (2,851,000)    (297,000)
Issuance of stock in connection with
  warrants and options exercised
  (unaudited)........................  1,044,609   1,000        5,463,000           --              --            --
Issuance of stock in connection with
  acquisition (unaudited)............    100,000    --            880,000           --              --            --
Repurchase of treasury shares
  (unaudited)........................     --        --           --                 --              --          (332,000)
Net income (unaudited)...............     --        --           --                 --              492,000       --
                                       --------   -------   ----------------   --------------   ------------   ---------
Balance, June 30, 1998 (unaudited)...  5,248,636  $5,000      $31,575,000        $  --          $(2,359,000)   $(629,000)
                                       =========  =======   ================   ==============   ============   =========

                                           TOTAL
                                       STOCKHOLDERS'
                                          EQUITY
                                       -------------
Balance, December 31, 1994...........   $ 4,446,000
Reclassification of accumulated
  losses acquired from minority
  interest in subsidiary.............      (183,000)
Net loss.............................      (673,000)
                                       -------------
Balance, December 31, 1995...........     3,590,000
Issuance of stock in acquisition of
  subsidiary.........................     2,857,000
Issuance of stock in connection with
  merger.............................       526,000
Issuance of stock in connection with
  stock options exercised............        38,000
Compensation related to warrants
  granted............................       352,000
Net loss.............................    (1,598,000)
                                       -------------
Balance, December 31, 1996...........     5,765,000
Issuance of stock in connection with
  warrants and options exercised.....     1,004,000
Compensation related to common stock
  and warrants granted...............       188,000
Repurchase of treasury shares........      (297,000)
Release of stock in escrow...........       600,000
Additional consideration recognized
  upon vesting of warrants...........    12,156,000
Net income...........................     2,672,000
                                       -------------
Balance, December, 1997..............    22,088,000
Issuance of stock in connection with
  warrants and options exercised
  (unaudited)........................     5,464,000
Issuance of stock in connection with
  acquisition (unaudited)............       880,000
Repurchase of treasury shares
  (unaudited)........................      (332,000)
Net income (unaudited)...............       492,000
                                       -------------
Balance, June 30, 1998 (unaudited)...   $28,592,000
                                       =============

    The accompanying notes are integral part of these financial statements.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                    JUNE 30,
                                       -----------------------------------------  --------------------------
                                           1995           1996          1997          1997          1998
                                       -------------  ------------  ------------  ------------  ------------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)................  $    (673,000) $ (1,598,000) $  2,672,000  $    214,000  $    492,000
    Adjustments to reconcile net
      income (loss) to net cash
      provided by (used in) operating
      activities:
    Provision for doubtful
      accounts.......................                        9,000       277,000       254,000       556,000
    Depreciation and amortization....         48,000       264,000       622,000       239,000     1,258,000
    Provision for inventory
      obsolescence...................       --              55,000        53,000       --            --
    Write-off investment in operating
      venture........................       --             --            196,000       196,000       --
    Deferred income tax benefit......       --            (112,000)   (1,566,000)      --            422,000
    Interest amortized on discounted
      investments....................        (64,000)       (8,000)      --            --            --
    Imputed interest on non-interest
      bearing notes payable..........       --             --            136,000       --            142,000
    Minority interest in
      subsidiaries' income (loss)....         (7,000)        6,000        (6,000)       (4,000)       29,000
    Equity in income from
      unconsolidated subsidiary......       --             --            --            --             49,000
    Decrease in minority interests
      for credits utilized...........         55,000        53,000       --            --            --
    Changes in assets and
      liabilities:
         Accounts receivable.........         75,000      (952,000)   (1,623,000)     (183,000)   (4,957,000)
         Inventories.................         15,000      (720,000)   (2,359,000)      337,000     1,292,000
         Prepaid and other assets....       (117,000)       35,000    (2,634,000)     (461,000)   (3,210,000)
         Accounts payable............       (114,000)     (124,000)    6,954,000     3,145,000     4,007,000
         Accrued liabilities.........        (35,000)      361,000     1,866,000      (342,000)      361,000
                                       -------------  ------------  ------------  ------------  ------------
         Net cash provided by (used
           in) operating
           activities................       (817,000)   (2,731,000)    4,588,000     3,395,000       441,000
                                       -------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of short-term
      investments....................    (10,944,000)   (4,899,000)      --            --            --
    Redemption of short-term
      investments....................     11,500,000     8,378,000       --            --            --
    Purchases of property and
      equipment......................        (46,000)     (441,000)   (1,682,000)     (667,000)   (5,696,000)
    Acquisition of Telereunion, net
      of cash acquired...............       --            (353,000)      --            --            --
    Acquisition of Integracion, net
      of cash acquired...............       --             --            117,000       --            --
    Acquisition of N.S.I., net of
      cash acquired..................       --             --            (49,000)      --            --
    Acquisition of MSN, net of cash
      acquired.......................       --             --            --            --         (2,325,000)
    Acquisition of INTERLINK, net of
      cash acquired..................       --             --            --            --         (8,250,000)
    Investment in BCH Holdings.......       --             --           (185,000)      --            --
    Purchase of minority interest....        (63,000)      --            --            --            --
    Investment in joint venture......         (3,000)     (196,000)      --            --            --
                                       -------------  ------------  ------------  ------------  ------------
    Net cash provided by (used in)
      investing activities...........        444,000     2,489,000    (1,799,000)     (667,000)  (16,271,000)
                                       -------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on capital lease
      obligations....................       --             --           (104,000)      (45,000)      (46,000)
    Payments on notes payable........       --             --            (50,000)      --           (444,000)
    Proceeds from capital
      subscriptions..................       --             --            600,000       --            --
    Purchase of treasury shares......       --             --            --            --           (332,000)
    Issuance of common stock.........       --             564,000       --            --            --
    Borrowings on line of credit,
      net............................       --             --            --            --          1,948,000
    Proceeds from warrants and
      options exercised..............       --             --          1,004,000         2,000     4,909,000
    Proceeds from issuance of
      convertible debts..............       --             --            --            --         10,000,000
                                       -------------  ------------  ------------  ------------  ------------
    Net cash provided by (used in)
      financing activities...........       --             564,000     1,450,000       (43,000)   16,035,000
                                       -------------  ------------  ------------  ------------  ------------
    Net increase (decrease) in cash
      and cash equivalents...........       (373,000)      322,000     4,239,000     2,685,000       205,000
                                       -------------  ------------  ------------  ------------  ------------
    Cash and cash equivalents at
      beginning of year..............        546,000       173,000       495,000       495,000     4,734,000
                                       -------------  ------------  ------------  ------------  ------------
    Cash and cash equivalents at end
      of year........................  $     173,000  $    495,000  $  4,734,000  $  3,180,000  $  4,939,000
                                       =============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ---------------------------------------  ----------------------
                                         1995          1996           1997         1997        1998
                                       ---------  --------------  ------------  ----------  ----------
                                                                                     (UNAUDITED)
Supplemental disclosure of cash flow
  information:
     Interest paid...................  $   2,000  $      176,000  $    121,000  $    8,000  $  105,000
     Taxes paid......................     --              80,000       505,000     214,000     600,000
Non-cash transactions:
Property and equipment acquired by
  execution of capital lease
  obligation.........................                                  329,000     329,000
Issuance of notes and acquisition of
  treasury shares in litigation
  settlement:
     Litigation settlement...........                                   (3,000)     (3,000)
     Treasury stock..................                                 (297,000)   (297,000)
     Notes payable...................                                  300,000     300,000
Issuance of preferred and common
  stock in exchange for shares of
  common stock in connection with
  reverse triangular merger:
     Excess of cost over net assets
       acquired......................                  2,857,000
     Common stock....................                     (2,000)
     Preferred stock.................                   --
     Additional paid-in capital......                 (2,855,000)
Issuance of promissory notes in
  connection with the acquisition of
  Integracion........................                                2,555,000
Issuance of common stock and warrants
  in exchange for services provided
  or in connection with severance
  agreement..........................                    352,000       188,000     188,000
Reduction of subsidiary stock
  subscription receivable in exchange
  for credits on equipment...........     55,000          53,000
Additional contingent consideration
  recorded:
  2,175,000 warrants issued in
  connection with Telereunion and
  Integracion acquisitions vesting
  upon achievement of certain
  operating performance measures.....                               12,156,000
Accrual of redemption of 380,000
  shares of Series B preferred stock
  to be redeemed based upon
  achievement of certain operating
  performance measures...............                                  380,000
Issuance of common stock and
  promissory notes in connection with
  the acquisition of MSN
  Communications
     Common Stock....................                                                          880,000
     Promissory Notes................                                                          672,000
     Issuance of warrants in
       connection with issuance of
       convertible debentures........                                                          537,000

   The accompanying notes are an integral part of these financial statements.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

1.  THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Telscape International, Inc. (collectively with its subsidiaries, the "Company") is an emerging, fully-integrated telecommunications company. The Company supplies U.S.-originated international long distance services on a wholesale and retail basis, via switched and dedicated networks, with an emphasis on Latin America. In addition, the Company provides a full range of systems integration and value-added telecom services in Mexico to major public and private sector customers.

     Through its Telscape USA, Inc. ("Telscape USA") subsidiary, the Company is a facilities-based long distance telecommunications services company providing international long distance services for calls originating in the United States and terminating in other countries, primarily in Latin America.

     Through its Mexican subsidiaries, Vextro de Mexico, S.A. de C.V. ("Vextro"), Integracion de Redes, S.A. de C.V. ("Integracion"), and N.S.I.
de S.A. de C.V. ("N.S.I."), the Company is engaged in the distribution and sale of voice, data and networking equipment and provides value-added services in network integration. Each of these Mexican entities is owned principally by Telereunion, Inc. ("Telereunion"), a wholly-owned subsidiary of the Company.

     Through its newly-acquired subsidiary, MSN Communications, Inc. ("MSN"), the Company is engaged in the distribution and sale of prepaid phone cards across the United States, targeted mainly at the Hispanic community.

SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all wholly and majority owned subsidiaries. The Company records minority interests expense, which represents the portion of majority owned subsidiaries attributable to minority owners. Investments in affiliates in which the Company owns a 20% to 50% ownership interest, and in which the Company exercises significant influence over operating and financial policies, are accounted for by the equity method. Investments of less than 20% ownership are recorded at cost, which does not exceed the estimated net realizable value of such investments. All significant intercompany transactions and balances have been eliminated in consolidation.

  INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements at June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of Management, the unaudited consolidated financial statements at June 30, 1998 and for the six months ended June 30, 1997 and 1998, include all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for such periods. Results of operations for the interim periods are not necessarily indicative of results to be expected for the full year.

  RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to current year presentation.

  MANAGEMENT'S ESTIMATES AND ASSUMPTIONS

     The accompanying financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. The actual results could differ from those estimates.

  REVENUE RECOGNITION

     The Company recognizes revenue from long distance telecommunications services at the time of customer usage. Revenue from sales of equipment are recognized at time of shipment. Revenue from data and network integration value-added services are recognized when services are performed. In certain cases,

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the Company has entered into arrangements with third parties whereby these parties provide long distance telecommunication services for prepaid phone cards sold at a fixed cost. As the earnings process is complete at time of shipment under these arrangements, the Company recognizes revenues (and cost of revenues) from the sale of cards at the time of shipment of its cards. In other cases, the Company has entered into arrangements with third parties whereby these parties provide the long distance telecommunications services for prepaid phone cards and bills the Company for these services as the cards are utilized. As the earnings process is complete when the cards are utilized under these arrangements, the Company recognizes revenues (and cost of revenues) from the sale of cards at the time the cards are utilized and the costs measured. Under both arrangements, there are no rights of return once cards are sold.

  CASH AND CASH EQUIVALENTS

     The Company considers cash in banks and short-term investments with original maturities of three months or less as cash and cash equivalents.

  FINANCIAL INSTRUMENTS

     The Company follows the guidance of Statement of Financial Accounting Standards No. 107, "DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS," which requires the disclosures of the fair value of financial instruments; however, this information does not represent the aggregate net fair value of the Company. Some of the information used to determine fair value is subjective and judgmental in nature; therefore, fair value estimates, especially for less marketable securities may vary. The amounts actually realized or paid upon settlement or maturity could be significantly different.

     Unless quoted market price indicates otherwise, the fair values of cash and cash equivalents, short-term investments, escrowed deposits and investments (certificates of deposit) generally approximate market value because of the short maturity of these instruments. The Company's notes payable and capital lease obligations also approximate market value as the underlying borrowing rates are similar to other financial instruments with similar maturities and terms.

  INVENTORIES

     Inventories consist principally of telecommunications equipment acquired from manufacturers for distribution and are stated at the lower of cost (first-in, first-out) or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. The cost of major renewals and betterments is capitalized; repairs and maintenance costs are expensed when incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being reflected in the Consolidated Statement of Operations. Depreciation of property and equipment for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and capital leases are amortized over the lesser of the life of the lease or the useful life of the asset. For income tax purposes, accelerated methods of depreciation are used. The following is a summary of the Company's property and equipment and their estimated useful lives:

                                           AS OF DECEMBER 31,         ESTIMATED
                                       --------------------------   USEFUL LIVES
                                           1996          1997          (YEARS)
                                       ------------  ------------   ------------
Computer equipment and software......  $    314,000  $    569,000         3
Telecommunications equipment.........       467,000     1,184,000        5-7
Office equipment.....................       271,000       380,000        5-7
Leasehold improvements...............       196,000       230,000         7
Transportation equipment.............       157,000       295,000         5
Call center equipment................       --            705,000         5
                                       ------------  ------------
                                          1,405,000     3,363,000
Less, accumulated depreciation.......      (422,000)     (684,000)
                                       ------------  ------------
                                       $    983,000  $  2,679,000
                                       ============  ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  GOODWILL AND INTANGIBLES

     The major classes of intangible assets are summarized below:

                                            AS OF DECEMBER 31,           AS OF        AMORTIZATION
                                       ----------------------------     JUNE 30,         PERIOD
                                           1996           1997            1998           (YEARS)
                                       ------------  --------------  --------------   -------------
                                                                      (UNAUDITED)
Goodwill.............................  $  3,312,000  $   18,037,000  $   27,570,000        15
Organization costs...................        73,000          73,000          73,000         5
Less, accumulated amortization.......      (139,000)       (436,000)     (1,311,000)
                                       ------------  --------------  --------------
                                       $  3,246,000  $   17,674,000  $   26,332,000
                                       ============  ==============  ==============

     Intangible assets are amortized using the straight-line method for periods noted above.

     Goodwill is recognized for the excess of the purchase price of the various business combinations over the estimated fair value of the identifiable net tangible and intangible assets acquired. In connection with certain of the Company's acquisitions, the Company issued performance-based warrants. The Company records such contingent consideration at the time the contingency is resolved and the consideration becomes issuable or when the outcome of the contingency is determinable beyond a reasonable doubt. During the year ended December 31, 1997, 2,095,000 warrants, issued in connection with the Telereunion acquisition, vested as a result of certain operating performance measures being achieved. In addition, 380,000 shares of preferred stock were mandatorily redeemable at December 31, 1997 at $1.00 per share based upon the Company meeting certain operating performance measures. The preferred shares were redeemed in the first quarter of 1998. As a result, the Company recorded $12,114,000 in additional consideration in connection with the Telereunion acquisition. During the year ended December 31, 1997, 80,000 warrants, issued in connection with the Integracion acquisition, vested as a result of certain operating performance measures being achieved. The Company recorded $422,000 in additional consideration in connection with the Integracion acquisition. Effective January 1, 1998, the Company acquired MSN resulting in $6,063,000 in goodwill being recorded (Unaudited). See Note 2 for further discussion regarding the Company's acquisitions. Realization of long-lived assets, including goodwill, is periodically assessed by the management of the Company utilizing the guidance of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of. Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market value is necessary. In management's opinion, there is no impairment of such assets at December 31, 1997 or at June 30, 1998.

  WARRANTY RESERVES

     The Company generally provides its systems integration customers a warranty on each sale of equipment and related products and accrues warranty expense at the time of sale based upon actual claims history. Actual warranty costs incurred are charged against such accrual when paid.

  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

Prepaid expenses and other current assets include the following:

                                         AS OF DECEMBER 31,
                                       -----------------------
                                         1996         1997
                                       ---------  ------------
Value-added taxes receivable.........  $  --      $  1,749,000
Deposits.............................     14,000       448,000
Prepaid insurance and other
  expenses...........................     13,000       197,000
Other................................     63,000       280,000
                                       ---------  ------------
                                       $  90,000  $  2,674,000
                                       =========  ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  ACCRUED EXPENSES:

     Accrued expenses include the following:

                                          AS OF DECEMBER 31,
                                       ------------------------
                                          1996         1997
                                       ----------  ------------
Customer prepayments.................  $  406,000  $    799,000
Accrued carrier costs................      --           560,000
Accrued wages........................      15,000       579,000
Taxes payable........................     146,000       509,000
Preferred stock redemption payable...      --           380,000
Other................................     157,000       476,000
                                       ----------  ------------
                                       $  724,000  $  3,303,000
                                       ==========  ============

  FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

     The Company has determined that the U.S. dollar is the functional currency for its operations outside the U.S. As such, gains and losses resulting from the translation of financial statements of such operations are included in the Consolidated Statements of Operations.

  INCOME TAXES

     Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards ("SFAS") No. 109, "ACCOUNTING FOR INCOME TAXES." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when differences are expected to reverse. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

  EARNINGS (LOSS) PER SHARE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share. SFAS No. 128 is effective for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earning per share and replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Following is a summary of the calculations:

                                                                                       FOR THE SIX MONTHS
                                            FOR THE YEAR ENDED DECEMBER 31,              ENDED JUNE 30,
                                       ------------------------------------------  --------------------------
                                           1995           1996           1997          1997          1998
                                       ------------  --------------  ------------  ------------  ------------
                                                                                          (UNAUDITED)
BASIC
Net income (loss) as reported........  $   (673,000) $   (1,598,000) $  2,672,000  $    214,000  $    492,000
Weighted average common shares
  outstanding........................     1,890,442       3,046,594     3,903,470     3,921,878     4,534,568
Basic earnings (loss) per share......  $      (0.36) $        (0.52) $       0.68  $       0.05  $       0.11

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                       FOR THE SIX MONTHS
                                            FOR THE YEAR ENDED DECEMBER 31,              ENDED JUNE 30,
                                       ------------------------------------------  --------------------------
                                           1995           1996           1997          1997          1998
                                       ------------  --------------  ------------  ------------  ------------
                                                                                          (UNAUDITED)
DILUTED
Net income (loss) as reported........  $   (673,000) $   (1,598,000) $  2,672,000  $    214,000  $    492,000
Interest expense on convertible
  debt...............................       --             --              42,000       --            --
                                       ------------  --------------  ------------  ------------  ------------
Net income (loss) applicable to
  common stockholders................  $   (673,000) $   (1,598,000) $  2,714,000  $    214,000  $    492,000
Weighted average common shares
  outstanding........................     1,890,442       3,046,594     3,903,470     3,921,878     4,534,568
Weighted average dilutive potential
  common shares outstanding:
     Options.........................        91,773          74,775       430,969        69,471       956,241
     Warrants........................       --               39,867       651,272         7,311     2,287,263
     Convertible debt................       --             --             166,500       --            --
                                       ------------  --------------  ------------  ------------  ------------
Total weighted average dilutive
  potential common shares
  outstanding........................        91,773         114,642     1,248,741        76,782     3,243,504
Weighted average common and dilutive
  potential common shares
  outstanding........................     1,982,215       3,161,236     5,152,211     3,998,660     7,778,072
Diluted net income (loss) per
  share..............................  $      (0.34) $        (0.51) $       0.53  $       0.05  $       0.06

     Diluted EPS for the years ended December 31, 1995 and 1996, was not disclosed on the Consolidated Statement of Operations as the effect is anti-dilutive. Certain performance based warrants vested at December 31, 1997 upon the achievement of certain operating performance measures (See Note 2). In accordance with SFAS 128, these contingently issuable shares were included in the calculation of diluted EPS when all the necessary conditions were met. If all the necessary conditions have not been satisfied by the end of the period, the number of contingently issuable shares that would have been issued if the reporting period was the end of the contingency period are included in the calculation as if those shares were issued at the beginning of that period. For year to date calculations, contingent shares are weighted for the interim periods in which they are included in the computation of diluted EPS. Accordingly, 1,000,000 warrants were included in the calculation of diluted EPS for the year ended December 31, 1997 as if those shares were issued on July 1, 1997 and 1,175,000 warrants were included as if those shares were issued on October 1, 1997. At December 31, 1996, December 31, 1997, June 30, 1997 and June 30, 1998, there were 2,695,000, 500,000, 2,695,000 and 500,000 performance based warrants, respectively, which had not vested which were not included in the calculation of diluted EPS. Additionally, 525,000, 525,000, 666,270, 556,164 and 17,000 options and warrants outstanding at December 31, 1995, 1996, 1997, June 30, 1997 and 1998, respectively, were not included in the calculation of diluted EPS as their exercise prices were greater than the average market price of the Company's common stock during the period and inclusion of these securities in the calculation would result in an anti-dilutive effect.

  NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards ("SFAS") No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years ended December 31, 1995, 1996, 1997 and the six months ended June 30, 1997 and 1998, respectively, comprehensive income is the same as net income.

     SFAS No. 131, "DISCLOSURE ABOUT SEGMENTS OF A BUSINESS ENTERPRISE," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that are evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance.

     SFAS No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits" standardizes the disclosure requirements for pensions and other post-retirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets. The statement is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

     SFAS Nos. 130, 131 and 132 are effective for financial statements for the periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Adoption of these statements is not expected to have a material effect on the Company's financial statement disclosures.

     SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

     Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on its financial statements.

2.  MERGERS AND ACQUISITIONS

  TELEREUNION ACQUISITION

     On May 17, 1996, the Company acquired all of the outstanding common stock of Telereunion, which had previously acquired a 97% ownership of Vextro in a triangular reverse acquisition, accounted for as a purchase. Vextro is engaged in the distribution and sale of voice, data and networking equipment and provides value-added telecommunications services and network integration services in Mexico. In late 1994, Vextro was issued a license to provide value-added telecommunications services by the Mexican Secretaria de Comunicaciones y Transportes ("SCT"). The license grants Vextro the right for an unspecified term to provide these services throughout Mexico involving the use of data, facsimile and voice transmissions, and the resulting embedded international and long distance traffic generated.

     Under the terms of the acquisition, the Company issued to the shareholders of Telereunion 1,605,000 shares of common stock of the Company, 380,000 shares of non-voting, non-participatory Series B preferred stock and warrants to purchase up to 2,595,000 additional common shares at $2.19 per share. The warrants vest and become exercisable upon Vextro meeting certain operating performance measures and

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

expire seven years after closing. The preferred stock was mandatorily redeemable at $380,000 in the aggregate upon the Company meeting certain operating performance measures. In addition, the Company converted and amended certain non-qualified options outstanding under the Telereunion 1995 Stock Option and Appreciation Rights Plan to provide for the right to acquire an aggregate of 216,618 shares of common stock of the Company at an exercise price of $1.35 per share. The acquisition was accounted for under the purchase method of accounting. The operations of Telereunion and Vextro have been included in the Company's financial statements since the date of acquisition.

     The consideration paid for Telereunion measured at the acquisition date was $3,210,000, net of cash received of approximately $132,000, and consisted of common stock valued at $2,722,000, 216,618 stock options valued at $135,000 and transaction costs of $485,000. The purchase price was allocated to the acquired company's assets and liabilities based upon an estimate of fair values at the date of acquisition and resulted in $3,312,000 of goodwill, which is being amortized over 15 years. During the year ended December 31, 1997, certain of the operating performance measures were met resulting in 2,095,000 warrants vesting and the 380,000 preferred shares being mandatorily redeemable at $1.00 per share. The preferred shares were redeemed in the first quarter of 1998. As a result, $12,114,000 in additional contingent consideration and the related goodwill was recognized relating to the acquisition of Telereunion at December 31, 1997.

  ORION MERGER

     On July 26, 1996, the Company entered into an Agreement and Plan of Merger, pursuant to which the Company acquired on September 5, 1996, all of the outstanding common stock of Orion Communications, Inc. ("Orion"), a Texas corporation in exchange for 400,000 shares of its common stock. Orion was a reseller of U.S. domestic long distance services. This transaction has been accounted for under the pooling-of-interests method and, accordingly, the accompanying consolidated statements of operations include the results of the operations of Orion since its inception on April 10, 1996. At the time of the merger, the name of Orion was changed to Telscape USA, Inc. Expenses of $102,500 related to the merger with Orion were charged to expense during 1996.

  INTEGRACION ACQUISITION

     Effective July 1, 1997, pursuant to a stock purchase agreement, the Company acquired all of the outstanding shares of Integracion. Integracion is a systems integrator engaged in the distribution and sale of data and network equipment and also provides value-added services in network integration in Mexico.

     Under the terms of the transaction, the Company paid the following to the selling shareholders of Integracion: i) the sum of $130,000 in cash, ii) an aggregate of $2,201,000 in non-interest bearing promissory notes maturing at various dates through January 1, 2001, iii) an aggregate of $999,000 in non-interest bearing convertible notes maturing on September 1, 1999, which are convertible into 333,000 shares of common stock of the Company at a price of $3.00 per share, representing the quoted market price of the Company's common stock on the date of the transaction, iv) warrants for the purchase of up to 100,000 shares of common stock of the Company based on Integracion meeting certain performance requirements and v) a covenant by the Purchasers to pay $280,000 in the event that Integracion meets certain performance requirements over the cumulative periods beginning January 1, 1997 and ending December 31, 2000. The acquisition was accounted for under the purchase method of accounting. The financial position and results of operations of Integracion have been included in the Company's consolidated financial statements since the effective date of the acquisition.

     The consideration paid for Integracion measured at the acquisition date was $2,745,000 and consisted of cash of $130,000, promissory notes with a discounted value of $2,555,000 and transaction costs of $60,000. The purchase price was allocated to the acquired company's assets and liabilities based upon an

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

estimate of fair values at the date of acquisition and resulted in $1,756,000 of goodwill, which is being amortized over 15 years. The purchase price of the acquisition has been allocated as follows:

                                            FAIR
                                           VALUE
                                       --------------
Cash.................................  $      130,000
Promissory Notes (discounted
  value).............................       1,759,000
Convertible Notes (discounted
  value).............................         796,000
Transaction Costs....................          60,000
                                       --------------
     Total consideration.............       2,745,000
Cash.................................         307,000
Accounts receivable..................       1,996,000
Inventories..........................         330,000
Other assets.........................         165,000
Accounts payable and accrued
  liabilities........................      (1,686,000)
Other liabilities....................        (123,000)
                                       --------------
     Fair value of net assets
       acquired......................         989,000
                                       --------------
Goodwill.............................  $    1,756,000
                                       ==============

     During the year ended December 31, 1997, certain of the operating performance measures were met resulting in 80,000 warrants vesting. The remaining 20,000 warrants were forfeited. As a result, $422,000 in additional contingent consideration and the related goodwill was recognized on the acquisition of Integracion at December 31, 1997.

  N.S.I. ACQUISITION

     On October 1, 1997, pursuant to a stock purchase agreement, the Company acquired all of the outstanding shares of N.S.I. N.S.I. is a systems integrator engaged in the distribution and sale of data and network equipment and also provides value-added services in network integration in Mexico.

     Under the terms of the acquisition, the Company paid cash of $1,000 to the shareholders of N.S.I. and agreed to guarantee the repayment of approximately $260,000 of N.S.I. debt to one of the sellers. The purchase price was allocated to the acquired company's assets and liabilities based upon an estimate of fair values at the date of acquisition and resulted in $430,000 of goodwill, which is being amortized over 15 years. The acquisition was accounted for under the purchase method of accounting. The financial position and results of operations of N.S.I. have been included in the Company's consolidated financial statements since the effective date of the acquisition.

  MSN ACQUISITION

     Effective January 1, 1998, the Company acquired all of the outstanding common stock of MSN. MSN, through its Telefiesta brand, markets prepaid telephone calling cards across the United States primarily to the Hispanic community. Under the terms of the transaction, the Company paid the following to the shareholders of MSN: i) the sum of $3,250,000 in cash, ii) $750,000 in non-interest bearing promissory notes payable in eight equal quarterly installments, and iii) 100,000 shares of the Company's common stock. In addition, the two selling shareholders were each granted 50,000 options to purchase the Company's common stock at $11.00 per share. The acquisition was accounted for under the purchase method of accounting. The financial position and results of operations of MSN are included in the Company's financial statements from the effective date of the acquisition.

     The consideration paid for MSN measured at the acquisition date was $4,880,000 and consisted of cash of $3,250,000, non-interest bearing promissory notes with a discounted value of $672,000, common stock

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

valued at $880,000 and transaction costs of $78,000. The purchase price was allocated to the acquired company's assets and liabilities based upon an estimate of fair values at the date of acquisition and resulted in $6,091,000 of goodwill, which is being amortized over 15 years (unaudited). The purchase price of the acquisition has been allocated as follows:

                                            FAIR
                                           VALUE
                                       --------------
Cash.................................  $    3,250,000
Promissory Notes (discounted
  value).............................         672,000
Common Stock.........................         880,000
Transaction Costs....................          78,000
                                       --------------
     Purchase consideration..........       4,880,000
Cash.................................         977,000
Accounts receivable..................       1,042,000
Other assets.........................          90,000
Accounts payable and accrued
  liabilities........................      (1,323,000)
Deferred revenue.....................      (1,997,000)
                                       --------------
     Excess of liabilities assumed
      over fair value of net assets
      acquired.......................      (1,211,000)
                                       --------------
Goodwill.............................  $    6,091,000
                                       ==============

     The following presents the unaudited pro forma results of operations of the Company for the year ended December 31, 1996 and 1997, as if the acquisitions of Telereunion, Integracion, N.S.I. and MSN had occurred on January 1, 1996:

                                       FOR THE YEAR ENDED DECEMBER 31,
                                       ------------------------------
                                            1996            1997
                                       --------------  --------------
                                                (UNAUDITED)
Pro forma revenues...................  $   15,662,000  $   68,776,000
Pro forma operating income...........      (2,158,000)      2,189,000
Pro forma net income (loss)..........      (2,171,000)      2,041,000
Pro forma basic net income (loss) per
  share..............................  $        (0.71) $         0.51
Pro forma diluted net income (loss)
  per share(1).......................             n/a  $         0.39

------------

(1) Inclusion of additional shares under a diluted analysis for 1996 is inappropriate due to the anti-dilutive effect.

     The unaudited pro forma consolidated financial statements of Telereunion, Integracion, N.S.I. and MSN have been prepared as if the business combinations had been consummated as of January 1, 1996. The information is not necessarily indicative of the results of operations and financial position of the Company as they may be in the future or as they might have been had the business combinations been consummated as of January 1, 1996.

     The balances included in the Consolidated Balance Sheets related to the current year acquisitions are based on preliminary information and are subject to change when additional information concerning final asset and liability valuations are obtained. Management does not expect that such adjustments will be material. In addition, changes in the balances recorded where contingent consideration was issued are subject to change as those contingencies are resolved. In certain cases, the contingent consideration is payable in equity securities where valuation of those securities is not determined until the respective contingency is resolved. As such, it is not possible to compute the amount that could be recorded in the future. In such cases, the amount of contingent consideration recorded in the future may be significant. As of December 31, 1997, there were 500,000 warrants issued in connection with the Telereunion acquisition, which are subject to vesting upon the meeting of certain operating performance measures. If such operating

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

performance measures were met and the warrants were valued as of December 31, 1997, $2,906,000 in additional consideration and related goodwill would have been recognized.

DTS/ZWUT

     Digital Communications Systems/Zaklady Wytworcze Urzadzen Telefonicznych ("DTS/ZWUT"), a Polish limited liability company, was a 90%-owned subsidiary of the Company. DTS/ZWUT manufactures and markets telephone switching equipment in Poland. On December 12, 1997, the Company exchanged its 90% interest in DTS/ZWUT for a 31% interest in BCH Holding Company, Inc. ("BCH"), a Nevada corporation with a full service telecommunications operation based in Warsaw, Poland. As a result of this transaction, the Company's investment in BCH will be accounted for under the equity method. The Company recorded its investment in BCH at the Company's estimate of its fair value at the time of the exchange with no gain or loss recognized on the exchange.

3.  CONCENTRATION OF RISK

  CONCENTRATION OF RISK - MEXICO

     The devaluation of the Mexican peso in late 1994 caused Mexico to experience an economic crisis characterized by exchange rate instability, increased inflation, high domestic interest rates, reduced consumer purchasing power and high unemployment. Consequently, the Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions could have a significant effect on Mexican companies, including the Company's customers, and overall market conditions.

     The Company's foreign currency risk is mitigated in Mexico due to the fact that many of the Company's customers are multinational firms that pay in U.S. dollars. In addition, most of the customers that do pay in pesos pay at the spot exchange rate in effect at the time of payment as opposed to the exchange rate at the time the receivable is created. Nevertheless, significant adverse effects from any material devaluation in the Mexican peso could result in an adverse effect on the Company's operations.

  SIGNIFICANT CUSTOMERS

     The Company's credit risks primarily consist of accounts receivable from its customers, many of which are located in Mexico. Management performs ongoing credit valuations of its customers and provides allowances for credit losses when necessary.

     Major customers are those that individually account for more than 10 percent of the Company's total revenues. For the year ended December 31, 1997, one customer accounted for 28% of the Company's total revenues and 56% of the Company's long distance services revenues. For the years ended December 31, 1996 and 1995, and for the six months ended June 30, 1998, no customer represented greater than 10% of revenues.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

     The Company's notes payable and capital lease obligations consist of the following:

                                         AS OF DECEMBER 31,      AS OF JUNE 30,
                                       -----------------------   ---------------
                                         1996         1997            1998
                                       ---------  ------------   ---------------
                                                                   (UNAUDITED)
Convertible Subordinated Debentures,
  bearing interest at 8%, convertible
  into common stock, maturing three
  years from closing (see Note 13)...  $  --      $    --          $ 4,922,000
Convertible Debentures bearing
  interest at 8%, convertible into
  common stock, maturing on May 39,
  2000 (see Note 13).................     --           --            4,913,000
Non-interest bearing promissory
  notes, imputed interest at 10%,
  unamortized discount of $348,000
  and $308,000, respectively, issued
  in connection with Integracion
  acquisition, maturing at various
  dates through January 1, 2001 (See
  Note 2)............................     --         1,853,000       1,633,000
Non-interest bearing promissory note,
  imputed interest at 10%,
  unamortized discount of $141,000
  and $120,000, respectively, issued
  in connection with Integracion
  acquisition, convertible into
  333,000 shares of common stock, and
  maturing on September 1, 1999 (See
  Note 2)............................     --           839,000         881,000
Promissory note issued to repurchase
  common stock, payable in six
  semi-annual installments through
  May 20, 2000, and bearing interest
  at 6% (See Note 7).................     --           250,000         200,000
Capital lease obligation payable in
  monthly installments of $11,000
  including principal and interest
  maturing February 28, 2000.........     --           242,000         196,000
Non-interest bearing promissory note,
  imputed interest at 10%,
  unamortized discount of $78,000,
  issued in connection with MSN
  acquisition, payable in eight equal
  quarterly installments beginning
  April 23, 1998.....................     --           --              598,000
Revolving credit facility maturing
  July 31, 1999 bearing interest at
  prime plus 1%, secured by accounts
  receivable.........................     --           --            1,948,000
                                       ---------  ------------   ---------------
Total notes payable and capital
  leases.............................     --         3,184,000      15,291,000
Current portion......................     --           508,000       5,906,000
                                       ---------  ------------   ---------------
Long-term portion....................  $  --      $  2,676,000     $ 9,385,000
                                       =========  ============   ===============


     The annual maturities of the debt indicated above for the five years following June 30, 1998, are $198,000 in 1998, $8,825,000 in 1999, $629,000 in
2000, $5,775,000 in 2001 and $29,000 in 2002.

     On February 28, 1997, the Company entered into a lease obligation which provided for monthly lease payments of $11,200 including principal and interest through February 28, 2000.

     On March 12, 1998, the Company entered into a revolving credit facility with a commercial bank which provides for borrowings up to $1,250,000 subject to adequate levels of eligible accounts receivable. Borrowings are secured by the accounts receivable of the Company's Telscape USA and MSN subsidiaries. This facility provides that borrowings will bear interest at floating rates of prime plus 1% and expires in six months.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A significant difference relates to the treatment of inventories under the Mexican Tax Law. Under this law, the cost of sales for financial statement purposes is not deductible for income tax purposes. Instead, inventory purchases are deductible for income tax purposes in the year the purchases are made.

     Significant components of the Company's deferred tax liabilities and assets at December 31, 1996 and 1997 are as follows:

                                                   1996                          1997
                                        --------------------------    --------------------------
                                        UNITED STATES     FOREIGN     UNITED STATES     FOREIGN
                                        -------------    ---------    -------------    ---------
CURRENT:
Operating loss carryforwards and tax
  credits............................    $   --          $  --          $ 189,000      $ 152,000
Accrued carrier costs................        --             --            191,000         --
Accrued wages........................        --             --             52,000         --
Other accrued liabilities............        --             --             34,000         --
Allowance for doubtful accounts......          13,000        6,000         51,000         10,000
Inventories..........................        --           (516,000)       --            (704,000)
Customer prepayments.................        --            138,000        --             272,000
Valuation allowance..................         (13,000)      --            --              --
                                        -------------    ---------    -------------    ---------
Net current deferred tax asset
  (liability)........................    $   --          $(372,000)     $ 517,000      $(270,000)
                                        =============    =========    =============    =========
LONG-TERM:
Operating loss carryforwards and tax
  credits............................    $  1,079,000    $ 172,000      $ --           $  --
Basis differences in assets..........          18,000       13,000          6,000         58,000
Accrued employee benefits............         120,000        7,000        --              13,000
Valuation allowance..................      (1,217,000)      --            --              --
                                        -------------    ---------    -------------    ---------
Net long term deferred tax asset.....    $   --          $ 192,000      $   6,000      $  71,000
                                        =============    =========    =============    =========

     The Company records valuation allowances based upon judgments as to the future realization of deferred tax benefits supported by demonstrated trends in the Company's operating results. At December 31, 1996, the Company had recorded a valuation allowance equal to its deferred tax assets. At December 31, 1997, no valuation allowance was recorded.

     Significant components of the provision (benefit) for income taxes are as follows:

                                          FOR THE YEAR ENDED DECEMBER 31,
                                     ------------------------------------------
                                         1995          1996           1997
                                     ------------  ------------  --------------
Current:
     Federal.......................  $    --       $    --       $    1,146,000
     Foreign.......................       --             58,000         504,000
                                     ------------  ------------  --------------
          Total current............       --             58,000       1,650,000
Deferred:
     Federal.......................       --            --           (1,545,000)
     Foreign.......................       --           (111,000)        (21,000)
                                     ------------  ------------  --------------
          Total deferred...........       --           (111,000)     (1,566,000)
                                     ------------  ------------  --------------
               Total provision
                  (benefit)........  $    --       $    (53,000) $       84,000
                                     ============  ============  ==============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a reconciliation of income taxes calculated at the United States federal statutory rate to the income tax provision (benefit):

                                       FOR THE YEAR ENDED DECEMBER 31,
                                       -------------------------------
                                         1995       1996       1997
                                       ---------  ---------  ---------
Provision for income taxes at U.S.
  statutory rate.....................        (34)%      (34)%       34%
Non-deductible amortization of
  intangible assets..................                     3          7
Non-deductible litigation loss.......                                2
Other items, net.....................                    (3)         4
Effect of utilization of net
  operating loss carryforwards, tax
  credits and reversal of valuation
  allowance..........................         34         31        (44)
                                       ---------  ---------  ---------
          Income tax provision
             (benefit)...............     --             (3)%        3%
                                       =========  =========  =========

     At December 31, 1997, the Company had available for US federal income tax purposes unused net operating loss carryforwards of approximately $368,000 which may provide future tax benefits and which will expire in years 2005 through 2011. Additionally, as of December 31, 1997, the Company had approximately $65,000 in alternative minimum tax credits which can be utilized to offset future tax liabilities.

     In accordance with Mexican Tax Law, companies may carryforward an income tax loss for ten years. Also, in accordance with Mexican Tax Law, a company is subject to income taxes based upon the greater of 34% of taxable income and 1.8% of net assets, as defined in the tax law. Any tax on assets paid is recoverable and can be carried forward for ten years in the event a company begins paying taxes on income. At December 31, 1996, the Company had available for Mexican income tax purposes operating loss carryforwards of approximately $328,000 which expire in 2007 and net asset taxes credits of approximately $40,000 which expire in 2007.

6.  STOCK OPTIONS AND WARRANTS

  STOCK OPTIONS

  1993 STOCK OPTION PLAN

     Under the terms of its 1993 Stock Option Plan, the Company may grant incentive and non-qualified stock options to purchase up to 218,145 shares of its common stock to the Company's employees, directors or consultants. Options must be granted at not less than the fair market value of the Company's common stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's common stock) for incentive stock options, or not less than 85% of the fair market value for non-qualified stock options. Options granted under this plan may be for a term of up to 10 years (5 years for incentive stock options granted to stockholders owning 10% or more of the Company's common stock) and are exercisable as determined by the Board of Directors.

  1994 DIRECTORS STOCK OPTION PLAN

     Effective June 1, 1994, the Company adopted the 1994 Directors Stock Option Plan, which provides that the Company may grant non-qualified options to directors of the Company or any majority-owned subsidiary who are not salaried employees to purchase up to 31,163 shares of its common stock. Options must be granted by June 1, 2004, at prices not less than the fair market value of the Company's common stock at the date of grant and must be exercised within ten years of the date of grant. Upon a change of control of the Company, all granted but unvested options under the plan will vest immediately.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  TELEREUNION 1995 STOCK OPTION PLAN

     As stated in Note 2, the Company assumed Telereunion's Stock Option Plan in connection with the acquisition of Telereunion. Under the terms of this Plan, the Company may grant non-qualified or incentive stock options to employees, directors and consultants. Options must be granted at not less than the fair market value of the Company's common stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's common stock) for incentive stock options, or not less than 85% of the fair market value for non-qualified stock options. The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant (5 years for incentive stock options granted to stockholders owning 10% or more of the Company's common stock).

  1996 STOCK OPTION AND APPRECIATION RIGHTS PLAN

     During 1996, the Company adopted the 1996 Stock Option and Appreciation Rights Plan, which provides that the Company may grant non-qualified or incentive stock options to purchase up to 1,200,000 shares of its common stock to the Company's employees, directors or consultants. The plan also provides for grants of stock appreciation rights in connection with the grant of options under the plan. Options must be granted at not less than the fair market value of the Company's common stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's common stock) for incentive stock options, or not less than 85% of the fair market value for non-qualified stock options. The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant (5 years for incentive stock options granted to stockholders owning 10% or more of the Company's common stock).

     A summary of the Company's fixed option plans as of December 31, 1995, 1996 and 1997 is presented below:

                                                                                         TOTAL      WTD. AVG.
                                       1993 PLAN   1994 PLAN   1995 PLAN   1996 PLAN   ALL PLANS   EXER. PRICE
                                       ---------   ---------   ---------   ---------   ---------   -----------
Options outstanding at January 1,
  1995...............................     64,440      --          --          --          64,440      $0.80
Options granted......................     58,000     30,000       --          --          88,000       2.23
Options exercised....................     (4,000)     --          --          --          (4,000)      2.25
Options cancelled....................     --          --          --          --          --          --
                                       ---------   ---------   ---------   ---------   ---------
Options outstanding at December 31,
  1995...............................    118,440     30,000       --          --         148,440       1.61
Max. shares exercisable..............    118,440     30,000       --          --         148,440       1.61
Options granted......................     --         10,000      216,618   1,190,809   1,417,427       3.62
Options exercised....................     --          --          --          --          --          --
Options cancelled....................    (32,408)   (30,000)    (141,618)     --        (204,026)      1.39
                                       ---------   ---------   ---------   ---------   ---------
Options outstanding at December 31,
  1996...............................     86,032     10,000       75,000   1,190,809   1,361,841       3.95
Max. shares exercisable..............     86,032     10,000       75,000     225,000     396,032       3.49
Options granted......................     --          --          --         525,000     525,000       5.73
Options exercised....................    (15,828)     --          --         (10,000)    (25,828)      1.87
Options cancelled....................     --          --          --        (505,809)   (505,809)      3.91
                                       ---------   ---------   ---------   ---------   ---------
Options outstanding at December 31,
  1997...............................     70,204     10,000       75,000   1,200,000   1,355,204       4.76
                                       =========   =========   =========   =========   =========
Max. shares exercisable..............     70,204     10,000       75,000     393,333     548,537       3.89

     SFAS 123 requires the Company to provide pro forma information regarding net income (loss) applicable to common stockholders and income (loss) per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in that Statement. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1995, 1996 and 1997: dividend yield of 0% for all years; expected volatility ranging from 20% to 33%, 80%

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

to 85%, and 80% to 90%; risk-free interest rates ranging from 5.92% to 6.78%, 6.15% to 6.41%, and 5.65% to 5.80%; and expected lives ranging from 7.75 to 9.33 years, 1.33 to 9.87 years, and 7.25 to 9.91 years, respectively.

     Under the accounting provisions of SFAS No. 123, the Company's net income
(loss) applicable to common stockholders and income (loss) per share would have been revised to the pro forma amounts indicated below:

                                          FOR THE YEAR ENDED DECEMBER 31,
                                     ------------------------------------------
                                         1995           1996           1997
                                     ------------  --------------  ------------
Net income (loss):
     As reported...................  $   (673,000) $   (1,598,000) $  2,672,000
     Pro Forma.....................  $   (738,000) $   (3,096,000) $  1,955,000
Net income (loss) per share:
  Basic
     As reported...................  $       (.36) $         (.52) $        .68
     Pro Forma.....................  $       (.39) $        (1.02) $        .50
  Diluted
     As reported...................           n/a             n/a  $        .53
     Pro Forma.....................           n/a             n/a  $        .38

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTS

     Following is a description of the Company's warrants outstanding at December 31, 1997:

                                             #
      DESCRIPTION OF WARRANTS:          OUTSTANDING
-------------------------------------   -----------
Series A Warrants (unregistered)
  issued in connection with the
  Company's acquisition of
  Telereunion on May 17, 1996,
  exercisable at $2.19 at stated
  percentages only upon the Company
  achieving certain operating
  performance measures or fully
  vesting upon the Company
  maintaining a $12 share price for
  90 consecutive trading days;
  expiration date of May 16, 2003,
  2,000,000 of which vested at
  December 31, 1997 (See Note 2).....    2,500,000
Series B Warrants (unregistered)
  issued in connection with the
  Company's acquisition of
  Telereunion on May 17, 1996,
  currently exercisable at $2.19 as
  certain operating performance
  measures were achieved during the
  year ended December 31, 1997,
  expiration date May 16, 2003 (See
  Note 2)............................       95,000
Registered warrants (NASDAQ) issued
  in connection with the IPO
  exercisable at any time at $8 per
  share prior to expiration on August
  10, 1998...........................      393,770
Warrants (unregistered) issued to IPO
  underwriters exercisable at any
  time at $8.10 prior to expiration
  on August 10, 1999.................      105,000
Warrants (unregistered) issued on
  February 29, 1996, in connection
  with former officer's severance
  agreement exercisable at any time
  at $2.94 prior to expiration on
  February 28, 2001..................      150,000
Warrants (unregistered) issued in
  connection with the Company's
  acquisition of Telereunion on May
  17, 1996, exercisable at any time
  at $2.19 prior to expiration on May
  16, 2001...........................       78,191
Warrants (unregistered) issued on
  April 30, 1997, in connection with
  former officer's severance
  agreement exercisable at any time
  at $3.88 - $5.00 prior to
  expiration on April 30, 1999.......       25,000
Warrants (unregistered) issued in
  connection with the Company's
  acquisition of Integracion
  effective July 1, 1997, currently
  exercisable at $3.00 as certain
  operating performance measures were
  achieved during the year ended
  December 31, 1997, expiration date
  of July 1, 2003 (See Note 2).......       80,000
                                        -----------
     Total warrants..................    3,426,961
                                        ===========

     The IPO warrants were redeemable at the Company's option at any time with 30 days written notice at a redemption price of $0.20 per share. During the fourth quarter 1997, the Company exercised its redemption privileges. As a result, 475,535 warrants were exercised, including 131,230 warrants as of December 31, 1997, resulting in net proceeds to the Company of approximately $3,804,000, of which $989,000 was received prior to December 31, 1997.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES

  COMMITMENTS

     The Company is obligated under certain long-term non-cancelable lease agreements for office and warehouse space as follows:

                                          AMOUNT
                                       ------------
1998.................................  $    449,000
1999.................................       564,000
2000.................................       585,000
2001.................................       626,000
2002.................................       655,000
                                       ------------
                                       $  2,879,000
                                       ============

     Total rent expense under leases was $131,000 and $229,000, respectively, for the years ended December 31, 1996 and 1997.

     At December 31, 1997, the Company has employment agreements with six officers, which expire in 1999. Future minimum commitments under these agreements, excluding incentive bonuses or stock options, as of December 31, 1997, are as follows:

                                         AMOUNT
                                       ----------
1998.................................  $  410,000
1999.................................     221,000
                                       ----------
                                       $  631,000
                                       ==========

     Vextro is required to pay a license fee quarterly to the Mexican government equal to five percent of its revenues from value-added telecommunications services. Under the license, Vextro is free to set its service rates without government approval; however, Vextro's rate schedule must be filed with the SCT.

     On December 16, 1997, the Company entered into a purchase agreement with an equipment manufacturer whereby it agreed to purchase a telecommunications switch for a total cost of $1,060,000. No amounts had been funded pursuant to this commitment as of December 31, 1997. On March 16, 1998, the Company entered into a second purchase agreement with the same manufacturer to expand the capacity of the telecommunication switch for an incremental cost of $854,000. As of March 1998, the Company had placed orders for additional telecommunications equipment of over $1.8 million.

  CONTINGENCIES

     The Company has been named in two lawsuits filed by former employees and consultants of the Company seeking damages in the aggregate in excess of $1,000,000. The Company denies these allegations and intends to vigorously defend against these allegations, although there can be no assurance as to the successful defense of this matter. The Company believes that the results of this litigation will not have a materially adverse effect on the Company's financial condition.

     The Company was a defendant in a suit filed on November 8, 1997 by the estate of a former shareholder. Effective May 23, 1997, the Company entered into a compromise and settlement agreement with respect to this lawsuit. Pursuant to the agreement, the Company agreed to repurchase all of the 83,359 shares of Company common stock owned by the plaintiffs for total consideration of $425,000, which was comprised of $125,000 and a three year $300,000 promissory note bearing interest at 6%. In return for this consideration, the plaintiffs have agreed to release the Company and the other defendant from any and all claims in connection with the lawsuit. The Company recorded a loss on the settlement of $128,000, which represents the excess of the consideration paid over the trading value of the stock on the date of settlement.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  ESCROW AGREEMENT

     Pursuant to the Texas Securities Act of 1957, the Texas State Securities Commissioner has the discretion to require that an issuer offering and selling securities to the residents of Texas in a public offering deposit certain outstanding securities in escrow. In that regard, certain former officers and directors of the Company, including Gary Panno, Kris Murthy, and Dal Berry, as well as three other individuals (collectively, the "Shareholders"), are parties to a Stock Escrow Agreement (the "Escrow Agreement") dated August 8, 1994. The Escrow Agreement was required by the Texas State Securities Commissioner as a condition to the registration of securities in Texas in connection with the Company's IPO. The Escrow Agreement provides that a total of 415,503 shares of Common Stock ("Shares") and 55,779 shares of Common Stock issuable upon the exercise of options ("Options") be held in escrow for a period of not less than two years and not more than ten years. The terms of the Escrow Agreement provide further that Shares and Options held in escrow may be released provided certain performance requirements of the Company ("Performance Requirements") are met. For instance, if the Company's common stock trades at a price per share of at least $11.81 for at least ninety (90) consecutive trading days then the Shares and Options are automatically released from escrow.

     During the first quarter of 1998, the Company and the Shareholders entered into a series of agreements, which will result in the early termination of the Escrow Agreement in the second quarter of 1998, the repurchase by the Company of certain of the Shares at a significant discount to market and the resolution of a disagreement with certain of the Shareholders concerning the validity of the Options. The agreements call for the Shareholders to sell a total of 101,417 Shares to the Company for $986,000 or $9.72 per share to be paid 25% upon closing and 75% within ninety (90) days. Closing is expected to take place during the first half of April 1998. In addition, the Shareholders agreed to sign a ninety (90) day lock-up ("Lock-Up"), commencing on the closing date, for any Shares which were not sold to the Company; provided, however, that should any of the Performance Requirements be met during the Lock-Up, the Lock-Up will terminate automatically. Finally, certain of the Shareholders agreed to the termination of approximately 40,000 of the Options, which had an exercise price of $0.80 per share.

  YEAR 2000 PLANS

     The year 2000 issue exists because many computer systems and applications, including those embedded in telecommunications equipment and facilities, use two digit rather than four digit date fields to designate the applicable year. As a result, the systems and applications may not properly recognize the year 2000 or process data which includes it, potentially causing data miscalculations or inaccuracies or operations malfunctions or failures. The year 2000 is also a leap year, which may also lead to incorrect calculations, functions or system failure. This issue exists for many kinds of software, including software for mainframes, PCs and embedded systems. The Company has initiated the process of gathering, testing, and producing information about the Company's technologies impacted by the year 2000 transition. As part of this effort, the Company is reviewing its network and supporting infrastructure for the telecommunications services it provides, its operational and financial information technology systems, and the year 2000 compliance of the Company's key vendors.

     Though the year 2000 could affect the Company's internal systems, management believes the impact will be minimal because the Company has purchased the majority of its hardware and software systems within the last year or will be replacing existing systems as part of a Company wide information systems upgrade. The newer hardware and software systems generally have been engineered to be year 2000 compliant. In addition, the Company is in the process of building and expanding its telecommunications network, and in doing so is ensuring that these new systems are year 2000 compliant.

     In accordance with Emerging Issues Task Force Consensus No. 96-14, "Accounting for the Costs Associated with Modifying Computer Software for the Year 2000," the Company will expense all costs as

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

incurred. The extent of the costs to ready the Company for the year 2000 transition have not been fully determined; however, the Company does not believe that such costs will have a material adverse impact on the Company's financial position or its results of operations. However, if the Company is unable to ready its network and systems for the year 2000 transition, or if its key suppliers or other companies upon which the Company depends or with whom the Company's systems interface are not year 2000 compliant, there could be a material adverse effect on the Company.

8.  CAPITAL SUBSCRIPTIONS RECEIVABLE

     On December 15, 1993, the Company executed stock purchase agreements with two individuals and a company that entitled each holder to purchase 125,000 shares of the Company's common stock at $2 per share. In accordance with the terms of the stock purchase agreements, each holder paid $50,000 of the purchase price and received 25,000 shares; the remaining 100,000 shares were held in escrow until the balance for each holder of $200,000 is paid in full by the holder, which is due December 15, 1998. During 1997, the remaining balance of the purchase price was paid to the Company resulting in the shares being released from escrow.

9.  SEGMENT INFORMATION

     The Company operates in two business segments, international long distance and systems integration services. Long distance services operations are conducted in the United States of America. Systems integration services are performed in Mexico and Poland.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues, operating information and identifiable assets by business segment and location are as follows:

                                                                                        FOR THE SIX MONTHS ENDED
                                             FOR THE YEAR ENDED DECEMBER 31,                    JUNE 30,
                                       --------------------------------------------  ------------------------------
                                           1995           1996            1997            1997            1998
                                       ------------  --------------  --------------  --------------  --------------
                                                                                              (UNAUDITED)
Revenues --
     Long distance services (United
       States).......................  $    --       $    1,213,000  $   17,390,000  $    5,669,000  $   50,435,000
     Systems Integration:
          Mexico.....................       --            3,350,000      18,030,000       3,895,000      15,342,000
          Poland.....................     1,108,000       1,142,000         734,000         377,000        --
                                       ------------  --------------  --------------  --------------  --------------
               Total revenues........  $  1,108,000  $    5,705,000  $   36,154,000  $    9,941,000  $   65,777,000
Operating income (loss) --
     Long distance services (United
       States).......................  $    --       $   (1,933,000) $    2,428,000  $      404,000  $      787,000
     Systems Integration:
          Mexico.....................       --              129,000         768,000         (57,000)        971,000
          Poland.....................      (908,000)         45,000        (214,000)        (38,000)       --
                                       ------------  --------------  --------------  --------------  --------------
               Total operating income
                  (loss).............  $   (908,000) $   (1,759,000) $    2,982,000  $      309,000  $    1,758,000
                                       ------------  --------------  --------------  --------------  --------------
Capital Expenditures --
     Long distance services (United
       States).......................  $    --       $       23,000  $      383,000  $      572,000  $    2,909,000
     Systems Integration:
          Mexico.....................        46,000         418,000       1,260,000          87,000       2,787,000
          Poland.....................       --             --                39,000           8,000        --
                                       ------------  --------------  --------------  --------------  --------------
               Total capital
                  expenditures.......  $     46,000  $      441,000  $    1,682,000  $      667,000  $    5,696,000
Depreciation and
  amortization --
     Long distance services (United
       States).......................  $      1,000  $      141,000  $      369,000  $       46,000  $      479,000
     Systems Integration:
          Mexico.....................       --               74,000         204,000         181,000         779,000
          Poland.....................        47,000          49,000          49,000          12,000        --
                                       ------------  --------------  --------------  --------------  --------------
               Total depreciation
                  and amortization...  $     48,000  $      264,000  $      622,000  $      239,000  $    1,258,000
                                       ============  ==============  ==============  ==============  ==============
                                                    AS OF DECEMBER 31,                       AS OF JUNE 30,
                                       --------------------------------------------  ------------------------------
                                           1995           1996            1997            1997            1998
                                       ------------  --------------  --------------  --------------  --------------
                                                                                              (UNAUDITED)
Identifiable assets --
     Long distance services (United
       States).......................  $    --       $    4,136,000  $    6,612,000  $    4,776,000  $   34,072,000
     Systems Integration:
          Mexico.....................       --            4,165,000      32,013,000       7,102,000      34,808,000
          Poland.....................     4,498,000       1,070,000       1,010,000       1,020,000        --
                                       ------------  --------------  --------------  --------------  --------------
               Total identifiable
                  assets.............  $  4,498,000  $    9,371,000  $   39,635,000  $   12,898,000  $   68,880,000
                                       ============  ==============  ==============  ==============  ==============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  INVESTMENT IN OPERATING VENTURES

     During 1996, the Company invested $196,000 for a 7.21% interest in a venture with Elterix, a Polish company developing a private network for 70,000 telephone lines. During 1997, this venture lost its license to provide such services. Accordingly, the Company realized a loss equal to its investment in 1997.

11.  SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

     The Company's wholly-owned United States subsidiaries (the "Guarantors"), fully and unconditionally guarantee, on a senior basis, jointly and severally, the full and prompt performance of the Company's obligations under the Notes (see Note 13), including the payment of and interest on the Notes. The following condensed consolidating financial statements are presented for purposes of complying with the reporting requirements of the parent company and subsidiaries which are guarantors under the Notes. Separate financial statements of the Guarantors are not presented because the Company believes such statements would not be material to investors.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
             CONDENSED CONSOLIDATING BALANCE SHEET -- JUNE 30, 1998

                                             TELSCAPE          GUARANTOR     NON-GUARANTOR
                                       INTERNATIONAL, INC.    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                       --------------------   ------------   --------------   ------------   ------------
               ASSETS
CURRENT ASSETS:
    Cash and cash equivalents........       $ (201,000)        $ 4,272,000    $   868,000     $    --         $ 4,939,000
    Accounts receivable, net.........          335,000           1,898,000     10,608,000          --          12,841,000
    Inventories......................          (50,000)             43,000      3,810,000          --           3,803,000
    Prepaid expenses and other.......          166,000           1,551,000      4,741,000          --           6,458,000
    Deferred income taxes............        --                    263,000         71,000          --             334,000
    Intercompany receivables
      (payables), net................        9,546,000            (732,000)    (8,814,000)         --             --
                                       --------------------   ------------   --------------   ------------   ------------
         Total current assets........        9,796,000           7,295,000     11,284,000          --          28,375,000
    Property and equipment, net......          262,000           3,795,000      9,027,000          --          13,084,000
    Goodwill and other intangibles,
      net............................        9,348,000          16,984,000        --               --          26,332,000
    Investments in affiliates........       19,987,000             --             --           (19,741,000)       246,000
    Other assets.....................          659,000             164,000         20,000          --             843,000
                                       --------------------   ------------   --------------   ------------   ------------
         Total assets................      $40,052,000         $28,238,000    $20,331,000     $(19,741,000)   $68,880,000
                                       ====================   ============   ==============   ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts Payable.................       $  304,000         $ 2,600,000    $14,790,000     $    --         $17,694,000
    Accrued Expenses.................          327,000           4,394,000      2,078,000          --           6,799,000
    Current portion of notes payable
      and capital lease
      obligations....................          515,000             478,000        --               --             993,000
    Current portion of convertible
      debentures.....................        4,913,000             --             --               --           4,913,000
    Deferred income taxes............        --                    --             441,000          --             441,000
                                       --------------------   ------------   --------------   ------------   ------------
         Total current liabilities...        6,059,000           7,472,000     17,309,000          --          30,840,000
                                       --------------------   ------------   --------------   ------------   ------------
    Convertible Debentures...........        4,922,000             --             --               --           4,922,000
    Notes payable and capital lease
      obligations....................          479,000           3,984,000        --               --           4,463,000
    Minority interests...............        --                     63,000        --               --              63,000
    Commitments and contingencies
      (Note 6).......................        --                    --             --               --             --
    Series B Non-voting preferred
      stock..........................        --                    --             --               --             --
STOCKHOLDERS' EQUITY
    Preferred Stock..................        --                    --             --               --             --
    Series A preferred stock.........        --                    --             --               --             --
    Common stock.....................            5,000              31,000        152,000         (183,000)         5,000
    Additional paid-in capital.......       31,575,000          12,712,000      3,028,000      (15,740,000)    31,575,000
    Accumulated deficit..............       (2,359,000)          3,976,000       (158,000)      (3,818,000)    (2,359,000)
    Treasury stock...................         (629,000)            --             --               --            (629,000)
                                       --------------------   ------------   --------------   ------------   ------------
         Total stockholders'
           equity....................       28,592,000          16,719,000      3,022,000      (19,741,000)    28,592,000
                                       --------------------   ------------   --------------   ------------   ------------
         Total liabilities and
           stockholders' equity......      $40,052,000         $28,238,000    $20,331,000     $(19,741,000)   $68,880,000
                                       ====================   ============   ==============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) CONDENSED CONSOLIDATING BALANCE SHEET -- DECEMBER 31, 1997

                                            TELSCAPE           GUARANTOR     NON-GUARANTOR
                                       INTERNATIONAL, INC.   SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                       -------------------   -------------   --------------   -------------   -------------
               ASSETS
CURRENT ASSETS:
    Cash and cash equivalents........      $     3,000        $  4,272,000     $  459,000      $   --          $ 4,734,000
    Accounts receivable, net.........        --                  1,219,000      5,057,000          --            6,276,000
    Inventories......................        --                   --            4,305,000          --            4,305,000
    Prepaid expenses and other.......          275,000             163,000      2,236,000          --            2,674,000
    Deferred income taxes............        --                    517,000        --               --              517,000
    Intercompany receivables
      (payables), net................        2,975,000             206,000     (3,181,000)         --              --
                                       -------------------   -------------   --------------   -------------   -------------
         Total current assets........        3,253,000           6,377,000      8,876,000          --           18,506,000
    Property and equipment, net......          296,000             396,000      1,987,000          --            2,679,000
    Goodwill and other intangibles,
      net............................           63,000          17,611,000        --               --           17,674,000
    Deferred income taxes............        --                      7,000         70,000          --               77,000
    Investments in subsidiaries and
      affiliates.....................       19,010,000            --              --            (18,715,000)       295,000
    Other assets                               169,000             115,000        120,000          --              404,000
                                       -------------------   -------------   --------------   -------------   -------------
         Total assets................      $22,791,000        $ 24,506,000    $11,053,000      $(18,715,000)   $39,635,000
                                       ===================   =============   ==============   =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable.................      $   156,000        $    343,000    $10,257,000      $   --          $10,756,000
    Accrued expenses.................           54,000           1,906,000      1,343,000          --            3,303,000
    Current portion of notes payable
      and capital lease
      obligations....................          208,000             300,000        --               --              508,000
    Deferred income taxes............        --                   --              270,000          --              270,000
                                       -------------------   -------------   --------------   -------------   -------------
         Total current liabilities...          418,000           2,549,000     11,870,000          --           14,837,000
    Notes payable and capital lease
      obligations....................          285,000           2,391,000        --               --            2,676,000
    Minority interests...............        --                     34,000        --               --               34,000
    Commitments and contingencies
      (Note 7).......................        --                   --              --               --              --
    Series B Non-voting preferred
      stock..........................        --                   --              --               --              --
STOCKHOLDERS' EQUITY
    Preferred Stock..................        --                   --              --               --              --
    Series A preferred stock.........        --                   --              --               --              --
    Common stock.....................            4,000              11,000        152,000          (163,000)         4,000
    Additional paid-in capital.......       25,232,000          15,965,000         28,000       (15,993,000)    25,232,000
    Accumulated deficit..............       (2,851,000)          3,556,000       (997,000)       (2,559,000)    (2,851,000)
    Treasury stock...................         (297,000)           --              --               --             (297,000)
                                       -------------------   -------------   --------------   -------------   -------------
         Total stockholders'
           equity....................       22,088,000          19,532,000       (817,000)      (18,715,000)    22,088,000
                                       -------------------   -------------   --------------   -------------   -------------
         Total liabilities and
           stockholders' equity......      $22,791,000        $ 24,506,000    $11,053,000      $(18,715,000)   $39,635,000
                                       ===================   =============   ==============   =============   =============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) CONDENSED CONSOLIDATING BALANCE SHEET -- DECEMBER 31, 1996

                                            TELSCAPE           GUARANTOR     NON-GUARANTOR
                                       INTERNATIONAL, INC.   SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                       -------------------   -------------   --------------   -------------   -------------
               ASSETS
CURRENT ASSETS:
    Cash and cash equivalents........      $   300,000         $  55,000       $  140,000      $   --          $   495,000
    Accounts receivable, net.........        --                  342,000        1,693,000          --            2,035,000
    Inventories......................            4,000           --             2,041,000          --            2,045,000
    Prepaid expenses and other.......           31,000           --                59,000          --               90,000
    Intercompany receivables
      (payables), net................        1,413,000          (161,000)      (1,252,000)         --              --
                                       -------------------   -------------   --------------   -------------   -------------
         Total current assets........        1,748,000           236,000        2,681,000          --            4,665,000
    Property and equipment, net......            1,000            22,000          960,000          --              983,000
    Goodwill and other intangibles,
      net............................                          3,246,000          --               --            3,246,000
    Deferred income taxes............        --                  --               192,000          --              192,000
    Investments in subsidiaries and
      affiliates.....................        4,584,000            83,000          --            (4,667,000)        --
    Other assets.....................          196,000            72,000           17,000          --              285,000
                                       -------------------   -------------   --------------   -------------   -------------
         Total assets................      $ 6,529,000        $3,659,000       $3,850,000      $(4,667,000)    $ 9,371,000
                                       ===================   =============   ==============   =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable.................      $    14,000         $ 217,000       $1,525,000      $   --          $ 1,756,000
    Accrued expenses.................            4,000            40,000          680,000          --              724,000
    Current portion of notes payable
      and capital lease
      obligations....................        --                                   --               --              --
    Deferred income taxes............        --                  --               372,000          --              372,000
                                       -------------------   -------------   --------------   -------------   -------------
         Total current liabilities...           18,000           257,000        2,577,000          --            2,852,000
    Minority interests...............          746,000             8,000          --               --              754,000
    Commitments and contingencies
      (Note 7).......................        --                  --               --               --              --
    Series B Non-voting preferred
      stock..........................        --                  --               --               --              --
STOCKHOLDERS' EQUITY.................
    Preferred Stock..................        --                  --               --               --              --
    Series A preferred stock.........        --                  --               --               --              --
    Common stock.....................            4,000            11,000          100,000         (111,000)          4,000
    Additional paid-in capital.......       11,884,000         3,827,000        2,735,000       (6,562,000)     11,884,000
    Capital subscriptions
      receivable.....................         (600,000)          --               --               --             (600,000)
    Accumulated deficit..............       (5,523,000)         (444,000)      (1,562,000)       2,006,000      (5,523,000)
    Treasury stock...................                                                                              --
                                       -------------------   -------------   --------------   -------------   -------------
         Total stockholders'
           equity....................        5,765,000         3,394,000        1,273,000       (4,667,000)      5,765,000
                                       -------------------   -------------   --------------   -------------   -------------
         Total liabilities and
           stockholders' equity......      $ 6,529,000        $3,659,000       $3,850,000      $(4,667,000)    $ 9,371,000
                                       ===================   =============   ==============   =============   =============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- SIX MONTHS ENDED JUNE 30,
                                      1998

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       --------------   ------------   ------------   ------------   ------------
Revenues.............................    $  --           $49,229,000    $29,211,000   $(12,663,000)   $65,777,000
Cost of Revenues.....................       --            46,133,000     23,586,000    (12,663,000)    57,056,000
                                       --------------   ------------   ------------   ------------   ------------
Gross profit.........................       --             3,096,000      5,625,000        --           8,721,000
Selling, general and administrative
 expenses............................       690,000        1,380,000      3,635,000        --           5,705,000
Depreciation and amortization........       279,000          686,000        293,000        --           1,258,000
                                       --------------   ------------   ------------   ------------   ------------
Operating income (loss)..............      (969,000)       1,030,000      1,697,000        --           1,758,000
Other income (expense):
  Interest, net......................      (123,000)         (70,000)       (58,000)       --            (251,000)
  Foreign exchange gain (loss).......       --               --            (187,000)       --            (187,000)
  Other, net.........................       --                72,000         24,000        --              96,000
  Equity in income of subsidiaries...     1,259,000          --             --          (1,259,000)       --
                                       --------------   ------------   ------------   ------------   ------------
    Total other income (expense),
     net.............................     1,136,000            2,000       (221,000)    (1,259,000)      (342,000)
                                       --------------   ------------   ------------   ------------   ------------
Income (loss) before income taxes and
 minority interests..................       167,000        1,032,000      1,476,000     (1,259,000)     1,416,000
Income tax benefit (expense).........       325,000         (583,000)      (637,000)       --            (895,000)
                                       --------------   ------------   ------------   ------------   ------------
Income (loss) before minority
 interests...........................       492,000          449,000        839,000     (1,259,000)       521,000
Minority interests in subsidiaries...       --               (29,000)       --             --             (29,000)
                                       --------------   ------------   ------------   ------------   ------------
Net income (loss)....................    $  492,000      $   420,000    $   839,000   $ (1,259,000)   $   492,000
                                       ==============   ============   ============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- SIX MONTHS ENDED JUNE 30,
                                      1997

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       --------------   ------------   ------------   ------------   ------------
Revenues.............................    $  --           $5,725,000     $5,932,000     $(1,716,000)   $9,941,000
Cost of Revenues.....................       --            3,767,000      3,943,000      (1,716,000)    5,994,000
                                       --------------   ------------   ------------   ------------   ------------
Gross profit.........................       --            1,958,000      1,989,000         --          3,947,000
Selling, general and administrative
  expenses...........................       639,000         766,000      1,994,000         --          3,399,000
Depreciation and amortization........        29,000         112,000         98,000         --            239,000
                                       --------------   ------------   ------------   ------------   ------------
Operating income (loss)..............      (668,000)      1,080,000       (103,000)        --            309,000
Other income (expense):
  Interest, net......................       (23,000)         19,000          4,000         --            --
  Foreign exchange gain (loss).......       --              --              27,000         --             27,000
  Other, net.........................      (324,000)        --              31,000         --           (293,000)
  Equity in income of subsidiaries...     1,433,000         --             --           (1,433,000)      --
                                       --------------   ------------   ------------   ------------   ------------
    Total other income (expense),
      net............................     1,086,000          19,000         62,000      (1,433,000)     (266,000)
                                       --------------   ------------   ------------   ------------   ------------
Income (loss) before income taxes and
  Minority interests.................       418,000       1,099,000        (41,000)     (1,433,000)       43,000
Income tax benefit (expense).........      (204,000)        411,000        (40,000)        --            167,000
                                       --------------   ------------   ------------   ------------   ------------
Income (loss) before minority
  interests..........................       214,000       1,510,000        (81,000)     (1,433,000)      210,000
Minority interests in subsidiaries...       --                1,000          3,000         --              4,000
                                       --------------   ------------   ------------   ------------   ------------
Net income (loss)....................    $  214,000      $1,511,000     $  (78,000)    $(1,433,000)   $  214,000
                                       ==============   ============   ============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
         CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- YEAR ENDED
                               DECEMBER 31, 1997

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       --------------   ------------   ------------   ------------   ------------
Revenues.............................    $  --           $17,390,000    $30,033,000   $(11,269,000)   $36,154,000
Cost of Revenues.....................       --            12,281,000     23,384,000    (11,269,000)    24,396,000
                                       --------------   ------------   ------------   ------------   ------------
Gross profit.........................       --             5,109,000      6,649,000        --          11,758,000
Selling, general and administrative
 expenses............................     1,116,000        1,620,000      5,418,000        --           8,154,000
Depreciation and amortization........        68,000          301,000        253,000        --             622,000
                                       --------------   ------------   ------------   ------------   ------------
Operating income (loss)..............    (1,184,000)       3,188,000        978,000        --           2,982,000
Other income (expense)
  Interest, net......................       (52,000)         (26,000)       (17,000)       --             (95,000)
  Foreign exchange gain (loss).......       --               --            (126,000)       --            (126,000)
  Other, net.........................      (278,000)          54,000        213,000        --             (11,000)
  Equity in income of subsidiaries...     4,565,000          --             --          (4,565,000)       --
                                       --------------   ------------   ------------   ------------   ------------
      Total other income (expense),
       net...........................     4,235,000           28,000         70,000     (4,565,000)      (232,000)
                                       --------------   ------------   ------------   ------------   ------------
Income (loss) before income taxes and
  minority interests.................     3,051,000        3,216,000      1,048,000     (4,565,000)     2,750,000
Income tax benefit (expense).........      (405,000)         804,000       (483,000)       --             (84,000)
                                       --------------   ------------   ------------   ------------   ------------
Income (loss) before minority
 interests...........................     2,646,000        4,020,000        565,000     (4,565,000)     2,666,000
Minority interests in subsidiaries...        26,000          (20,000)       --             --               6,000
                                       --------------   ------------   ------------   ------------   ------------
Net income (loss)....................    $2,672,000      $ 4,000,000    $   565,000   $ (4,565,000)   $ 2,672,000
                                       ==============   ============   ============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
         CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- YEAR ENDED
                               DECEMBER 31, 1996

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                       --------------   ------------   ------------   -----------   ------------
Revenues.............................    $  --           $1,213,000     $6,900,000    $(2,408,000)   $ 5,705,000
Cost of Revenues.....................       --              817,000      4,632,000     (2,408,000)     3,041,000
                                       --------------   ------------   ------------   -----------   ------------
Gross profit.........................       --              396,000      2,268,000        --           2,664,000
Selling, general and administrative
 expenses............................     1,462,000         844,000      1,853,000        --           4,159,000
Depreciation and amortization........         1,000         140,000        123,000        --             264,000
                                       --------------   ------------   ------------   -----------   ------------
Operating income (loss)..............    (1,463,000)       (588,000)       292,000        --          (1,759,000)
Other income (expense):
  Interest, net......................       103,000           6,000        (94,000)       --              15,000
  Foreign exchange gain (loss).......       --              --             161,000        --             161,000
  Other, net.........................       (63,000)          1,000        --             --             (62,000)
  Equity in income of subsidiaries...      (177,000)        --             --             177,000        --
                                       --------------   ------------   ------------   -----------   ------------
    Total other income (expense),
     net.............................      (137,000)          7,000         67,000        177,000        114,000
Income (loss) before income taxes and
  minority interests.................    (1,600,000)       (581,000)       359,000        177,000     (1,645,000)
                                       --------------   ------------   ------------   -----------   ------------
Income tax benefit (expense).........       --              --              53,000        --              53,000
                                       --------------   ------------   ------------   -----------   ------------
Income (loss) before minority
 interests...........................    (1,600,000)       (581,000)       412,000        177,000     (1,592,000)
Minority interests in subsidiaries...         2,000          (8,000)       --             --              (6,000)
                                       --------------   ------------   ------------   -----------   ------------
Net income (loss)....................    $(1,598,000)    $ (589,000)    $  412,000    $   177,000    $(1,598,000)
                                       ==============   ============   ============   ===========   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
         CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS -- YEAR ENDED
                               DECEMBER 31, 1995

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                       --------------   ------------   ------------   -----------   ------------
Revenues.............................    $  --           $   --         $ 1,108,000   $   --         $ 1,108,000
Cost of Revenues.....................       --               --             619,000       --             619,000
                                       --------------   ------------   ------------   -----------   ------------
Gross profit.........................       --               --             489,000       --             489,000
Selling, general and administrative
 expenses............................       712,000          --             637,000       --           1,349,000
Depreciation and amortization........         1,000          --              47,000       --              48,000
                                       --------------   ------------   ------------   -----------   ------------
Operating income (loss)..............      (713,000)         --            (195,000)      --            (908,000)
Other income (expense):
  Interest, net......................       217,000          --              13,000       --             230,000
  Foreign exchange gain (loss).......       --               --              (2,000)      --              (2,000)
  Other, net.........................       --               --             --            --             --
  Equity in income (loss) of
   subsidiaries......................      (184,000)         --             --            184,000        --
                                       --------------   ------------   ------------   -----------   ------------
      Total other income (expense),
       net...........................        33,000          --              11,000       184,000        228,000
                                       --------------   ------------   ------------   -----------   ------------
Income (loss) before income taxes and
 minority interests..................      (680,000)         --            (184,000)      184,000       (680,000)
Income tax benefit (expense).........       --               --             --            --             --
                                       --------------   ------------   ------------   -----------   ------------
Income (loss) before minority
 interests...........................      (680,000)         --            (184,000)      184,000       (680,000)
Minority interests in subsidiaries...         7,000          --             --            --               7,000
                                       --------------   ------------   ------------   -----------   ------------
Net income (loss)....................    $ (673,000)     $   --         $  (184,000)  $   184,000    $  (673,000)
                                       ==============   ============   ============   ===========   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- SIX MONTHS ENDED JUNE 30,
                                      1998

                                          TELSCAPE                          NON-
                                       INTERNATIONAL,     GUARANTOR       GUARANTOR
                                            INC.        SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                       --------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................   $     492,000    $    420,000    $    839,000    $(1,259,000)    $    492,000
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
      Provision for doubtful
         accounts....................        --               548,000           8,000        --               556,000
      Depreciation and
         amortization................         279,000         686,000         293,000        --             1,258,000
      Imputed interest on
         non-interest bearing notes
         payable.....................          20,000         122,000        --              --               142,000
      Minority interests in
         subsidiaries' income........        --                29,000        --              --                29,000
      Equity in income from
         subsidiaries................      (1,210,000)       --              --            1,259,000           49,000
      Changes in current assets and
         current liabilities.........      (3,296,000)       (760,000)      1,971,000        --            (2,085,000)
                                       --------------   -------------   -------------   -------------   -------------
      Net cash provided by (used in)
         operating activities........      (3,715,000)     (1,045,000)      3,111,000        --               441,000
                                       --------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment........................        --            (2,909,000)     (2,787,000)       --            (5,696,000)
  Acquisition of MSN, net of cash
    acquired.........................      (2,325,000)       --              --              --            (2,325,000)
  Acquisition of INTERLINK, net of
    cash acquired....................      (8,250,000        --              --              --            (8,250,000)
                                       --------------   -------------   -------------   -------------   -------------
      Net cash used in investing
         activities..................     (10,575,000)     (2,909,000)     (2,787,000)       --           (16,271,000)
                                       --------------   -------------   -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease
    obligations......................         (46,000)       --              --              --               (46,000)
  Payments on notes payable..........        (444,000)       --              --              --              (444,000)
  Purchase of treasury stock.........        (332,000)       --              --              --              (332,000)
  Borrowings on line of credit,
    net..............................        --             1,948,000        --              --             1,948,000
  Proceeds from warrants and options
    exercised........................       4,909,000        --              --              --             4,909,000
  Proceeds from issuance of
    convertible debt.................      10,000,000        --              --              --            10,000,000
                                       --------------   -------------   -------------   -------------   -------------
      Net cash provided by financing
         activities..................      14,087,000       1,948,000        --              --            16,035,000
                                       --------------   -------------   -------------   -------------   -------------
      Net increase (decrease) in cash
         and cash equivalents........        (204,000)         85,000         324,000        --               205,000
                                       --------------   -------------   -------------   -------------   -------------
      Cash and cash equivalents at
         beginning of year...........           3,000       4,272,000         459,000        --             4,734,000
                                       --------------   -------------   -------------   -------------   -------------
      Cash and cash equivalents at
         end of period...............   $    (201,000)   $  4,357,000    $    783,000    $   --          $  4,939,000
                                       ==============   =============   =============   =============   =============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
  CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- SIX MONTHS ENDED JUNE 30,
                                      1997

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       --------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................    $  214,000      $1,511,000      $(78,000)     $(1,433,000)   $  214,000
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
      Provision for doubtful
         accounts....................       --              243,000        11,000          --            254,000
      Depreciation and
         amortization................        29,000         112,000        98,000          --            239,000
      Write-off investment in
         operating venture...........       196,000         --             --              --            196,000
      Minority interests in
         subsidiaries' (income)......       --               (1,000)       (3,000)         --             (4,000)
      Equity in income from
         subsidiaries................    (1,433,000)        --             --            1,433,000       --
      Changes in other assets and
         other liabilities...........     1,078,000       1,079,000       339,000          --          2,496,000
                                       --------------   ------------   ------------   ------------   ------------
         Net cash provided by
           operating activities......        84,000       2,944,000       367,000          --          3,395,000
                                       --------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment........................      (336,000)       (236,000)      (95,000)         --           (667,000)
                                       --------------   ------------   ------------   ------------   ------------
    Net cash used in investing
      activities.....................      (336,000)       (236,000)      (95,000)         --           (667,000)
                                       --------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease
    obligations......................       (45,000)        --             --              --            (45,000)
    Proceeds from warrants and
      options exercised..............         2,000         --             --              --              2,000
                                       --------------   ------------   ------------   ------------   ------------
    Net cash provided by financing
      activities.....................       (43,000)        --             --              --            (43,000)
                                       --------------   ------------   ------------   ------------   ------------
    Net increase (decrease) in cash
      and cash equivalents...........      (295,000)      2,708,000       272,000          --          2,685,000
                                       --------------   ------------   ------------   ------------   ------------
    Cash and cash equivalents at
      beginning of period............       300,000          55,000       140,000          --            495,000
                                       --------------   ------------   ------------   ------------   ------------
    Cash and cash equivalents at end
      of period......................    $    5,000      $2,763,000      $412,000      $   --         $3,180,000
                                       ==============   ============   ============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- YEAR ENDED DECEMBER 31, 1997

                                          TELSCAPE                          NON-
                                       INTERNATIONAL,     GUARANTOR       GUARANTOR
                                            INC.        SUBSIDIARIES    SUBISIDIARIES   ELIMINATIONS   CONSOLIDATED
                                       --------------   -------------   -------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................   $  2,672,000     $ 4,000,000     $   565,000     $(4,565,000)   $ 2,672,000
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
      Provision for doubtful
         accounts....................       --               200,000          77,000         --             277,000
      Depreciation and
         amortization................         68,000         301,000         253,000         --             622,000
      Provision for inventory
         obsolescence................       --               --               53,000         --              53,000
      Write-off investment in
         operating venture...........        196,000         --              --              --             196,000
      Deferred income tax benefit....       --              (409,000)     (1,157,000)        --          (1,566,000)
      Imputed interest on
         non-interest bearing notes
         payable.....................       --               136,000         --              --             136,000
      Minority interests in
         subsidiaries' income
         (loss)......................        (26,000)         20,000         --              --              (6,000)
      Equity in income from
         subsidiaries................     (4,565,000)        --              --            4,565,000        --
      Changes in current assets and
         current liabilities.........        101,000         276,000       1,827,000         --           2,204,000
                                       --------------   -------------   -------------   ------------   ------------
         Net cash provided by (used
           in) operating activities..     (1,554,000)      4,524,000       1,618,000         --           4,588,000
                                       --------------   -------------   -------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and
    equipment........................         (8,000)       (375,000)     (1,299,000)        --          (1,682,000)
  Acquisition of Integracion, net of
    cash acquired....................       --               117,000         --              --             117,000
  Acquisition of N.S.I., net of cash
    acquired.........................       --               (49,000)        --              --             (49,000)
  Investment in BCH Holdings.........       (185,000)        --              --              --            (185,000)
                                       --------------   -------------   -------------   ------------   ------------
      Net cash used in investing
         activities..................       (193,000)       (307,000)     (1,299,000)        --          (1,799,000)
                                       --------------   -------------   -------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease
    obligations......................       (104,000)        --              --              --            (104,000)
  Payments on notes payable..........        (50,000)        --              --              --             (50,000)
  Proceeds from capital
    subscriptions....................        600,000         --              --              --             600,000
  Proceeds from warrants and options
    exercised........................      1,004,000         --              --              --           1,004,000
                                       --------------   -------------   -------------   ------------   ------------
      Net cash provided by financing
         activities..................      1,450,000         --              --              --           1,450,000
                                       --------------   -------------   -------------   ------------   ------------
      Net increase (decrease) in cash
         and cash equivalents........       (297,000)      4,217,000         319,000         --           4,239,000
                                       --------------   -------------   -------------   ------------   ------------
      Cash and cash equivalents at
         beginning of year...........        300,000          55,000         140,000         --             495,000
                                       --------------   -------------   -------------   ------------   ------------
      Cash and cash equivalents at
         end of year.................   $      3,000     $ 4,272,000     $   459,000     $   --         $ 4,734,000
                                       ==============   =============   =============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- YEAR ENDED
                               DECEMBER 31, 1996

                                          TELSCAPE                          NON-
                                       INTERNATIONAL,     GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                       --------------   -------------   ------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................    $(1,598,000)     $(589,000)     $  412,000      $ 177,000      $(1,598,000)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
      Provision for doubtful
         accounts....................       --              --                9,000        --                 9,000
      Depreciation and
         amortization................         1,000         140,000         123,000        --               264,000
      Provision for inventory
         obsolescence................       --              --               55,000        --                55,000
      Deferred income tax benefit....       --              --             (112,000)       --              (112,000)
      Interest amortized on
         discounted investments......        (8,000)        --              --             --                (8,000)
      Minority interests in
         subsidiaries' income
         (loss)......................        (2,000)          8,000         --             --                 6,000
      Equity in income of
         subsidiary..................       177,000         --              --            (177,000)         --
      Decrease in minority interests
         for credits utilized........       --              --               53,000        --                53,000
      Changes in current assets and
         current liabilities.........    (1,272,000)        (45,000)        (83,000)       --            (1,400,000)
                                       --------------   -------------   ------------   -------------   -------------
      Net cash provided by (used in)
         operating activities........    (2,702,000)       (486,000)        457,000        --            (2,731,000)
                                       --------------   -------------   ------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of short-term
    investments......................    (4,899,000)        --              --             --            (4,899,000)
  Redemption of short-term
    investments......................     8,378,000         --              --             --             8,378,000
  Purchases of property and
    equipment........................       --              (23,000)       (418,000)       --              (441,000)
  Acquisition of Telereunion, net of
    cash acquired....................      (353,000)        --              --             --              (353,000)
  Investment in joint venture........      (196,000)        --              --             --              (196,000)
                                       --------------   -------------   ------------   -------------   -------------
  Net cash provided by (used in)
    investing activities.............     2,930,000         (23,000)       (418,000)       --             2,489,000
                                       --------------   -------------   ------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock...........       --              564,000         --             --               564,000
                                       --------------   -------------   ------------   -------------   -------------
  Net cash provided by financing
    activities.......................       --              564,000         --             --               564,000
                                       --------------   -------------   ------------   -------------   -------------
  Net increase in cash and cash
    equivalents......................       228,000          55,000          39,000        --               322,000
                                       --------------   -------------   ------------   -------------   -------------
  Cash and cash equivalents at
    beginning of year................        72,000         --              101,000        --               173,000
                                       --------------   -------------   ------------   -------------   -------------
  Cash and cash equivalents at end of
    year.............................    $  300,000       $  55,000      $  140,000      $ --           $   495,000
                                       ==============   =============   ============   =============   =============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS -- YEAR ENDED DECEMBER 31, 1995

                                          TELSCAPE                         NON-
                                       INTERNATIONAL,    GUARANTOR      GUARANTOR
                                            INC.        SUBSIDIARIES   SUBISIDIARIES  ELIMINATIONS   CONSOLIDATED
                                       --------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................   $    (673,000)   $  --          $ (184,000)    $  184,000    $   (673,000)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
      Depreciation and
         amortization................           1,000       --              47,000        --               48,000
      Interest amortized on
         discounted investments......         (64,000)      --             --             --              (64,000)
      Equity in income of
         subsidiaries................         184,000       --             --            (184,000)        --
      Minority interests in
         subsidiaries' income
         (loss)......................          (7,000)      --             --             --               (7,000)
      Decrease in minority interests
         for credits utilized........          55,000       --             --             --               55,000
      Changes in current assets and
         current liabilities.........         (31,000)      --            (145,000)       --             (176,000)
                                       --------------   ------------   ------------   ------------   ------------
      Net cash used in operating
         activities..................        (535,000)      --            (282,000)       --             (817,000)
                                       --------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of short-term
    investments......................     (10,944,000)      --             --             --          (10,944,000)
  Redemption of short-term
    investments......................      11,500,000       --             --             --           11,500,000
  Purchases of property and
    equipment........................        --             --             (46,000)       --              (46,000)
  Purchase of minority interests.....         (63,000)      --             --             --              (63,000)
  Investment in joint venture........          (3,000)      --             --             --               (3,000)
                                       --------------   ------------   ------------   ------------   ------------
      Net cash provided by (used in)
         investing activities........         490,000       --             (46,000)       --              444,000
                                       --------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net cash provided by financing
         activities..................        --             --             --             --              --
                                       --------------   ------------   ------------   ------------   ------------
      Net decrease in cash and cash
         equivalents.................         (45,000)      --            (328,000)       --             (373,000)
                                       --------------   ------------   ------------   ------------   ------------
      Cash and cash equivalents at
         beginning of year...........         117,000       --             429,000        --              546,000
                                       --------------   ------------   ------------   ------------   ------------
      Cash and cash equivalents at
         end of year.................   $      72,000    $  --          $  101,000     $  --         $    173,000
                                       ==============   ============   ============   ============   ============

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

12.  QUARTERLY INFORMATION (UNAUDITED)

                                          FIRST         SECOND        THIRD         FOURTH          YEAR
                                       ------------  ------------  ------------  ------------  --------------
1996
Revenues.............................  $    509,000  $    841,000  $  1,474,000  $  2,881,000  $    5,705,000
Operating loss.......................      (210,000)     (265,000)     (362,000)     (921,000)     (1,759,000)
Income (loss) before taxes and
  minority interests.................      (174,000)     (186,000)     (287,000)     (998,000)     (1,645,000)
Net loss.............................      (181,000)     (207,000)     (299,000)     (911,000)     (1,598,000)
Basic EPS............................  $      (0.10) $       (.07) $      (0.08) $      (0.23) $        (0.52)

                                          FIRST         SECOND         THIRD           FOURTH           YEAR
                                       ------------  ------------  --------------  --------------  --------------
1997
Revenues.............................  $  3,771,000  $  6,170,000  $   12,193,000  $   14,020,000  $   36,154,000
Operating income (loss)..............      (386,000)      696,000       1,169,000       1,503,000       2,982,000
Income (loss) before taxes and
  minority interests.................      (359,000)      402,000       1,110,000       1,597,000       2,750,000
Net income (loss)....................      (324,000)      538,000       1,202,000       1,256,000       2,672,000
Basic EPS............................  $      (0.08) $       0.14  $         0.31  $         0.32  $         0.68
Diluted EPS(1).......................           n/a  $       0.13  $         0.22  $         0.18  $         0.53

------------

(1) Inclusion of additional shares under a diluted analysis for loss period is inappropriate due to the anti-dilutive effect.

13.  SUBSEQUENT EVENTS (UNAUDITED)

     In May 1998, pursuant to a stock purchase agreement, the Company through its newly-formed subsidiary Interlink Communications Holding Co., Inc., a Delaware Corporation ("Interlink"), acquired all of the outstanding shares of California Microwave Services Division, Inc., a Delaware corporation, from California Microwave, Inc., a Delaware corporation, which operates a teleport and network operations facility located in Mountain View, California.

     Under the terms of the agreement, Interlink paid cash of $8,154,000, subject to post-closing adjustments to the purchase price based on changes in the closing date balance sheet. The purchase was financed with the Convertible Deere Park Debentures and Gordon Brothers Convertible Debentures.

     In May 1998 the Company issued $3,000,000 in 8% Convertible Subordinated Debentures (the "Deere Park Convertible Debentures") maturing three years from closing (the "First Draw") to Deere Park Capital Management, LLC, an Illinois limited liability company ("Deere Park"). On May 28, 1998, the Company issued an additional $1,000,000 of the Deere Park Convertible Debentures (the "Second Draw"). On June 30, 1998, the Company issued an additional $1,000,000 of the Deere Park Convertible Debentures (the "Third Draw"). The Deere Park
Convertible Debentures are convertible by the holder into shares of Common Stock at a price equal to $26 per share for the First Draw, $29 per share for the Second Draw and $26 per share for the Third Draw, until November 1, 1998, and thereafter, at the lesser of (i) $26 per share for the First Draw, $29 per share for the Second Draw and $26 per share for the Third Draw or (ii) a price equal to the average of the three highest of the five lowest closing prices of the Common Stock for the 20 trading days preceding the conversion date. If the Common Stock trades below $15 per share for the First Draw, $16.66 per share for the Second Draw and $15 for the Third Draw for three consecutive trading days, the Company may redeem all or part of such Deere Park Convertible Debentures at 107% of face value plus any accrued interest. The Company's obligation to make interest payments on the Deere Park Convertible

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Debentures terminates if the price of Common Stock closes for twenty consecutive trading days at or above $30 per share for the First Draw, at or above $33.50 per share for the Second Draw and at or above $30 per share for the Third Draw, adjusted, without limitation, for any stock splits or combinations. In connection with the Deere Park Convertible Debentures, Deere Park also received warrants to purchase an aggregate of 8,952 shares of Common Stock at an exercise price of $16.76 per share (subject to adjustment for stock splits and other share adjustments) for the First Draw, warrants to purchase an aggregate of 2,427 shares of Common Stock at $20.60 per share (subject to adjustment for stock splits and other share adjustments) for the Second Draw and warrants to purchase an aggregate of 6,382 shares of Common Stock at $15.67 per share (subject to adjustment for stock splits and other share adjustments) for the Third Draw. The warrants have a term of three years from the effectiveness of a registration statement covering such warrants. The Deere Park Convertible Debentures are PARI PASSU in right of payment to the Notes.

     The Company is required to pay an exit fee in connection with any prepayment of principal to be made under the Deere Park Convertible Debentures (the "Deere Park Exit Fee"). The Deere Park Exit Fee varies depending upon the date of payment, and is equal to (i) 6.6% if the payment is made within 90 days after the closing of each respective draw, (ii) 7.2% if payment is made after 90 days and up to 180 days after the closing of each respective draw, (iii) 8.8% if payment is made after 180 days and up to 270 days after the closing of each respective draw and (iv) 10.0% if payment is made after 270 days after the closing of each respective draw. The Deere Park Exit Fee is adjusted on a pro rata basis to the extent that the prepayment is made between periods except that a minimum Deere Park Exit Fee of 6.6% is required if the prepayment is made prior to 90 days after closing.

     In May 1998, the Company issued $5,000,000 in 8% Convertible Debentures (the "Gordon Brothers Convertible Debentures") maturing one year from closing to Gordon Brothers Capital, LLC, a Delaware limited liability company ("Gordon Brothers"). The Gordon Brothers Convertible Debentures are convertible by
Gordon Brothers into shares of Common Stock at a price equal to $29.00 per share until November 1, 1998, and thereafter, at the lesser of (i) $29.00 per share or
(ii) a price equal to the average of the three highest of the five lowest closing prices of the Common Stock for the 20 trading days preceding the conversion date. If the Common Stock trades below $16.66 for three consecutive trading days, the Company may redeem all or part of such Gordon Brothers Convertible Debentures at 107% of face value plus any accrued interest. The Company's obligation to make interest payments on the Gordon Brothers Convertible Debentures terminates (i) in the event the Common Stock closes, for twenty consecutive trading days, at or above $33.50 per share, adjusted, without limitation, for any stock splits or combinations, (ii) when a registration statement covering the Gordon Brothers Convertible Debentures is effective and
(iii) if there exists no event of default under the Gordon Brothers Convertible Debentures. The Gordon Brothers Convertible Debentures are secured by a pledge of the Company's stock in Telereunion and the Company's preferred stock in INTERLINK. In addition, the Gordon Brothers Convertible Debentures are guaranteed by INTERLINK and such guaranty is collateralized by a security agreement covering all of INTERLINK's assets. In connection with the Gordon Brothers Convertible Debentures, Gordon Brothers also received warrants to purchase an aggregate of 12,136 shares of Common Stock at an exercise price of $20.60 per share. The warrants have a term of three years from the effectiveness of the registration statement covering such warrants. The Gordon Brothers Convertible Debentures are senior secured indebtedness of the Company to the extent of the assets securing such indebtedness.

     The Company is required to pay an exit fee in connection with any prepayment of principal to be made under the Gordon Brothers Convertible Debentures (the "Gordon Brothers Exit Fee"). The Gordon Brothers Exit Fee varies depending upon the date of payment, and is equal to (i) 6.5% if the payment is made within 90 days after May 29, 1998, (ii) 13.0% if payment is made after 90 days and up to 180 days after May 29, 1998, (iii) 19.0% if payment is made after 180 days and up to 270 days after May 29, 1998 and (iv) 25.0% if payment is made after 270 days and up to 365 days after May 29, 1998. The Gordon

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Brothers Exit Fee with respect to any payment made after May 28, 1999 shall be equal to (a) 25.0% plus (b) 25.0% multiplied by the number of days elapsed from May 28, 1999 divided by 365. The Gordon Brothers Exit Fee is adjusted on a pro rata basis to the extent that a prepayment is made between periods during the first twelve months except that a minimum Gordon Brothers Exit Fee of 6.5% is required if the prepayment is made prior to 90 days after closing.

     A portion of the proceeds from the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures were allocated to the warrants issued to the holders of such debentures. The Company estimated the fair value of the warrants by utilizing the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 50%, risk free interest rate of 5%, and expected lives of an average of 2 years. The resulting discount of approximately $180,000 for the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures will be amortized as interest expense over the life of the debentures.

     In connection with the issuance of the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures, the Company issued to the placement agent warrants to purchase 59,340 shares of Common Stock with exercise prices ranging from $16.76 to $20.60 per share, respectively. The warrants have a term of two years.

     The Company estimated the fair value of the warrants utilizing the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%, expected volatility of 50%, risk free interest rate of 5%, and an expected life of 2 years. The fair value of the warrants of approximately $390,000 is being accounted for as deferred offering costs and amortized over the life of the Notes.

     Approximately $8.2 million of the proceeds from the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures were used to finance the INTERLINK Acquisition and the remainder was utilized for capital investments and general working capital purposes.

     On October 26, 1998, the Company entered into agreements with the holders of the Gordon Brothers Convertible Debentures and the Deere Park Convertible Debentures to restructure these debentures.

     Under the terms of the restructuring, Gordon Brothers agreed to fix the conversion price at $15 per share for the term of the debenture. In return, the Company agreed to reduce the strike price on 12,136 warrants issued in connection with the original funding from $20.60 to $15 per share.

     Under the terms of the restructuring, Deere Park agreed to fix the conversion price at $15 per share until May 1, 1999. Beyond this date, the conversion price will revert to a "floating" price for the term of the debentures unless it is further restructured. In return, the Company agreed to issue an additional 8,000 warrants to Deere Park at current market prices. In addition, the Company agreed to repay $1,000,000 of the Deere Park Convertible Debentures at 107% plus accrued interest.

     The Company renegotiated the terms of the revolving credit facility to provide for borrowings of up to $2.5 million and extended the term of the facility to July 31, 1999. As of June 30, 1998, the Company had drawn $1.9 million on this facility. The Company has also negotiated terms with certain of its equipment vendors which call for extended payment terms and increased credit lines, including two lines of credit each of up to $2.0 million, with sixty day and ninety day payment terms, respectively.

     Telscape USA and MSN have obtained a waiver under the Revolving Credit Facility to (i) permit the Guarantee of the Notes by Telscape USA and MSN and
(ii) waive the defaults under the minimum current ratio, minimize tangible net worth and prohibition on quarterly loss covenants.

     In June 1998, members of the management team of the Company exercised certain options and warrants resulting in approximately $1.2 million in proceeds to the Company.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In June 1998, the Company financed the purchase of $1.4 million of equipment by entering into an equipment lease arrangement with a financing company which provides for monthly lease payments of $27,500, including principal and interest, through May 31, 2003. The lease obligation is secured by the financed equipment.

     In July 1998, the Company financed the purchase of $972,000 of equipment by entering into two equipment lease arrangements with a financing company which provide for monthly lease payments of $22,100, including principal and interest through July 6, 2003. The lease obligation are secured by the financed equipment.

     In July 1998, the Company financed the purchase of $243,000 of equipment by entering into an equipment lease arrangement with a financing company which provides for monthly lease payments of $6,600 including principal and interest through July 14, 2002. The lease obligation is secured by the financed equipment.

     In July 1998, the Company received a commitment from a financing company to fund equipment purchases of up to $6.0 million dollars through May 1999. The financing is structured as loans maturing three years from funding at interest rates 550 basis points above the Federal Reserve Treasury Constant Maturity Rate (as defined). The Company expects to close this transaction in September 1998.

     In May 1998, one of the Company's wholesale long distance customers filed for petition for relief under Chapter 11 of the Bankruptcy Code. For the five months ended May 31, 1998, this customer accounted for approximately 26% of the Company's wholesale long distance revenues and 7% of the Company's overall revenues. Additionally an affiliate of this customer provided switching services and the Prepaid Card platform and arranged for other carriers to provide telecommunications services for the Prepaid Cards. The Company had paid the affiliate of this customer for these services at the time the Prepaid Cards were activated. Because the Company continued to provide service to its Prepaid Card customers by working directly with the underlying carriers, this resulted in the Company's paying for certain of the telecommunication services on the Prepaid Cards a second time. The overall impact of the bankruptcy filing to the Company's earnings, including additional Prepaid Card services costs, the write-off of uncollectible receivables and the lost margin contributions from the loss of a wholesale customer, is expected to result in a reduction of operating income of approximately $2.5 million to $3.0 million in the second quarter of 1998. This bankruptcy is not expected to have a material impact to the operating results for the third quarter of 1998.

     During June 1998, the Company adopted the "1998 Stock Option and Appreciation Rights Plan." Pursuant to the Company's 1998 Stock Option and Appreciation Rights Plan, the Company may grant the Company's employees, directors and consultants non-qualified options to purchase up to 800,000 shares of Common Stock. The maximum number of shares of Common Stock that may be granted to any individual under this plan may not exceed 250,000 shares. The Plan also provides for grants of SARs in connection with the grant of options under the plan. Incentive stock options must be granted at not less than the fair market value of the Company's Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's Common Stock). The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant or within five years from the date of grant for options granted to stockholders owning 10% or more of the Company's Common Stock. Unexercised vested and unvested options terminate immediately if the employment or service of an option holder is terminated for cause. Unvested options terminate if the employment or service of an option holder is terminated without cause or for disability. The Company may also grant SARs in connection with any option, which permits cashless exercises of the options. SARs allow an option holder to surrender an option and to receive the difference between the exercise price of the option and the then fair market value of the Common Stock.

                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The Company may also make loans to any option holder in order in order to permit the option holder to pay the purchase price upon exercise of the option.

     On May 1, 1998, the Company agreed to reduce the number of Escrow Shares required to be sold to the Company, resulting in a reduction in the total number of Escrow Shares being repurchased to 86,417 Escrow Shares for total consideration of $873,000, or $10.10 per share. In July 1998, the Company assigned the rights to purchase 80,257 of the Escrow Shares to Preferred Capital Markets, Inc. ("Preferred"). In return for the assignment, Preferred paid the Company $449,000. The Company has no further obligations in connection with the Escrow Shares.

     On July 23, 1998, holders of the non-interest bearing convertible notes issued in connection with the Integracion acquisition converted these notes into 333,000 shares of Common Stock

     In May 1998, Telereunion, S.A. de C.V., a Mexican corporation and an affiliate of the Company ("Telereunion S.A."), received a 30-year, facilities-based license from the Mexican government allowing it to construct and operate a network and operate a network on which the Company can carry long distance traffic in Mexico (the "Mexican Concession"). The Company intends to
(i) construct a 4,025 kilometer combined fiber optic and microwave long distance network connecting the United States, the Gulf region of Mexico and targeted Mexican cities (the "Mexican Network") and (ii) acquire transmission and switching facilities for expansion of the Company's international network.

     Under the terms of the Mexican Concession, the Company must satisfy several conditions, including limitations on the scope and location of the Mexican Network and minimum capital requirements with respect to Telereunion S.A. The minimum capital requirements state that Telereunion S.A. must have approximately $1.0 million in contributed capital upon commencement of operations and approximately $40.0 million of invested capital upon completion of the first 12 months of operations. The Company intends to raise the funds necessary to meet this requirement through the Notes Offering. If the Company is unable to consummate the Notes Offering, it intends to raise the funds necessary to satisfy the capital requirements from public or private equity or debt sources. There can be no assurance that the Company will be able to obtain additional financing or, if obtained, that it will be able to do so on a timely basis or on terms favorable to the Company. There also can be no assurance that the Company will be able to comply with the conditions of the Mexican Concession. Moreover, the failure of the Company to comply with such terms could cause a termination of the Mexican Concession, and the Mexican government would not be required to compensate the Company for such a termination. Such a termination would prevent the Company from engaging in its proposed business and would likely prevent the Company from having the ability to repay the Notes.

     In July 1998, the Company filed two Registration Statements with the Securities and Exchange Commission for the offering and sale of (i) $125.0
million in   % Senior Unsecured Notes due 2008 and (ii) 3,400,000 shares of the
Company's Common Stock. The consummation of each respective offering is not a condition precedent to the consummation of the other offering.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Integracion de Redes, S.A. de C.V.:

     We have audited the accompanying statements of operations and changes in financial position for the year ended December 31, 1996 of Integracion de Redes, S.A. de C.V., all expressed in Mexican pesos. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We have conducted our audit in accordance with auditing standards generally accepted in Mexico, which are substantially the same as those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

     As disclosed in Note 1, the financial statements referred to above have been restated from amounts previously presented to reflect the constant purchasing power of the Mexican peso at June 30, 1997.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and changes in financial position for the year ended December 31, 1996 of Integracion de Redes, S.A. de C.V., in conformity with generally accepted accounting principles in Mexico.

     Accounting principles generally accepted in Mexico vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income expressed in Mexican pesos for the year ended December 31, 1996 to the extent summarized in Note 5 to the financial statements.

De Las Fuentes, De La Mora y Valdivia, S.C.

Mexico City
September 6, 1997

                       INTEGRACION DE REDES, S.A. DE C.V.
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
               AND THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
MEXICAN PESOS (PS) WITH PURCHASING POWER AS OF JUNE 30, 1997 AND U.S. DOLLARS($)

                                                  YEAR ENDED               SIX MONTHS ENDED            SIX MONTHS ENDED
                                              DECEMBER 31, 1996             JUNE 30, 1996               JUNE 30, 1997
                                          --------------------------  --------------------------  --------------------------
                                                          (NOTE 5)     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Net sales...............................   Ps30,476,000  $ 3,830,000   Ps10,759,000  $ 1,352,000   Ps37,236,000  $ 4,679,000
Cost of sales...........................     20,516,000    2,578,000      6,799,000      854,000     27,552,000    3,462,000
                                          -------------  -----------  -------------  -----------  -------------  -----------
Gross profit............................      9,960,000    1,252,000      3,960,000      498,000      9,684,000    1,217,000
Selling, general and administrative
expenses................................      6,384,000      802,000      2,332,000      293,000      3,939,000      495,000
                                          -------------  -----------  -------------  -----------  -------------  -----------
Operating income........................      3,576,000      450,000      1,628,000      205,000      5,745,000      722,000
Comprehensive financing expense
(income):
    Interest income.....................       (505,000)     (63,000)      --            --            (263,000)     (33,000)
    (Gain) loss on net monetary
      position..........................        (29,000)      (4,000)       (17,000)      (2,000)       223,000       28,000
    Loss (gain) on foreign currency
      exchange, net.....................        705,000       89,000        (50,000)      (6,000)       (64,000)      (8,000)
                                          -------------  -----------  -------------  -----------  -------------  -----------
                                                171,000       22,000        (67,000)      (8,000)      (104,000)     (13,000)
                                          -------------  -----------  -------------  -----------  -------------  -----------
Other (income) expense, net.............         26,000        3,000       --            --              (9,000)      (1,000)
                                          -------------  -----------  -------------  -----------  -------------  -----------
Income before provision for income
taxes...................................      3,379,000      425,000      1,695,000      213,000      5,858,000      736,000
Provision for income taxes..............        329,000       41,000        163,000       20,000      2,548,000      320,000
                                          -------------  -----------  -------------  -----------  -------------  -----------
Net income..............................   Ps 3,050,000  $   384,000   Ps 1,532,000  $   193,000   Ps 3,310,000  $   416,000
                                          =============  ===========  =============  ===========  =============  ===========
Net income per share....................   Ps     6,100  $       768   Ps     3,064  $       386   Ps     6,620  $       832
                                          =============  ===========  =============  ===========  =============  ===========
Average common shares outstanding.......            500          500            500          500            500          500
                                          =============  ===========  =============  ===========  =============  ===========

   The accompanying notes are an integral part of these financial statements.

                       INTEGRACION DE REDES, S.A. DE C.V.
                  STATEMENTS OF CHANGES IN FINANCIAL POSITION
                      FOR THE YEAR ENDED DECEMBER 31, 1996
               AND THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
MEXICAN PESOS (PS) WITH PURCHASING POWER AS OF JUNE 30, 1997 AND U.S DOLLARS ($)

                                              YEAR ENDED              SIX MONTHS ENDED             SIX MONTHS ENDED
                                          DECEMBER 31, 1996             JUNE 30, 1996                JUNE 30, 1997
                                       ------------------------   -------------------------   ---------------------------
                                                      (NOTE 5)     (UNAUDITED)    (UNAUDITED) (UNAUDITED)     (UNAUDITED)
                                                      ---------   -------------   ---------   ------------    -----------
OPERATIONS:
    Net income.......................   Ps3,050,000   $ 384,000     Ps1,532,000   $ 193,000    Ps3,310,000     $ 416,000
    Depreciation and amortization....       238,000      29,000          73,000       9,000        160,000        20,000
    Net change in accounts
      receivable,
      inventories, accounts payable
      and other......................      (186,000)    (23,000)     (1,670,000)   (210,000)    (3,592,000)     (451,000)
                                       ------------   ---------   -------------   ---------   ------------    -----------
    Funds provided by (used in)
      operations.....................     3,102,000     390,000         (65,000)     (8,000)      (122,000)      (15,000)
                                       ------------   ---------   -------------   ---------   ------------    -----------
FINANCING:
    Dividends paid...................       --           --            --            --         (1,430,000)     (180,000)
    Recognition of the effects of
      inflation......................      (889,000)   (112,000)       (889,000)   (112,000)       --             --
                                       ------------   ---------   -------------   ---------   ------------    -----------
    Funds used by financing
      activities.....................      (889,000)   (112,000)       (889,000)   (112,000)    (1,430,000)     (180,000)
                                       ------------   ---------   -------------   ---------   ------------    -----------
INVESTMENT:
    Acquisition of equipment.........      (638,000)    (80,000)       (196,000)    (25,000)      (183,000)      (23,000)
                                       ------------   ---------   -------------   ---------   ------------    -----------
    Funds used by investment
      activities.....................      (638,000)    (80,000)       (196,000)    (25,000)      (183,000)      (23,000)
                                       ------------   ---------   -------------   ---------   ------------    -----------
Increase (decrease) in cash and cash
  equivalents........................     1,575,000     198,000      (1,150,000)   (145,000)    (1,735,000)     (218,000)
Cash and cash equivalents at
  beginning of year..................     2,539,000     319,000       3,232,000     406,000      4,114,000       517,000
                                       ------------   ---------   -------------   ---------   ------------    -----------
Cash and cash equivalents at end of
  year...............................   Ps4,114,000   $ 517,000     Ps2,022,000   $ 261,000    Ps2,379,000     $ 299,000
                                       ============   =========   =============   =========   ============    ===========

   The accompanying notes are an integral part of these financial statements.

                       INTEGRACION DE REDES, S.A. DE C.V.
                       NOTES TO THE FINANCIAL STATEMENTS
 MEXICAN PESOS (PS) WITH PURCHASING POWER AS OF JUNE 30, 1997 AND U.S. DOLLARS
                                      ($)

NOTE 1  THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:

     Integracion de Redes, S.A. de C.V. (the "Company") is a Mexican corporation engaged in the distribution and sale of voice, data and networking equipment and provides value-added services in network integracion.

  REVENUE RECOGNITION

     Revenue from data and network integration value-added services are recognized when services are performed.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company's management did not consider an allowance for doubtful accounts necessary since the Company's history shows a minimum percentage of uncollectible accounts.

  INVENTORIES

     Inventories consist principally of telecommunications equipment acquired from manufacturers for distribution and are stated at the lower of cost (first-in, first-out) or market.

  EMPLOYEE PROFIT SHARING

     Salaries and other labor related benefits are taxed at 2%. The Company has 2,000 Mexican pesos in employee profit sharing payable at December 31, 1996.

  EARNINGS PER SHARE OF COMMON STOCK

     Earnings per share of common stock have been computed by dividing the results applicable to common shareholders by the weighted average number of shares outstanding, after giving retroactive effect to the stock split and subscription price adjustment disclosed in Note 11. The Company does not have effects from potential dilution of securities.

  INFLATION ACCOUNTING

     The accompanying financial statements as of December 31, 1996 have been prepared in accordance with the stipulations of Bulletin B-10 "Recognition of the Effects of Inflation on Financial Information", as amended, issued by the Mexican Institute of Public Accountants, A.C. Therefore, these statements are expressed in Mexican pesos with purchasing power as of June 30, 1997, as determined by applying factors derived from the National Consumer Price Index
(NCPI) published by Banco de Mexico in accordance with Mexican GAAP.

     The accounts affected by the recognition of inflation include inventories, income statement accounts, property and equipment and stockholders' equity.

  INTERIM FINANCIAL STATEMENTS

     The financial statements at June 30, 1997 and for the six months ended June 30, 1997 are unaudited. In the opinion of management, the unaudited financial statements at June 30, 1997 and for the six months ended June 30, 1997, include all normal recurring adjustments necessary for a fair presentation of the results of operations and changes in financial position for such period. Results of operations for the interim periods are not necessarily indicative of results to be expected for the full year.

  MANAGEMENT'S ESTIMATES AND ASSUMPTIONS

     The accompanying financial statements are prepared in conformity with generally accepted accounting principles in Mexico which requires management to make estimates and assumptions that effect the

                       INTEGRACION DE REDES, S.A. DE C.V.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. The actual results could differ from those estimates.

NOTE 2  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and is restated to reflect inflation derived from the NCPI and utilizing the purchase date as the base year. The cost of major renewals and betterments is capitalized; repairs and maintenance costs are expensed when incurred. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being reflected in the statement of operations. Depreciation of property and equipment for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and capital leases are amortized over the lesser of the life of the lease or the useful life of the asset.

NOTE 3  FOREIGN SUPPLIERS

     As of December 31, 1996 the Company owed Northern Telecom, a U.S. Company, $36,000 U.S. dollars.

NOTE 4  DIVIDENDS

     Dividend distributions are subject to income tax charged to the Company when the distributions are not made from net taxable income in retained earnings as defined in Mexican tax law.

NOTE 5  SIGNIFICANT DIFFERENCES BETWEEN MEXICAN AND U.S. GAAP

     The financial statements of the Company are presented on the basis of accounting principles generally accepted in Mexico (Mexican GAAP).

     Except for inflation accounting, Mexican GAAP are, in general terms, similar to the accounting principles generally accepted in the United States (US
GAAP). However, there are other areas in which Mexican accounting standards and practices differ from the requirements of US GAAP.

     The principal differences between Mexican GAAP and US GAAP applicable to the Company are as follows:

  RECOGNITION OF THE EFFECTS OF INFLATION ON FINANCIAL INFORMATION:

     The provisions of Bulletin B-10, as amended, relating to the recognition of the effects of inflation in the financial statements, have no counterparts under US GAAP. However, as Mexican GAAP includes the effects of inflation in the primary financial statements, the US Securities and Exchange Commission does not require the reversal of the restatement of the financial statements to recognize the effects of inflation.

  DEFERRED INCOME TAXES:

     Under Mexican GAAP, deferred income taxes and compulsory profit sharing to employees are provided on the liability method only for non-recurring and identifiable book and tax differences that are expected to reverse over a definite period of time. Under US GAAP, deferred taxes are recognized for the tax consequences of all temporary differences, both recurring and nonrecurring, between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

                       INTEGRACION DE REDES, S.A. DE C.V.
                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

  CONVENIENCE STATEMENTS:

     The US dollar amounts, denoted by the symbol $, shown in the financial statements have been included solely for the convenience of the reader and were translated from Mexican pesos at the rate quoted by Bank of Mexico for June 30, 1997 of 7.9577 pesos per US dollar. Such translation should not be construed as a representation that the Mexican peso amounts have been or could be converted into US dollars at this or any other rate.

  STATEMENT OF CHANGES IN FINANCIAL POSITION:

     Under Mexican GAAP, the Company presents statements of changes in financial position in constant Mexican pesos. This presentation identifies the generation and application of resources representing differences between beginning and ending financial statement balances in constant Mexican pesos.

     The changes in the financial statement balances included in this statement constitute cash flow activity stated in constant Mexican pesos (including monetary gains which are considered cash gains in the financial statements presented in constant Mexican pesos.)

  PERSONNEL COMPENSATION AND SENIORITY PREMIUMS:

     Under Mexican GAAP, vacation expense is recognized when taken rather than in the period it is earned by the employee, as is required under U.S. GAAP.

     The Company has no pension plan. Seniority premiums are established based upon actuarial studies, which is similar in concept to the U.S. GAAP criteria of SFAS 87, "Employees' Accounting for Pensions".

NOTE 6  SUBSEQUENT EVENTS (UNAUDITED)

     Effective July 1, 1997, pursuant to a stock purchase agreement, all the outstanding shares of the Company were sold. Under the terms of the transaction, the selling shareholders received the following: i) the sum of $130,000 in cash,
ii) an aggregate of $2,201,000 in non-interest bearing promissory notes maturing at various dates through January 1, 2001, iii) an aggregate of $999,000 in non-interest bearing convertible notes maturing on September 1, 1999, which are convertible into 333,000 shares of common stock of the acquiring company at a price of $3.00 per share, representing the quoted market price of the acquiring company common stock on the date of the transaction, iv) warrants for the purchase of up to 100,000 shares of common stock of the acquiring company based on the Company meeting certain performance requirements and v) a covenant by the Purchasers to pay $280,000 in the event that the Company meets certain performance requirements over the cumulative periods beginning January 1, 1997 and ending December 31, 2000. During the year ended December 1, 1997, certain performance requirements were met resulting in 80,000 warrants vesting. In addition in July 1998, holders of the convertible notes converted these notes into 333,000 shares of common stock of the acquiring company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
MSN Communications, Inc.

     We have audited the accompanying balance sheet of MSN Communications, Inc. as of December 31, 1997, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of MSN Communications, Inc., at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          BDO SEIDMAN, LLP

Houston, Texas
March 6, 1998

                            MSN COMMUNICATIONS, INC.
                                 BALANCE SHEET

                                        DECEMBER 31,
                                            1997
                                        ------------
               ASSETS
Current Assets:
     Cash............................   $    977,000
     Accounts receivable.............      1,042,000
     Inventories.....................         14,000
     Prepaid expenses and other......         19,000
                                        ------------
          Total current assets.......      2,052,000
     Property and equipment, less
      accumulated depreciation.......          6,000
     Other assets....................         52,000
                                        ------------
          Total assets...............   $  2,110,000
                                        ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable................   $    940,000
     Deferred revenue................      1,997,000
     Excise tax payable..............        283,000
     Commissions Payable.............        100,000
                                        ------------
          Total current
           liabilities...............      3,320,000
                                        ------------
Commitments and Contingencies
Stockholders' deficit:
     Common stock, no par; 100,000
      shares authorized, 10,000
      shares issued and
      outstanding....................         20,000
       Accumulated deficit...........     (1,230,000)
                                        ------------
          Total stockholders'
           deficit...................     (1,210,000)
                                        ------------
          Total liabilities and
           stockholders' deficit.....   $  2,110,000
                                        ============

                See accompanying notes to financial statements.

                            MSN COMMUNICATIONS, INC.
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
Revenues.............................   $ 24,568,000
Cost of revenues.....................     24,241,000
                                        ------------
Gross profit.........................        327,000
Selling, general and administrative
  expenses...........................      1,246,000
Depreciation and amortization........         35,000
                                        ------------
Operating loss.......................       (954,000)
Other expense:
     Interest expense................         (1,000)
     Other...........................         (2,000)
                                        ------------
          Total other expense, net...         (3,000)
                                        ------------
Net Loss.............................   $   (957,000)
                                        ------------
Accumulated Deficit, beginning of
  year...............................       (273,000)
                                        ------------
Accumulated Deficit, end of year.....   $ (1,230,000)
                                        ============
Loss per share
     Basic...........................   $     (95.75)
     Diluted.........................       n/a
Weighted average shares outstanding:
     Basic...........................         10,000
     Diluted.........................       n/a

                See accompanying notes to financial statements.

                            MSN COMMUNICATIONS, INC.
                            STATEMENT OF CASH FLOWS

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1997
                                        ------------
Cash Flows From Operating Activities:
     Net loss........................   $   (957,000)
     Adjustments to reconcile net
      loss to net cash provided by
      operating activities:
          Bad debt expense...........         13,000
          Depreciation and
           amortization..............         35,000
          Changes in assets and
           liabilities:
               Accounts receivable...     (1,007,000)
               Inventories...........        (14,000)
               Prepaid expenses and
                other assets.........          5,000
               Accounts payable......        988,000
               Deferred revenue......      1,497,000
               Excise tax payable....        283,000
               Commissions payable...        100,000
                                        ------------
                     Net cash
                      provided by
                      operating
                      activities.....        943,000
Net Cash Flows Used In Investing
  Activities:
     Purchases of fixed assets.......        (25,000)
Net Cash Flows Used In Financing
  Activities:
     Repayment of related party
      debt...........................        (56,000)
                                        ------------
Net increase in cash.................        862,000
Cash at beginning of year............        115,000
                                        ------------
Cash at end of year..................   $    977,000
                                        ============
Supplemental Cash Flow Disclosures:
     Interest paid...................   $      5,000
                                        ============

                See accompanying notes to financial statements.

                            MSN COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     MSN Communications, Inc. ("the Company") was incorporated in the state of California on May 6, 1996. The Company's operations consist of sales of international and domestic long distance telecommunications services, primarily through the marketing of prepaid phone cards. The Company targets mainly the Hispanic community and markets its cards to a network of distributors who sell the cards in over one hundred cities throughout the United States. The Company's primary markets are located in Texas, California, and Illinois.

SIGNIFICANT ACCOUNTING POLICIES

FEDERAL INCOME TAX

     The stockholders of the Company elected to be taxed under the "S" Corporation provision of the Internal Revenue Code, whereby the Company's operating results are reported in the individual tax returns of the stockholders. Therefore, no provision has been made for federal income taxes in the financial statements. Ordinarily presented in connection with the acquisition of an S-corporation by an SEC reporting entity, see Note 7, proforma disclosures to reflect the Company's results of operations as if the Company was a C corporation for federal income tax purposes are not necessary as the Company operated at a loss for the year. A valuation allowance would have been recorded on deferred tax assets resulting from net operating loss carryforwards resulting in a net income tax provision of zero.

MANAGEMENT'S ESTIMATES AND ASSUMPTIONS

     The accompanying financial statements are prepared in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance. The actual results could differ from those estimates.

REVENUE RECOGNITION AND DEFERRED REVENUE

     The Company recognizes revenue from long distance telecommunications services at the time of customer usage. The Company recognizes deferred revenue as its prepaid phone cards are shipped. The primary costs associated with revenue-producing activities are carrier costs for transport of traffic generated by use of the prepaid phone cards. The Company has entered into an arrangement with a third party whereby this party provides the long distance telecommunications services for the cards the Company sells at a fixed cost. The Company recognizes revenues from the sale of cards under this agreement at time of shipment.

ANALYSIS FOR IMPAIRMENT

     In accordance with SFAS 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," management reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable.

EARNINGS (LOSS) PER SHARE

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share. SFAS 128 is effective for the year ended December 31, 1997. SFAS 128 simplifies the standards required under current accounting rules for computing earning per share and replaces the

                            MSN COMMUNICATIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). A diluted earnings per share presentation is not required because MSN has not issued any dilutive potential securities.

NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     Statement of Financial Accounting Standards No. 131, "DISCLOSURE ABOUT SEGMENTS OF A BUSINESS ENTERPRISE," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of an enterprise about which separate financial information is available that are evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance.

     SFAS 130 and 131 are effective for financial statements for the periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Adoption of these statements are not expected to have a material affect on the Company's financial statement disclosures.

NOTE 2 -- PROPERTY AND EQUIPMENT

     Major classes of property and equipment at December 31, together with their estimated useful lives, consisted of the following:

                                                      ESTIMATED
                                                     USEFUL LIVES
                                         AMOUNT        (YEARS)
                                        --------     ------------
Equipment............................   $ 27,000           5
Furniture and fixtures...............      1,000           7
                                        --------
                                          28,000
Less accumulated depreciation........    (22,000)
                                        --------
Net property and equipment...........   $  6,000
                                        ========

NOTE 3 -- OTHER ASSETS

     Other Assets consists of capitalized organizational costs and design costs. These costs are being amortized over 5 years utilizing the straight line method. At December 31, 1997, organizational costs totaled $36,000, net of accumulated amortization of $14,500 and design costs totaled $16,000, net of accumulated amortization of $4,000. For the year ended December 31, 1997, amortization expense for the year ended December 31, 1997 totaled $16,000.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     At December 31, 1997, the Company's cash in a financial institution exceeded the federally insured deposit limit by $857,000. The Company's credit risks primarily consist of accounts receivable from its distributors. Management performs ongoing credit valuations of its distributors and provides allowances for

                            MSN COMMUNICATIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

credit losses when necessary. Significant customers are those that represent greater than 10% of the Company's revenue. For the year ended December 31, 1997, three customers represented 21%, 20% and 13% of the Company's revenues, respectively. At December 31, 1997, the outstanding receivables from these customers were $233,000, $374,000 and $236,000, respectively.

NOTE 5 -- RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1997, the Company paid commissions to its two shareholders totaling $388,000. At December 31, 1997, an additional $100,000 of commissions were accrued.

     During the year ended December 31, 1997, the Company repaid notes payable and accrued interest to shareholders totaling $52,000 and $5,000, respectively.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The Company leases certain automobiles and office space under noncancellable operating leases. Future minimum rental payments follow:

             YEAR ENDED
            DECEMBER 31,                AMOUNT
            -------------               -------
  1998...............................   $35,000
  1999...............................    34,000
  2000...............................    26,000
                                        -------
  Total..............................   $95,000
                                        =======

     For the year ended December 31, 1997, rent expense totalled approximately $50,000.

     The Company is subject to regulation by various government agencies and jurisdictions and believes it is in compliance with all applicable laws and regulations. However, implementation and interpretation of the Telecommunications Act of 1996 (the Act) is ongoing and subject to litigation by various Federal and state agencies and courts. As a result, the impact of the Act on the Company is not yet completely determinable and future interpretations and rulings may impact the financial position and results of operations of the Company.

     The taxation of prepaid phone cards is evolving and is not specifically addressed by many of the states in which the Company does business. While the Company believes it has adequately provided for any such excise taxes it may ultimately be required to pay, certain states may enact legislation which specifically provide for taxation of such cards or may interpret current laws in a manner resulting in additional tax liabilities.

     During the fourth quarter 1997, the Internal Revenue Service issued a ruling stating that sellers of prepaid phone cards are subject to a 3% federal excise tax on the gross amount of cards sold. The Company accrued $283,000 relating to excise taxes for cards sold from the date of the ruling.

NOTE 7 -- SUBSEQUENT EVENTS

     On January 22, 1998, the shareholders of the Company entered into a transaction whereby they sold all of the Company's outstanding stock to Telscape International, Inc. ("Telscape") in exchange for $3,250,000 in cash, $750,000 in non-interest bearing promissory notes, and 100,000 shares of stock in the acquiring company. The sale became effective as of January 1, 1998.

     In May 1998, one of Telscape's wholesale long distance customers filed for petition for relief under Chapter 11 of the Bankruptcy Code. An affiliate of this customer provided switching services, the Prepaid Card platform and arranged for other carriers to provide telecommunications services for the Company. Because the Company had paid the affiliate of this customer for these services at the time the Prepaid Cards

                            MSN COMMUNICATIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

were activated, this resulted in the Company's paying for certain of the telecommunication services on the Prepaid Cards a second time. The overall impact of the bankruptcy filing to Telscape's earnings, including additional Prepaid Card services costs, the write-off of uncollectible receivables and the lost margin contributions from the loss of a wholesale customer, is expected to result in a reduction of Telscape's operating income of approximately $2.5 million to $3.0 million in the second quarter of 1998. This bankruptcy is not expected to have a material impact to Telscape's or the Company's operating results for the third quarter of 1998.

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF NOR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary...................      1
Risk Factors.........................      7
Use of Proceeds......................     25
Capitalization.......................     26
Unaudited Pro Forma Condensed
  Consolidated Financial
  Statements.........................     27
Selected Consolidated Financial and
  Other Data.........................     31
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     33
Business.............................     44
Management...........................     65
Certain Relationships and Related
  Transactions.......................     75
Principal Stockholders...............     75
Summary of Other Indebtedness........     77
Description of the Notes.............     80
United States Federal Income Tax
  Considerations.....................    105
Underwriting.........................    109
Legal Matters........................    110
Experts..............................    110
Available information................    110
Index to Financial Statements........    F-1

                             ----------------------

                                   PROSPECTUS

                             ----------------------

                                  $125,000,000

                                     [LOGO]

                                    TELSCAPE
                              INTERNATIONAL, INC.
                            % SENIOR NOTES DUE 2008

                                 BT ALEX. BROWN
                                LEHMAN BROTHERS

                                         , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The table below sets forth the expenses to be incurred by the Company in connection with the issuance and distribution of the securities registered for offer and sale hereby, other than underwriting discounts and commissions. All amounts shown represent estimates except the Securities Act registration fee and the NASD filing fee.

Registration fee under the Securities
  Act of 1933........................  $  36,875
Printing expenses....................      *
Registrar and Transfer Agent's fees
  and expenses.......................      *
Accountants' fees and expenses.......      *
Legal fees and expenses (not
  including Blue Sky)................      *
Financial Advisor fees...............      *
Blue Sky fees and expenses...........      *
Miscellaneous........................      *
                                       ---------
Total................................  $   *

------------

* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-Laws provide that the Company shall indemnify and advance expenses to the directors, officers, employees, agents of the Company or any other persons serving at the request of the Company in such capacities in a manner and to the maximum extent permitted by applicable state or federal law.

     The Company's Articles of Incorporation provide that Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (whether or not by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer, against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified. The right to indemnification under the Company's Articles of Incorporation is a contract right and shall include, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition; PROVIDED, HOWEVER, that, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of (i) a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Company's Articles of Incorporation or otherwise and (ii) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Company's Articles of Incorporation or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, the Company's Articles of Incorporation shall not be deemed exclusive of any right to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Company. The Company may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following paragraphs describe all offers and sales of securities by the Company within the last three years which were not registered under the Securities Act of 1933, as amended, other than securities issued in connection with stock reclassifications, stock dividends or stock splits:

     On February 29, 1996, in connection with a former officer's severance agreement, the Company issued warrants to purchase 150,000 shares of common stock exercisable at $2.94 per share, which expire on February 29, 2001.

     On May 17, 1996, as part of the consideration paid for Telereunion, Inc. ("Telereunion"), the Company issued to the shareholders of Telereunion
1,605,000 shares of common stock of the Company, 380,000 shares of the Company's non-voting, non-participatory Series B preferred stock and warrants to purchase up to 2,595,000 additional shares of common stock at $2.19 per share. The warrants vest and become exercisable upon Vextro de Mexico S.A. de C.V. meeting certain operating performance measures and expire on May 16, 2003. The shares of Series B preferred stock were mandatorily redeemable for $380,000 in the aggregate upon the Company meeting certain operating performance measures. During the year ended December 31, 1997, the Company met certain of the operating performance measures, which resulted in 2,095,000 warrants vesting and the Company redeeming 380,000 preferred shares. In June 1998, because the Company met certain of the operating performance measures, the remaining warrants vested. Also in connection with the Telereunion acquisition, the Company issued to financial advisors, warrants to purchase 79,191 shares of common stock at $2.19 per share. The warrants expire on May 16, 2001.

     On September 5, 1996, the Company acquired all of the outstanding common stock of Orion Communications, Inc., a Texas corporation ("Orion"), and issued to the shareholders of Orion 400,000 shares of the Company's common stock in a transaction accounted for under the pooling-of-interests method. At the time of the merger, the name of Orion was changed to Telscape USA, Inc.

     Effective July 1, 1997, in connection with the Integracion acquisition, the Company issued warrants to purchase 100,000 shares of common stock exercisable at $3.00 per warrant, which expire on July 1, 2003. The warrants vesting is contingent upon Integracion meeting certain performance requirements. During the year ended December 31, 1997, certain of the operating performance requirements were met, resulting in 80,000 warrants vesting.

     Effective January 1, 1998, as part of the consideration paid for MSN, the Company issued 100,000 shares of the Company's common stock to the selling shareholders of MSN.

     On May 1, 1998 and May 28, 1998, the Company issued $3,000,000 and $1,000,000, respectively, in 8% Convertible Subordinated Debentures (the "Deere Park Convertible Debentures") maturing three years from closing to Deere Park Capital Management, LLC ("Deere Park"). On June 30, 1998, the Company issued an additional $1,000,000 in Deere Park Convertible Debentures to Deere Park on similar terms. In connection with the Deere Park Convertible Debentures, Deere Park also received warrants to purchase an aggregate of 8,952 shares of the Company's common stock at an exercise price of $16.76 per share, warrants to purchase 2,427 shares of the Company's common stock at $20.60 per share and warrants to purchase an aggregate of 6,382 shares of common stock at $15.67 per share. The warrants have a term of three years from the effectiveness of a registration statement covering such warrants.

     On May 29, 1998, the Company issued $5,000,000 in 8% Convertible Debentures (the "Gordon Brothers Convertible Debentures") maturing one year from closing to Gordon Brothers Capital, L.L.C. ("Gordon Brothers"). In connection with the Gordon Brothers Convertible Debentures, Gordon Brothers also received warrants to purchase an aggregate of 12,136 shares of the Company's common stock at an exercise price of $20.60 per share. The warrants have a term of three years from the effectiveness of a registration statement covering such warrants. See "Summary of Other Indebtedness" in the Prospectus included in this Registration Statement for a description of the terms of the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures.

     In connection with the issuance of the Deere Park Convertible Debentures and the Gordon Brothers Convertible Debentures, the Company issued to Preferred Capital Markets, Inc., as a placement agent fee, warrants to purchase 41,136 and 15,334 shares of common stock exercisable at $20.00 and $17.88, respectively, per share expiring in two years from the date the shares underlying the warrants are registered.

     On October 26, 1998, the Company issued 8,000 additional warrants to the holders of the Deere Park Convertible Debentures at an exercise price of $8.50 and a term of three years from the effectiveness of the registration statement covering such warrants.

     Each issuance of securities described above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) Exhibits:

        EXHIBIT
         NUMBER                      DESCRIPTION
-------------------------------------------------------------
          *1.1       -- Form of Underwriting Agreement
                        between the Company, BT Alex. Brown
                        Incorporated and Lehman Brothers Inc.

           3.1       -- Articles of Incorporation of the
                        Company, as amended (Incorporated
                        herein by reference to Exhibit 3.1 to
                        the Company's Registration Statement
                        No. 33-80542-D)

           3.2       -- Bylaws of the Company, as amended
                        (Incorporated herein by reference to
                        Exhibit 3.2 to the Company's
                        Registration Statement No.
                        33-80542-D)

           4.1       -- Form of Certificate evidencing Common
                        Stock (Incorporated herein by
                        reference to Exhibit 4.1 to the
                        Company's Registration Statement No.
                        33-80542-D)

           4.2       -- Form of Warrant Agreement between
                        American Stock Transfer & Trust
                        Company and the Company (Incorporated
                        herein by reference to Exhibit 4.2 to
                        the Company's Registration Statement
                        No. 33-80542-D)

           4.3       -- Form of Warrant Certificate
                        evidencing the Warrants (Incorporated
                        herein by reference to Exhibit 4.3 to
                        the Company's Registration Statement
                        No. 33-80542-D)

           4.4       -- Form of Statement of the
                        establishment of the Series B
                        non-voting, nonparticipating
                        Preferred Stock (Incorporated herein
                        by reference to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)

          *4.5       -- Form of Indenture for    % Senior
                        Notes due 2008.

          *5.1       -- Form of Opinion regarding legality

          *8.1       -- Opinion regarding tax matters

          10.1       -- Form of Warrant Agreement
                        (Incorporated herein by reference to
                        Exhibit 10.8 to the Company's
                        Registration Statement No.
                        33-80542-D)

          10.2       -- Warrant Agreement between the Company
                        and S.P. Krishna Murthy (Incorporated
                        herein by reference to Exhibit 10.13
                        to the Company's Report on Form
                        10-KSB for the year ended December
                        31, 1995)

          10.3       -- Form of Series A Common Stock Warrant
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)

          10.4       -- Form of Series B Common Stock Warrant
                        (Incorporated herein by reference to
                        Exhibit 10.5 to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)

          10.5       -- Form of Employment Agreement for
                        Manuel Landa, Ricardo Orea Gudino and
                        Oscar Garcia Mora (Incorporated
                        herein by reference to Exhibit 10.6
                        to the Company's Report on Form
                        10-QSB for the quarter ended March
                        31, 1996)

          10.6       -- Form of Non-Qualified Stock Option
                        Certificate and Agreement, as
                        amended, for Manuel Landa, Ricardo
                        Orea Gudino and Oscar Garcia Mora
                        (Incorporated herein by reference to
                        Exhibit 10.7 to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)

          10.7       -- Form of Series A Common Stock Warrant
                        dated May 17, 1996 between the
                        Company and Manuel Landa, Ricardo
                        Orea Gudino, Oscar Garcia Mora and
                        Christopher Efird (Incorporated
                        herein by reference to Exhibit 10.1
                        to the Company's Report on Form 8-K
                        dated June 3, 1996)

          10.8       -- Employment Agreement for E. Scott
                        Crist (Incorporated herein by
                        reference to Exhibit 10.1 to the
                        Company's Report on Form 10-QSB for
                        the quarter ended September 30, 1996)

          10.9       -- Employment agreement for Todd M.
                        Binet (Incorporated herein by
                        reference to Exhibit 10.29 to the
                        Company's Report on Form 10-KSB for
                        the year ended December 31, 1996)

          10.10      -- Form of Promissory Note dated July 1,
                        1997, between Telereunion and Jose
                        Luis Apan Wong, Raul de la Parra
                        Zavala and Alejandro Apan Wong
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Current
                        Report on Form 8-K dated August 5,
                        1997)

          10.11      -- Form of Convertible Promissory Note
                        dated July 1, 1997, between the
                        Company and Telereunion and Jose Luis
                        Apan Wong, Raul de la Parra Zavala
                        and Alejandro Apan Wong (Incorporated
                        herein by reference to Exhibit 10.4
                        to the Company's Current Report on
                        Form 8-K dated August 5, 1997)

          10.12      -- Form of Common Stock Warrant dated
                        July 1, 1997, between the Company and
                        Jose Luis Apan Wong, Raul de la Parra
                        Zavala and Alejandro Apan Wong
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Current
                        Report on Form 8-K dated August 5,
                        1997)

          10.13      -- Stock Purchase Agreement dated July
                        1, 1997, by and among the Company,
                        Telscape USA, Telereunion and Jose
                        Luis Apan Wong, Raul de la Parra
                        Zavala and Alejandro Apan Wong
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Current
                        Report on Form 8-K dated August 5,
                        1997)

          10.14      -- Stock Purchase Agreement dated
                        October 1, 1997, by and among
                        Telscape USA, Inc., Telereunion, Inc.
                        and Jose Martin Pena Nunez, Carlos
                        Joaquin De Lara Y Campos, Jorge Pena
                        Nunez, Martha Teresita Martin Del
                        Campo Gutierrez (Incorporated herein
                        by reference to Exhibit 10.1 to the
                        Company's Current Report on Form 8-K
                        dated October 15, 1997)

          10.15      -- Stock Purchase Agreement dated
                        January 22, 1998, by and among the
                        Company; MSN Communications, Inc.;
                        Stuart Newman; and Michael Newman,
                        together with Form of Promissory Note
                        dated January 23, 1998 in the
                        principal amount of $375,000 payable
                        to Stuart Newman attached as Exhibit
                        B-1 and Form of Promissory Note dated
                        January 23, 1998 in the principal
                        amount of $375,000 payable to Michael
                        Newman attached as Exhibit B-2
                        (Incorporated herein by reference to
                        Exhibit 10.1 to the Company's Current
                        Report on Form 8-K dated February 6,
                        1998)

          10.16      -- Stock Purchase Agreement dated May
                        18, 1998, by and among Telscape
                        International, Inc.; California Microwave,
                        Inc., and California Microwave
                        Services Divisions, Inc. together
                        with a Form of Supply Agreement
                        between California Microwave, Inc.
                        and California Microwave Services
                        Division, Inc. as Exhibit B
                        (Incorporated herein by reference to
                        Exhibit 10.1 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

          10.17      -- Securities Purchase Agreement between
                        Deere Park Capital Management, LLC
                        and Telscape International, Inc.
                        dated as of May 1, 1998; Registration
                        Rights Agreement dated as of May 1,
                        1998 between Telscape International,
                        Inc. and Deere Park Capital
                        Management, LLC; Form of Convertible
                        Debenture for $3,000,000 dated May 1,
                        1998; Form of Stock Purchase Warrant
                        to Purchase 8,952 shares of Common
                        Stock of Telscape International, Inc.
                        dated May 12, 1998, (all filed as
                        Exhibit 4.4 to the Company's Report
                        on Form 10-Q for the quarter ended
                        March 31, 1998 and incorporated
                        herein by reference)

          10.18      -- Form of Convertible Debenture in the
                        principal amount of $1,000,000
                        between Deere Park Capital
                        Management, LLC and Telscape
                        International, Inc. dated as of May
                        28, 1998; and a form of Stock
                        Purchase Warrant to Purchase 2,427
                        shares of Common Stock of Telscape
                        International, Inc. dated May 28,
                        1998 (Incorporated herein by
                        reference to Exhibit 10.3 to the
                        Company's Current Report on Form 8-K
                        dated June 9, 1998)

          10.19      -- Securities Purchase Agreement dated
                        May 29, 1998 by and between Telscape
                        International, Inc. and Gordon
                        Brothers Capital, LLC; together with
                        a Form of Convertible Debenture in
                        the principal amount of $5,000,000
                        payable to Gordon Brothers Capital,
                        LLC attached as Exhibit A; a Form of
                        Stock Purchase Warrant for Gordon
                        Brothers Capital, LLC, for 12,136
                        shares of Common Stock of Telscape
                        International, Inc. attached as
                        Exhibit B; and a Registration Rights
                        Agreement by and between Gordon
                        Brothers Capital, LLC and Telscape
                        International, Inc. attached as
                        Exhibit C (Incorporated herein by
                        reference to Exhibit 10.4 to the
                        Company's Current Report on Form 8-K
                        dated June 9, 1998)

          10.20      -- Equity Purchase Agreement by and
                        between Interlink Communications
                        Holding Co., Inc. and each of
                        Telscape International, Inc., E.
                        Russell Hardy, Stephen Strohman,
                        Monty J. Moore, and Salvador Giblas
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.5 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

          10.21      -- Form of Employment Agreement by and
                        between California Microwave Services
                        Division, Inc. and E. Russell Hardy
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.6 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

          10.22      -- Form of Employment Agreement by and
                        between California Microwave Services
                        Division, Inc. and Stephen Strohman
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.7 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

          10.23      -- Form of Employment Agreement by and
                        between California Microwave Services
                        Division, Inc. and Monty J. Moore
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.8 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

          10.24      -- Form of Consulting Agreement by and
                        between California Microwave Services
                        Division, Inc. and Salvador Giblas
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.9 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

         +10.25      -- Loan Agreement between Telscape USA,
                        Inc. and MSN Communications, Inc. and
                        Southwest Bank of Texas dated May 19,
                        1998

         +10.26      -- Outside Directors Stock Option Plan
                        of the Polish Telephones and
                        Microwave Corporation

         +12.1       -- Statement re computation of ratios

          16.1       -- Letter regarding change in certifying
                        accountant (Hoffman, McBryde & Co.,
                        P.C.) (Incorporated herein by
                        reference to Exhibit 1.1 to the
                        Company's Report on Form 8-KA dated
                        November 6, 1996)

          21.1       -- Subsidiaries of the registrant
                        (Incorporated herein by reference to
                        Exhibit 21.1 to the Company's Annual
                        Report on Form 10-K/A dated May 21,
                        1998)

          23.1       -- Consent of BDO Seidman, LLP

          23.2       -- Consent of Hoffman, McBryde & Co.,
                        P.C.

          23.3       -- Consent of De Las Fuentes, De La Mora
                        y Valdivia, S.C;

         +24.1       -- Power of Attorney

         *25.1       -- Statement of Trustee Eligibility

         *99.1       -- Form of Letter of Transmittal

         *99.2       -- Form of Notice of Guaranteed Delivery

         *99.3       -- Form of Letter to Brokers, Dealers,
                        Commercial Banks, Trust Companies and
                        Other Nominees

         *99.4       -- Form of Letter to Clients

         *99.5       -- Guides for Certification of Taxpayer
                        Identification Number on Form W-9

------------

* To be filed by Amendment

+ Previously filed

     (B). FINANCIAL STATEMENT SCHEDULES. Valuation and Qualifying Accounts. All other schedules are omitted either because they are not applicable or are not material, or the information presented therein is contained in the Financial Statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November 1998.

                                          Telscape International, Inc.

                                          By: /s/ E. SCOTT CRIST
                                                  E. SCOTT CRIST,
                                                  CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  /s/ E. SCOTT CRIST                   Chief Executive Officer (Principal      November 5, 1998
                     E. SCOTT CRIST                      Executive Officer and Director)

                                                                    Director
                     MANUEL LANDA

                          *                                         Director                   November 5, 1998
                     OSCAR GARCIA

                          *                                         Director                   November 5, 1998
                     RICARDO OREA

                          *                                         Director                   November 5, 1998
                  DARREL O. KIRKLAND

                                                                    Director
                   ENRIQUE ORIHUELA

                          *                            Chief Financial Officer, Secretary,     November 5, 1998
                    TODD M. BINET                        Treasurer and Director (Principal
                                                         Financial and Accounting Officer)


* E. Scott Crist by signing his name hereto, signs this document on behalf of each of the persons so indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                  /s/ E. SCOTT CRIST
                      E. SCOTT CRIST
                      ATTORNEY IN FACT

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November 1998.

                                          MSN Communications, Inc.

                                          By: /s/ STUART NEWMAN
                                                  STUART NEWMAN,
                                                  CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   /s/ STUART NEWMAN                   Chief Executive Officer (Principal      November 5, 1998
                     STUART NEWMAN                               Executive Officer)

                  /s/ E. SCOTT CRIST                            Sole Director                  November 5, 1998
                     E. SCOTT CRIST

                   /s/ TODD M. BINET                  Chief Financial Officer and Secretary    November 5, 1998
                     TODD M. BINET                       (Principal Financial and Accounting
                                                                     Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November 1998.

                                          Telscape USA, Inc.

                                          By: /s/ E. SCOTT CRIST
                                                  E. SCOTT CRIST,
                                                  CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  /s/ E. SCOTT CRIST                   Chief Executive Officer (Principal      November 5, 1998
                     E. SCOTT CRIST                        Executive Officer and Director)

                                                                    Director
                     MANUEL LANDA

                   /s/ TODD M. BINET                   Chief Financial Officer, Secretary      November 5, 1998
                     TODD M. BINET                        and Director (Principal Financial
                                                              and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November 1998.

                                          Telereunion, Inc.

                                          By: /s/ MANUEL LANDA
                                                  MANUEL LANDA,
                                                  CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   /s/ MANUEL LANDA                    Chief Executive Officer (Principal      November 5, 1998
                      MANUEL LANDA                         Executive Officer and Director)

                                                                    Director
                     OSCAR GARCIA
                                                                    Director

                     RICARDO OREA

                  /s/ E. SCOTT CRIST                                 Director                  November 5, 1998
                     E. SCOTT CRIST

                   /s/ TODD M. BINET                   Chief Financial Officer, Secretary,     November 5, 1998
                     TODD M. BINET                        Treasurer and Director (Principal
                                                          Financial and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of November 1998.

                                          TSCP International, Inc.

                                          By: /s/ E. SCOTT CRIST
                                                  E. SCOTT CRIST,
                                                  CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  /s/ E. SCOTT CRIST                   Chief Executive Officer (Principal      November 5, 1998
                     E. SCOTT CRIST                              Executive Officer)

                   /s/ TODD M. BINET                   Chief Financial Officer, Secretary,     November 5, 1998
                     TODD M. BINET                           Treasurer and Sole Director
                                                        (Principal Financial and Accounting
                                                                     Officer)

                               INDEX TO EXHIBITS

                                                              SEQUENTIALLY
        EXHIBIT                                                 NUMBERED
         NUMBER                      DESCRIPTION                  PAGES
          *1.1       -- Form of Underwriting Agreement
                        between the Company, BT Alex. Brown
                        Incorporated and Lehman Brothers Inc.
           3.1       -- Articles of Incorporation of the
                        Company, as amended (Incorporated
                        herein by reference to Exhibit 3.1 to
                        the Company's Registration Statement
                        No. 33-80542-D)
           3.2       -- Bylaws of the Company, as amended
                        (Incorporated herein by reference to
                        Exhibit 3.2 to the Company's
                        Registration Statement No.
                        33-80542-D)
           4.1       -- Form of Certificate evidencing Common
                        Stock (Incorporated herein by
                        reference to Exhibit 4.1 to the
                        Company's Registration Statement No.
                        33-80542-D)
           4.2       -- Form of Warrant Agreement between
                        American Stock Transfer & Trust
                        Company and the Company (Incorporated
                        herein by reference to Exhibit 4.2 to
                        the Company's Registration Statement
                        No. 33-80542-D)
           4.3       -- Form of Warrant Certificate
                        evidencing the Warrants (Incorporated
                        herein by reference to Exhibit 4.3 to
                        the Company's Registration Statement
                        No. 33-80542-D)
           4.4       -- Form of Statement of the
                        establishment of the Series B
                        non-voting, nonparticipating
                        Preferred Stock (Incorporated herein
                        by reference to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)
          *4.5       -- Form of Indenture for   % Senior
                        Notes due 2008
          *5.1       -- Form of Opinion regarding legality
          *8.1       -- Opinion re tax matters
          10.1       -- Form of Warrant Agreement
                        (Incorporated herein by reference to
                        Exhibit 10.8 to the Company's
                        Registration Statement No.
                        33-80542-D)
          10.2       -- Warrant Agreement between the Company
                        and S.P. Krishna Murthy (Incorporated
                        herein by reference to Exhibit 10.13
                        to the Company's Report on Form
                        10-KSB for the year ended December
                        31, 1995)
          10.3       -- Form of Series A Common Stock Warrant
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)
          10.4       -- Form of Series B Common Stock Warrant
                        (Incorporated herein by reference to
                        Exhibit 10.5 to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)
          10.5       -- Form of Employment Agreement for
                        Manuel Landa, Ricardo Orea Gudino and
                        Oscar Garcia Mora (Incorporated
                        herein by reference to Exhibit 10.6
                        to the Company's Report on Form
                        10-QSB for the quarter ended March
                        31, 1996)
          10.6       -- Form of Non-Qualified Stock Option
                        Certificate and Agreement, as
                        amended, for Manuel Landa, Ricardo
                        Orea Gudino and Oscar Garcia Mora
                        (Incorporated herein by reference to
                        Exhibit 10.7 to the Company's Report
                        on Form 10-QSB for the quarter ended
                        March 31, 1996)
          10.7       -- Form of Series A Common Stock Warrant
                        dated May 17, 1996 between the
                        Company and Manuel Landa, Ricardo
                        Orea Gudino, Oscar Garcia Mora and
                        Christopher Efird (Incorporated
                        herein by reference to Exhibit 10.1
                        to the Company's Report on Form 8-K
                        dated June 3, 1996)
          10.8       -- Employment Agreement for E. Scott
                        Crist (Incorporated herein by
                        reference to Exhibit 10.1 to the
                        Company's Report on Form 10-QSB for
                        the quarter ended September 30, 1996)
          10.9       -- Employment agreement for Todd M.
                        Binet (Incorporated herein by
                        reference to Exhibit 10.29 to the
                        Company's Report on Form 10-KSB for
                        the year ended December 31, 1996)
          10.10      -- Form of Promissory Note dated July 1,
                        1997, between Telereunion and Jose
                        Luis Apan Wong, Raul de la Parra
                        Zavala and Alejandro Apan Wong
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Current
                        Report on Form 8-K dated August 5,
                        1997)

                                                              SEQUENTIALLY
        EXHIBIT                                                 NUMBERED
         NUMBER                      DESCRIPTION                  PAGES
          10.11      -- Form of Convertible Promissory Note
                        dated July 1, 1997, between the
                        Company and Telereunion and Jose Luis
                        Apan Wong, Raul de la Parra Zavala
                        and Alejandro Apan Wong (Incorporated
                        herein by reference to Exhibit 10.4
                        to the Company's Current Report on
                        Form 8-K dated August 5, 1997)

          10.12      -- Form of Common Stock Warrant dated
                        July 1, 1997, between the Company and
                        Jose Luis Apan Wong, Raul de la Parra
                        Zavala and Alejandro Apan Wong
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Current
                        Report on Form 8-K dated August 5,
                        1997)

          10.13      -- Stock Purchase Agreement dated July
                        1, 1997, by and among the Company,
                        Telscape USA, Telereunion and Jose
                        Luis Apan Wong, Raul de la Parra
                        Zavala and Alejandro Apan Wong
                        (Incorporated herein by reference to
                        Exhibit 10.4 to the Company's Current
                        Report on Form 8-K dated August 5,
                        1997)

          10.14      -- Stock Purchase Agreement dated
                        October 1, 1997, by and among
                        Telscape USA, Inc., Telereunion, Inc.
                        and Jose Martin Pena Nunez, Carlos
                        Joaquin De Lara Y Campos, Jorge Pena
                        Nunez, Martha Teresita Martin Del
                        Campo Gutierrez (Incorporated herein
                        by reference to Exhibit 10.1 to the
                        Company's Current Report on Form 8-K
                        dated October 15, 1997)

          10.15      -- Stock Purchase Agreement dated
                        January 22, 1998, by and among the
                        Company; MSN Communications, Inc.;
                        Stuart Newman; and Michael Newman,
                        together with Form of Promissory Note
                        dated January 23, 1998 in the
                        principal amount of $375,000 payable
                        to Stuart Newman attached as Exhibit
                        B-1 and Form of Promissory Note dated
                        January 23, 1998 in the principal
                        amount of $375,000 payable to Michael
                        Newman attached as Exhibit B-2
                        (Incorporated herein by reference to
                        Exhibit 10.1 to the Company's Current
                        Report on Form 8-K dated February 6,
                        1998)

          10.16      -- Stock Purchase Agreement dated May
                        18, 1998, by and among Telscape
                        International, Inc.; California Microwave,
                        Inc., and California Microwave
                        Services Divisions, Inc. together
                        with a Form of Supply Agreement
                        between California Microwave, Inc.
                        and California Microwave Services
                        Division, Inc. as Exhibit B
                        (Incorporated herein by reference to
                        Exhibit 10.1 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)

          10.17      -- Securities Purchase Agreement between
                        Deere Park Capital Management, LLC
                        and Telscape International, Inc.
                        dated as of May 1, 1998; Registration
                        Rights Agreement dated as of May 1,
                        1998 between Telscape International,
                        Inc. and Deere Park Capital
                        Management, LLC; Form of Convertible
                        Debenture for $3,000,000 dated May 1,
                        1998; Form of Stock Purchase Warrant
                        to Purchase 8,952 shares of Common
                        Stock of Telscape International, Inc.
                        dated May 12, 1998, (all filed as
                        Exhibit 4.4 to the Company's Report
                        on Form 10-Q for the quarter ended
                        March 31, 1998 and incorporated
                        herein by reference)

          10.18      -- A Form of Convertible Debenture in
                        the principal amount of
                        $1,000,000 between Deere Park Capital
                        Management, LLC and Telscape Interna-
                        tional, Inc. dated as of May 28,
                        1998; and a form of Stock Purchase
                        Warrant to Purchase 2,427 shares of
                        Common Stock of Telscape
                        International, Inc. dated May 28,
                        1998 (Incorporated herein by
                        reference to Exhibit 10.3 to the
                        Company's Current Report on Form 8-K
                        dated June 9, 1998)

          10.19      -- Securities Purchase Agreement dated
                        May 29, 1998 by and between Telscape
                        International, Inc. and Gordon
                        Brothers Capital, LLC; together with
                        a Form of Convertible Debenture in
                        the principal amount of $5,000,000
                        payable to Gordon Brothers Capital,
                        LLC attached as Exhibit A; a Form of
                        Stock Purchase Warrant for Gordon
                        Brothers Capital, LLC, for 12,136
                        shares of Common Stock of Telscape
                        International, Inc. attached as
                        Exhibit B; and a Registration Rights
                        Agreement by and between Gordon
                        Brothers Capital, LLC and Telscape
                        International, Inc. attached as
                        Exhibit C (Incorporated herein by
                        reference to Exhibit 10.4 to the
                        Company's Current Report on Form 8-K
                        dated June 9, 1998)

                                                              SEQUENTIALLY
        EXHIBIT                                                 NUMBERED
         NUMBER                      DESCRIPTION                  PAGES
          10.20      -- Equity Purchase Agreement by and
                        between Interlink Communications
                        Holding Co., Inc. and each of
                        Telscape International, Inc., E.
                        Russell Hardy, Stephen Strohman,
                        Monty J. Moore, and Salvador Giblas
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.5 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)
          10.21      -- Form of Employment Agreement by and
                        between California Microwave Services
                        Division, Inc. and E. Russell Hardy
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.6 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)
          10.22      -- Form of Employment Agreement by and
                        between California Microwave Services
                        Division, Inc. and Stephen Strohman
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.7 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)
          10.23      -- Form of Employment Agreement by and
                        between California Microwave Services
                        Division, Inc. and Monty J. Moore
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.8 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)
          10.24      -- Form of Consulting Agreement by and
                        between California Microwave Services
                        Division, Inc. and Salvador Giblas
                        dated as of May 18, 1998
                        (Incorporated herein by reference to
                        Exhibit 10.9 to the Company's Current
                        Report on Form 8-K dated June 9,
                        1998)
         +10.25      -- Loan Agreement between Telscape USA,
                        Inc. and MSN Communications, Inc. and
                        Southwest Bank of Texas dated May 19,
                        1998
         +10.26      -- Outside Directors Stock Option Plan
                        for the Polish Telephones and
                        Microwave Corporation
         +12.1       -- Statement re computation of ratios
          16.1       -- Letter regarding change in certifying
                        accountant (Hoffman, McBryde & Co.,
                        P.C.) (Incorporated herein by
                        reference to Exhibit 1.1 to the
                        Company's Report on Form 8-KA dated
                        November 6, 1996)
          21.1       -- Subsidiaries of the registrant (Incorporated
                        herein by reference to Exhibit 21.1
                        to the Company's Annual Report on
                        Form 10-K/A dated May 21, 1998)
          23.1       -- Consent of BDO Seidman, LLP
          23.2       -- Consent of Hoffman, McBryde & Co.,
                        P.C.
          23.3       -- Consent of De Las Fuentes, De La Mora
                        y Valdivia, S.C.
         +24.1       -- Power of Attorney
         *25.1       -- Statement of Trustee Eligibility
         *99.1       -- Form of Letter of Transmittal
         *99.2       -- Form of Notice of Guaranteed Delivery
         *99.3       -- Form of Letter to Brokers, Dealers,
                        Commercial Banks, Trust Companies and
                        Other Nominees
         *99.4       -- Form of Letter to Clients
         *99.5       -- Guides for Certification of Taxpayer
                        Identification Number on Form W-9

------------
* To be filed by Amendment
+ Previously filed